                                                       REGISTRATION NO. 33-64799


    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9, 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------
                        CONSTELLATION ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

            MARYLAND                            4931                          APPLIED FOR
  (STATE OR OTHER JURISDICTION      (PRIMARY STANDARD INDUSTRIAL         (IRS EMPLOYER ID NO.)
      OF INCORPORATION OR           CLASSIFICATION CODE NUMBER)
         ORGANIZATION)

                        CONSTELLATION ENERGY CORPORATION
                                 P.O. BOX 1475
                         LIBERTY AND LEXINGTON STREETS
                           BALTIMORE, MARYLAND 21203
                                 (410) 234-5685
                                   ATTENTION:
                               CHARLES W. SHIVERY

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              DAVID A. BRUNE, ESQ.
                                 P.O. Box 1475
                         Liberty and Lexington Streets
                           Baltimore, Maryland 21203
                                 (410) 234-5685
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

         STEPHEN R. RUSMISEL, ESQ.                       DOUGLAS W. HAWES, ESQ.
    Winthrop, Stimson, Putnam & Roberts          LeBoeuf, Lamb, Greene & MacRae, L.L.P.
           One Battery Park Plaza                         125 West 55th Street
          New York, New York 10004                      New York, New York 10019
               (212) 858-1000                                (212) 424-8000

                            ------------------------
APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED  SALE OF SECURITIES TO THE PUBLIC:
As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger (the "Merger") of Baltimore Gas and Electric Company ("BGE") and Potomac Electric Power Company ("PEPCO") with and into the Registrant pursuant to the Merger Agreement described in the Joint Proxy Statement/Prospectus contained herein have been satisfied or waived.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CONSTELLATION ENERGY CORPORATION
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

FORM S-4 - ITEM NO. AND CAPTION
--------------------------------------------------------------------------
       A.  Information about the Transaction
                  1.  Forepart of Registration Statement and Outside Front
                       Cover Page of Prospectus...........................  Outside Front Cover Page; Cross Reference Sheet;
                                                                             Joint Proxy Statement/ Prospectus Cover Page
                  2.  Inside Front and Outside Back Cover Pages of
                       Prospectus.........................................  Available Information; Incorporation by
                                                                             Reference; Table of Contents
                  3.  Risk Factors, Ratio of Earnings to Fixed Charges and
                       Other Information..................................  Summary of Joint Proxy Statement/ Prospectus;
                                                                             Selected Historical and Pro Forma Financial Data
                  4.  Terms of the Transaction............................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                             Merger; Regulatory Matters; The Merger
                                                                             Agreement; The Stock Option Agreements;
                                                                             Description of Company Capital Stock; Comparison
                                                                             of Shareholder Rights; Exhibit A; Exhibit D1;
                                                                             Exhibit D2
                  5.  Pro Forma Financial Information.....................  Unaudited Pro Forma Combined Condensed Financial
                                                                             Information; Constellation Energy Corporation
                                                                             Notes to Unaudited Pro Forma Combined Condensed
                                                                             Financial Statements
                  6.  Material Contacts with the Company Being Acquired...  Summary of Joint Proxy Statement/ Prospectus; The
                                                                             Merger; The Merger Agreement; The Stock Option
                                                                             Agreements; Selected Information Concerning BGE
                                                                             and PEPCO
                  7.  Additional Information Required for Reoffering by
                       Persons and Parties Deemed to be Underwriters......                          *
                  8.  Interests of Named Experts and Counsel..............  Legal Matters
                  9.  Disclosure of Commission Position on Indemnification
                       for Securities Act Liabilities.....................                          *
       B.  Information about the Registrant
                 10.  Information with Respect to S-3 Registrants.........                          *
                 11.  Incorporation of Certain Information by Reference...                          *
                 12.  Information with Respect to S-2 or S-3
                       Registrants........................................                          *
                 13.  Incorporation of Certain Information by Reference...                          *

FORM S-4 - ITEM NO. AND CAPTION
--------------------------------------------------------------------------
                 14.  Information with Respect to Registrants Other Than
                       S-3 or S-2 Registrants.............................  Summary of Joint Proxy Statement/ Prospectus; The
                                                                             Merger; Selected Historical and Pro Forma
                                                                             Financial Data; Selected Information Concerning
                                                                             BGE and PEPCO; The Company Following the Merger
       C.  Information about the Company Being
           Acquired
                 15.  Information with Respect to S-3 Companies...........  Incorporation by Reference
                 16.  Information with Respect to S-2 or S-3 Companies....                          *
                 17.  Information with Respect to Companies Other than S-3
                       and S-2 Companies..................................                          *
       D.  Voting and Management Information
                 18.  Information if Proxies, Consents or Authorizations
                       are to be Solicited................................  Incorporation by Reference; Summary of Joint
                                                                             Proxy Statement/Prospectus; Meetings, Voting and
                                                                             Proxies; The Merger; The Merger Agreement;
                                                                             Selected Information Concerning BGE and PEPCO;
                                                                             The Company Following the Merger, Exhibit C1;
                                                                             Exhibit C2; Exhibit C3; Exhibit C4
                 19.  Information if Proxies, Consents or Authorizations
                       are not to be Solicited, or in an Exchange Offer...                          *

------------------------
* Not Applicable

--------------------------------------------------------------------------------


          [LOGO]
                             [LOGO]

        [LOGO]

                                                           Date February 9, 1996


Dear Shareholder:

    A  special meeting of the shareholders of Baltimore Gas and Electric Company
(BGE) will be held on March 29, 1996, beginning at 10:00 a.m. at BGE's corporate headquarters, 39 W. Lexington Street in downtown Baltimore.

    At this meeting you will be asked to approve an agreement and plan of merger allowing BGE and Potomac Electric Power Company (PEPCO) to merge and form a new company, Constellation Energy Corporation. The merger plan is also being submitted to a number of regulatory agencies for their approvals, which are expected to be obtained later this year and in 1997.

    BGE's Board of Directors believes this strategic business combination will bring added value to both companies' shareholders. Both BGE and PEPCO are well-respected, financially sound, low-cost utilities. Our combined service territory, the Baltimore-Washington corridor, is the fourth largest metropolitan area in the nation. We expect to achieve substantial savings over the next decade by eliminating duplicate functions, centralizing our purchasing processes, and reducing corporate expenses. The new company will have an improved generation mix as well as a good balance of industrial, commercial, government, and residential customers. These factors will enable the new company to keep prices lower than either BGE and PEPCO could as a stand-alone company, offering a key advantage in a competitive industry.

    The enclosed Joint Proxy Statement/Prospectus explains the terms of the agreement and plan of merger. It also contains information on the new company's common stock that will be issued in exchange for BGE's and PEPCO's common stock, as well as information on other matters to be discussed at the meeting.

    We've enclosed a proxy card listing the matters that require your vote. PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY FORM PROMPTLY. This will allow your shares to be voted whether or not you attend the meeting. If you plan to attend the meeting, check the box on the proxy card. Please DO NOT SEND IN YOUR STOCK CERTIFICATES with your proxy cards.

                                                        [LOGO]
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

                              [LETTERHEAD]

Dear Shareholder:

    You are cordially invited to attend a special Meeting of Shareholders of Potomac Electric Power Company ("PEPCO") which will be held on March 29, 1996 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. The meeting will start at 10:00 a.m., local time.

    At this important meeting, the holders of PEPCO common and preferred stock will be asked to approve a merger agreement whereby Baltimore Gas and Electric Company and PEPCO will merge with and into Constellation Energy Corporation, a newly formed Maryland and Virginia corporation (the "Company"). Upon the completion of the merger, you will receive 0.997 of a share of Company common stock for each share of PEPCO common stock you own and one share of Company Class B Preferred Stock for each share of PEPCO preferred stock you own. Provisions will be made for common shareholders to obtain round lots if they so desire. The accompanying Joint Proxy Statement/Prospectus discusses the proposed merger in detail. Shareholders are urged to read the Joint Proxy Statement/Prospectus.

    The Board of Directors believes that this strategic business combination will benefit the shareholders because (i) it will create a larger, stronger company well positioned to grow, prosper and take advantage of future strategic opportunities in an increasingly competitive environment, (ii) it will create added shareholder value through increased efficiency and reduced or avoided costs, resulting in a financially stronger company and (iii) the Company will have a more diverse and growing base of industrial, commercial, governmental and residential customers.

    Approval of the Merger Agreement by shareholders of PEPCO and BGE entitled to vote thereon is a condition to the consummation of the Merger. If the Merger Agreement is approved by the shareholders of PEPCO and BGE, the Merger will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is anticipated that this will occur in early 1997.

    For the Merger to be approved, the Merger Agreement must be approved by (i) the holders of two-thirds of the outstanding shares of PEPCO common stock voting as a single class and (ii) the holders of a majority of the PEPCO preferred stock voting as a single class. Your vote is important no matter how many shares you hold.

    Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy and return it promptly. You have the option to revoke it at any time, or to vote your shares personally on request if you attend the meeting.

                                           Sincerely,

                                                       [SIGNATURE]
                                           EDWARD F. MITCHELL
                                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER


February 9, 1996

--------------------------------------------------------------------------------

                            [LOGO]
          [LOGO]

        [LOGO]

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                                                                February 9, 1996


To the Holders of Common Stock,
Preferred Stock and Preference
Stock of Baltimore Gas and Electric
Company ("BGE"):

    A Special Meeting of the Shareholders of BGE (the "Meeting") will be held at the Gas and Electric Building at Charles Center, second floor, Lexington and Liberty Streets, Baltimore, Maryland 21201 on March 29, 1996 at 10:00 a.m., local time, for the purpose of acting on the following matters:


        1. To consider and vote upon a proposal to approve the merger (the "Merger") of BGE and Potomac Electric Power Company, a Virginia and District of Columbia corporation ("PEPCO") with and into Constellation Energy Corporation (formerly named "RH Acquisition Corp."), a Maryland and Virginia corporation (the "Company") as provided for in the Agreement and Plan of Merger among BGE, PEPCO and the Company (the "Merger Agreement") and as described in the accompanying Joint Proxy Statement/Prospectus, and whereby the shares of BGE Common Stock and PEPCO Common Stock will be converted into the right to receive shares of the Company's Common Stock, shares of BGE Preferred Stock and PEPCO Preferred Stock will be converted into the right to receive shares of the Company's Preferred Stock, and shares of BGE Preference Stock will be converted into the right to receive shares of the Company's Preference Stock. Certain series of BGE Preference Stock that are not listed on a national securities exchange are entitled to dissenters' rights (receipt of cash equal to the "fair value" of their shares) under Maryland law if certain procedures are followed as described in the accompanying Joint Proxy Statement/Prospectus.


        2. To consider and vote upon a proposal to approve the Company Long-Term Incentive Plan.

        3. To transact such other business incident to the conduct of the Meeting as may properly be brought before such Meeting.

    The holders of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock at the close of business on February 12, 1996 will be entitled to vote on
Item 1 above. The holders of BGE Common Stock at the close of business on February 12, 1996 also will be entitled to vote on Items 2 and 3 above. Please sign, date and return the accompanying proxy in the enclosed addressed postage-paid envelope.

                                          By order of the Board of Directors

                                          Charles W. Shivery
                                          SECRETARY

                                  [PEPCO LOGO]

                         POTOMAC ELECTRIC POWER COMPANY
                         1900 PENNSYLVANIA AVENUE, N.W.
                             WASHINGTON, D.C. 20068

         NOTICE OF SPECIAL MEETING OF COMMON AND PREFERRED SHAREHOLDERS


                                                                February 9, 1996


    NOTICE IS HEREBY GIVEN that a Special Meeting (the "Meeting") of the Common and Preferred Shareholders of Potomac Electric Power Company ("PEPCO") will be held at 10:00 a.m., local time, on March 29, 1996 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. for the following purposes:

        1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger (the "Merger Agreement") by and among PEPCO, Baltimore Gas and Electric Company, a Maryland corporation ("BGE") and Constellation Energy Corporation, a Maryland and Virginia corporation (the "Company"), which provides for the merger (the "Merger") of PEPCO and BGE with and into the Company, as described in the accompanying Joint Proxy Statement/Prospectus, and whereby the shares of PEPCO Common Stock and BGE Common Stock will be converted into the right to receive shares of the Company's Common Stock, shares of PEPCO Preferred Stock and BGE Preferred Stock will be converted into the right to receive shares of the Company's Preferred Stock, and shares of BGE Preference Stock will be converted into the right to receive shares of the Company's Preference Stock.

        2. To consider and vote upon a proposal to approve the Company Long-Term Incentive Plan.

    The holders of PEPCO Common Stock and PEPCO Preferred Stock at the close of business on February 8, 1996 will be entitled to vote on Item 1 above. The holders of PEPCO Common Stock will also be entitled to vote on Item 2 above. The holders of PEPCO Common Stock and PEPCO Preferred Stock have dissenters' rights under District of Columbia law, and the holders of all series of PEPCO Preferred Stock (except for the $3.37 Series of 1987, the $3.89 Series of 1991 and the $2.44 Convertible Series of 1966) have dissenters' rights under Virginia law.

                                          By order of the Board of Directors,

                                             WILLIAM T. TORGERSON
                                                  SECRETARY

                            ------------------------

                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.

IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             JOINT PROXY STATEMENT
                                       OF
                       BALTIMORE GAS AND ELECTRIC COMPANY
                                      AND
                         POTOMAC ELECTRIC POWER COMPANY

                               ------------------

                                   PROSPECTUS

                        CONSTELLATION ENERGY CORPORATION

               284,127,415 SHARES OF COMMON STOCK, NO PAR VALUE,
           591,849 SHARES OF CLASS A PREFERRED STOCK, $100 PAR VALUE,
        5,376,465 SHARES OF CLASS B PREFERRED STOCK, $50 PAR VALUE, AND
              5,520,000 SHARES OF PREFERENCE STOCK, $100 PAR VALUE
                            ------------------------

              SPECIAL MEETING OF SHAREHOLDERS OF BALTIMORE GAS AND
                 ELECTRIC COMPANY TO BE HELD ON MARCH 29, 1996

              SPECIAL MEETING OF SHAREHOLDERS OF POTOMAC ELECTRIC
                   POWER COMPANY TO BE HELD ON MARCH 29, 1996


    This   Joint  Proxy  Statement/Prospectus  is  first  being  mailed  to  the shareholders of BGE and PEPCO on or about February 12, 1996.


    This Joint Proxy Statement/Prospectus relates to the proposed merger and certain related transactions contemplated by the Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), by and among Baltimore Gas and Electric Company, a Maryland corporation ("BGE"), Potomac Electric Power Company, a District of Columbia and Virginia corporation ("PEPCO"), and Constellation Energy Corporation (formerly named "RH Acquisition Corp."), a Maryland and Virginia corporation (the "Company").

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    The Merger Agreement provides for the merger of BGE and PEPCO with and into the Company (the "Merger"), pursuant to which (i) each outstanding share of Common Stock, no par value, of BGE (the "BGE Common Stock") will be converted into the right to receive one share of Common Stock, no par value, of the Company (the "Company Common Stock"); (ii) each outstanding share of Common Stock, $1 par value, of PEPCO (the "PEPCO Common Stock") will be converted into the right to receive 0.997 of a share of Company Common Stock; (iii) each outstanding share of each series of BGE Preferred Stock, $100 par value (the "BGE Preferred Stock"), will be converted into the right to receive one share of the corresponding series of preferred stock, $100 par value, of the Company (the "Company Class A Preferred Stock"), with equal stated value and dividends and like redemption provisions and other terms and conditions; (iv) each outstanding share of each series of BGE Preference Stock, $100 par value (the "BGE Preference Stock"), will be converted into the right to receive one share of the corresponding series of preference stock, $100 par value, of the Company (the "Company Preference Stock"), with equal stated value and dividends and like redemption and other terms and conditions; and (v) each outstanding share of PEPCO Preferred Stock, $50 par value (the "PEPCO Preferred Stock"), will be converted into the right to receive one share of the corresponding series of preferred stock, $50 par value, of the Company (the "Company Class B Preferred Stock" and, together with the Company Class A Preferred Stock, the "Company Preferred Stock"), with equal stated value and dividends and like redemption provisions and other terms and conditions, except as otherwise described herein regarding current restrictions on PEPCO's issuance of unsecured debt.


     The date of this Joint Proxy Statement/Prospectus is February 9, 1996.

(See "Comparison of Shareholder Rights -- Comparison of BGE, PEPCO and Company Articles and By-laws.") Cash will be issued in lieu of fractional shares. A copy of the Merger Agreement is attached hereto as Exhibit A.

THE HOLDERS OF BGE PREFERENCE STOCK, OF SERIES NOT LISTED ON A NATIONAL SECURITIES EXCHANGE (7.80% 1989 SERIES, 8.25% 1989 SERIES, 8.625% 1990 SERIES, 7.85% 1991 SERIES, 7.125% 1993 SERIES, 6.97% 1993 SERIES, 6.70% 1993 SERIES AND
6.99% 1995 SERIES), ARE ENTITLED TO DISSENT FROM THE TRANSACTION. THE PROCEDURES TO BE FOLLOWED TO EXERCISE DISSENTERS' RIGHTS ARE FULLY EXPLAINED AT PAGES 54 AND 55 OF THIS JOINT PROXY STATEMENT/ PROSPECTUS.

THE HOLDERS OF PEPCO COMMON STOCK AND PEPCO PREFERRED STOCK ARE ENTITLED TO DISSENTERS' RIGHTS UNDER DISTRICT OF COLUMBIA LAW, AND THE HOLDERS OF ALL SERIES OF PEPCO PREFERRED STOCK (EXCEPT FOR THE $3.37 SERIES OF 1987, THE $3.89 SERIES OF 1991 AND THE $2.44 CONVERTIBLE SERIES OF 1966) ARE ENTITLED TO DISSENTERS' RIGHTS UNDER VIRGINIA LAW. THE PROCEDURES TO BE FOLLOWED TO EXERCISE DISSENTERS' RIGHTS ARE MORE FULLY EXPLAINED AT PAGES 55 THROUGH 57 OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

    Based upon the capitalization of BGE and PEPCO on January 17, 1996, (i) holders of BGE Common Stock would have held approximately 55.5% of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date and (ii) holders of PEPCO Common Stock would have held approximately 44.5% of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date.

    This Joint Proxy Statement/Prospectus constitutes a prospectus of the Company filed as part of the Registration Statement (as defined below) filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) up to 284,127,415 shares of Company Common Stock, 5,968,314 shares of Company Preferred Stock and 5,520,000 shares of Company Preference Stock to be issued pursuant to or as contemplated by the Merger Agreement and (ii) up to 39,770 shares of Company Common Stock issuable upon the conversion of the shares of Company Class B Preferred Stock, $2.44 Convertible Series of 1966.

    This Joint Proxy Statement/Prospectus is being furnished to the holders of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock in connection with the solicitation of proxies by the Board of Directors of BGE (the "BGE Board") for use at the special meeting (the "BGE Meeting") to be held at 10 a.m., local time, on March 29, 1996, at the Gas and Electric Building at Charles Center, second floor, Lexington and Liberty Streets, Baltimore, Maryland 21201, and at any adjournment or postponement thereof. The BGE Meeting is being held to consider and vote upon (i) a proposal to approve the Merger among BGE, PEPCO and the Company and (ii) a proposal to approve the Constellation Energy Corporation Long-Term Incentive Plan (the "Company LTIP," a copy of which is attached hereto as Exhibit H). Only the holders of BGE Common Stock shall be entitled to vote on the Company LTIP at the BGE Meeting.


    This Joint Proxy Statement/Prospectus is also being furnished to the holders of PEPCO Common Stock and PEPCO Preferred Stock in connection with the solicitation of proxies by the Board of Directors of PEPCO (the "PEPCO Board") for use at the special meeting of the holders of PEPCO Common Stock and PEPCO Preferred Stock (the "PEPCO Meeting") to be held at 10:00 a.m., local time, on March 29, 1996, at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C., and at any adjournment or postponement thereof. The PEPCO Meeting is being held to consider and vote upon a (i) proposal to approve the Merger Agreement among BGE, PEPCO and the Company and (ii) a proposal to approve the Company LTIP. Only the holders of PEPCO Common Stock shall be entitled to vote on the Company LTIP at the PEPCO Meeting.

    All information herein with respect to BGE has been furnished by BGE. All information herein with respect to PEPCO has been furnished by PEPCO. All information herein with respect to the Company has been furnished by the Company.

    No person is authorized to give any information or to make any representation other than those contained or incorporated by reference in this Joint Proxy Statement/Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this Joint Proxy Statement/Prospectus, or the solicitation of a proxy, in any jurisdiction, to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities pursuant to this Joint Proxy Statement/Prospectus shall, under any circumstances, create an implication that there has been no change in the affairs of BGE or PEPCO or in the information set forth herein since the date of this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus does not cover any resale of the securities to be received by the shareholders of BGE and PEPCO upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with such resale.

                             AVAILABLE INFORMATION

    Each of BGE and PEPCO is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661-2511 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such documents may also be obtained from the Public Reference Room of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, any such material and other information concerning BGE and PEPCO can also be inspected at the New York Stock Exchange (the "NYSE"), 20 Broad Street, New York, New York 10005. Such material and additional information concerning BGE can be inspected at the Chicago Stock Exchange, 440 South
LaSalle, Chicago, Illinois 60605 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which exchanges the BGE Common Stock is listed, and at the Philadelphia Stock Exchange, 1900 Market Street,
Philadelphia, Pennsylvania 19103, on which exchange certain series of BGE Preferred and BGE Preference Stock are listed.

    The Company has filed a registration statement on Form S-4 (together with all amendments, schedules and exhibits thereto, the "Registration Statement") with the SEC under the Securities Act, with respect to the shares of Company Common Stock, Company Preferred Stock and Company Preference Stock issuable in the Merger. This Joint Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. The Registration Statement is available for inspection and copying as set forth above. Statements contained in this Joint Proxy Statement/ Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                           INCORPORATION BY REFERENCE

    THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM, IN THE CASE OF DOCUMENTS RELATING TO BGE, CHARLES
W. SHIVERY, VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, BALTIMORE GAS AND ELECTRIC COMPANY, P.O. BOX 1475, BALTIMORE, MARYLAND 21203, TELEPHONE NUMBER
(410) 783-5920 AND, IN THE CASE OF DOCUMENTS RELATING TO PEPCO, ELLEN SHERIFF ROGERS, ASSOCIATE GENERAL COUNSEL, ASSISTANT SECRETARY AND ASSISTANT TREASURER, POTOMAC ELECTRIC POWER COMPANY, 1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C. 20068, TELEPHONE NUMBER (202) 872-2900. TO ENSURE TIMELY DELIVERY, SUCH REQUESTS SHOULD BE MADE BY MARCH 8, 1996.

    BGE and PEPCO hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this Joint Proxy Statement/Prospectus has been delivered, upon the written or oral request of such person, a copy (without exhibits, except those specifically incorporated by reference) of any and all of the documents referred to below which have been or may be incorporated by reference in this Joint Proxy Statement/Prospectus. Requests for such documents should be directed to the persons indicated above.

    The following documents, previously filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference:

        1. BGE Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-1910).

        2. BGE Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 (File No. 1-1910).

        3. BGE Amendments to Quarterly Reports on Form 10-Q/A for the quarters ended March 31 and June 30, 1995 (File No. 1-1910).

        4. BGE Current Reports on Form 8-K filed September 27, 1995 and February 6, 1996 (File No. 1-1910).

        5. PEPCO Annual Report on Form 10-K for the year ended December 31, 1994 (File No. 1-1072).

        6. PEPCO Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1995 (File No. 1-1072).

        7. PEPCO Current Reports on Form 8-K dated January 27, May 19, September 26, 1995 and February 6, 1996 (File No. 1-1072).

    The information relating to BGE and PEPCO contained in this Joint Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference herein.

    All documents filed by BGE and PEPCO pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the BGE Meeting on March 29, 1996, and any adjournment thereof, or the PEPCO Meeting on March 29, 1996, and any adjournment thereof, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/ Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

                               TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
 AVAILABLE INFORMATION.....................................................   iii
 INCORPORATION BY REFERENCE................................................    iv
 TABLE OF CONTENTS.........................................................    vi
 INDEX OF DEFINED TERMS....................................................    ix
 SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS...............................     1
   The Parties.............................................................     1
   The Meetings............................................................     2
   Required Vote...........................................................     2
   The Merger..............................................................     3
   Exchange of Stock Certificates; Treatment of Fractional Shares..........     4
   Dissenters' Rights......................................................     4
   Company LTIP............................................................     4
   Stock Option Agreements.................................................     5
   Background..............................................................     6
   Reasons for the Merger..................................................     6
   Recommendations of the Boards of Directors..............................     7
   Opinions of Financial Advisors..........................................     7
   Interests of Certain Persons in the Merger..............................     7
     Directorships.........................................................     7
     Employment Agreements for Management of the Company...................     8
     BGE Severance Agreements and Employee Plans...........................     8
     PEPCO Severance Agreements and Employee Plans.........................     8
     PEPCO Employment Agreements...........................................     9
     Indemnification.......................................................     9
   Conditions to the Merger................................................    10
   Rights to Terminate, Amend or Waive Conditions..........................    10
   Certain Federal Income Tax Consequences of the Merger...................    10
   Operations After the Merger.............................................    11
   Regulatory Matters......................................................    11
   Accounting Treatment....................................................    11
   Company Articles........................................................    11
   Dividends...............................................................    12
     BGE and PEPCO Dividends...............................................    12
     Company Dividends.....................................................    12
 CONSENT OF INDEPENDENT ACCOUNTANTS........................................    13
 CURRENT EVENTS............................................................    14
 SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA..........................    14
   Selected Historical Financial Data......................................    14
   Selected Unaudited Pro Forma Financial Data.............................    17
 COMPARATIVE MARKET PRICES AND DIVIDENDS...................................    20
 MEETINGS, VOTING AND PROXIES..............................................    21
   BGE Meeting.............................................................    21
   PEPCO Meeting...........................................................    22
 THE MERGER................................................................    25
   Background of the Merger................................................    25
   Reasons for the Merger..................................................    32
   Recommendations of the BGE Board of Directors...........................    34
   Recommendations of the PEPCO Board of Directors.........................    35
   Opinions of Financial Advisors..........................................    36
   Interests of Certain Persons in the Merger..............................    47

   Company Employment Agreements...........................................    48
   BGE Severance Agreements and Employee Plans.............................    49
   PEPCO Severance Agreements and Employee Plans...........................    50
   PEPCO Employment Agreements.............................................    51
   Dividend Reinvestment Plans.............................................    53
   Certain Federal Income Tax Consequences of the Merger...................    53
   Accounting Treatment....................................................    54
   Stock Exchange Listing of Company Capital Stock.........................    54
   Federal Securities Law Consequences.....................................    54
   Dissenters' Rights......................................................    55
   Company Long-Term Incentive Plan........................................    58
   Actions with Respect to Existing Plans..................................    58
 REGULATORY MATTERS........................................................    59
   State Approvals and Related Matters.....................................    59
   Public Utility Holding Company Act of 1935..............................    59
   Federal Power Act.......................................................    59
   Antitrust Considerations................................................    60
   Atomic Energy Act.......................................................    60
 THE MERGER AGREEMENT......................................................    61
   The Merger..............................................................    61
   Representations and Warranties..........................................    63
   Certain Covenants.......................................................    64
   No Solicitation of Transactions.........................................    66
   Company Board of Directors..............................................    66
   Management of the Company...............................................    67
   Corporate Offices.......................................................    67
   Indemnification.........................................................    67
   Conditions to the Merger................................................    67
   Termination; Termination Fees and Expenses..............................    68
   Expenses................................................................    69
   Amendment and Waiver....................................................    69
 THE STOCK OPTION AGREEMENTS...............................................    69
   General.................................................................    69
     Repurchases...........................................................    70
     Purchase with Option Holder's Shares; Call............................    70
     Voting................................................................    71
     Restrictions on Transfer..............................................    71
 DESCRIPTION OF COMPANY CAPITAL STOCK......................................    71
   Company Common Stock....................................................    71
   Company Preferred Stock.................................................    72
   Company Preference Stock................................................    75
 COMPARISON OF SHAREHOLDER RIGHTS..........................................    76
   Comparison of BGE, PEPCO and Company Articles and By-laws...............    77
   Comparison of District of Columbia, Maryland and Virginia Law...........    81
 APPROVAL OF THE COMPANY LONG-TERM INCENTIVE PLAN..........................    86
 UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION..............    91
 CONSTELLATION ENERGY CORPORATION NOTES TO UNAUDITED PRO FORMA COMBINED
  CONDENSED FINANCIAL STATEMENTS...........................................   102
 SELECTED INFORMATION CONCERNING BGE AND PEPCO.............................   103
   Business of BGE.........................................................   103
   Business of PEPCO.......................................................   103
   Prior Relationships Between BGE and PEPCO...............................   104
 THE COMPANY FOLLOWING THE MERGER..........................................   104

   Management of the Company...............................................   104
   Current Directors and Executive Officers of the Company.................   105
   Persons Who Will Become Directors and Executive Officers of The Company
    After the Effective Time...............................................   105
   Operations of the Company...............................................   106
 EXPERTS...................................................................   107
 LEGAL MATTERS.............................................................   108

 Exhibit A   Agreement and Plan of Merger
 Exhibit B1  BGE Stock Option Agreement
 Exhibit B2  PEPCO Stock Option Agreement
 Exhibit C1  Employment Agreement of Edward F. Mitchell
 Exhibit C2  Employment Agreement of Christian H. Poindexter
 Exhibit C3  Employment Agreement of Edward A. Crooke
 Exhibit C4  Employment Agreement of John M. Derrick, Jr.
 Exhibit D1  Opinion of Goldman, Sachs & Co.
 Exhibit D2  Opinion of Barr Devlin & Co. Incorporated
 Exhibit E   Form of Amended and Restated Articles of Incorporation of
              Constellation Energy Corporation
 Exhibit F   Form of By-laws of Constellation Energy Corporation
 Exhibit G1  Sections 3-202 to 3-213 of the Maryland General Corporation Law
 Exhibit G2  Sections 13.1-729 to 13.1-741 of the Virginia Stock Corporation Act
 Exhibit G3  Section 29-373 of the District of Columbia Business Corporation Act
 Exhibit H   Constellation Energy Corporation Long-Term Incentive Plan

                             INDEX OF DEFINED TERMS

                                                                             PAGE
                                                                             ----
 Adjusted Forecast.........................................................    44
 Aircraft Appraisals.......................................................    36
 Announcement Date.........................................................    57
 Antitrust Division........................................................    60
 Articles of Merger........................................................     4
 Atomic Energy Act.........................................................    11
 Barr Devlin...............................................................     7
 BGE.......................................................................     i
 BGE Articles..............................................................     2
 BGE Board.................................................................    ii
 BGE By-laws...............................................................    76
 BGE Common Stock..........................................................     i
 BGE Comparable Companies..................................................    44
 BGE Conversion Ratio......................................................     3
 BGE DRP...................................................................    22
 BGE Executive Benefit Plan................................................    49
 BGE LTIP..................................................................     4
 BGE Material Adverse Effect...............................................    10
 BGE Meeting...............................................................    ii
 BGE Option................................................................     5
 BGE Preference Stock......................................................     i
 BGE Preferred Stock.......................................................     i
 BGE Pre-1995 LTIP.........................................................    58
 BGE Record Date...........................................................     2
 BGE Severance Agreements..................................................     8
 BGE Shareholders' Approval................................................     2
 BGE Shares................................................................     2
 Business Combination......................................................     5
 Calvert Cliffs ...........................................................     1
 Capitalization Ratio......................................................    71
 Certificates..............................................................    63
 Change in Control.........................................................    88
 CHI.......................................................................    30
 Closing Date..............................................................     4
 Code......................................................................    10
 Committee.................................................................    86
 Common Stock Dividend.....................................................    71
 Company...................................................................     i
 Company Articles..........................................................    11
 Company Board.............................................................     4
 Company By-laws...........................................................    76
 Company Class A Preferred Stock...........................................     i
 Company Class B Preferred Stock...........................................     i
 Company Common Stock......................................................     i
 Company Employment Agreements.............................................     8
 Company LTIP..............................................................    ii
 Company Preference Stock..................................................     i
 Company Preferred Stock...................................................     i
 Company Restricted Stock..................................................    87

                                                                             PAGE
                                                                             ----
 Company Shares............................................................     4
 Comparable Companies......................................................    44
 Comparable Transactions...................................................    43
 Constituent Certificates..................................................     4
 Converted Shares..........................................................    63
 D.C. Commission...........................................................    11
 DCBCA.....................................................................     3
 DCF.......................................................................    44
 Deloitte & Touche.........................................................    27
 Director..................................................................  II-1
 EBIT......................................................................    43
 EBITDA....................................................................    43
 Effective Time............................................................     4
 Engagement Letter.........................................................    40
 Excess Shares.............................................................    63
 Exchange Act..............................................................   iii
 Exchange Agent............................................................     4
 Expiration Date...........................................................    71
 Fair Market Value.........................................................     5
 FERC......................................................................    11
 Fiscal 1995...............................................................    44
 FTC.......................................................................    60
 GAAP......................................................................    37
 Georgeson.................................................................    22
 Goldman Sachs.............................................................     7
 HGP.......................................................................    27
 HPS.......................................................................    27
 HSR Act...................................................................    11
 HVAC......................................................................   103
 IBES......................................................................    37
 Indemnified Liabilities...................................................     9
 ISOs......................................................................    58
 LeBoeuf, Lamb.............................................................    26
 LTM Period................................................................    45
 Market/Offer Price........................................................     5
 Maryland Commission.......................................................    11
 Merger....................................................................     i
 Merger Agreement..........................................................     i
 MES.......................................................................   103
 MGCL......................................................................     2
 Notice....................................................................    57
 Notice Date...............................................................     5
 1935 Act..................................................................    25
 1992 Act..................................................................    25
 Nonqualified Options......................................................    87
 NRC.......................................................................     1
 NYSE......................................................................   iii
 Offer Price...............................................................     5
 Option Shares.............................................................    71

                                                                             PAGE
                                                                             ----
 Options...................................................................     5
 PCI.......................................................................     1
 Pennsylvania Commission...................................................    11
 PEPCO.....................................................................     i
 PEPCO Articles............................................................     3
 PEPCO Board...............................................................    ii
 PEPCO By-laws.............................................................    77
 PEPCO Common Stock........................................................     i
 PEPCO Comparable Companies................................................    44
 PEPCO Conversion Ratio....................................................     3
 PEPCO Directors Stock Plan................................................    58
 PEPCO Director and Executive Deferred Compensation Plan...................    51
 PEPCO DRP.................................................................    24
 PEPCO Employment Agreements...............................................     9
 PEPCO Executive Incentive Compensation Plan...............................    53
 PEPCO Executive Performance Supplemental Retirement Plan..................    51
 PEPCO Executive Split Dollar Insurance Plan...............................    51
 PEPCO General Retirement Plan.............................................    53
 PEPCO LTIP................................................................     4
 PEPCO Material Adverse Effect.............................................    10
 PEPCO Meeting.............................................................    ii
 PEPCO Option..............................................................     5
 PEPCO Preferred Stock.....................................................     i
 PEPCO Record Date.........................................................     2
 PEPCO Restricted Stock....................................................    58
 PEPCO Savings Plan for Bargaining Unit Employees..........................    64
 PEPCO Savings Plan for Exempt Employees...................................    64
                                                                             PAGE
                                                                             ----
 PEPCO Savings Plan for Non-Bargaining Unit, Non-Exempt Employees..........    64
 PEPCO Severance Agreements................................................     8
 PEPCO Shareholder Dividend Reinvestment Plan..............................    64
 PEPCO Shareholders' Approval..............................................     3
 PEPCO Stock Compensation Plan for the Board of Directors..................    64
 PEPCO Supplemental Benefit Plan...........................................    52
 PEPCO Supplemental Executive Retirement Plan..............................    52
 PJM.......................................................................    26
 Power Act.................................................................    11
 Proceeding................................................................  II-1
 Projection Period.........................................................    44
 Regional Comparable Companies.............................................    44
 Registration Statement....................................................   iii
 Rule 16b-3................................................................    86
 SARs......................................................................    58
 SEC.......................................................................    ii
 Securities Act............................................................    ii
 Selected Transactions.....................................................    39
 Selected Utility Companies................................................    38
 Stock Option Agreements...................................................     5
 Synergies.................................................................    36
 Takeover Proposal.........................................................    66
 Target Party..............................................................     5
 Task Force................................................................    65
 Trigger Event.............................................................    70
 Virginia Commission.......................................................    11
 VSCA......................................................................     3
 WSPR......................................................................    27

                  SUMMARY OF JOINT PROXY STATEMENT/PROSPECTUS

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS AND CONDITIONS OF THE MERGER AND RELATED INFORMATION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE EXHIBITS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. SHAREHOLDERS ARE URGED TO READ THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE EXHIBITS IN THEIR ENTIRETY.

THE PARTIES

    COMPANY. The Company is a Maryland and Virginia corporation organized in 1995 for the purpose of consummating the Merger. BGE and PEPCO each owns 50% of the capital stock of the Company, and no other person or entity, including Company officers and directors and persons who will become Company officers and directors after the Effective Time, owns capital stock of the Company. At the Effective Time, BGE and PEPCO will be merged with and into the Company, the separate corporate existences of BGE and PEPCO will cease and the Company will be the surviving corporation. The Company will succeed to the businesses of BGE and PEPCO. The temporary principal executive offices of the Company are located at One Battery Park Plaza, New York, New York, 10004, telephone number (212) 858-1000. As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company will be located in the Annapolis, Maryland area.

    BGE. BGE is a Maryland corporation, primarily engaged in the business of producing, purchasing and selling electricity, and purchasing, transporting and selling natural gas within the State of Maryland. BGE primarily furnishes electric and gas retail services in the City of Baltimore and in all or part of 10 counties in central Maryland. This electric service territory includes an area of approximately 2,300 square miles with an estimated population of 2,625,000. The gas retail territory includes an area of approximately 627 square miles with an estimated population of 1,980,000. BGE is also qualified to do business in the District of Columbia and in the Commonwealth of Pennsylvania, where it is participating in the ownership and operation of two electric generating plants. BGE's principal electric generating facilities are its two nuclear units at the Calvert Cliffs Nuclear Power Plant ("Calvert Cliffs"). BGE owns both units and also holds their respective Nuclear Regulatory Commission ("NRC") operating licenses. BGE also owns two-thirds of the outstanding capital stock, including one-half of the voting securities, of Safe Harbor Water Power Corporation, a hydroelectric producer on the Susquehanna River at Safe Harbor, Pennsylvania. BGE is also engaged in diversified businesses primarily through three wholly owned subsidiaries: Constellation Holdings, Inc. and its subsidiaries; BGE Home Products & Services, Inc. and its subsidiary Maryland Environmental Systems, Inc.; and BGE Energy Projects & Services, Inc. The principal executive offices of BGE are located at 39 W. Lexington Street, Baltimore, Maryland 21201, telephone number (410) 783-5920. See "Selected Information Concerning BGE and PEPCO -- Business of BGE."

    PEPCO. PEPCO is a District of Columbia and Virginia corporation, engaged in the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area, including the District of Columbia and major portions of Montgomery and Prince George's Counties in Maryland. This retail service territory covers approximately 640 square miles and has a population of approximately 1.9 million. PEPCO also supplies, at wholesale, electric energy to the Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's Counties in southern Maryland. Potomac Capital Investment Corporation ("PCI"), a wholly owned, nonutility subsidiary of PEPCO, has assets consisting of a portfolio of securities and equipment leases and to a lesser extent real estate and other investments. The executive offices of PEPCO are located at 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, telephone number (202) 872-2000. See "Selected Information Concerning BGE and PEPCO -- Business of PEPCO."

THE MEETINGS

    BGE.   At the  BGE Meeting, the  holders of BGE  Common Stock, BGE Preferred
Stock and BGE Preference Stock will be asked to consider and vote upon a proposal to approve the Merger and the holders of BGE Common Stock will also be asked to consider and vote upon a proposal to approve the Company LTIP, approval of which has been recommended by the BGE Board and the Company Board. See "Meetings, Voting and Proxies -- BGE Meeting." Pursuant to the Merger Agreement, consummation of the Merger is conditioned upon, among other things, approval by the shareholders of BGE of the Merger.

    The BGE Meeting is scheduled to be held at 10:00 a.m., local time, on March 29, 1996 at the Gas and Electric Building at Charles Center, second floor, Lexington and Liberty Streets, Baltimore, Maryland 21201. The BGE Board has fixed the close of business on February 12, 1996, as the record date (the "BGE Record Date") for the determination of holders of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock entitled to notice of and to vote at the BGE Meeting.

    THE BGE BOARD, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE AND ARE FAIR TO BGE'S SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF BGE VOTE FOR APPROVAL OF THE MERGER.

    PEPCO. At the PEPCO Meeting, the holders of PEPCO Common Stock and PEPCO Preferred Stock will be asked to consider and vote upon a proposal to approve the Merger Agreement and the holders of PEPCO Common Stock will also be asked to consider and vote upon a proposal to approve the Company LTIP, approval of which has been recommended by the PEPCO Board and the Company Board. See "Meetings, Voting and Proxies -- PEPCO Meeting." Pursuant to the Merger Agreement, consummation of the Merger is conditioned upon, among other things, approval by the shareholders of PEPCO of the Merger Agreement.

    The PEPCO Meeting is scheduled to be held at 10:00 a.m., local time, on March 29, 1996 at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. The PEPCO Board has fixed the close of business on February 8, 1996, as the record date (the "PEPCO Record Date") for the determination of holders of PEPCO Common Stock and PEPCO Preferred Stock entitled to notice of and to vote at the PEPCO Meeting.

    THE PEPCO BOARD, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE AND ARE FAIR TO PEPCO'S SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF PEPCO VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

REQUIRED VOTE

    BGE. Under Article 6 of the BGE Articles of Incorporation (the "BGE Articles") and Sections 3-105(d) and 2-506(b) of the Maryland General Corporation Law ("MGCL"), the affirmative vote of the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) BGE
Common Stock, voting as a single class, (ii) BGE Preferred Stock, voting as a single class, (iii) BGE Preference Stock, voting as a single class (collectively the BGE Common Stock, BGE Preferred Stock and BGE Preference Stock are the "BGE Shares") and (iv) the BGE Shares, voting together as a single class (collectively, "BGE Shareholders' Approval"), is required for approval of the Merger and the transactions contemplated thereby. The holders of BGE Preferred Stock will have 24 votes for each share of BGE Preferred Stock. The holders of BGE Common Stock and BGE Preference Stock have one vote per share.

    The affirmative vote by a majority of the outstanding shares of BGE Common Stock represented in person or by proxy and entitled to vote at the BGE Meeting is required to approve the Company LTIP.


    On the BGE Record Date, there were (i) 147,527,114 shares of BGE Common Stock, (ii) 591,849 shares of BGE Preferred Stock (consisting of Series B 4 1/2%, Series C 4% and Series D 5.40%), and

(iii) 4,780,000 shares of BGE Preference Stock (consisting of 7.50% 1986 Series, 6.75% 1987 Series, 7.80% 1989 Series, 8.25% 1989 Series, 8.625% 1990 Series,
7.85%  1991 Series,  7.78% 1973 Series,  7.125% 1993 Series,  6.97% 1993 Series,
6.70% 1993 Series and 6.99% 1995 Series), outstanding and entitled to vote. As of the BGE Record Date, directors, executive officers and affiliates of BGE owned less than 1% (0.34%) of the issued and outstanding shares of BGE capital stock. See "Meeting, Voting and Proxies -- BGE Meeting."

    PEPCO. Under Article V of the PEPCO Articles of Incorporation (the "PEPCO Articles") and under Section 29-367 of the District of Columbia Business Corporation Act (the "DCBCA") and Section 13.1-718 of the Virginia Stock Corporation Act (the "VSCA") the affirmative vote of the holders of two-thirds of the outstanding shares of PEPCO Common Stock and the affirmative vote of the holders of a majority of the outstanding shares of PEPCO Preferred Stock, each voting separately as a class (together, the "PEPCO Shareholders' Approval"), is required for approval of the Merger Agreement and the transactions contemplated thereby.

    The affirmative vote by a majority of the outstanding shares of PEPCO Common Stock present in person or represented by proxy and entitled to vote at the PEPCO Meeting is required to approve the Company LTIP.


    On the PEPCO Record Date, there were (i) 118,495,201 shares of PEPCO Common Stock outstanding and entitled to vote and (ii) 5,376,095 shares of PEPCO Preferred Stock (consisting of $2.44 Series of 1957, $2.46 Series of 1958, $2.28 Series of 1965, $2.44 Convertible Series of 1966, $3.82 Series of 1969, $3.37 Series of 1987, $3.89 Series of 1991, $3.40 Series of 1992 and Auction Series
A), outstanding and entitled to vote. No shares of PEPCO Preference Stock were outstanding. As of the PEPCO Record Date, directors, executive officers and affiliates of PEPCO owned less than 1% (.29%) of the issued and outstanding shares of PEPCO capital stock. See "Meetings, Voting and Proxies -- PEPCO Meeting."


THE MERGER

    The Merger Agreement provides that: (i) each outstanding share of BGE Common Stock will be converted into the right to receive one share of Company Common Stock (the "BGE Conversion Ratio"); (ii) each outstanding share of PEPCO Common Stock will be converted into the right to receive 0.997 of a share of Company Common Stock (the "PEPCO Conversion Ratio"); (iii) each outstanding share of each series of BGE Preferred Stock will be converted into the right to receive one share of the corresponding series of Company Class A Preferred Stock, with equal stated value and dividends and like redemption provisions and other terms and conditions; (iv) each outstanding share of each series of BGE Preference Stock will be converted into the right to receive one share of the corresponding series of Company Preference Stock, with equal stated value and dividends and like redemption and other terms and conditions; and (v) each outstanding share of PEPCO Preferred Stock will be converted into the right to receive one share of the corresponding series of Company Class B Preferred Stock with equal stated value and dividends and like redemption provisions and other terms and conditions, except as otherwise described herein regarding current restrictions on PEPCO's issuance of unsecured debt (see "Comparison of Shareholder Rights -- Comparison of BGE, PEPCO and Company Articles and By-laws"). However, any (i) shares of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock owned by BGE or any subsidiary of BGE or by PEPCO or any subsidiary of PEPCO; (ii) shares of PEPCO Common Stock and PEPCO Preferred Stock owned by PEPCO or any subsidiary of PEPCO or by BGE or any subsidiary of BGE and (iii) shares of Company Common Stock issued and outstanding immediately prior to the Merger, will be canceled. Cash will be issued in lieu of fractional shares. See "The Merger Agreement -- The Merger."

    If the Merger Agreement is approved by the shareholders of BGE and PEPCO, the Merger will be consummated only after certain regulatory approvals are received and other conditions are satisfied or waived. It is anticipated that this will occur before the end of the first quarter of 1997.

    Pursuant to the Merger Agreement, on the date of the closing of the Merger (the "Closing Date"), articles of merger (the "Articles of Merger") complying with the requirements of the DCBCA, MGCL and VSCA will be executed by BGE, PEPCO and the Company and will be filed with the Office of the Mayor of the District of Columbia, the Department of Assessments and Taxation of the State of Maryland and the State Corporation Commission of the Commonwealth of Virginia. The Merger will become effective at such time as such Articles of Merger have been so filed (the "Effective Time"). See "The Merger Agreement -- The Merger."

EXCHANGE OF STOCK CERTIFICATES; TREATMENT OF FRACTIONAL SHARES

    As soon as possible after the Effective Time, a bank, trust company or other agent selected by BGE and PEPCO (the "Exchange Agent") will mail transmittal instructions to each holder of record of shares of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock advising such holder of the procedure for surrendering certificates (collectively, "Constituent Certificates") representing such shares in exchange for certificates representing shares of Company Common Stock, Company Preferred Stock or Company Preference Stock, as the case may be (collectively, "Company Shares"). Holders of Constituent Certificates will not be entitled to receive any payment of dividends or other distributions on or payment for any fractional share with respect to shares represented by their Constituent Certificates until such certificates have been surrendered for certificates representing Company Shares. See "The Merger Agreement -- The Merger."

    Cash will be issued in lieu of fractional shares. See "The Merger -- Consummation of the Merger."

PLEASE DO NOT SEND IN BGE OR PEPCO STOCK CERTIFICATES UNTIL INSTRUCTIONS ARE SENT TO YOU BY AN EXCHANGE AGENT.

DISSENTERS' RIGHTS

    Under Section 3-202 of the MGCL, holders of record of certain series of BGE Preferred Stock and BGE Preference Stock (those series not listed on a national securities exchange) as of the BGE Record Date have the right to dissent from consummation of the Merger and, upon compliance with the procedural requirements of the MGCL, to receive the "fair value" (as defined in the MGCL) of their shares if the Merger is effected. Any such holders electing to exercise their right to dissent must deliver to BGE before the vote is taken a written demand for payment of the "fair value" of such holder's shares if the Merger is effected, and not vote to approve the Merger. See "The Merger -- Dissenters' Rights" and "Comparison of Shareholder Rights" and Exhibits G1, G2 and G3.

    Under Section 29-373 of the DCBCA, the holders of record of PEPCO Common Stock and PEPCO Preferred Stock and, under Section 13.1-730 of the VSCA, certain record and beneficial holders of PEPCO Preferred Stock at the close of business on the PEPCO Record Date have the right to dissent, and, upon compliance with the procedural requirements of the DCBCA or VSCA, as applicable, to receive the "fair value" (as defined in the DCBCA or VSCA) of their shares if the Merger is effected. Any such holders electing to exercise their rights to dissent must deliver to PEPCO before the vote is taken a written notice of objection to the Merger and of their intent to demand payment of the "fair value" of their shares if the Merger is consummated, and must not vote to approve the Merger Agreement. See "The Merger -- Dissenters' Rights" and Exhibits G1, G2 and G3.

COMPANY LTIP

    Subsequent to the execution of the Merger Agreement, BGE and PEPCO, as the shareholders of the Company, determined that it would be in the best interests of the Company for the Company to adopt the Company LTIP. The Board of Directors of the Company (the "Company Board") approved the Company LTIP as of September 22, 1995, which by its terms is subject to the approval of the shareholders of BGE and PEPCO. The Company LTIP, which will replace the BGE 1995 Long-Term Incentive Plan (the "BGE LTIP") and the PEPCO Long-Term Incentive Plan (the "PEPCO LTIP"), is a comprehensive stock compensation plan providing for the grant of restricted stock, stock options, stock appreciation rights, performance units and dividend equivalents. Approval of the Company LTIP has been recommended by the BGE Board, the PEPCO Board and the Company Board. For a description of the Company LTIP, see "The Merger -- Company Long-Term Incentive Plan" and "Approval of the Company Long-Term Incentive Plan."

STOCK OPTION AGREEMENTS

    Concurrently with entering into the Merger Agreement, BGE and PEPCO entered into reciprocal stock option agreements (together, the "Stock Option Agreements"), pursuant to which (i) PEPCO granted BGE an irrevocable option (the "PEPCO Option") to purchase, under circumstances that could entitle BGE to a termination payment under certain provisions of the Merger Agreement (see "The Merger Agreement -- Termination; Termination Fees and Expenses"), up to 23,579,900 shares of PEPCO Common Stock (subject to adjustment for changes in capitalization) representing 19.9% of the number of shares of PEPCO Common Stock outstanding on August 31, 1995, at an exercise price of $21.225 per share, which is equal to the Fair Market Value (as defined below) of a share of PEPCO Common Stock as of September 22, 1995, the date as of which the Stock Option Agreements were executed, and (ii) BGE granted PEPCO an irrevocable option (the "BGE Option" and, together with the PEPCO Option, the "Options") to purchase, under circumstances that could entitle PEPCO to a termination payment under certain provisions of the Merger Agreement, up to 29,357,896 shares of BGE Common Stock (subject to adjustment for changes in capitalization) representing 19.9% of the number of shares of BGE Common Stock outstanding on August 31, 1995, at an exercise price of $25.925 per share, which is equal to the Fair Market Value of a share of BGE Common Stock as of September 22, 1995. The exercise of each Stock Option is subject to certain conditions described in the applicable Stock Option Agreement.

    After the option granted thereunder becomes exercisable, each Stock Option Agreement entitles the holder of the Option granted thereunder to require the issuer thereof to repurchase from the holder all or any portion of the Option (or, if the Option is exercised, to repurchase from the holder all or any portion of the acquired shares) at a price equal to (i) the difference between
(a) the Market/ Offer Price for shares of such issuer's common stock as of the date (the "Notice Date") such holder gives notice of its intent to exercise its rights to have such Option repurchased and (b) the exercise price for the Option, multiplied by (ii) the number of shares of such common stock purchasable pursuant to such Option (or portion thereof with respect to which such holder is exercising such rights). The amount that the issuer of an Option will pay to the holder thereof to repurchase shares issued upon exercises of such Option is (i) the exercise price paid by such holder for such shares plus the difference between the Market/Offer Price and the exercise price paid by such holder for such shares, multiplied by (ii) the number of such shares to be repurchased. "Market/Offer Price" is defined as the higher of (x) the price per share offered as of the Notice Date pursuant to any tender or exchange offer or other offer with respect to a business combination involving the issuer of such Option as the target party that was made prior to such date and (y) the Fair Market Value of such issuer's common stock as of such date. "Offer Price" is defined as the highest price per share offered pursuant to a tender or exchange offer or other written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "Business Combination") offer involving the issuer of such Option as the subject of the tender or exchange offer or proposal with respect to a Business Combination ("Target Party") during the period in which such Option is exercisable. The "Fair Market Value" of any share is calculated as the average of the daily closing sales price for that share on the NYSE during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date Fair Market Value is to be determined. In the event that the repurchase price discussed above would require shareholder approval for the party making the repurchase, the party to receive such repurchase payment may reduce the repurchase price to an amount which would not require shareholder approval.

    Each Stock Option Agreement entitles the holder of the Option granted thereunder to purchase shares covered by the Option with shares of the Option holder's own common stock and, thereafter, at any time or from time to time prior to March 31, 1997 (extendible under certain circumstances to

March 31, 1998), to require the grantor of the Option to sell its shares of common stock back to it. The value attributed to shares of an Option holder's common stock used to purchase shares upon exercise of such Option is the Fair Market Value of such shares as of the date immediately preceding the date on which notice of such exercise is delivered to the issuer of the Option. The price at which the issuer of an Option may be required to sell back to the holder of such Option shares of such holder's stock used to purchase shares on exercise of the Option is the value attributed to such shares for such purchase plus interest at the rate of 8.75% per annum (from the date of the delivery of such shares through the date of such repurchase) less any dividends paid or declared and payable thereon. Notwithstanding the foregoing, the amount payable by BGE and its affiliates pursuant to the provisions described above, when added to the amount payable thereby upon a repurchase of the BGE Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate, and the amount payable by PEPCO and its affiliates pursuant to the provisions described above, when added to the amount payable thereby upon a repurchase of the PEPCO Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate. See "The Stock Option Agreements -- General" and "The Merger Agreement -- Termination; Termination Fees and Expenses."

BACKGROUND

    For a description of the background of the Merger, see "The Merger -- Background of the Merger."

REASONS FOR THE MERGER

    BGE and PEPCO believe that the Merger will provide opportunities to achieve benefits for their respective shareholders, customers, employees and communities that would not be available if they were to remain separate companies. Specifically, BGE and PEPCO believe that the Merger offers the following significant strategic and financial benefits:

    - SIGNIFICANT REDUCTIONS IN OPERATING COSTS - The combination of the core utility businesses of BGE and PEPCO is expected to result in substantial savings, estimated at approximately $1.3 billion, net of costs to achieve, over a 10-year period.

    - IMPROVED COMPETITIVE AND STRATEGIC POSITION WITHIN INDUSTRY - BGE and PEPCO believe that the following factors affecting competitive position should be enhanced as a result of the Merger:

       -MAINTENANCE OF COMPETITIVE RATES

       -MORE BALANCED CUSTOMER BASE

       -INCREASED SIZE AND STABILITY

       -MAINTAINING A STRONG CREDIT QUALITY

    - GENERATION MIX - From BGE's perspective, the Merger reduces the percentage of nuclear generation while increasing the percentage of coal generation and thus lessens the financial risks associated with owning and operating a nuclear power plant. PEPCO, on the other hand, will gain the benefit of additional fuel diversity.

    - FLEXIBILITY FOR COMPLIANCE WITH CLEAN AIR ACT - Depending on the final requirement of NOx reductions, there is the potential to save capital expenditures associated with compliance with the Clean Air Act.

    - BEST   PRACTICES  -  The  combination  will  allow  for  the  sharing  and implementation of best practices from each of the areas in BGE and PEPCO.

These savings are expected to be allocated among shareholders and customers. This allocation will depend upon the results of regulatory proceedings in the various jurisdictions in which BGE and PEPCO operate their utility businesses. The analyses employed in order to develop estimates of potential savings as a result of the Merger were necessarily based upon various assumptions which involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, interest rates, future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of BGE and PEPCO. Accordingly, while BGE and PEPCO believe that such assumptions are reasonable for purposes of the development of estimates of potential savings, there can be no assurance that such assumptions will approximate actual experience or that all such savings will be realized. See "The Merger -- Reasons for the Merger" and "The Merger -- Regulatory Matters."

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    BGE. The BGE Board, by unanimous vote, has approved and adopted the Merger Agreement, believes that the terms of the Merger are advisable and are fair to BGE's shareholders, and recommends that the shareholders of BGE vote FOR approval of the Merger. The BGE Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Merger -- Reasons for the Merger" and "-- Recommendations of the BGE Board of Directors."

    PEPCO. The PEPCO Board, by unanimous vote, has approved and adopted the Merger Agreement, believes that the terms of the Merger are advisable and are fair to PEPCO's shareholders, and recommends that the shareholders of PEPCO vote FOR approval of the Merger Agreement. The PEPCO Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Merger -- Reasons for the Merger" and "-- Recommendations of the PEPCO Board of Directors."

OPINIONS OF FINANCIAL ADVISORS

    BGE. Goldman, Sachs & Co. ("Goldman Sachs") has delivered to the BGE Board its oral opinion of September 22, 1995 and its written opinion dated the date hereof, each to the effect that, as of the date of such opinions, and in light of the PEPCO Conversion Ratio, the BGE Conversion Ratio is fair to the holders of BGE Common Stock. The opinions of Goldman Sachs do not consider the relative merits of the transactions contemplated by the Merger Agreement as compared to any other business plan or opportunity that might be available to BGE or the effect of any other arrangement in which BGE might engage. The written opinion of Goldman Sachs, dated the date hereof, which sets forth the assumptions made, matters considered and the limits of the review undertaken in connection with the opinions, is attached to this Joint Proxy Statement/Prospectus as Exhibit D1 and should be read in its entirety. See "The Merger -- Opinions of Financial Advisors -- BGE's Financial Advisors" and Exhibit D1.

    PEPCO. Barr Devlin & Co. Incorporated ("Barr Devlin") has delivered to the PEPCO Board its written opinions dated September 22, 1995 and the date hereof, to the effect that, as of the date of such opinions and based upon the procedures and subject to the assumptions described in such opinions, the PEPCO Conversion Ratio is fair, from a financial point of view, to the holders of PEPCO Common Stock. The written opinion of Barr Devlin dated the date hereof is attached to this Joint Proxy Statement/Prospectus as Exhibit D2 and should be read in its entirety. For a description of the matters considered and the assumptions made by Barr Devlin in reaching its opinion and the fees received and to be received by Barr Devlin, see "The Merger -- Opinions of Financial Advisors -- PEPCO's Financial Advisors" and Exhibit D2.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    DIRECTORSHIPS. The Merger Agreement provides that the Company Board will, upon consummation of the Merger, consist of 16 persons, with nine persons designated by BGE, including Christian H. Poindexter, Chairman of the Board and Chief Executive Officer of BGE, and Edward A. Crooke, President and Chief
Operating Officer of BGE, and seven persons designated by PEPCO, including Edward F. Mitchell, Chairman of Board and Chief Executive Officer of PEPCO and John M. Derrick, Jr., President of PEPCO. If, prior to the Effective Time, any of such designees decline or are unable to serve as directors, the party that designated such person will designate another person to serve in such person's stead in the role of director. A current provision of District of Columbia public utility law states that any utility serving the District of Columbia may have no more than 15 directors. The parties to the proposed Merger are seeking to have this law amended prior to the Effective Time so as to permit the Company to have 16 directors. Should such relief not be obtained, the parties will reconsider and determine alternatives. See "The Merger -- Interests of Certain Persons in the Merger" and "The Company Following the Merger."

    EMPLOYMENT AGREEMENTS FOR MANAGEMENT OF THE COMPANY. Each of Messrs. Mitchell, Poindexter, Crooke and Derrick entered into an employment agreement dated as of September 22, 1995 with the Company to become effective upon consummation of the Merger (the "Company Employment Agreements"). Pursuant to the Merger Agreement and the Company Employment Agreements: (i) Mr. Mitchell will serve as Chairman of the Board from and after the Effective Time until the last day of the twelfth full month following the Effective Time; (ii) Mr. Poindexter will serve as Chief Executive Officer from and after the Effective Time until Mr. Mitchell ceases to be Chairman, and thereafter will serve as Chairman and Chief Executive Officer until the last day of the sixtieth full month following the Effective Time; (iii) Mr. Crooke will serve as Vice Chairman from and after the Effective Time until the last day of the sixtieth full month following the Effective Time; and (iv) Mr. Derrick will serve as President and Chief Operating Officer from and after the Effective Time until the last day of the sixtieth full month following the Effective Time. The Company Employment Agreements of Messrs. Poindexter, Crooke and Derrick will automatically extend on a year to year basis unless the Company provides notice otherwise. See "The Merger -- Interests of Certain Persons in the Merger" and "-- Company Employment Agreements" and "The Merger Agreement -- Management of the Company."

    BGE SEVERANCE AGREEMENTS AND EMPLOYEE PLANS. Effective as of December 6, 1995, and December 31, 1995 BGE entered into severance agreements with 15 key employees (the "BGE Severance Agreements") which, upon the Effective Time, will be binding upon the Company. The BGE Severance Agreements will expire on the last day of the 24th calendar month following the Effective Time. Each of the BGE Severance Agreements provides for the payment of severance benefits to the executive under certain circumstances including, but not limited to, the following: (i) upon termination of employment (other than for cause, death, disability or the executive's voluntary termination of employment without "good reason") within the two year period following the Effective Time or (ii) termination of the executive's employment without cause on or after December 6, 1995 (or, if applicable, December 31, 1995), but prior to the Effective Time (or the occurrence of certain events on or after December 6, 1995 (or, if applicable, December 31, 1995), but prior to the Effective Time, that constitute "good reason" followed by the executive's voluntary termination after the Effective Time).

    If the employment of all executives with BGE Severance Agreements had been terminated as of December 31, 1995, under circumstances giving rise to an entitlement to benefits thereunder, the aggregate value of such benefits would have been approximately $9,105,478.

    Certain BGE employee benefit plans contain provisions which accelerate the vesting, exercise and/or payment of benefits in the event of termination of the participant's employment under certain circumstances following a change in control of BGE. For purposes of such plans, the Merger will not constitute a change in control of BGE. Accordingly the Merger will not result in the acceleration of vesting, exercise or payment of benefits under the change in control provisions of such plans. See "The Merger -- Interests of Certain Persons in the Merger" and "-- BGE Severance Agreements and Employee Plans."

    PEPCO SEVERANCE AGREEMENTS AND EMPLOYEE PLANS. Effective as of August 1, 1995, and November 1, 1995, PEPCO entered into severance agreements with four key employees and nine key employees, respectively (the "PEPCO Severance Agreements"), which, upon the Effective Time, will be binding upon the Company. Each agreement has an initial three-year term, and automatically extends for successive three-year periods thereafter, unless the Chief Executive Officer of PEPCO (or a successor company) has given notice that it shall not be so extended. Each of the PEPCO Severance

Agreements provides for the payment of severance benefits to the executive under certain circumstances including, but not limited to, the following: (i) upon termination of employment (other than for cause, death, disability or voluntary normal retirement) within the two-year period following a change in control of PEPCO or (ii) termination of the executive's employment without cause "in contemplation of," but prior to, a change in control (or the occurrence of certain events "in contemplation of," but prior to, a change in control that constitute "good reason" followed by the executive's voluntary termination of employment within two years after a change in control). For purposes of the PEPCO Severance Agreements, (i) approval of the Merger Agreement by the PEPCO Board constitutes an act "in contemplation of" a change in control and (ii) the Merger would constitute a change in control. If the employment of all executives with PEPCO Severance Agreements had been terminated as of December 31, 1995, under circumstances giving rise to an entitlement to benefits thereunder, the aggregate value of such benefits would have been approximately $4,814,080.

    Under the PEPCO LTIP, the PEPCO Executive Performance Supplemental Retirement Plan, PEPCO Supplemental Executive Retirement Plan and PEPCO Executive Split Dollar Plan, certain executive officers and other employees of PEPCO will be entitled to accelerated vesting of restricted stock, the accelerated payment of certain retirement benefits or the continuation of certain payments in the event the participant's employment with PEPCO is terminated under certain circumstances following a change in control. If the employment of such executive officers and other employees had been terminated on December 31, 1995, under such circumstances giving rise to an entitlement to such benefits, the estimated aggregate value of such benefits would have been approximately $1,498,628. For purposes of the foregoing plans, the Merger will constitute a change in control. See "The Merger -- Interests of Certain Persons in the Merger" and "-- PEPCO Severance Agreements and Employee Plans."

    PEPCO EMPLOYMENT AGREEMENTS. Effective August 1, 1995, PEPCO entered into employment agreements with Dennis R. Wraase and William T. Torgerson (the "PEPCO Employment Agreements") which will become binding upon the Company at the Effective Time. Each of the PEPCO Employment Agreements provides for employment of the individual through August 1, 2000 and, unless PEPCO (or a successor company) or the executive has given notice that it shall not be so extended, for successive five-year terms thereafter. The PEPCO Employment Agreements also provide for certain payments and benefits in the event the executive is terminated under certain circumstances prior to such time. At the same time, Mr. Derrick entered into a similar agreement with PEPCO which will be superseded by his Company Employment Agreement. Effective April 26, 1995, Mr. Mitchell entered into an employment agreement with PEPCO which will be superseded by his Company Employment Agreement. Effective August 1, 1995 PEPCO entered into an agreement with H. Lowell Davis, Vice Chairman of PEPCO, which will be binding upon the Company and provides for the payment of certain benefits during his employment and upon his retirement at any time on or before May 1, 1997. See "The Merger -- Interests of Certain Persons in the Merger" and "-- PEPCO Employment Agreements."

    INDEMNIFICATION. The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties to the Merger Agreement and their respective subsidiaries against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (collectively, "Indemnified Liabilities") (i) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof and (ii) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby. See "The Merger -- Interests of Certain Persons in the Merger" and "The Merger Agreement -- Indemnification."

CONDITIONS TO THE MERGER

    The obligations of PEPCO, on the one hand, and BGE, on the other hand, to consummate the Merger are subject to the satisfaction of certain conditions, including the approval of the Merger Agreement by the shareholders of each of BGE and PEPCO, the receipt of all material governmental approvals, the absence of any injunction that prevents the consummation of the Merger, the effectiveness of the Registration Statement, approval of the listing on the NYSE of the shares of Company Common Stock to be issued pursuant to the terms of the Merger Agreement, the qualification of the Merger as a pooling of interests transaction for accounting purposes, the absence of an event, which in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of BGE and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by the Merger (a "BGE Material Adverse Effect") or an event, which in the aggregate, would have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of PEPCO and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by the Merger (a "PEPCO Material Adverse Effect"), the performance in all material respects by each party of its obligations under the Merger Agreement, the receipt of certain certificates from affiliates of BGE and PEPCO, the receipt of tax opinions and the receipt of certain third-party consents. See "The Merger Agreement -- Conditions to the Merger."

RIGHTS TO TERMINATE, AMEND OR WAIVE CONDITIONS

    The Merger Agreement may be terminated under certain circumstances. Where indicated, termination results in the payment of expenses and termination fees in the amounts set forth below as liquidated damages, provided that the amount so payable by BGE and its affiliates, when added to the amount payable thereby upon a repurchase of the BGE Option, may not exceed $125 million in the aggregate, and the amount so payable by PEPCO and its affiliates, when added to the amount payable thereby upon a repurchase of the PEPCO Option, may not exceed $125 million in the aggregate. See "The Merger Agreement -- Termination; Termination Fees and Expenses" and "The Stock Option Agreements."

    The Merger Agreement may be amended by the Boards of Directors of BGE and PEPCO at any time before or after its approval by their shareholders and prior to the Effective Time, but after any such approval no amendment may be made which alters or changes (i) the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation, (ii) the terms or conditions of the Merger Agreement if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the holders of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock or (iii) any term of the Company Articles, except for alterations or changes that could otherwise be adopted by the Company Board, without the further approval of such shareholders. See "The Merger Agreement -- Amendment and Waiver."

    At any time prior to the Effective Time, to the extent permitted by applicable law, BGE and PEPCO may (i) extend the time for performance of any obligations or other acts by the other party and (ii) waive inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto or conditions to the other party's obligation to consummate the Merger. See "The Merger Agreement -- Amendment and Waiver."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The Merger is intended to qualify, for federal income tax purposes, as a tax-free "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). A condition to the obligation of BGE to effect the Merger is the receipt by it of an opinion of Winthrop, Stimson, Putnam & Roberts to the effect that, among other things, no gain or loss will be recognized in the

Merger by BGE or its shareholders. A condition to the obligation of PEPCO to effect the Merger is the receipt by it of an opinion of counsel to the effect that, among other things, no gain or loss will be recognized in the Merger by PEPCO or its shareholders who exchange their PEPCO shares for Company shares (except with respect to cash received by holders of PEPCO Common Stock in lieu of fractional shares in Company Common Stock). See "The Merger -- Certain Federal Income Tax Consequences of the Merger."

    Each holder of capital stock of BGE or PEPCO is urged to consult his or her own tax advisor to determine the specific tax consequences of the Merger to such holder.

OPERATIONS AFTER THE MERGER

    As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company will be located in the Annapolis, Maryland area. The Company will also maintain significant operations in the District of Columbia and Baltimore, Maryland. The Company's utility business will be operated on a fully integrated basis to achieve maximum efficiency in serving approximately 1.8 million electric customers and over 530,000 natural gas customers. The Company will continue to play a strong role in the economic development efforts of the communities which PEPCO and BGE now serve. See "The Company Following the Merger."

REGULATORY MATTERS

    The approval of the NRC under the Atomic Energy Act of 1954, as amended (the "Atomic Energy Act"), the Federal Energy Regulatory Commission ("FERC") under the Federal Power Act (the "Power Act"), as well as the approval of the District of Columbia Public Service Commission (the "D.C. Commission"), the Public Service Commission of Maryland (the "Maryland Commission"), the State Corporation Commission of Virginia (the "Virginia Commission") and the
Pennsylvania Public Utility Commission (the "Pennsylvania Commission") and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period, are required in order to consummate the Merger. See "Regulatory Matters."

    Under the Merger Agreement, BGE and PEPCO have agreed to use commercially reasonable efforts to obtain all governmental authorization necessary or advisable to consummate the Merger. Various parties may seek to intervene in these proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. While BGE and PEPCO believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of receipt of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Merger that final orders approving the Merger be obtained from the various federal and state governmental entities described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of the Company. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy such condition to the consummation of the Merger. See "Regulatory Matters."

ACCOUNTING TREATMENT

    BGE and PEPCO believe that the Merger will be treated as a pooling of interests for accounting purposes. See "The Merger -- Accounting Treatment." The receipt by each of BGE and PEPCO of a letter from their respective independent public accountants, stating that the transaction will qualify as a pooling of interests, is a condition to the consummation of the Merger. See "The Merger Agreement -- Conditions to the Merger."

COMPANY ARTICLES

    The Company's Articles of Incorporation (the "Company Articles") replicate the current rights of the holders of BGE Preferred Stock, BGE Preference Stock and PEPCO Preferred Stock, respectively, except that the Company Articles will not contain restrictions on the issuance of unsecured debt similar to those specified in the PEPCO Articles. In addition, the Company Articles will differ from the BGE Articles and the PEPCO Articles in certain other respects, including the establishment of a staggered Board of Directors (which is not present in the BGE Articles). See "Comparison of Shareholder Rights -- Comparison of BGE, PEPCO and Company Articles and By-Laws."

DIVIDENDS

    BGE AND PEPCO DIVIDENDS. The Merger Agreement places certain restrictions on BGE and PEPCO's ability to declare or pay dividends, split, combine or reclassify their capital stock or redeem, repurchase or otherwise acquire any shares of their capital stock. The Merger Agreement does not restrict BGE and PEPCO's ability to declare or pay stated dividends on their respective series of BGE Preferred Stock, BGE Preference Stock and PEPCO Preferred Stock, or to declare and pay regular quarterly dividends on PEPCO Common Stock with usual record and payment dates not, during any calendar year, in excess of dividends consistent with prior practice or increases that do not result in a dividend rate in excess of $1.67, the projected annual dividend rate agreed to by BGE and PEPCO for the Company following the Effective Time.

    COMPANY DIVIDENDS. It is anticipated that, following the Merger, the Company will adopt BGE's dividend policy. The annual dividend, at the Effective Time, is expected to be $1.67 per share of Company Common Stock. However, the dividend policy of the Company is and will be subject to evaluation from time to time by the Company Board based on the Company's results of operations, financial condition, capital requirements and other relevant considerations, including regulatory considerations. See "The Company Following the Merger" and "Description of Company Capital Stock -- Company Common Stock."

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            ------------------------


    We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement of Constellation Energy Corporation (the "Company") on Form S-4 pursuant to the proposed merger of Baltimore Gas and Electric Company and Potomac Electric Power Company by the Agreement and Plan of Merger dated September 22, 1995 (the "Registration Statement") of our report, dated January 19, 1996, on our audits of the consolidated financial statements of Baltimore Gas and Electric Company and Subsidiaries ("BGE"), as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report and financial statements are incorporated by reference in the Registration Statement from BGE's report on Form 8-K dated February 6, 1996.


    We also consent to the reference to our firm under the caption "Experts" in the Registration Statement.

                                             COOPERS & LYBRAND, L.L.P.


Baltimore, Maryland
February 9, 1996

                                 CURRENT EVENTS

    Both BGE and PEPCO have filed Current Reports on Form 8-K which contain their respective audited consolidated financial statements together with the notes to the financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 1995. Both Current Reports on Form 8-K are incorporated by reference herein. As announced by BGE on January 19, 1996 and as reflected in BGE's Current Report on Form 8-K filed February 6, 1996, its 1995 earnings on common stock were $2.02, up 4.7 percent over 1994 ($1.93). On January 25, 1996, PEPCO announced its results for the 12 months ended December 31, 1995. Earnings from utility operations were $1.70 per share, compared with $1.63 earned in the corresponding period in 1994, an increase of 4.3 percent. Consolidated earnings for the 12 months ended December 31, 1995, which reflected non-recurring charges of $1.04 relating to ending subsidiary investment in the aircraft leasing business, were 65 cents per share, a decrease of 58 percent, compared with $1.79 per share for the year 1994.

                SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

    The summary below sets forth selected historical financial data and selected unaudited pro forma financial data. This financial data should be read in conjunction with the historical consolidated financial statements and related notes thereto of BGE and PEPCO, which are incorporated by reference herein, and in conjunction with the unaudited Pro Forma Combined Condensed Financial Information and related notes thereto of the Company included elsewhere in this Joint Proxy Statement/Prospectus.

                       SELECTED HISTORICAL FINANCIAL DATA

    The selected historical financial data of BGE and PEPCO for the five years ended December 31, 1995, set forth below, have been derived from audited financial statements.

                       SELECTED HISTORICAL FINANCIAL DATA
                       BALTIMORE GAS AND ELECTRIC COMPANY

                                                                               YEAR ENDED DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1995       1994       1993       1992       1991
                                                                ---------  ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data
  Total Revenue...............................................  $   2,935  $   2,783  $   2,741  $   2,559  $   2,515
  Operating Expenses..........................................      2,239      2,148      2,125      2,024      2,027
                                                                ---------  ---------  ---------  ---------  ---------
  Income from Operations......................................        696        635        616        535        488
  Income before Cumulative Effect of Accounting Changes.......        338        324        310        264        234
  Cumulative Effect of Accounting Changes (a).................         --         --         --         --         20
  Preferred and Preference Stock Dividends....................         41         40         42         42         43
                                                                ---------  ---------  ---------  ---------  ---------
  Earnings Applicable to Common Stock.........................  $     297  $     284  $     268  $     222  $     211
  Earnings per Share before Effect of Accounting Changes......  $    2.02  $    1.93  $    1.85  $    1.63  $    1.51
  Cumulative Effect of Accounting Changes (a).................         --         --         --         --       0.16
                                                                ---------  ---------  ---------  ---------  ---------
  Earnings per Share after Effect of Accounting Changes.......  $    2.02  $    1.93  $    1.85  $    1.63  $    1.67
  Dividends Declared Per Share of Common Stock................  $    1.55  $    1.51  $    1.47  $    1.43  $    1.40
  Ratio of Earnings to Fixed Charges (b)......................       3.21       3.14       3.00       2.65       2.27
  Ratio of Earnings to Fixed Charges and Preferred and
   Preference Stock Dividends Combined (b)....................       2.52       2.47       2.34       2.08       1.82


                                                                                    DECEMBER 31,
                                                                -----------------------------------------------------
                                                                  1995       1994       1993       1992       1991
                                                                ---------  ---------  ---------  ---------  ---------
                                                                   (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Balance Sheet Data
  Total Assets................................................  $   8,317  $   8,038  $   7,830  $   7,209  $   6,964
  Capitalization
    Long-Term Debt............................................  $   2,598  $   2,585  $   2,823  $   2,377  $   2,390
    Preferred Stock...........................................         59         59         59         59         59
    Redeemable Preference Stock...............................        242        279        342        395        399
    Preference Stock Not Subject to Mandatory Redemption......        210        150        150        110        110
  Common Shareholders' Equity.................................      2,813      2,718      2,621      2,535      2,153
                                                                ---------  ---------  ---------  ---------  ---------
Total Capitalization..........................................  $   5,922  $   5,791  $   5,995  $   5,476  $   5,111
Book Value Per Share of Common Stock..........................  $   19.07  $   18.42  $   17.94  $   17.63  $   17.00


   See Accompanying Notes to Selected Historical and Pro Forma Financial Data

                       SELECTED HISTORICAL FINANCIAL DATA
                         POTOMAC ELECTRIC POWER COMPANY

                                                                              YEAR ENDED DECEMBER 31,
                                                              -------------------------------------------------------
                                                                 1995        1994       1993       1992       1991
                                                              -----------  ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data (c)
  Total Revenue.............................................   $   2,010   $   1,970  $   1,865  $   1,763  $   1,764
  Operating Expenses........................................       1,654       1,445      1,372      1,291      1,288
                                                              -----------  ---------  ---------  ---------  ---------
  Income from Operations (d)................................         356         525        493        472        476
  Income before Cumulative Effect of Accounting Change......          94         227        241        200        210
  Cumulative Effect of Accounting Change (a)................          --          --         --         16         --
  Preferred Stock Dividends.................................          16          16         16         14         12
                                                              -----------  ---------  ---------  ---------  ---------
  Earnings Applicable to Common Stock (d)...................   $      78   $     211  $     225  $     202  $     198
  Earnings per Share before Effect of Accounting Change.....   $     .65   $    1.79  $    1.95  $    1.66  $    1.87
  Cumulative Effect of Accounting Change (a)................          --          --         --       0.14         --
                                                              -----------  ---------  ---------  ---------  ---------
  Earnings per Share after Effect of Accounting Changes
   (d)......................................................   $     .65   $    1.79  $    1.95  $    1.80  $    1.87
  Dividends Declared Per Share of Common Stock..............   $    1.66   $    1.66  $    1.64  $    1.60  $    1.56
  Ratio of Earnings to Fixed Charges (b)....................        1.52        2.37       2.31       2.19       2.23
  Ratio of Earnings to Fixed Charges and Preferred Stock
   Dividends Combined (b)...................................        1.39        2.15       2.12       2.02       2.08


                                                                                   DECEMBER 31,
                                                              -------------------------------------------------------
                                                                 1995        1994       1993       1992       1991
                                                              -----------  ---------  ---------  ---------  ---------
                                                                  (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Balance Sheet Data (c)
  Total Assets..............................................   $   7,054   $   6,934  $   6,630  $   6,104  $   5,812
  Capitalization
    Long-Term Debt..........................................   $   2,627   $   2,589  $   2,443  $   2,221  $   2,208
    Preferred Stock Not Subject to Mandatory Redemption.....         125         125        125        125        126
    Redeemable Preferred Stock..............................         144         144        147        149        100
    Common Shareholders' Equity.............................       1,871       1,955      1,955      1,823      1,716
                                                              -----------  ---------  ---------  ---------  ---------
Total Capitalization........................................   $   4,767   $   4,813  $   4,670  $   4,318  $   4,150
Book Value Per Share of Common Stock........................   $   15.79   $   16.54  $   16.60  $   15.95  $   15.45

   See Accompanying Notes to Selected Historical and Pro Forma Financial Data

                  SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

    The following selected unaudited pro forma financial data combines the historical consolidated balance sheets and statements of income of BGE and PEPCO, including their respective subsidiaries, after giving effect to the Merger, assuming the Merger had been effective for all periods presented. These data are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date as of which, or at the beginning of the periods for which, the Merger is being given effect, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Combined Condensed Financial Information."

                        CONSTELLATION ENERGY CORPORATION
                       SELECTED UNAUDITED FINANCIAL DATA
                                   PRO FORMA

                                                                        YEAR ENDED DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1995       1994       1993       1992       1991
                                                         ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Income Statement Data (c)
  Total Revenue........................................  $   4,945  $   4,753  $   4,606  $   4,322  $   4,279
  Operating Expenses...................................      3,894      3,593      3,497      3,315      3,315
                                                         ---------  ---------  ---------  ---------  ---------
  Income from Operations (d)...........................      1,051      1,160      1,109      1,007        964
  Income before Cumulative Effect of Accounting
   Changes.............................................        432        551        551        464        444
  Cumulative Effect of Accounting Changes (a)..........         --         --         --         16         20
  Preferred and Preference Stock Dividends.............         57         56         58         56         55
                                                         ---------  ---------  ---------  ---------  ---------
  Earnings Applicable to Common Stock (d)..............  $     375  $     495  $     493  $     424  $     409
  Earnings per Share before Effect of Accounting
   Changes.............................................  $    1.41  $    1.87  $    1.89  $    1.65  $    1.67
  Cumulative Effect of Accounting Changes (a)..........         --         --         --       0.06       0.09
                                                         ---------  ---------  ---------  ---------  ---------
  Earnings per Share after Effect of Accounting Changes
   (d)(e)..............................................  $    1.41  $    1.87  $    1.89  $    1.71  $    1.76
  Dividends Declared Per Share of Common Stock
   (e)(c)..............................................  $    1.60  $    1.58  $    1.55  $    1.51  $    1.47
  Ratio of Earnings to Fixed Charges (b)...............       2.29       2.74       2.64       2.41       2.25
  Ratio of Earnings to Fixed Charges and Preferred and
   Preference Stock Dividends Combined (b).............       1.95       2.32       2.24       2.05       1.94


                                                                             DECEMBER 31,
                                                         -----------------------------------------------------
                                                           1995       1994       1993       1992       1991
                                                         ---------  ---------  ---------  ---------  ---------
                                                            (DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Balance Sheet Data (c)
  Total Assets.........................................  $  15,370  $  14,972  $  14,460  $  13,313  $  12,776
  Capitalization
    Long-Term Debt.....................................  $   5,225  $   5,174  $   5,266  $   4,598  $   4,598
    Preferred Stock....................................        184        184        184        184        185
    Redeemable Preferred/Preference Stock..............        386        423        489        544        499
    Preference Stock Not Subject to Mandatory
     Redemption........................................        210        150        150        110        110
    Common Shareholders' Equity........................      4,684      4,673      4,576      4,358      3,869
                                                         ---------  ---------  ---------  ---------  ---------
  Total Capitalization.................................  $  10,689  $  10,604  $  10,665  $   9,794  $   9,261

Book Value Per Share of Common Stock (e)...............  $   17.64  $   17.61  $   17.37  $   16.91  $   16.29


   See Accompanying Notes to Selected Historical and Pro Forma Financial Data

           NOTES TO SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

(a) The 1992 amount of $16,022,000 ($.14 per share) represents PEPCO's cumulative effect of a change in accounting to provide for the accrual of revenue for service rendered but unbilled. The 1991 amount of $19,745,000 ($.16 per share) represents BGE's cumulative effect of a change in the method of accounting for income taxes.

(b) For purposes of computing the ratios of earnings to fixed charges, "earnings" consist of income before the cumulative effect of accounting changes, income taxes and fixed charges other than capitalized interest. "Fixed charges" consist of interest charges, including capitalized interest and the estimated interest component of rentals. Preferred and preference stock dividend requirements consist of an amount equal to the pre-tax earnings which would be required to meet dividend requirements on preferred stock and preference stock.

(c) The revenues, expenses, assets and liabilities of PEPCO's nonregulated subsidiaries have been reclassified to conform with the presentation utilized by BGE. The effects of accounting policy differences are immaterial and have not been adjusted in the selected unaudited pro forma financial data.

(d) Income/earnings for PEPCO for the 12 months ended December 31, 1995 include a $110 million ($.93 per share) one-time non-cash, after-tax charge to earnings recorded in the second quarter of 1995 in connection with the plan to sell 13 aircraft owned by its subsidiary, Potomac Capital Investment Corporation, as a part of the adoption of a plan to end investment in the aircraft equipment leasing business. Income for the 12 months ended December 31, 1995, also included a nonrecurring charge of $12 million ($0.11 per share) relating to valuation of two aircraft under a master lease agreement which expired in September 1995.

(e) Pro forma per common share amounts give effect to the conversion of each share of BGE and PEPCO Common Stock into 1 share and 0.997 of a share of Company Common Stock, respectively. See "The Merger Agreement." Based on the BGE Conversion Ratio, the per share data on an equivalent pro forma basis is the same as on a pro forma basis. Based on the PEPCO Conversion Ratio, the per share data on an equivalent pro forma basis is the same as on a pro forma basis after giving effect to rounding.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

    The BGE Common Stock and the PEPCO Common Stock are traded on the NYSE. The BGE Common Stock is also traded on the Chicago Stock Exchange and on the Pacific Stock Exchange. The following table sets forth, for the periods indicated, the high and low sales prices of BGE Common Stock and PEPCO Common Stock as reported on the NYSE Composite Tape and dividends declared.


                                                                        BGE                               PEPCO
                                                         ---------------------------------  ---------------------------------
                                                           HIGH        LOW      DIVIDENDS     HIGH        LOW      DIVIDENDS
                                                         ---------  ---------  -----------  ---------  ---------  -----------
1992
  First Quarter........................................  $  23 1/8  $  19 3/4   $    0.35   $  25 1/8  $  22 3/4   $   0.40
  Second Quarter.......................................     22 5/8     19 7/8        0.36          26         23       0.40
  Third Quarter........................................     24 3/8     21 1/2        0.36      27 1/2     25 1/8       0.40
  Fourth Quarter.......................................     24 1/8     21 3/4        0.36      26 3/4     22 5/8       0.40
1993
  First Quarter........................................     26 3/8     22 3/8        0.36      26 1/2     23 7/8       0.41
  Second Quarter.......................................     26 5/8     23 7/8        0.37      27 3/8     25 5/8       0.41
  Third Quarter........................................     27 1/2     25 1/8        0.37      28 7/8     27 1/8       0.41
  Fourth Quarter.......................................     26 7/8     23 1/2        0.37      28 3/4     24 5/8       0.41
1994
  First Quarter........................................     25 1/2     22 3/8        0.37      26 5/8     21 3/4       0.415
  Second Quarter.......................................     24 3/8     20 1/2        0.38      23 1/2     18 1/2       0.415
  Third Quarter........................................     23 3/4     20 3/4        0.38      21 1/2     18 3/8       0.415
  Fourth Quarter.......................................     23 5/8     21 1/4        0.38      19 3/4     18 1/4       0.415
1995
  First Quarter........................................         25         22        0.38      20 1/8     18 3/8       0.415
  Second Quarter.......................................     26 1/2     23 1/8        0.39      22 1/2     18 1/2       0.415
  Third Quarter........................................     26 5/8     24 3/8        0.39      24 5/8     20 1/2       0.415
  Fourth Quarter.......................................         29     25 1/2        0.39      26 1/4         24       0.415
1996
  First Quarter (through February 7, 1996).............     29 3/8     28 1/8       *          27 3/8     25 7/8       0.415


    On September 22, 1995, the last full trading day before the public announcement of the execution and delivery of the Merger Agreement, the high, low and closing sales prices per share of (i) BGE Common Stock on the NYSE Composite Tape were $26 3/8, $26 1/8 and $26 1/8, respectively and (ii) PEPCO Common Stock on the NYSE Composite Tape were $21 5/8, $21 1/4 and $21 1/2, respectively.


    On February 7, 1996, the most recent date for which it was practicable to obtain market price data prior to the printing of this Joint Proxy Statement/Prospectus, the closing sales price of the BGE Common Stock was $28 1/2 and the closing sales price of the PEPCO Common Stock was $27.


    On September 22, 1995, the closing sales price of the BGE 4 1/2% Preferred Stock, Series B, was $62, and the closing sales price of the BGE 5.40% Preferred Stock, Series D, was $74. No other shares of BGE Preferred Stock or BGE Preference Stock were traded on such date. On September 22, 1995, there were no reported trades in any securities of PEPCO other than the PEPCO Common Stock. On September 21, 1995, the closing sales price of the PEPCO 7% Convertible Debentures due 2018 was 99 and the closing sales price of the PEPCO 5% Convertible Debentures due 2002 was 89 1/2.

    The market prices of BGE Common Stock and PEPCO Common Stock are subject to fluctuation. BGE shareholders and PEPCO shareholders are urged to obtain current market quotations for BGE Common Stock and PEPCO Common Stock.

------------------------

* The BGE Board meeting at which a dividend will be declared has not yet been held

                          MEETINGS, VOTING AND PROXIES

    This Joint Proxy Statement/Prospectus is being furnished to (i) the holders of BGE Common Stock in connection with the solicitation of proxies by the BGE Board from such shareholders for use at the BGE Meeting to consider and vote on proposals to approve the Merger and to adopt the Company LTIP and (ii) the holders of PEPCO Common Stock in connection with the solicitation of proxies by the PEPCO Board from such shareholders for use at the PEPCO Meeting, to consider and vote on proposals to adopt and approve the Merger Agreement and the Company LTIP.

    This Joint Proxy Statement/Prospectus is also being furnished to (i) the holders of BGE Preferred Stock and BGE Preference Stock in connection with the solicitation of proxies by the BGE Board from such shareholders for use at the BGE Meeting to consider and vote on a proposal to approve the Merger and (ii) the holders of PEPCO Preferred Stock in connection with the solicitation of proxies by the PEPCO Board from such shareholders for use at the PEPCO Meeting, to consider and vote on a proposal to adopt and approve the Merger Agreement.

BGE MEETING

    PURPOSE OF BGE MEETING. The purpose of the BGE Meeting is to vote upon the proposal to approve the Merger, which provides for the merger of BGE and PEPCO with and into the Company, and to vote upon the Company LTIP, which will replace the BGE LTIP and the PEPCO LTIP. The enclosed proxy card, upon due execution, authorizes the voting of shares represented by the proxy on any other matter incident to the meeting that may properly come before the BGE Meeting, and any adjournment or postponement thereof, and it is the intention of the proxy holders to take such action in connection therewith as is in accordance with their best judgment. No other business will be considered at the BGE Meeting.

    It is a condition of the obligation of BGE to hold the BGE Meeting that the opinion of Goldman Sachs annexed to this Proxy Statement/Prospectus shall not have been withdrawn.

    The BGE Board, by unanimous vote, has approved and adopted the Merger Agreement, believes that the terms of the Merger are advisable and are fair to BGE's shareholders, and recommends that the shareholders of BGE vote FOR approval of the Merger. The BGE Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Merger -- Reasons for the Merger" and "-- Recommendations of the BGE Board of Directors."

    The Company has adopted the Company LTIP and the BGE and Company Boards recommend that the shareholders of BGE approve the Company LTIP.


    DATE, PLACE AND TIME; RECORD DATE. The BGE Meeting is scheduled to be held on March 29, 1996, at 10:00 a.m., local time, at the Gas and Electric Building at Charles Center, second floor, Lexington and Liberty Streets, Baltimore, Maryland 21201. Holders of record of shares of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock at the close of business on the BGE Record Date will be entitled to vote at the BGE Meeting on the proposal to approve the
Merger. At the close of business on the BGE Record Date, there were (i) 147,527,114 shares of BGE Common Stock, (ii) 591,849 shares of BGE Preferred Stock (consisting of the Series B 4 1/2%, Series C 4% and Series D 5.40%) and
(iii) 4,780,000 shares of BGE Preference Stock (consisting of the 7.50% 1986 Series, 6.75% 1987 Series, 7.80% 1989 Series, 8.25% 1989 Series, 8.625% 1990
Series, 7.85% 1991  Series, 7.78% 1973  Series, 7.125% 1993  Series, 6.97%  1993
Series, 6.70% 1993 Series and 6.99% 1995 Series), issued and outstanding and entitled to vote. Holders of record of shares of BGE Common Stock at the close of business on the BGE Record Date will also be entitled to vote at the BGE Meeting on the proposal to adopt and approve the Company LTIP.


    VOTING RIGHTS. Each share of BGE Common Stock entitles its holder to one vote with respect to the proposed Merger and the Company LTIP. Each share of BGE Preferred Stock entitles its holder to 24 votes for each share of BGE Preferred Stock with respect to the proposed Merger. Each share of BGE Preference Stock entitles its holder to one vote with respect to the proposed Merger.

    A majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum for the transaction of business at the BGE Meeting. Broker nonvotes, abstentions and withhold authority votes all count for the purpose of establishing a quorum.

    The affirmative votes of the holders of two-thirds of the votes entitled to be voted by all holders of outstanding shares of (i) BGE Common Stock, voting as a single class, (ii) BGE Preferred Stock, voting as a single class, (iii) BGE Preference Stock, voting as a single class and (iv) BGE Common Stock, BGE Preferred Stock and BGE Preference Stock, voting together as a class, are required to approve the Merger. The affirmative vote of a majority of the holders BGE Common Stock present in person or by proxy and entitled to vote is needed to approve the Company LTIP. Abstentions and broker nonvotes will have the same effect as a vote against approval of the proposed Merger; abstentions and broker nonvotes are not counted in determining approval of the Company LTIP.

    The directors and executive officers of BGE, together with their affiliates, collectively beneficially own less than 1% (0.34%) of the outstanding shares of BGE capital stock.

    PROXIES. Holders of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock may vote either in person or by properly executed proxy. By completing and returning the form of proxy, the BGE shareholder authorizes the persons named therein to vote all the BGE shareholder's shares on his, her or its behalf. Issued and outstanding shares of BGE Common Stock, BGE Preferred Stock and BGE Preference Stock, the holders of which are entitled to vote at the BGE Meeting, and which are represented by properly executed proxies will, unless such proxies have been revoked, be voted in accordance with the directions indicated in the proxies. If no contrary directions are indicated, such shares will be voted FOR approval of the Merger and FOR the Company LTIP. A BGE shareholder may revoke a proxy at any time prior to the BGE Meeting by delivering to the Secretary of BGE a notice of revocation or a duly executed proxy bearing a later date, or by attending such meeting and voting in person.

    BGE will bear the cost of soliciting proxies for the BGE Meeting, except that BGE and PEPCO will share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/ Prospectus. See "The Merger Agreement -- Expenses." BGE will solicit proxies from registered holders by mail and has retained Georgeson & Co. Inc. ("Georgeson"), a proxy solicitation firm, to aid in the solicitation of proxies by mail from beneficial holders. BGE's agreement with Georgeson provides that it will solicit proxies from brokers, banks and other institutional holders, and non-objecting beneficial owners and individual holders of record. Furthermore, officers and employees of BGE and Georgeson may solicit by telephone, by telecopy, by telegram or in person, BGE's beneficial and registered holders. BGE officers and employees will not receive any additional compensation for their solicitation efforts. The fee for Georgeson's services is expected to be $32,500 plus reimbursement for out-of-pocket expenses. BGE has agreed to indemnify and hold harmless Georgeson from any losses or claims arising out of the services it performs (except as may result from Georgeson's negligence or misconduct).

    If a BGE shareholder is a participant in the BGE Common Stock Dividend Reinvestment and Stock Purchase Plan (the "BGE DRP"), the proxy card received by such participant will include the shares held for the account of the participant under the BGE DRP, and such shares will be voted, along with the other shares represented by the proxy card, in accordance with the instructions given. If no instructions are indicated on a properly signed and returned proxy, such shares will be vote FOR approval of the Merger and FOR the Company LTIP. If a participant in the BGE DRP does not return a duly executed proxy, the participant's shares will not be voted.

    The BGE Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

PEPCO MEETING

    PURPOSE OF PEPCO MEETING. The purpose of the PEPCO Meeting is to vote upon the proposal to approve the Merger Agreement, which provides for the merger of BGE and PEPCO with and into the

Company, and to vote upon the Company LTIP, which will replace the BGE LTIP and the PEPCO LTIP. The enclosed proxy card, upon due execution, authorizes the voting of shares represented by the proxy on any other matter incident to the meeting that may properly come before the PEPCO Meeting, and any adjournment or postponement thereof, and it is the intention of the proxy holders to take such action in connection therewith as is in accordance with their best judgment. No other business will be considered at the PEPCO meeting.

    The PEPCO Board, by unanimous vote, has approved and adopted the Merger Agreement, believes that the terms of the Merger are advisable and are fair to PEPCO's shareholders, and recommends that the shareholders of PEPCO vote FOR approval of the Merger Agreement. The PEPCO Board approved and adopted the Merger Agreement after consideration of a number of factors described under the heading "The Merger -- Reasons for the Merger" and "-- Recommendations of the PEPCO Board of Directors."

    The Company has adopted the Company LTIP and the PEPCO and Company Boards recommend that the shareholders of PEPCO approve the Company LTIP.


    DATE, PLACE AND TIME; RECORD DATE. The PEPCO Meeting is scheduled to be held on March 29, 1996, at 10:00 a.m., local time, at the Four Seasons Hotel, 2800 Pennsylvania Avenue, N.W., Washington, D.C. Holders of record of shares of PEPCO Common Stock and PEPCO Preferred Stock at the close of business on the PEPCO Record Date will be entitled to vote at the PEPCO Meeting. At the close of business on the PEPCO Record Date, there were (i) 118,495,201 shares of PEPCO Common Stock and (ii) 5,376,095 shares of PEPCO Preferred Stock (consisting of $2.44 Series of 1957, $2.46 Series of 1958, $2.28 Series of 1965, the $2.44
Convertible Series of 1966, $3.82 Series of 1969, $3.37 Series of 1987, $3.89 Series of 1991, $3.40 Series of 1992 and Auction Series A) issued and outstanding and entitled to vote. No shares of PEPCO Preference Stock were outstanding.


    VOTING RIGHTS. Each share of PEPCO Common Stock and each share of PEPCO Preferred Stock entitles its holder to one vote.

    A majority of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the PEPCO Meeting. Abstentions are counted as present and broker nonvotes are not counted as present for purposes of establishing a quorum.

    The affirmative votes of (i) the holders of more than two-thirds of the outstanding shares of PEPCO Common Stock voting as a class and (ii) the holders of a majority of all the outstanding shares of PEPCO Preferred Stock voting as a single class (without regard to series), are required to approve the Merger Agreement. The affirmative vote of the holders of a majority of the PEPCO Common Stock present in person or represented by proxy and entitled to vote is needed to approve the Company LTIP. Under applicable District of Columbia and Virginia law, in determining whether the Merger Agreement has received the requisite number of affirmative votes, abstentions and broker nonvotes will have the same effect as a vote against approval of the Merger Agreement and in determining whether the Company LTIP has been approved, abstentions will have the same effect as a no vote and broker nonvotes will not be counted as shares entitled to vote.

    As of the PEPCO Record Date, the directors and executive officers of PEPCO, together with their affiliates, collectively beneficially own less than 1% (.29%) of the outstanding shares of PEPCO capital stock.

    PROXIES. Holders of PEPCO Common Stock and PEPCO Preferred Stock may vote either in person or by properly executed proxy. By completing and returning the proxy card, the PEPCO shareholder authorizes the persons named therein to vote all the PEPCO shareholder's shares in accordance with the directions indicated in the proxy. If no contrary directions are indicated, such shares will be voted FOR approval of the Merger Agreement and FOR approval of the Company LTIP. Properly executed proxies received prior to closing of the polls during the PEPCO Meeting will be voted in the manner set forth on the proxy unless specifically otherwise directed by the shareholder, in which case they will be voted as directed. If the proxy is executed and returned, it may nevertheless be revoked at any time by delivering notice of revocation or a duly executed proxy bearing a later date to the Secretary of the PEPCO before the proxy is voted, and shareholders who are present at the PEPCO Meeting may revoke their proxies and vote in person. Attendance at the PEPCO Meeting will not in itself constitute a revocation of a proxy.

    If a PEPCO shareholder is a participant in the PEPCO Shareholder Dividend Reinvestment Plan (the "PEPCO DRP"), the proxy card received by such participant will include the shares held for the account of the participant under the PEPCO DRP, and such shares will be voted, along with the other shares represented by the proxy card, in accordance with the instructions given. If no instructions are indicated on a properly signed and returned proxy, such shares will be voted FOR the Merger and FOR the approval of the Company LTIP. If a participant in the PEPCO DRP does not return a duly executed proxy card, the participant's shares will not be voted.

    PEPCO will bear the cost of soliciting proxies for the PEPCO Meeting, except that BGE and PEPCO will share equally expenses incurred in connection with printing and filing this Joint Proxy Statement/Prospectus. See "The Merger Agreement -- Expenses." PEPCO will solicit proxies by mail and has retained Georgeson to aid in the solicitation of proxies from banks, brokers, other institutional holders and beneficial owners. In addition, officers and employees of PEPCO and Georgeson may solicit by telephone, by telecopy, by telegram or in person, PEPCO's beneficial and registered holders. PEPCO officers and employees will not receive any additional compensation for their solicitation efforts. The fee for Georgeson's services is expected to be approximately $20,000 plus reimbursement for out-of-pocket expenses. PEPCO has agreed to indemnify and hold harmless Georgeson from any losses or claims arising out of the services it performs (except as may result from Georgeson's negligence or misconduct).

    The PEPCO Meeting may be adjourned to another date and/or place for any proper purpose (including, without limitation, for the purpose of soliciting additional proxies).

    A representative of Price Waterhouse LLP, PEPCO's independent public accountants, is expected to attend the PEPCO Meeting and will be given the opportunity to make a statement and to respond to appropriate questions.

                                   THE MERGER

BACKGROUND OF THE MERGER

    In this section, there are references to the following groups (which are comprised of the persons listed):

    BGE BOARD: Christian H. Poindexter, Edward A. Crooke, H. Furlong Baldwin, Beverly B. Byron, J. Owen Cole, Dan A. Colussy, James R. Curtiss, Jerome W. Geckle, Martin L. Grass, Dr. Freeman A. Hrabowski III, Nancy Lampton, George
    V. McGowan, George L. Russell and Michael D. Sullivan.

    BGE LONG RANGE STRATEGY COMMITTEE: H. Furlong Baldwin, Jerome W. Geckle, Martin L. Grass, Nancy Lampton and Michael D. Sullivan.

    PEPCO BOARD: Edward F. Mitchell, Roger R. Blunt, Sr., A. James Clark, H. Lowell Davis, John M. Derrick, Jr., Richard E. Marriott, David O. Maxwell, Floretta D. McKenzie, Ann D. McLaughin, Peter F. O'Malley, Louis A. Simpson,
    A. Thomas Young (after April 26, 1995), W. Reid Thompson (director until April 26, 1995 and thereafter advisory director), John J. Byrne (advisory director), Vincent C. Burke, Jr. and Edwin K. Hoffman (advisory directors until April 26, 1995) and Charls E. Walker (advisory director until July 27,
    1995). William T. Torgerson, Senior Vice President -- Law and Government Relations, General Counsel and Secretary, and Dennis R. Wraase, Senior Vice President -- Finance and Accounting, attended all PEPCO Board meetings described herein. Paul Dragoumis, Executive Vice President (retired April 1,
    1995) attended all PEPCO Board meetings described herein that occurred prior to his retirement.

    PEPCO CHAIRMAN'S ADVISORY COMMITTEE: A. James Clark, Peter F. O'Malley, Louis A. Simpson, W. Reid Thompson and A. Thomas Young.

    BGE CORE NEGOTIATING TEAM: Charles W. Shivery, Vice President -- Finance & Accounting, Chief Financial Officer, and Corporate Secretary; David A. Brune, General Counsel; Thomas E. Ruszin, Jr., Treasurer and Manager -- Finance; and Susan Wolf, Associate General Counsel -- Corporate.

    PEPCO CORE NEGOTIATING TEAM: Dennis R. Wraase, Senior Vice President -- Finance and Accounting; and William T. Torgerson, Senior Vice President -- Law and Government Relations, General Counsel and Secretary.

    BGE ANALYSIS TEAM: Charles W. Shivery, Vice President -- Finance & Accounting, Chief Financial Officer and Corporate Secretary; Mark C. Bell, Financial Analyst; W. Todd Eudy, Director of Southwest Customer Operations; and Wayne D. Seifert, Plant Manager.

    PEPCO ANALYSIS TEAM: Dennis R. Wraase, Senior Vice President -- Finance and Accounting; Robert C. Grantley, Vice President -- Customers & Community Relations; William J. Sim, Vice President -- Power Supply & Delivery.

    BGE and PEPCO are neighboring utilities which have had a variety of working relationships on a wide range of issues over many years. In recent years both companies turned their strategic attention to developments in federal regulatory policy which are designed to increase competition in the wholesale market for bulk power and expand competition in the market for generation.

    Many of these developments were prompted by the Energy Policy Act of 1992 (the "1992 Act"), which granted the FERC the authority to order electric utilities to provide transmission service to other utilities and to other buyers and sellers of electricity in the wholesale market. The 1992 Act also created a new class of power producers, exempt wholesale generators, which are exempt from regulation under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"). This exemption has increased the number of entrants into the wholesale electric generation market and so increased competition in the wholesale segment of the electric utility industry. Pursuant to its authority under the 1992 Act, the FERC issued a number of orders in specific cases commencing in

December 1993 directing utilities to provide transmission services. The FERC's actions have increased the availability of transmission services, thus creating significant competition in the wholesale power market. Other developments resulted from policies at the SEC, which has liberalized its interpretation and administration of the 1935 Act in ways that have made mergers between utility companies less burdensome, thereby facilitating the creation of larger industry competitors. Moreover, state regulatory bodies in certain states had initiated proceedings to review the basic structure of the industry.

    Against this background, each company independently reached the conclusion that key factors contributing to success in this more competitive environment will be maintaining low-cost production and achieving a size that will enable it to continue to provide high quality customer service, enhancing its competitive position and attaining a greater level of financial strength. The accelerating pace of electric utility mergers attests to the appropriateness of business combinations between electric utility companies to address such needs. During 1993, one electric utility company merger was announced. In 1994, the number was increased to two, and during 1995, including those following the announcement of the Merger on September 25, 1995, six such transactions were announced.

    Each company's management has considered various strategies designed to enhance its ability to respond to the changing conditions in the industry. In 1993 and early 1994, both companies increased their strategic planning activities. In April 1993 the BGE Board formed the Long Range Strategy Committee to provide an oversight role in the development of BGE's long range strategic goals and to consider significant strategic initiatives which management wished to present to the BGE Board for approval. BGE retained the investment banking firm Goldman Sachs in early 1994 to advise it generally about such matters. In November 1993 PEPCO retained a law firm, LeBoeuf, Lamb, Greene & MacRae, L.L.P. ("LeBoeuf, Lamb"), to provide general strategic and specific legal advice on strategic options. In June 1994 PEPCO held a Board of Directors retreat during which PEPCO executives, assisted by outside consultants and counsel, briefed the PEPCO Board on developments in other regulated industries which had undergone deregulatory changes, on strategic options considered to be available in light of changes facing the electric utility industry and on the fiduciary responsibilities of directors when dealing with such matters. Included among the options discussed were mergers, acquisitions and strategic business combinations. The PEPCO Board reviewed management presentations describing various potential strategic combinations involving other utilities with service territories proximate to PEPCO's service territory. At the conclusion of the retreat the PEPCO Board encouraged the company's executives to continue to pursue the various strategic possibilities discussed during the retreat and move forward with a plan to engage a financial advisor to assist in such activities. In August 1994 PEPCO engaged the investment banking firm Barr Devlin as a financial advisor. PEPCO executives and representatives of Barr Devlin and LeBoeuf, Lamb continued to study alternative transactions. Based on this study, it was concluded that BGE was the most attractive merger candidate due to its comparable size, the existence of contiguous service territories and the potential synergies. No discussions were held with any utilities other than BGE.

    BGE and PEPCO's working relationship includes membership in the Pennsylvania-New Jersey-Maryland Interconnection (the "PJM") and joint minority participation in the ownership and operation of the Conemaugh electric generating plant. In working together on such joint matters, the Chairman and Chief Executive Officer of BGE, Mr. Poindexter, and the Chairman and Chief Executive Officer of PEPCO, Mr. Mitchell, in late 1994 informally discussed the potential benefits of a strategic business combination. As a result they agreed to convene small groups from the two companies to analyze whether any "fatal flaw" would prevent a merger of the companies and to consider what operational synergies could be anticipated to result from such a merger. On December 5, 1994 the BGE Analysis Team and the PEPCO Analysis Team met with the two CEOs and commenced their review.

    The two Analysis Teams pursued their joint review during December 1994 and January and February 1995. During this time, Mr. Poindexter and Mr. Mitchell discussed key financial issues (establishment of a mutually agreeable exchange ratio and an appropriate initial dividend level for the combined company, savings based on full integration of operations), governance issues (Board of Directors representation, Board Committee representation, management structure, headquarters location, location of operations and corporate name) and corporate structure (holding company versus integrated utility) that would need to be addressed in any merger consideration; BGE retained the law firm Winthrop, Stimson, Putnam & Roberts ("WSPR") to advise it concerning a possible strategic combination with PEPCO; and PEPCO, through LeBoeuf, Lamb, engaged the services of Hawks, Giffels & Pullin Inc. ("HGP") to assist it in a review of BGE's Calvert Cliffs Nuclear Power Plant.

    On January 26, 1995, at the PEPCO Board's regularly scheduled meeting, Mr. Mitchell advised the PEPCO Board of the discussions with Mr. Poindexter as described above, and of the establishment of the Analysis Teams.

    On February 15, 1995, the companies executed a confidentiality agreement related to their respective due diligence activities. The results of the initial synergies analysis were presented by the Analysis Teams to Messrs. Poindexter and Mitchell on February 16, 1995. They reported that no fatal flaw had been discovered and that there appeared to be operational benefits and cost savings which could be obtained through a merger. After concluding there was no fatal flaw the Analysis Teams continued to work on identifying the benefits, including the savings, associated with a combination of BGE and PEPCO. They were directed to explore these synergies in more detail through the retention of a consultant expert in such matters. The companies jointly retained Deloitte & Touche Consulting Group ("Deloitte & Touche") in March 1995 to assist management in the conduct of a detailed study of possible synergies from a strategic business combination. BGE discussed the initial synergies analysis in detail with the Long Range Strategy Committee and more generally with its entire Board of Directors at meetings held February 17, 1995. Representatives of Goldman Sachs attended both meetings and reviewed the key economic, financial and governance terms of other utility mergers, the methodology that Goldman Sachs would likely use to analyze from a financial point of view any transaction presented to the Board of Directors and the time frame for negotiations and for closing in other utility mergers.

    During February, March, April and May 1995, numerous activities took place in relation to the possible merger. The Core Negotiating Teams, together with representatives of Goldman Sachs, Barr Devlin, WSPR, LeBoeuf, Lamb and Covington & Burling (which has been outside corporate counsel to PEPCO for many years), met to identify and resolve legal, tax, accounting, capital structure, regulatory and other issues. Expanded teams from both companies (comprised of additional in-house attorneys, human resource executives, tax accountants, government relations personnel and in-house and independent accountants) undertook various "due diligence" activities and Messrs. Poindexter and Mitchell engaged in several conversations to review the activities of the teams, provide information on significant ongoing business developments and discuss key financial issues (exchange ratio and initial dividend level), governance issues (Board of Directors composition, management structure, headquarters location and workforce consolidation), operational issues (including nuclear operations and the fact that BGE's workforce is not represented by a labor union while PEPCO's labor force is so represented), regulatory approval requirements, corporate structure of the combined company and the negotiation process. In addition to the February 17, 1995 meeting, Messrs. Poindexter, Crooke and Shivery also briefed the BGE Board at regularly scheduled meetings held on March 17, 1995 and April 18, 1995 and Messrs. Poindexter, Crooke, Shivery, and Ruszin briefed the Long Range Strategy Committee at meetings held on March 17, 1995 and April 18, 1995.

    On March 23, 1995, at its regularly scheduled meeting, the PEPCO Board was briefed on the legal issues related to the potential merger, corporate structure and tax issues, and the legal responsibilities of directors and officers in the merger process. At this meeting, representatives of Barr Devlin discussed recent strategic developments in the electric and gas utility industry with an emphasis on recent consolidation activity and the economic and competitive forces contributing to consolidation. Representatives of Barr Devlin also described the important features of utility merger transactions and the potential strategic benefits of a BGE-PEPCO merger. The potential benefits noted were substantial merger savings and economies of scale, the financial strength of the resulting company

(which would enable it to succeed in an increasingly competitive environment and position itself to address future developments in the industry), the acquisition of gas purchasing expertise and the proximity of the two companies' service territories. The PEPCO Board voted to establish the Chairman's Advisory Committee to advise Mr. Mitchell as needed on merger issues. The Chairman's Advisory Committee met later the same day, during which meeting it discussed with representatives of LeBoeuf, Lamb the proposed terms of an engagement agreement with Barr Devlin and representatives of HGP briefed the Committee on the status of their nuclear due diligence activities.

    At the PEPCO Board's regularly scheduled meeting on April 26, 1995, Mr. Mitchell advised the PEPCO Board that his discussions with Mr. Poindexter were continuing, that the joint synergies analysis would be presented to Messrs. Poindexter and Mitchell the following month, and that he had agreed with Mr. Poindexter that each would attend the other's Board meeting on May 18 and 19. At a Chairman's Advisory Committee Meeting on May 3, 1995, Mr. Mitchell briefed the Committee on his discussions with Mr. Poindexter concerning executive succession and discussed with Committee members the key elements of the public announcement process.

    Representatives of Deloitte & Touche presented the results of the joint synergies analysis to Messrs. Mitchell and Poindexter on May 15, 1995, to a special meeting of the PEPCO Board of Directors on May 18, 1995, and a regular meeting of the BGE Board on May 19, 1995. Mr. Poindexter attended a portion of the May 18 PEPCO Board meeting and Mr. Mitchell attended a portion of the May 19 BGE Board of Directors meeting.

    At the May 18, 1995 PEPCO Board meeting, in addition to Deloitte & Touche, representatives of Covington & Burling, LeBoeuf, Lamb, Barr Devlin and HGP were also in attendance. Representatives of HGP briefed the PEPCO Board on matters relating to nuclear power, explaining the types of commercial nuclear power plants, the major differences between fossil and nuclear management and generation, the corporate governance implications of becoming a nuclear company and the future of the commercial nuclear industry, and reported its due diligence results with respect to the Calvert Cliffs Nuclear Power Plant, based upon a continuing review of all pertinent documents, two visits to the site and interviews with BGE personnel. In their report to the PEPCO Board, the representatives of HGP concluded that Calvert Cliffs was, and had the potential to remain, a well-run and cost-competitive facility. Representatives of Barr Devlin discussed the methodologies that they would use in the preparation of a valuation analysis for transactions such as the proposed merger and offered preliminary views as to how those methodologies might be applied to such a merger. The representatives of Barr Devlin also summarized BGE's and PEPCO's stand-alone financial forecasts and provided preliminary valuation analysis.

    At the May 15, 1995 meeting between Messrs. Poindexter and Mitchell, the May 18, 1995 PEPCO Board meeting, and the May 19, 1995 BGE Board meeting, which was attended by the BGE Core Negotiating Team, representatives of Deloitte & Touche reviewed the firm's methodology for collecting operational and financial data, analyzing labor, non-labor and production/supply components and identifying synergies; discussed their major assumptions; and presented their synergy results broken out by pre-merger initiatives, costs to achieve and net merger savings (which indicated estimated savings of approximately $1.3 billion net of costs to achieve over ten years, as is more fully described in "Reasons for the Merger" below). Also at the May 19 BGE Board meeting, representatives of WSPR reviewed with the BGE Board its fiduciary duties in analyzing specific transactions and representatives of Goldman Sachs described various financial considerations to be evaluated in analyzing specific transactions. Also on May 19, 1995, Messrs. Poindexter, Crooke, Shivery and Ruszin and representatives of Goldman Sachs updated the Long Range Strategy Committee on recent merger and acquisition activity in the utility industry and on recent discussions with PEPCO.

    During May and early June due diligence activities continued. The Core Negotiating Teams continued negotiations about the corporate structure and the substantive provisions of transaction documents that would be entered into should a transaction be agreed upon. Messrs. Mitchell and

Poindexter continued to meet to discuss management structure, the location of the combined company's headquarters, maintenance of a continuing presence in Baltimore and Washington, D.C., the composition of the combined company's Board of Directors, transition issues, and dividend policy. Representatives of Goldman Sachs and Barr Devlin met independently to discuss financial matters and reviewed with the respective companies financial frameworks involving ranges of exchange ratios and dividend levels. Messrs. Poindexter and Crooke, the BGE Core Negotiating Team and representatives of Goldman Sachs and WSPR briefed the BGE Board on the status of negotiations at a June 9, 1995 meeting. Goldman Sachs reviewed with the BGE Board exchange ratios ranging from .89 to .922 of a share of Company Common Stock for each share of PEPCO Common Stock with a dividend level of $1.80 for the Company at closing. Under this scenario, Mr. Mitchell would serve as Chairman until January 1, 1999 at which time Mr. Poindexter would become Chairman. In addition, Mr. Mitchell would also serve as CEO for one year after closing at which time Mr. Poindexter would become CEO. Mr. Poindexter would serve as Vice Chairman until he succeeded Mr. Mitchell as Chairman, and the Company Board would be split 60% BGE and 40% PEPCO. Goldman Sachs indicated to the BGE Board that Barr Devlin was suggesting exchange ratios in the range of
 .97 of a share to one share of Company Common Stock for each share of PEPCO Common Stock with an indicated dividend level of $1.66 for the holders of PEPCO Common Stock. Goldman Sachs indicated that under the Barr Devlin scenario, Mr. Mitchell would serve as Chairman until January 1, 2000 at which time Mr. Poindexter would become Chairman. Also, Goldman Sachs indicated that under the Barr Devlin scenario Mr. Mitchell would also serve as CEO for one year at which time Mr. Poindexter would become CEO. Mr. Poindexter would serve as Vice Chairman until he succeeded Mr. Mitchell as Chairman, and the Company Board would be split 50/50. In both scenarios the exchange ratio for BGE was one share of BGE Common Stock for one share of Company Common Stock. The BGE Board decided that Mr. Poindexter should call Mr. Mitchell following the meeting to extend an offer that could serve as a framework for a merger between the two companies.

    On June 9, 1995 PEPCO's Chairman's Advisory Committee met with Messrs. Mitchell, Derrick, Davis, and the PEPCO Core Negotiating Team, as well as representatives of Barr Devlin and LeBoeuf, Lamb. During the PEPCO committee's meeting, Mr. Poindexter called Mr. Mitchell to propose a framework for a possible transaction. The framework involved an exchange ratio whereby each share of PEPCO Common Stock would be converted into .89 shares of Company Common Stock and each share of BGE Common Stock would be converted into one share of Company Common Stock, an initial dividend level of $1.64 per share and a management structure for the Company. The management structure was as follows:
Board of Directors split 10 directors from BGE and 6 directors from PEPCO, designees of each company chairing three board committees, Mr. Mitchell as Chairman for two years and CEO for one year, Mr. Poindexter as Vice Chairman until he succeeded Mr. Mitchell as Chairman and CEO, and Mr. Crooke as President and Chief Operating Officer. Mr. Mitchell, after consulting with the PEPCO Chairman's Advisory Committee, concluded that the proposal was unacceptable regarding the financial terms and the management structure below the CEO level (in that both positions were filled by BGE executives). Accordingly, he telephoned Mr. Poindexter and advised him that in light of the unacceptable nature of the BGE proposal he saw no reason to discuss the matter further. Mr. Mitchell and Mr. Poindexter had a further telephone conversation on June 14 in which they agreed that no further merger discussions would take place but that each would permit representatives of Goldman Sachs and Barr Devlin to confer to see if the gap between the companies' positions on financial issues (exchange ratio and initial dividend level) could be narrowed sufficiently to justify further discussions. Although representatives of Barr Devlin and Goldman Sachs continued to discuss financial issues, there were no further merger negotiations between the Core Negotiating Teams or CEOs from mid-June until mid-August. At that time, Mr. Poindexter and Mr. Mitchell discussed a suggestion made by the representatives of Goldman Sachs and Barr Devlin that they meet with the two CEOs in September if further progress could be made by the representatives of Goldman Sachs and Barr Devlin on financial issues in the meantime.

    Goldman Sachs and Barr Devlin initiated a meeting on September 5, 1995 with PEPCO (Messrs. Wraase and Davis and Dan Worsham (Manager, Financial
Forecasting)), PEPCO's subsidiary, Potomac Capital Investment Corporation (Messrs. Paul F. Naughton (President) and John P. Finneran, Jr. (Vice President and Treasurer)), and BGE (Messrs. Shivery, Ruszin, Kevin J. Miller (Director, Financial Planning), Edward J. Stoltz (Director, Tax), Bruce M. Ambler (President of BGE's subsidiary, Constellation Holdings, Inc. ("CHI")), Dan R. Skowronski (General Counsel of CHI), Roger Waesche (Vice President - Finance of BGE's subsidiary Constellation Real Estate Group, Inc.) and Charles E. Garman, Jr. (Treasurer of CHI)) and representatives of Goldman Sachs and Barr Devlin to exchange financial information and discuss recent developments within each company. At the suggestion of Goldman Sachs and Barr Devlin, meetings were held on September 11 and 12, 1995, attended by BGE (Messrs. Shivery and Ruszin) and PEPCO (Messrs. Wraase and Worsham), along with representatives from Goldman Sachs and Barr Devlin, to continue discussions on the companies' financial plans. As a result of discussions at these meetings, the representatives of the companies and of Goldman Sachs and Barr Devlin concluded that the differences between the companies could be narrowed sufficiently to justify recommending to the two CEOs that they conduct further meetings. Goldman Sachs and Barr Devlin recommended that the CEOs consider exchange ratios ranging from .95 of a share to one share of Company Common Stock for each share of PEPCO Common Stock and one share of Company Common stock for each share of BGE Common stock. Corporate governance issues were open to negotiation. This led to a meeting on September 14, 1995 among Mr. Poindexter, Mr. Mitchell and the representatives of Goldman Sachs and Barr Devlin to discuss key financial issues (exchange ratio, initial dividend level), and several of the key governance issues (Board of Directors representation, Board Committee representation, management structure, headquarters location, name of combined company and key employee severance agreements). While Barr Devlin and Mr. Mitchell were firm on establishing an exchange ratio of close to one share of Company Common Stock for each share of PEPCO Common Stock with an initial dividend level that would result in a dividend to PEPCO's shareholders of $1.66 for each share of PEPCO Common Stock (which was PEPCO's current dividend rate), there was a willingness to negotiate governance issues in light of the premium of approximately 20% being requested for the holders of PEPCO Common Stock. Prior to this meeting, neither CEO had discussed specifics regarding the transaction since the June 9, 1995 offer.

    Mr. Poindexter updated the BGE Board on these developments at the regular meeting held September 15. Messrs. Shivery, Brune and Ruszin also attended this meeting. At this meeting, representatives of Goldman Sachs gave the BGE Board its assessments of the attractiveness of a business combination with selected investor-owned utilities in the Mid-Atlantic Region. Summary financial and operating statistics were presented for each company. The relative merits of a combination with each company was evaluated against several factors including, without limitation, service territory, lines of business, growth potential, competitive risk, operational compatibility, synergy potential, regulatory climate, potential liabilities, potential impact on BGE earnings, potential impact on BGE market valuation, and likely receptiveness to merger overtures. The evaluation concluded that for BGE, a combination with PEPCO compared favorably with other combination alternatives and continued to be the most attractive combination in the region. Based on this evaluation and the other factors described in the section titled "Recommendations of the BGE Board of Directors" on pages 33 and 34, the BGE Board concluded it was in BGE's best interest that the BGE Core Negotiating Team work with Messrs. Crooke and Poindexter, and representatives of Goldman Sachs, to continue negotiating a possible transaction. Mr. Poindexter, Mr. Mitchell and representatives of Goldman Sachs and Barr Devlin met again to negotiate and to discuss remaining issues on September 18. The issues discussed were the exchange ratio, management structure, Board of Directors representation, Board Committee representation, the name of the combined company and the proposed stock option agreements.

    The PEPCO Chairman's Advisory Committee met on September 19 with members of PEPCO's management (Messrs. Mitchell, Derrick, Davis, Wraase and Torgerson) and representatives of Barr Devlin, LeBoeuf, Lamb and Covington & Burling to discuss the principal remaining open economic and governance issues relating to the exchange ratio and the duties of the senior officers of the combined company to be named in the merger agreement, respectively. Barr Devlin summarized both companies' financial forecasts, discussed its updated valuation analysis, provided an update on recent electric utility consolidation and reviewed PEPCO's strategic alternatives. In a telephone conversation on that day Mr. Mitchell and Mr. Poindexter agreed that the Core Negotiating Teams should negotiate transaction documents while the CEOs continued to attempt to come to agreement on the key financial issues (exchange ratio and initial dividend level) and the key governance issues (Board of Directors representation, Board Committee representation, management structure, headquarters location, location of operations and company name).

    In meetings on September 20 at WSPR's offices in New York and by telephone on September 21, attorneys and executives representing the companies negotiated transaction documents and conducted final due diligence activities. On September 21, Mr. Mitchell and Mr. Poindexter reached agreement on a transaction framework that each would recommend to his Board at meetings to be held the next day. The framework for the transaction was: One share of Company Common Stock for each share of BGE Common Stock, .997 of a share of Company Common Stock for each share of PEPCO Common Stock, an initial dividend level of $1.67, a Company Board split of nine members from BGE and seven members fom PEPCO, Mr. Mitchell serving as Chairman for one year after closing, Mr. Poindexter serving as CEO from the outset and succeeding Mr. Mitchell as Chairman, Mr. Crooke serving as Vice Chairman as well as Chairman of the Company's non-utility subsidiaries from the outset, Mr. Derrick serving as President and Chief Operating Officer from the outset and headquarters in the Annapolis area with significant operations in Baltimore and Washington, D.C.

    On September 22, both the BGE Board and the PEPCO Board met to consider recommendations from their respective managements that they approve the execution of a definitive agreement to merge. The BGE Core Negotiating Team and representatives of Goldman Sachs and WSPR attended the BGE Board meeting. At BGE's meeting, representatives of Goldman Sachs made a presentation regarding the financial terms of the transaction and provided an oral opinion that the BGE Conversion Ratio, in light of the PEPCO Conversion Ratio, is fair to BGE shareholders. Mr. Shivery reviewed the strategic benefits of the combination. WSPR reviewed the transaction documents with the Board. WSPR and Mr. Brune and Miss Wolf reviewed legal matters with the Board. The BGE Board unanimously approved the Merger, the related transactions and the transaction documents.

    At PEPCO's meeting on the same day, representatives of Barr Devlin reviewed various financial and other information and rendered to the Board its opinion that the proposed exchange ratio was fair from a financial point of view to the holders of PEPCO Common Stock. Counsel to PEPCO reviewed in detail the transaction terms. Following the rendering of the Barr Devlin opinion, the PEPCO Board discussed with Barr Devlin and with counsel the information and advice it had received at this and previous meetings and the significant potential strategic and economic benefits to PEPCO shareholders and customers that would result from the proposed transaction. The potential strategic benefits discussed by the PEPCO Board were the prospects that the combined company would be able to provide service at lower cost than PEPCO could achieve on a stand-alone basis, thereby enhancing its ability to succeed in an increasingly competitive environment, and that the larger combined company would be better positioned to withstand changes and take advantage of opportunities occurring in the industry. The potential economic benefits discussed by the PEPCO Board were that, from the standpoint of PEPCO's shareholders, the exchange ratio reflected approximately a 20% premium over the average PEPCO Common Stock trading price during the week before the announcement of the Merger, and that the creation of a financially stronger company offered better prospects for future earnings per share and dividend growth. After such discussions, the PEPCO Board unanimously approved the proposed transaction and authorized the execution of the transaction documents.

    Following the meetings on September 22, 1995, the Merger Agreement and the reciprocal Stock Option Agreements were executed by BGE and PEPCO.

    BGE and PEPCO executives and employees met over the weekend to develop the press release, communications plans and employee communications packages. On Monday morning, September 25, 1995, the Merger was publicly announced.

    Other than the comparative analyses described above, BGE did not consider any alternatives to merging with PEPCO. At no time did BGE engage in transactional negotiations with any company other than PEPCO.

REASONS FOR THE MERGER

    BGE and PEPCO believe that the Merger will provide opportunities to achieve benefits for their respective shareholders, customers, employees and communities that would not be available if they were to remain separate companies. The Company, as a result of the combination of BGE's and PEPCO's equity, management, employees and technical expertise, will have increased financial stability and strength and will be better able to take advantage of opportunities in both the core utility and diversified businesses. The significant strategic and financial benefits from the Merger discussed below were identified in the synergies analysis performed with Deloitte & Touche. As discussed in "Background of the Merger," BGE and PEPCO jointly hired Deloitte & Touche to assist in the performance of a more detailed analysis and quantification of the Merger's synergies than the initial study performed by the companies. BGE and PEPCO worked closely with Deloitte & Touche to develop an analysis of the expected synergies resulting from a merger. Data was supplied in response to requests from Deloitte & Touche. BGE and PEPCO met frequently with Deloitte & Touche. Initially, discussions focused on the data supplied and details of the actual operations of the two companies. As Deloitte & Touche began to develop the synergies attainable from the Merger, the combined groups evaluated the reasonableness of the assumptions and conclusions and worked collectively to refine and improve the analysis. The following strategic and financial benefits represent the results of this analysis:

    - SIGNIFICANT REDUCTIONS IN OPERATING COSTS -- The combination of the core utility businesses of BGE and PEPCO is expected to result in substantial savings, estimated at approximately $1.3 billion, net of costs to achieve, over a 10-year period. These savings come primarily from three areas:

       LABOR:   The  Company anticipates  that it will  be able  to downsize the combined workforce by approximately 10%:

            DISTRIBUTION: The Company should be able to provide service to customers in the combined service territory with fewer facilities than the two stand-alone companies have at the present time, enabling greater economies of scale to be realized in the support areas. Areas expected to be the most affected include engineering and technical support, customer service and marketing and sales.

            CORPORATE SUPPORT: Savings are expected in human resources, accounting and finance, corporate affairs and communications, information systems and legal. Reductions will occur primarily as the result of eliminating duplicative functions.

            GENERATION: Due to the compact nature of the Company's service territory, one central generation support organization should be able to support the entire service territory. Expected areas to be the most affected by reductions include engineering and technical services, administrative support and mobile maintenance.

       NONFUEL PURCHASING:   Economies  of  scale are  expected to  be  achieved
       through reduced reliance on contractors and overall inventory reductions.

       CORPORATE AND ADMINISTRATIVE PROGRAMS: Savings are expected to be achieved by consolidating vehicles, insurance, benefits administration, shareholder services, information services and general and administrative services. Fees for outside consultants, auditors, attorneys and regulatory experts are also expected to decline as duplication is eliminated.

    - IMPROVED COMPETITIVE AND STRATEGIC POSITION WITHIN INDUSTRY -- It is expected that the Company's competitive position will be stronger than that of either BGE or PEPCO alone. More specifically, BGE and PEPCO believe that the following factors affecting competitive position should be enhanced as a result of the Merger:

       MAINTENANCE  OF  COMPETITIVE  RATES:    BGE  and  PEPCO  anticipate  that
       operating efficiencies resulting from the combination of two low-cost energy producers will help the Company keep the cost of providing electric service lower than either BGE or PEPCO could have achieved alone. The contiguous nature of the two companies' service territories provides a unique opportunity to achieve meaningful reductions in operating costs that are not possible on a stand-alone basis. As indicated above, the combination is expected to result in estimated savings of approximately $1.3 billion, net of costs to achieve, over a 10-year period. Absent the Merger, neither company could expect to achieve these cost savings. To the extent these savings are realized, it will not be necessary for the Company to seek future rate increases for electric service which may have been necessary for BGE and PEPCO absent a merger. BGE and PEPCO believe that, from the standpoint of attracting new customers and keeping customers satisfied, being a low-cost producer of electricity is very important.

       MORE BALANCED CUSTOMER BASE: Industrial and wholesale customers are considered most at-risk due to the increased competition in the industry. The combination will create a larger company with reduced reliance on industrial customers, from BGE's perspective and government customers, from PEPCO's perspective, as a percent of total sales. Industrial customers account for approximately 16% of BGE's electric sales and government customers account for approximately 19% of PEPCO's electric sales. For the Company, industrial and government customers would comprise approximately 8% and 9% of electric sales, respectively, on a PRO FORMA basis.

       INCREASED SIZE AND STABILITY: As competition intensifies in the industry, BGE and PEPCO believe size will be one parameter that will contribute to overall business success. If the Merger were completed today, it would create one of the nation's 10 largest utilities. As a consequence, BGE and PEPCO believe the Company will be better positioned to pursue future strategic opportunities within and outside its service territory as the demands of a competitive market intensify. Strategic opportunities may include the marketing of electric power in wholesale and retail markets from existing generating plants and from plants constructed to meet specific growth opportunities. Also, more assets will be available to the Company's diversified businesses and the size of these businesses combined are anticipated to enhance opportunities. Bigger size also should reduce the impact on the Company of changes in economic conditions on any given segment of its businesses.

       CREDIT QUALITY: BGE and PEPCO believe the synergies achieved by the Company may allow it to maintain a strong credit quality. This is relevant in the utility industry since the cost of capital is one of the primary components of a utility's cost structure.

    - GENERATION MIX -- If BGE and PEPCO had been combined during 1994, BGE's Calvert Cliffs Nuclear Power Plant would have accounted for 22% of the total megawatt hours generated by the Company and would have represented 12% of the Company's generating capacity. Based on actual 1994 statistics, Calvert Cliffs represented 39% of electricity produced by BGE and 25% of BGE's generating capacity. Therefore, from BGE's perspective, the Merger reduces the percentage of nuclear generation while increasing the percentage of coal generation and thus lessens the financial risks associated with owning and operating a nuclear power plant. PEPCO, on the other hand, will gain the benefit of additional fuel diversity.

    - FLEXIBILITY FOR COMPLIANCE WITH CLEAN AIR ACT -- Depending on the final requirement of NOx reductions, there is the potential to save capital expenditures associated with compliance.

    - BEST PRACTICES -- The combination will allow for the sharing and implementation of best practices from each of the areas in BGE and PEPCO. Examples of such practices include cross training of operations and maintenance personnel and predictive maintenance programs.

    - COORDINATION OF DIVERSIFICATION PROGRAMS -- BGE and PEPCO each have significant and complementary nonregulated subsidiary businesses. Synergies from combining these businesses were not analyzed and are not included in the $1.3 billion of estimated savings. The Company should be able to manage and pursue the diversified businesses more effectively as duplication is eliminated.

    Preliminary estimates by the managements of PEPCO and BGE indicate that the synergies resulting from the combination of their utility operations could generate net cost savings of up to $1.3 billion over a period of 10 years following the Merger. These estimates indicate that about two-thirds of the savings will come from reduced labor costs, with the remaining savings split between nonfuel purchasing and corporate and administrative programs. These savings are expected to be allocated among shareholders and customers. This allocation will depend upon the results of regulatory proceedings in the various jurisdictions in which BGE and PEPCO operate their utility businesses. See "Regulatory Matters."

    The analyses employed in order to develop estimates of potential savings as a result of the Merger were necessarily based upon various assumptions which involve judgments with respect to, among other things, future national and regional economic and competitive conditions, inflation rates, regulatory treatment, weather conditions, financial market conditions, interest rates, future business decisions and other uncertainties, all of which are difficult to predict and many of which are beyond the control of BGE and PEPCO. Accordingly, while BGE and PEPCO believe that such assumptions are reasonable for purposes of the development of estimates of potential savings, there can be no assurance that such assumptions will approximate actual experience or that all such savings will be realized.

RECOMMENDATIONS OF THE BGE BOARD OF DIRECTORS

    The BGE Board believes that the terms of the Merger are advisable and are fair to BGE's shareholders. Accordingly, the BGE Board, by unanimous vote, has approved the Merger Agreement and recommends its approval and adoption by BGE's shareholders.

    The BGE Board believes that the Merger presents a unique opportunity for BGE and PEPCO to combine; that BGE's shareholders will benefit by participation in the combined economic growth of the BGE and PEPCO service territories and from the inherent increase in scale economies, market diversification and the resulting increased financial stability and strength; that the Merger will result in cost savings from a reduction in operational and maintenance expense and other factors discussed above; and that the combined enterprise can participate in the increasingly competitive market for the generation of power. All of these factors offer a financially stronger company.

    In its deliberations concerning the Merger, the BGE Board considered the following factors, all of which had a favorable impact on its recommendations to go forward with the Merger: (i) BGE's and PEPCO's respective businesses, operations, assets, management, geographic location and prospects, particularly the relative quality, capacity and mix of electric generating facilities and the geographic proximity of the BGE and PEPCO service territories; (ii) the financial condition and results of operations of BGE and PEPCO, both on a historical and on a prospective basis; (iii) the historical prices and trading information with respect to BGE Common Stock and PEPCO Common Stock, particularly the movement of the two stocks in relation to each other over time;
(iv) the presentations of BGE's management, including potential operating and financial synergies anticipated from the Merger and discussed above under "-- Reasons for the Merger"; (v) the proposed treatment of the Merger as a pooling of interests for accounting purposes, which avoids the reduction in earnings that would be associated with amortization of goodwill; (vi) the fact that the Merger will be tax-free (except with respect to cash payments to dissenters and in lieu of fractional shares) to BGE and its shareholders; (vii) the opinion of BGE's financial advisor, Goldman Sachs that, as of September 22, 1995, and in light of the PEPCO Conversion Ratio, the BGE Conversion Ratio is fair to the holders of shares of BGE Common Stock; (viii) the synergies analysis which was prepared with the assistance of Deloitte & Touche, which indicated estimated savings of approximately $1.3 billion, net of costs to achieve, over a 10-year period, and which supported the decision to combine with PEPCO; (ix) the management succession and composition of the Company Board as outlined in the Merger Agreement; (x) the plan for the transition of BGE and PEPCO into the Company as specified in the Merger Agreement; (xi) potential synergies for combining diversified business; and
(xii) the terms of the Merger Agreement, which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination and other issues such as management and operations of the Company. In determining that the Merger is advisable and is fair to its shareholders, the BGE Board considered the above favorable factors as a whole and did not assign specific or relative weights to them.

THE BGE BOARD, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE AND ARE FAIR TO BGE'S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF BGE VOTE FOR APPROVAL OF THE MERGER.

RECOMMENDATIONS OF THE PEPCO BOARD OF DIRECTORS

    The PEPCO Board has determined that the terms of the proposed Merger are fair to and in the best interests of the PEPCO shareholders, and offer the PEPCO shareholders better prospects for the future than would be available if PEPCO were to remain a stand-alone entity. Accordingly, the PEPCO Board, by a unanimous vote, has approved the Merger Agreement and recommends its approval and adoption by PEPCO's shareholders.

    In its deliberations concerning the Merger Agreement, the PEPCO Board considered PEPCO's and BGE's respective businesses, operations, assets, management, geographic location and prospects. The PEPCO Board also considered the financial condition and results of operations of PEPCO and BGE on a historical and prospective basis. In its assessment of a potential business combination with BGE, the PEPCO Board considered that BGE, but not PEPCO, generates a portion of its electricity by means of nuclear power. In view of its lack of operating experience with nuclear generation facilities, PEPCO retained a consultant, HGP, and relied upon outside counsel to furnish assistance to the PEPCO Board and management in performing the due diligence required to assess questions relating to nuclear generation generally and BGE's two nuclear units at Calvert Cliffs in particular. Through such efforts the PEPCO Board and management achieved a sufficient level of comfort with the technical, economic, performance, regulatory, legal and governance issues involved, both on a general level and with respect to Calvert Cliffs, such that the combination of PEPCO with a utility having significant nuclear generating capacity was not considered an impediment to the Merger.

    The other factors considered by the PEPCO Board were: (i) the importance of size and economies of scale in the increasingly competitive energy sector, (ii) the market diversification resulting from the combination of PEPCO's and BGE's existing customer base, generation capacity, fuel mix requirements, natural gas operations and nonutility businesses; (iii) the historical market prices and trading information with respect to PEPCO Common Stock and BGE Common Stock, particularly the movement of the two stocks in relation to each other over time and the PEPCO Conversion Ratio which represents a premium of approximately 20% over the average trading price of PEPCO Common Stock in the period immediately prior to the announcement of the Merger; (iv) the Company, at the indicated Company Common Stock dividend rate and assuming maintenance of historical earnings following the Merger, would have a significantly lower dividend payout ratio as compared to PEPCO's current payout ratio; (v) the presentations of PEPCO's management, including the synergies analysis that was prepared with the assistance of Deloitte & Touche which indicated estimated savings of approximately $1.3 billion, net of costs to achieve, over a 10-year period, and which supported the decision to combine with BGE; (vi) the proposed treatment of the Merger as a pooling of interests for accounting purposes, which avoids the creation of any goodwill on the balance sheet of the Company and thereby avoids the reductions in earnings that would be associated with the amortization of goodwill under purchase accounting; (vii) the fact that the Merger will be tax-free (except with respect to cash payments made to dissenters and holders of fractional shares) to PEPCO and its shareholders; (viii) the opinion of PEPCO's financial advisor, Barr Devlin, to the effect that the PEPCO Conversion Ratio is fair, from a financial point of view, to the holders of PEPCO Common Stock; (ix) the management succession plan and composition of the Company Board specified in the Merger Agreement and the Company Employment Agreements (as described under "-- Company Employment Agreements" and "The Company Following the Merger -- Management of the Company") which provides for a prudent plan for managing the integration of and transition in management; (x) the impact of regulation under various state and federal laws (as described under "Regulatory Matters"); and (xi) the terms of the Merger Agreement which provide for substantially reciprocal representations and warranties, conditions to closing and rights relating to termination. The PEPCO Board considered the above factors as a whole and did not assign a specific or relative weight to any such factor.

THE PEPCO BOARD, BY UNANIMOUS VOTE, HAS APPROVED AND ADOPTED THE MERGER AGREEMENT, BELIEVES THAT THE TERMS OF THE MERGER ARE ADVISABLE AND ARE FAIR TO PEPCO'S SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF PEPCO VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

OPINIONS OF FINANCIAL ADVISORS

    BGE'S FINANCIAL ADVISOR. On September 22, 1995, Goldman Sachs delivered its oral opinion to the BGE Board that, as of the date of such opinion, and in light of the PEPCO Conversion Ratio, the BGE Conversion Ratio is fair to the holders of shares of BGE Common Stock. Goldman Sachs has delivered its written opinion to the BGE Board that, as of the date hereof, in light of the PEPCO Conversion Ratio, the BGE Conversion Ratio is fair to holders of BGE Common Stock.

    THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED AS OF THE DATE OF THIS JOINT PROXY STATEMENT/ PROSPECTUS, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT D1 AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF BGE COMMON STOCK ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY. THE OPINION OF GOLDMAN SACHS IS DIRECTED ONLY TO THE FAIRNESS OF THE BGE CONVERSION RATIO, IN LIGHT OF THE PEPCO CONVERSION RATIO, TO HOLDERS OF SHARES OF BGE COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF BGE COMMON STOCK AS TO HOW TO VOTE AT THE BGE MEETING. THE SUMMARY OF THE MATERIAL ASPECTS OF THE OPINION OF GOLDMAN SACHS SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS EXHIBIT D1 HERETO.

    In connection with their opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; the Registration Statement, including this Joint Proxy Statement/Prospectus relating to the BGE Meeting and the PEPCO Meeting; Annual Reports to shareholders and Annual Reports on Form 10-K of BGE and PEPCO for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BGE and PEPCO; FERC Forms 1 of BGE and PEPCO; certain other communications from BGE and PEPCO to their respective shareholders; certain aircraft appraisals conducted by Avitas, Inc. dated May 16, 1995 and by Air Cargo Management Group dated May 12, 1995 (the "Aircraft Appraisals"); and certain internal financial analyses and forecasts for BGE and PEPCO prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies (the "Synergies") expected to be achieved as a result of the Merger, which were prepared jointly by the managements of BGE and PEPCO, with the assistance of Deloitte & Touche, a third-party consultant. Goldman Sachs also held discussions with members of the senior management of BGE and PEPCO regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Merger, including, without limitation, the amount and timing of realization of the Synergies. In addition, Goldman Sachs reviewed the reported price and trading activity for BGE Common Stock and PEPCO Common Stock, compared certain financial and stock market information for BGE and PEPCO with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric utility industry and performed such other studies and analyses as Goldman Sachs considered appropriate.

    Goldman Sachs relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by them for purposes of their opinion. In that regard, Goldman Sachs assumed that the Synergies have been reasonably determined on a basis reflecting the best currently available judgments and estimates of BGE and PEPCO and that such Synergies will be realized in the amounts and at the times contemplated thereby. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of BGE or PEPCO or any of their subsidiaries and Goldman Sachs has not been furnished with any such evaluation or appraisal other than the Aircraft Appraisals. Goldman Sachs has assumed that the consummation of the transactions contemplated by the Merger Agreement will be accounted for as a pooling of interests under generally accepted accounting principles ("GAAP"). Goldman Sachs also has assumed that the holders of shares of BGE Common Stock will not recognize gain or loss for tax purposes in connection with the Merger. Goldman Sachs further assumed that obtaining any necessary regulatory or third-party approvals for the transactions contemplated by the Merger Agreement and any possible divestitures which may be required in connection therewith will not have an adverse effect on the Company, BGE or PEPCO. Goldman Sachs is not expressing any opinion as to the prices at which Company Common Stock may trade when the transaction is consummated.

    The opinions of Goldman Sachs do not consider the relative merits of the transactions contemplated by the Merger Agreement as compared to any other business plan or opportunity that might be available to BGE or the effect of any other arrangement in which BGE might engage.

    In connection with their opinions, Goldman Sachs performed certain financial analyses, which were reviewed with the BGE Board on September 22, 1995. The following is a summary of these analyses.

    HISTORICAL EXCHANGE RATIO ANALYSIS. Goldman Sachs reviewed the ratio of daily trading prices of PEPCO Common Stock to the daily trading prices of BGE Common Stock from September 21, 1990 through September 8, 1995. This review indicated that for the one-, two-, three-, four- and five-year periods ending September 8, 1995, the average ratio of the trading price of PEPCO Common Stock to the trading price of BGE Common Stock was .83, .90, .96, 1.00 and 1.02, respectively.

    CONTRIBUTION ANALYSIS. Goldman Sachs analyzed and compared the prospective respective contribution of each of BGE and PEPCO to the Company based on a comparison of certain actual and estimated stock market and financial information for each company as a separate entity on a stand-alone basis. This analysis did not take into account any Synergies realizable as a result of, or any other effects from, the Merger. This analysis indicated that BGE would contribute to the Company approximately (i) 60.4% of aggregate market capitalization based on their respective market prices as of September 21, 1995,
(ii) 58.8% of aggregate 1994 net income, (iii) 63.5% of aggregate estimated 1995 net income (based on the internal forecasts of managements of each of BGE and PEPCO), (iv) 60.8% of aggregate estimated 1995 net income (based upon the median of the earnings estimates of various securities research analysts as reported by the Institutional Brokers' Estimates Services ("IBES")), (v) 59.0% of aggregate 1995 cash flow based on forecasts by managements of each of BGE and PEPCO, (vi) 59.9% of book value as of June 30, 1995, (vii) 54.1% of aggregate total assets as of June 30, 1995 and (viii) 60.6% of aggregate revenues for 1994. Based on the number of shares of BGE and PEPCO outstanding as of the date of the Merger Agreement, the Ratios would result in holders of BGE Common Stock owning approximately 55.5% of the Company Common Stock immediately after consummation of the Merger on a pro forma basis which represented a participation by BGE shareholders in the Company which was within the range of contribution by BGE to the Company based on the eight factors discussed above.

    SELECTED COMPANIES ANALYSIS. Goldman Sachs reviewed and compared certain actual and estimated financial and stock market information of BGE and PEPCO with that of a group of public utility companies comprised of Allegheny Power System, Inc., Atlantic Energy, Inc., Delmarva Power & Light Company, Dominion Resources, Inc., General Public Utilities Corporation, PECO Energy Company, PP&L Resources, Inc. and Public Service Enterprise Group Incorporated (the "Selected Utility Companies"). This analysis indicated that (i) return on equity for the latest 12 months was approximately 9.9% and 9.5% for PEPCO and BGE, respectively, as compared to a mean of 10.0% and a median of 10.1% for the Selected Utility Companies (with a range of 7.1% to 12.5%); (ii) the ratio of market value per share of common stock to book value per share was approximately
1.41 and 1.44 for PEPCO and BGE, respectively, as compared to a mean of 1.34 and a median of 1.35 for the Selected Utility Companies (with a range of 1.25 to 1.47); (iii) price earnings multiples, based on IBES estimates of 1995 earnings, were approximately 12.4 and 12.9 for PEPCO and BGE, respectively, as compared to a mean of 11.4 and a median of 11.4 for the Selected Utility Companies (with a range of 10.2 to 12.5); (iv) price earnings multiples, based on IBES estimates of 1996 earnings, were approximately 12.0 and 12.2 for PEPCO and BGE, respectively, as compared to a mean of 10.9 and a median of 10.9 for the Selected Utility Companies (with a range of 9.8 to 12.2); (v) dividend yield was approximately 7.7% and 5.9% for PEPCO and BGE, respectively, as compared to a mean of 7.1% and a median of 7.1% for the Selected Utility Companies (with a range of 5.9% to 8.2%); and (vi) the ratio of estimated dividends to be paid in 1995 to IBES median estimates of 1995 earnings was approximately 94.9% and 76.1% for PEPCO and BGE, respectively, as compared to a mean of 81.2% and a median of 85.3% for the Selected Utility Companies (with a range of 62.1% to 93.3%).

    DISCOUNTED CASH FLOW ANALYSIS. Based on projections prepared by the managements of PEPCO and BGE, Goldman Sachs estimated the net present value of PEPCO's and BGE's future cash flows (after deducting estimated capital expenditures). In conducting this analysis, Goldman Sachs assumed discount rates ranging from 11% to 13% and terminal value multiples of 11, 12 and 13 times earnings to common. This analysis indicated a net present value per share of PEPCO Common Stock of $25.61 to $30.79 (which amounts included a Synergy retention value of $5.55 to $6.39 per share based upon an assumed retention of 50% of after-tax annual Synergies) and a net present value per share of BGE Common Stock ranging from $22.78 to $27.82 per share (which amounts included no Synergy retention value). The price ranges indicated by this analysis implied a PEPCO Conversion Ratio ranging from 0.98 to 1.27, assuming a BGE Conversion Ratio of 1.0. Goldman Sachs also compared the estimated net present value of future cash flows of the Company against the estimated net present value of future cash flows of BGE on a stand-alone basis. In conducting this analysis, Goldman Sachs assumed a 12% discount rate and terminal value multiples of 11, 12 and 13 times earnings attributable to common stock. This analysis indicated net present values, at terminal value multiples of 11, 12 and 13, of $22.45, $23.88 and $25.30 per share, respectively, for the Company, assuming no synergies and of $24.03, $25.56 and $27.10 per share, respectively, for the Company, assuming 50% of pretax synergies flow to shareholders, compared with net present values of $23.68, $25.21 and $26.73 per share for BGE on a stand-alone basis.

    DIVIDEND DISCOUNT ANALYSIS. Goldman Sachs calculated the present value of the estimated hypothetical future dividends payable on PEPCO Common Stock and on BGE Common Stock. In conducting this analysis, Goldman Sachs applied discount rates of 8%, 9% and 10% and considered potential annual growth rates of 1.0%, 1.5% and 2.0% on a dividend of $1.93 per share of PEPCO Common Stock (representing PEPCO's current dividend of $1.66 per share plus an additional dividend of $0.27 representing 50% retention of after-tax Synergies at a 70% payout ratio) and annual growth rates of 2.0%, 2.5% and 3.0% on the current dividend of $1.56 per share of BGE Common Stock. This analysis implied per share values ranging from $21.49 to $32.24 per share of PEPCO Common Stock and from $19.50 to $31.20 per share of BGE Common Stock. Assuming a BGE Conversion Ratio of 1.0, these values implied a PEPCO Conversion Ratio of between .89 and 1.24.

    SELECTED  TRANSACTIONS  ANALYSIS.    Goldman  Sachs  reviewed  and  analyzed
selected financial, operating and stock market information relating to seven business combinations involving electric utility

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
companies. These transactions were the combination of Southwestern Public Service Company and Public Service Company of Colorado, the combination of CIPSCO Incorporated and Union Electric Company, the combination of Sierra Pacific Resources and The Washington Water Power Company, the combination of PSI Energy, Inc. and The Cincinnati Gas & Electric Company, the combination of Iowa Southern Utilities Company and IE Industries Inc., the combination of Iowa Resources, Inc. and Midwest Energy Company and the combination of Utah Power & Light Company and PacifiCorp. (together, the "Selected Transactions"). This analysis indicated that the consideration received by shareholders of the smaller company (as determined by market capitalization) in each of the Selected Transactions represented (i) a multiple of latest 12 months earnings per share ranging from 12.2 to 16.3, with a mean of 14.0 and, given a BGE Conversion Ratio of 1.0, implying a PEPCO Conversion Ratio of 0.87 based on this mean; (ii) a multiple of gross cash flow ranging from 5.6 to 7.6, with a mean of 6.7 and, given a BGE Conversion Ratio of 1.0, implying a PEPCO Conversion Ratio of 0.92 based on this mean; (iii) a dividend pickup ranging from 1.0% to 59.4%, with a mean of 23.5% and, assuming a BGE Conversion Ratio of 1.0, implying a PEPCO Conversion Ratio of 1.31, based on such mean; (iv) a multiple of book value ranging from 1.3 to 2.5, with a mean of 1.8 and, given a BGE Conversion Ratio of 1.0, implying a PEPCO Conversion Ratio of 1.04 based on this mean; and (v) a premium to market value per common share ranging from 1.9% to 56.0%, with a mean of 25.9% and, given a BGE Conversion Ratio of 1.0, implying a PEPCO Conversion Ratio of 1.05 based on this mean.

    PRO FORMA COMBINATION ANALYSIS. Goldman Sachs analyzed the pro forma impact of the Merger, assuming a BGE Conversion Ratio of 1.0 and a PEPCO Conversion Ratio of 0.997, on the earnings per share of common stock of each of BGE and PEPCO shareholders for 1997, 1998 and 1999. The analysis assumed that the Merger was consummated in 1995 and that anticipated Synergies began to accrue at that time. The analysis was based on earnings estimates for these years for BGE and PEPCO prepared by their respective managements and assumes that 50% of the pre-tax Synergies expected to result from the Merger will flow to the shareholders of the Company. Based on these forecasts and estimates and assuming the Merger will be accounted for as a pooling of interests, the Ratios would be modestly dilutive to BGE shareholders in 1997 and modestly accretive to BGE shareholders thereafter.

    In connection with its opinion dated as of the date of this Joint Proxy Statement/Prospectus, Goldman Sachs reviewed the analyses used to render their September 22, 1995 oral opinion to the BGE Board by performing procedures to update certain such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not assign relative weights to any of the analyses.

    The analyses were prepared solely for the purpose of Goldman Sachs providing their opinion to the BGE Board as to the fairness of the BGE Conversion Ratio, in light of the PEPCO Conversion Ratio, to holders of BGE Common Stock and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. Any estimates incorporated in the analyses performed by Goldman Sachs are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than any such estimates. No public company utilized as a comparison is identical to BGE, PEPCO or the business segment for which a comparison is being made, and none of the comparable acquisition transactions or other business combinations utilized as a comparison is identical to the transactions contemplated by the Merger Agreement. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations resulting from the transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared. In connection with the analyses, Goldman Sachs made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of BGE and PEPCO. Similarly, analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of BGE and PEPCO or their respective advisors, there can be no assurance that future results or actual values will not be materially different from these forecasts or assumptions. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Exhibit D1 to this Joint Proxy Statement/Prospectus.

    As described above, the opinion and presentation of Goldman Sachs to the BGE Board was only one of many factors taken into consideration by the BGE Board in making its determination to approve the Merger Agreement. In addition, the terms of the Merger were determined through negotiations between BGE and PEPCO and were approved by the BGE Board. Although Goldman Sachs provided advice to BGE during the course of these negotiations, the decision to enter into the Merger Agreement and to accept the Ratios was solely that of the BGE Board.

    Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with BGE, having provided certain investment banking services to BGE from time to time, including acting as managing underwriter of certain securities offerings of BGE, as one of the agents under BGE's medium-term note program and as the remarketing agent under one of BGE's tax-exempt commercial paper programs, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs provides certain investment banking services to PEPCO from time to time, including acting as managing underwriter of certain securities offerings of PEPCO, as one of the agents under PEPCO's medium-term note program, and as a dealer in its commercial paper program. Goldman Sachs may provide investment banking services to the Company in the future. BGE selected Goldman Sachs as its financial advisor because Goldman Sachs is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and has familiarity with BGE and the industry in which it operates.

    Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of their normal trading activities may from time to time effect transactions and hold positions in the debt and equity securities of BGE and PEPCO for their own account and for the account of customers; consequently Goldman Sachs may, at any time, hold a long or short position in such securities.

    Pursuant to a letter agreement dated February 17, 1995 (the "Engagement Letter"), BGE engaged Goldman Sachs to act as its financial advisor with respect to a possible transaction with PEPCO. Pursuant to the terms of the Engagement Letter, BGE has agreed to pay Goldman Sachs (i) monthly fees of $100,000 over a period commencing March 1, 1995 through the execution of a merger agreement with PEPCO but not to exceed five months, (ii) $1,000,000 upon execution of the Merger Agreement, (iii) $1,500,000 upon approval of the Merger Agreement by holders of BGE Common Stock and (iv) $6,000,000 upon consummation of the Merger. The Engagement Letter also provides for the payment by BGE to Goldman Sachs of 10% of any payment BGE might receive from PEPCO or a third-party if the Merger is not consummated, not to exceed $4,000,000 and not including payments received by BGE as reimbursement for out-of-pocket expenses. In addition, BGE has agreed to reimburse Goldman Sachs for their reasonable out-of-pocket expenses, including the fees and disbursements of their attorneys, plus any sales, use or similar taxes arising in connection with

Goldman Sachs' engagement and to indemnify Goldman Sachs and certain related persons against certain liabilities, including certain liabilities under the federal securities laws, arising out of its engagement.

    Goldman Sachs has rendered from time to time various investment banking and other financial advisory services to BGE. Since January 1, 1994, Goldman Sachs has earned approximately $600,000 in compensation from BGE in connection with routine securities transactions.

    PEPCO'S FINANCIAL ADVISOR. On February 15, 1995, PEPCO entered into an engagement letter with Barr Devlin pursuant to which Barr Devlin was retained to act as PEPCO's financial advisor in connection with a potential business combination with BGE. Barr Devlin has delivered its written opinions to the PEPCO Board, dated September 22, 1995, and the date of this Joint Proxy Statement/ Prospectus, to the effect that, on and as of the dates of such opinions, and based upon assumptions made, matters considered, and limits of the review, as set forth in the opinions, the PEPCO Conversion Ratio was and is fair, from a financial point of view, to the holders of PEPCO Common Stock.

    A COPY OF THE OPINION OF BARR DEVLIN DATED THE DATE HEREOF IS ATTACHED TO THIS JOINT PROXY STATEMENT/ PROSPECTUS AS EXHIBIT D2 AND IS INCORPORATED HEREIN BY REFERENCE. THE SEPTEMBER 22, 1995 OPINION IS SUBSTANTIALLY IDENTICAL TO THE OPINION ATTACHED HERETO. PEPCO SHAREHOLDERS ARE URGED TO READ CAREFULLY THE OPINION DATED THE DATE HEREOF IN ITS ENTIRETY FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND THE LIMITS OF THE REVIEW UNDERTAKEN BY BARR DEVLIN. THE SUMMARY OF THE MATERIAL ASPECTS OF BARR DEVLIN'S OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ATTACHED OPINION.

    In connection with rendering its opinion dated the date hereof, Barr  Devlin
(i) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1994 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995, for PEPCO; (ii) reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1994; and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995, for BGE; (iii) reviewed certain other filings with the SEC and other regulatory authorities made by PEPCO and BGE during the last three years, including proxy statements, FERC Forms 1, Forms 8-K and registration statements; (iv) reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of PEPCO and BGE furnished to Barr Devlin by PEPCO and BGE; (v) conducted discussions with members of senior management of PEPCO and BGE concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating, administrative and capital synergies which might be realized for the benefit of the Company following the Merger; (vi) reviewed the historical market prices and trading activity for shares of PEPCO Common Stock and BGE Common Stock and compared them with those of certain publicly traded companies deemed by Barr Devlin to be relevant; (vii) compared the results of operations of PEPCO and BGE with those of certain companies deemed by Barr Devlin to be relevant; (viii) compared the proposed financial terms of the Merger with the financial terms of certain utility industry business combinations deemed by Barr Devlin to be relevant; (ix) analyzed the respective contributions of earnings, cash flow, assets and shareholders equity by PEPCO and BGE to the Company; (x) analyzed the valuation of shares of PEPCO Common Stock and BGE Common Stock using various valuation methodologies deemed by Barr Devlin to be appropriate; (xi) considered the pro forma capitalization, earnings and cash flow of the Company; (xii) compared the pro forma capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio of the Company with each of the corresponding current and projected values for PEPCO and BGE on a stand-alone basis; (xiii) reviewed the Merger Agreement;
(xiv) reviewed the Registration Statement, including this Joint Proxy Statement/Prospectus; and (xv) reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and considered such other matters as Barr Devlin deemed necessary or appropriate for purposes of its opinion. The financial forecasts referred to in part (iv) of this paragraph and elsewhere under the caption "PEPCO's Financial Advisor" consist of income statements, cash flow statements and balance sheets and the financial and operating assumptions underlying them for the years 1995 through 1999 (defined below, under the subcaption "Discounted Flow Analysis," as the "Projection Period") for each of PEPCO and BGE, prepared by the respective managements of PEPCO and BGE, and exchanged pursuant to executed confidentiality agreements.

    In  preparing  its  opinions,   Barr  Devlin  relied,  without   independent
verification, on the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to it by PEPCO and BGE, including the representations and warranties contained in the Merger Agreement, and have further assumed that the conditions to consummation of the Merger Agreement will be satisfied in all material respects. Barr Devlin further relied upon the assurances of management of PEPCO and BGE that they were not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PEPCO and BGE (including, without limitation, projected cost savings and operating synergies), Barr Devlin relied upon assurances of management of PEPCO and BGE that such projections were reasonably prepared and reflected the best currently available estimates and judgments of the managements of PEPCO and BGE as to the future financial performance of PEPCO and BGE, as the case may be and as to the projected outcomes of legal, regulatory and other contingencies. Barr Devlin was not provided with and did not undertake an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PEPCO or BGE, nor did Barr Devlin make any physical inspection of the properties or assets of PEPCO or BGE. In addition, Barr Devlin was not requested to, and did not, solicit any indications of interest from third parties with respect to the purchase of all or a part of PEPCO.

    In arriving at its opinions, Barr Devlin assumed that the Merger will be a reorganization as described in Section 368(a) of the Code and the regulations thereunder, and that PEPCO, BGE and holders of PEPCO Common Stock and BGE Common Stock who exchange their shares solely for Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. In addition, Barr Devlin has assumed that the Merger will qualify as a pooling of interests for financial accounting purposes. Barr Devlin's opinions are based upon general financial, stock market and other conditions and circumstances as they existed and could be evaluated, and the information made available to it, as of the respective dates of its opinions. Barr Devlin's opinions are directed only to the PEPCO Board of Directors and to the fairness of the PEPCO Conversion Ratio from a financial point of view, do not address any other aspect of the Merger and do not constitute a recommendation to any PEPCO shareholder as to how such shareholder should vote at the PEPCO Meeting. Although Barr Devlin evaluated the fairness of the PEPCO Conversion Ratio from a financial point of view to the holders of PEPCO Common Stock, the specific PEPCO Conversion Ratio was determined by PEPCO and BGE through arm's length negotiations. PEPCO did not place any limitations upon Barr Devlin with respect to the procedures followed or factors considered by Barr Devlin in rendering its opinions.

    Barr Devlin has advised PEPCO that, in its view, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinions, Barr Devlin did not attribute any particular weight to any analysis or factor considered by it, nor did Barr Devlin ascribe a specific range of fair values to PEPCO; rather, Barr Devlin made its determination as to the fairness of the PEPCO Conversion Ratio on the basis of qualitative judgments as to the significance and relevance of each of the financial and comparative analyses and factors described below. Accordingly, notwithstanding the separate factors summarized below, Barr Devlin believes that its analyses must be considered as a whole and that considering any portions of these analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. In its analysis, Barr Devlin made many assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond PEPCO's and BGE's control. Any estimates in these analyses do not necessarily indicate actual values or predict future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

    In connection with rendering its opinions dated September 22, 1995, and the date hereof, and preparing its various written and oral presentations to the PEPCO Board, Barr Devlin performed a variety of financial and comparative analyses and considered a variety of factors of which the material analyses and factors are summarized below. This summary does not purport to be a complete description of the analyses performed or factors considered by Barr Devlin. The results of the analyses described in this summary were discussed with the PEPCO Board at its meeting on September 22, 1995. Barr Devlin derived implied exchange ratios for PEPCO Common Stock and BGE Common Stock based upon what these analyses, when considered in light of the judgment and experience of Barr Devlin, suggested about the relative values of their respective Common Stocks. Barr Devlin's opinions are based upon its consideration of the collective results of all such analyses, together with the other factors referred to in its opinions. Because each share of BGE Common Stock is being converted into one share of Company Common Stock, these implied exchange ratios can be compared to the 0.997 shares of Company Common Stock that each share of PEPCO Common Stock will be converted into pursuant to the Merger. In concluding that the PEPCO Conversion Ratio is fair, from a financial point of view, to the holders of PEPCO Common Stock and in its discussions with the PEPCO Board, Barr Devlin noted that 0.997 was within each range of implied exchange ratios set forth below, which were derived from the analyses performed by it. In connection with its opinion dated the date hereof, Barr Devlin performed certain procedures to update its analyses made for its September 22, 1995 opinion and reviewed with the managements of PEPCO and BGE the assumptions upon which such analyses were based. The results of such analyses were substantially the same as those for the September 22, 1995 opinion of Barr Devlin.

    COMPARABLE TRANSACTION ANALYSIS. To determine an implied exchange ratio based upon a comparable transaction analysis, Barr Devlin reviewed certain transactions involving mergers between regulated electric or electric and gas utilities or holding companies for regulated electric or electric and gas utilities (the "Comparable Transactions"). The Comparable Transactions were selected because they were strategic combinations of electric, or electric and gas, utility companies (or their holding companies) which resulted in the creation of newly formed, newly named, publicly traded corporations with meaningful senior executive officer representation from each of the merged companies, and with boards of directors consisting of representatives from the boards of directors of each of the merging companies prior to the transaction.

    Barr Devlin calculated the implied equity consideration for each of the Comparable Transactions as a multiple of each participating company's net income and cash flow for the latest 12-month period preceding the announcement of such transaction and book value of common equity for the most recently available fiscal quarter preceding the transaction. In addition, Barr Devlin calculated the "implied total consideration" (defined as the sum of the implied equity consideration plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests minus cash and option proceeds, if any) for each of the Comparable Transactions as a multiple of each company's respective latest 12-month earnings before interest, taxes ("EBIT") and earnings before interest, taxes and depreciation ("EBITDA"). The Comparable Transactions included in this analysis consisted of Public Service Co. of Colorado/Southwestern Public Service, Union Electric Company/CIPSCO Incorporated, Wisconsin Energy Corporation/Northern States Power Company, Midwest Resources, Inc./Iowa-Illinois Gas & Electric Company/PSI Resources and Midwest Energy Company/Iowa Resources. This analysis produced reference values of $20.26 to $27.22 per share in the case of PEPCO and $20.67 to $27.11 per share in the case of BGE. The implied range of exchange ratios resulting from these reference values was 0.75 to 1.32, with a midpoint value of 1.03.

    Because the reasons for and circumstances surrounding each of the Comparable Transactions analyzed were diverse and because of the inherent differences between the operations of PEPCO, BGE and the companies in the selected transactions, Barr Devlin believed that a purely quantitative comparable transaction analysis would not be particularly meaningful in the context of the Merger.

Barr Devlin believed that an appropriate use of a comparable transaction analysis in this instance would involve qualitative judgments concerning differences between the characteristics of these transactions and the Merger which would affect the relative values of the merged companies, PEPCO and BGE.

    DISCOUNTED CASH FLOW ANALYSIS. To determine an implied exchange ratio based upon a discounted cash flow ("DCF") analysis, Barr Devlin prepared and reviewed the results of unleveraged DCF analyses for both PEPCO and BGE for the fiscal year period 1995 through 1999 (the "Projection Period"). After receiving and reviewing the five-year financial projections by the managements of PEPCO and BGE, Barr Devlin made certain revisions to the projected earnings of BGE's nonutility subsidiaries. These revisions produced an adjusted forecast (the "Adjusted Forecast") with a lower rate of annual earnings growth than had been assumed in BGE's financial forecast. Barr Devlin subsequently used the Adjusted Forecast in all such analyses incorporating the financial forecasts.

    The purpose of the DCF analysis was to determine the present value or worth of the common shares of each of PEPCO and BGE. To calculate the present value of a business using a DCF analysis, the projected unleveraged free cash flows for each year, together with the estimated value of the business in the final year of the Projection Period, are discounted to the present. Barr Devlin estimated terminal values for PEPCO and BGE by applying multiples (described below) to (i) the projected book value of PEPCO's and BGE's common equity as of fiscal year-end 1999 and (ii) the projected net income of PEPCO and BGE for fiscal year 1999. The multiples applied were based on analyses of the corresponding multiples of certain public companies comparable to PEPCO and BGE. For the purposes of these analyses, the terminal multiple ranges used were 1.50x - 1.75x and 1.45x - 1.70x for PEPCO and BGE, respectively, with respect to book value and 12.5x - 14.0x and 12.5 - 13.5x for PEPCO and BGE, respectively, with respect to net income. The cash flow streams and terminal values were then discounted to present value using discount rates that ranged from 7.75% to 8.75% for PEPCO and 8.50% to 9.50% for BGE. This analysis produced reference values of $20.91 to $28.06 per share in the case of PEPCO and $22.29 to $28.41 per share in the case of BGE. The implied range of exchange ratios resulting from these reference values was 0.74 to 1.26, with a midpoint value of 1.00.

    STOCK TRADING HISTORY. Barr Devlin reviewed the performance of the per share market prices and trading volumes of PEPCO Common Stock and BGE Common Stock and compared such per share market price movements to movements in (i) the Dow Jones Utility Index and (ii) the Standard and Poor's 500 Composite Index to provide perspective on the current and historical stock price performance of PEPCO and BGE relative to the Comparable Companies (as defined below) and selected market indices. Barr Devlin also calculated the ratio of the per share weekly closing market price of PEPCO to the per share weekly closing market price of BGE for the periods September 18, 1992 to September 18, 1995. This analysis showed that over this three-year period PEPCO Common Stock traded at a price as high as 1.20 times, as low as 0.78 times and at an average of 0.99 times the then-current per share market price of BGE Common Stock. For the one-month and 12-month periods ending September 15, 1995, PEPCO Common Stock traded at an average of 0.82 and 0.83 times, respectively, the then-current per share market price of BGE Common Stock. This analysis was utilized to provide historical background for the manner in which the public trading market had valued PEPCO and BGE in absolute terms and relative to each other.

    PUBLICLY TRADED COMPARABLE COMPANY ANALYSIS. Using publicly available information, Barr Devlin compared selected financial information and ratios (described below) for PEPCO and BGE with the corresponding financial information and ratios for a group of electric or electric and gas utilities (or their holding companies) situated in the mid-Atlantic region (the "Regional Comparable Companies") and two groups of other selected electric or electric and gas utilities (or their holding companies) deemed by Barr Devlin to be comparable to PEPCO (the "PEPCO Comparable Companies") and BGE (the "BGE Comparable Companies") (collectively, the "Comparable Companies"). The Regional Comparable Companies were selected because they possessed general business, operating and financial characteristics representative of companies in industries in which PEPCO and BGE operate and whose principal geographic areas of operation are located either: (i) in states in which PEPCO or BGE has electric or gas utility operations or (ii) in states contiguous to those in which

PEPCO or BGE has electric or gas utility operations. The Regional Comparable Companies consisted of Allegheny Power System, Inc., American Electric Power Co. Inc., Atlantic Energy, Inc., Delmarva Power & Light Co., Dominion Resources Inc., DQE, Inc., General Public Utilities Corp., PECO Energy Co., PP&L Resources, Inc. and Public Service Enterprise Group Inc. The PEPCO Comparable Companies and BGE Comparable Companies possessed general business, operating and financial characteristics representative of companies in industries in which PEPCO and BGE operate and whose principal geographic areas of operation are not necessarily located in states or contiguous states in which PEPCO or BGE, respectively, have electric or gas utility operations. The PEPCO Comparable Companies consisted of Allegheny Power System, Inc., CINergy Corp., DPL Inc., IPALCO Enterprises, Inc., KU Energy Corp., LG&E Energy Corp., NIPSCO Industries, Inc. and Public Service Co. of Colorado. The BGE Comparable Companies consisted of CMS Energy Corp., Illinova Corporation, Northern States Power Co., PECO Energy Co., San Diego Gas & Electric Co., Scana Corp., Union Electric Co. and Wisconsin Energy Corporation.

    In evaluating the current market values of PEPCO Common Stock and BGE Common Stock, Barr Devlin determined ranges of multiples for selected financial ratios for the Comparable Companies, including: (i) the market value of outstanding common stock as a multiple of (a) net income available to common stock for the 12-month period ending June 30, 1995 (the "LTM Period"), (b) projected net income available to common stock for the 12-month period ending December 31, 1995 ("fiscal 1995"), (c) book value of common equity for the most recently available fiscal quarter ended June 30, 1995 and (d) after-tax cash flow from operations for the LTM Period and (ii) the "aggregate market value" (defined as the sum of the market value of common stock, plus the liquidation value of preferred stock, the principal amount of debt, capitalized lease obligations and minority interests, minus cash and cash equivalents) as a multiple of (a) EBIT for the LTM Period, (b) EBITDA for the LTM Period, (c) EBIT for fiscal 1995 and
(d) EBITDA for fiscal 1995. This analysis produced reference values of $19.41 to $23.84 per share in the case of PEPCO and $21.35 to $26.61 per share in the case of BGE. The implied range of exchange ratios resulting from these reference values was 0.73 to 1.12, with a midpoint value of 0.92.

    Barr Devlin also evaluated the projected fiscal year-end 1995 and 1996 market values of shares of outstanding PEPCO Common Stock and BGE Common Stock, based on the operating and financial projections provided by PEPCO and the Adjusted Forecast for BGE for the Projection Period. The projected year-end 1995 market values were based on selected ranges of multiples for the Comparable Companies and (i) projected 1995 and 1996 net income available to common stock,
(ii) projected 1995 cash flow, (iii) projected book value of common stock as of year-end 1995 and (iv) projected dividend yields as of year-end 1995. The projected year-end 1996 market values were based on selected ranges of multiples for the Comparable Companies and (i) projected 1996 and 1997 income available to common stock, (ii) projected 1996 cash flow, (iii) projected book value of common stock as of year-end 1996 and (iv) projected dividend yields as of year-end 1996. For fiscal 1995, this analysis produced reference values of $22.67 to $26.34 per share in the case of PEPCO and $24.45 to $28.76 per share in the case of BGE. The implied range of exchange ratios resulting from the 1995 reference values was 0.79 to 1.08 with a midpoint value of 0.93. For fiscal 1996, this analysis produced reference values of $23.38 to $27.19 per share in the case of PEPCO and $25.65 to $30.21 per share in the case of BGE. The implied range of exchange ratios resulting from the 1996 reference values was 0.77 to 1.06, with a midpoint value of 0.92.

    CONTRIBUTION ANALYSIS. Barr Devlin calculated the relative contribution of PEPCO and BGE to the pro forma combined Company with respect to (i) net income,
(ii) cash flow, (iii) book value of common equity and (iv) EBIT, in each case for fiscal 1994 and for fiscal 1995 through fiscal 1998. Although Barr Devlin considered each of the above-mentioned contribution measures, it attributed relatively greater weight to three of these measures (net income, book value of common equity and EBIT) because of its judgment that they are more appropriate indicators of relative contribution to shareholder value. These contribution indices yielded implied exchange ratios during the Projection Period ranging from 0.81 to 1.04, with a midpoint value of 0.92.

    DISCOUNTED DIVIDEND ANALYSIS. Barr Devlin prepared and reviewed the results of discounted dividend analyses of PEPCO and BGE based on certain financial assumptions relating to projected dividends per share for each year in the Projection Period prepared by PEPCO's and BGE's managements. To calculate the value of a stock using discounted dividend analysis, the projected dividend per share for each fiscal year together with the estimated share price as of fiscal year-end 1999 are discounted to the present at an estimated cost of equity capital rate. Barr Devlin estimated the fiscal year-end 1999 share price by dividing (x) the estimated annualized fiscal year-end dividend in 1999 by (y) the estimated cost of equity capital rate less the estimated sustainable rate of growth in the equity capital rates ranging from 8.25% to 10.75% and sustainable dividend growth rates ranging from 1.75% to 3.25% for PEPCO and market-derived cost of equity capital rates ranging from 8.25% to 10.50% and sustainable dividend growth rates ranging from 2.75% to 3.50% for BGE. This analysis produced reference values of $17.65 to $29.58 per share in the case of PEPCO and $20.03 to $31.46 per share in the case of BGE. The implied range of exchange ratios resulting from these reference values was 0.56 to 1.48, with a midpoint value of 1.02.

    PRO FORMA MERGER ANALYSIS. Barr Devlin analyzed certain pro forma effects to the shareholders of PEPCO resulting from the Merger, based on the PEPCO Conversion Ratio, for each year in the Projection Period. This analysis, based on the financial forecast of PEPCO and BGE's Adjusted Forecast and assuming retention of a significant portion of the synergies forecasted, showed substantial accretion to holders of PEPCO Common Stock in earnings per share and modest accretion in dividends per share.

    Barr Devlin was selected as PEPCO's financial advisor because Barr Devlin and principals of Barr Devlin have a long history of association in the investment banking and electric and gas utility industries. Barr Devlin is a privately held investment banking firm specializing in financial, strategic and merger advisory services to the electric and gas utility industries, the energy industry and selected other industries. In this capacity, Barr Devlin and principals of Barr Devlin have been involved as advisors in numerous transactions and advisory assignments in the electric, gas and energy industries and are constantly engaged in the valuation of businesses and securities in those industries.

    Pursuant to the terms of Barr Devlin's engagement, PEPCO has agreed to pay Barr Devlin for its services in connection with the Merger (i) a financial advisory retainer fee of $50,000 per quarter (which is the same retainer fee required by a 1994 letter agreement between PEPCO and Barr Devlin for ongoing financial services), (ii) financial advisory progress payments of $500,000 per quarter, commencing on execution of the Merger Agreement; and (iii) a transaction fee based on the aggregate consideration to be received by PEPCO and holders of PEPCO Common Stock in connection with the Merger on the Closing Date, ranging from 0.41% of such aggregate consideration (for a transaction with an aggregate consideration of $2,000,000,000) to 0.35% of such aggregate consideration (for a transaction with an aggregate consideration of $4,000,000,000). All retainer fees payable during the term of the engagement, all financial advisory progress fees and an additional $100,000 would be credited against any transaction fee payable to Barr Devlin. PEPCO has agreed to reimburse Barr Devlin for its out-of-pocket expenses, including fees and expenses of legal counsel and other advisors engaged with the consent of PEPCO and to indemnify Barr Devlin against certain liabilities, including liabilities under the federal securities laws, relating to or arising out of its engagement.

    Barr Devlin has rendered from time to time various investment banking and other financial advisory services to PEPCO. Since January 1, 1994, pursuant to the arrangements referred to in clause (i) of the preceding paragraph, Barr Devlin has earned compensation from PEPCO with respect to such services of approximately $100,000 (excluding compensation with respect to its services related to the Merger).

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendations of the Boards of Directors of BGE and PEPCO with respect to the Merger, shareholders should be aware that certain members of the Boards of Directors and management of BGE and PEPCO have certain interests in the Merger that are not shared by the shareholders of BGE and PEPCO generally. The Boards of Directors of BGE and PEPCO were aware of these respective interests when they approved the Merger Agreement.

    BOARD OF DIRECTORS. As provided in the Merger Agreement, it is intended that, at the Effective Time, the Company Board will consist of 16 directors, composed of nine persons designated by BGE, including Christian H. Poindexter and Edward A. Crooke and seven persons designated by PEPCO, including Edward F. Mitchell and John M. Derrick, Jr. See "The Company Following the Merger -- Management of the Company". To date, neither BGE nor PEPCO has determined the other individuals who will be designated to serve as directors of the Company at the Effective Time.

    COMPANY EMPLOYMENT AGREEMENTS. Pursuant to the Merger Agreement, each of Messrs. Mitchell, Poindexter, Crooke and Derrick have entered into Company Employment Agreements attached hereto as Exhibits C1, C2, C3 and C4, respectively, pursuant to which they will serve as directors and officers of the Company following the Effective Time. See "The Merger -- Company Employment Agreements."

    BGE SEVERANCE AGREEMENTS AND EMPLOYEE PLANS. Following the execution of the Merger Agreement, BGE entered into severance agreements with 15 key employees. Neither the execution of the Merger Agreement, nor the consummation of the Merger, will cause the acceleration, vesting or payment of any benefits under the employee benefit plans or agreements of BGE. See "The Merger -- BGE Severance Agreements and Employee Plans."

    PEPCO SEVERANCE AGREEMENTS AND EMPLOYEE PLANS. PEPCO has entered into severance arrangements with 13 key employees. Under certain benefit plans maintained by PEPCO, certain executive officers and other employees of PEPCO are entitled to the accelerated vesting of restricted stock, to the accelerated payment of certain retirement benefits or to the continuation of certain payments in the event the participant's employment with PEPCO is terminated under certain circumstances following a change in control. For purposes of these PEPCO plans, the Merger will constitute a change in control. See "The Merger -- PEPCO Severance Agreements and Employee Plans."

    PEPCO EMPLOYMENT AGREEMENTS. Messrs. Wraase and Torgerson of PEPCO have employment agreements with PEPCO, effective August 1, 1995, which will become obligations of the Company at the Effective Time. Also, PEPCO and H. Lowell Davis entered into an agreement effective August 1, 1995 that will be binding on the Company and provides for the payment of certain benefits during his employment and upon his retirement at any time on or before May 1, 1997. See "The Merger -- PEPCO Employment Agreements."

    INDEMNIFICATION. Pursuant to the Merger Agreement, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company is required, to the fullest extent not prohibited by applicable law, to indemnify, defend and hold harmless any person who was a director, officer or employee of BGE and PEPCO or any of their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (collectively, "Indemnified Liabilities") (a) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of BGE or PEPCO or any subsidiary thereof and (b) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby. See "The Merger Agreement -- Indemnification."

COMPANY EMPLOYMENT AGREEMENTS

    The Company Employment Agreements of Messrs. Mitchell, Poindexter, Crooke and Derrick are attached hereto as Exhibits C1, C2, C3 and C4, respectively. The Company Employment Agreements will become effective only at the Effective Time. The provisions of the Company Employment Agreements that relate to the executive continuing to serve as a director on the Company Board assume that the executive is elected to the Company Board at future annual meetings of the Company's shareholders. The following summary of the material terms of the Company Employment Agreements is qualified in its entirety by reference to the Company Employment Agreements.

    From the Effective Time until the last day of the twelfth full month following the Effective Time, Mr. Mitchell will serve as Chairman of the Company. Mr. Mitchell's Company Employment Agreement expires on the last day of the twelfth full month following the Effective Time. Mr. Poindexter will serve as Chief Executive Officer from the Effective Time until Mr. Mitchell ceases to serve as Chairman and thereafter will serve as Chairman and Chief Executive Officer. Mr. Poindexter's Company Employment Agreement expires on the last day of the sixtieth full month following the Effective Time. From and after the Effective Time, Mr. Crooke will serve as Vice Chairman. Mr. Crooke's Company Employment Agreement expires on the last day of the sixtieth full month following the Effective Time. From and after the Effective Time, Mr. Derrick will serve as President and Chief Operating Officer. Mr. Derrick's Company Employment Agreement expires on the last day of the sixtieth full month following the Effective Time.

    The Company Employment Agreements for each of Messrs. Poindexter, Crooke and Derrick will be extended for successive one-year periods beginning on the fifth anniversary of the Effective Time, unless the Company provides written notice to the executive that it shall not be so extended.

    Each Company Employment Agreement provides that the executive will receive an annual base salary no less than that which is in effect immediately prior to the Effective Time and both short-term and long-term incentive compensation. The executive will also be entitled to participate in all retirement, supplemental retirement and welfare benefit plans of the Company on the same basis as other senior executives of the Company; PROVIDED, HOWEVER, that Mr. Mitchell will have the option to waive participation in such Company plans and instead participate in the benefit plans he participated in immediately prior to the Merger (or equivalent plans), if such group of plans are more favorable than the benefit plans provided by the Company. Each executive is also entitled to receive fringe benefits available to other senior executives of the Company.

    If the Company terminates the employment of the executive without cause or the executive terminates his employment for "good reason" (defined as (i) the assignment of duties inconsistent with the executive's stated duties or diminishment of stated duties, (ii) the Company's failure to provide the compensation and benefits provided for under the Company Employment Agreement,
(iii) termination of the executive's employment other than in accordance with the Company Employment Agreement, (iv) the failure or refusal by a successor company to assume the Company Employment Agreement or (v) a material, unremedied breach of the Company Employment Agreement by the Company), the Company will continue to be obligated to provide for the compensation and benefits (excluding fringe benefits) called for by the Company Employment Agreement through the end of the term of the Company Employment Agreement (with incentive compensation based on the maximum potential awards) and all unvested stock compensation will vest immediately. In addition, the executive will be deemed to retire with full retiree welfare benefits.

    If the executive's employment is terminated by the Company for cause or by the executive without good reason, the executive will receive his annual base salary earned, but unpaid, plus any deferred compensation through his termination date. If the executive dies or becomes disabled during the term of the Company Employment Agreement, the Company will pay to the executive or his beneficiaries or estate any portion of compensation earned but unpaid through the date of death or disability (including previously deferred compensation and pro-rata incentive compensation based upon the maximum potential awards and accrued but unused vacation pay).

    In the event that any payments to the executive under the Company Employment Agreement are subject to the excise tax on excess parachute payments, the Company will pay an additional amount to the executive, such that after payment of all income and excise taxes on the additional amount, the executive will retain a sufficient amount to pay the excise tax.

    Mr. Mitchell's Company Employment Agreement provides that, in the event of the termination of his employment for any reason, benefits identical to the retirement, death and continuing health benefits provided in and on the same terms as set forth in his current employment agreement with PEPCO, will be provided to Mr. Mitchell, his surviving spouse, or other beneficiary, as applicable.

BGE SEVERANCE AGREEMENTS AND EMPLOYEE PLANS

    Effective as of December 6, 1995, BGE entered into BGE Severance Agreements with 14 key employees: Bruce M. Ambler, Thomas F. Brady, David A. Brune, Herbert
D. Coss, Jr., George C. Creel, Robert E. Denton, Carserlo Doyle, Jon M. Files, Sharon S. Hostetter, Ronald W. Lowman, G. Dowell Schwartz, Jr., Charles W. Shivery, Joseph A. Tiernan and Stephen F. Wood. In addition, as a result of his promotion to an officer, BGE entered into a BGE Severance Agreement with Charles
H. Cruse effective as of December 31, 1995. At the Effective Time, the BGE Severance Agreements will become binding obligations of the Company. The BGE Severance Agreements expire on the last day of the 24th calendar month following the Effective Time.

    Each of the BGE Severance Agreements provides for the payment of severance benefits to the executive if, within 24 calendar months following the Effective Time, any of the following events occur: (i) termination of the employment of the executive by BGE or a successor company, other than for cause, death, disability or the executive's voluntary termination of employment without "good reason," defined as the assignment of duties materially inconsistent with the executive's duties prior to the Effective Time or a material reduction or alteration of his duties, a reduction in the executive's salary or a relocation of the executive by more than 50 miles; (ii) termination of employment by the executive for "good reason;" (iii) the failure or refusal by a successor company to assume BGE's obligations under the BGE Severance Agreement; or (iv) a material breach of the BGE Severance Agreement by BGE (or a successor company). In addition, the executive is entitled to severance benefits upon (i) the termination of the executive's employment without cause after December 6, 1995 (or, if applicable, December 31, 1995), but prior to the Effective Time or (ii) the occurrence of an event, after December 6, 1995 (or, if applicable, December 31, 1995), but prior to the Effective Time, that constitutes "good reason," followed by the executive's voluntary termination of employment within 24 months after the Effective Time.

    The severance benefit provided under the BGE Severance Agreement depends on the executive's age and years of service with BGE or a successor company at the time he is entitled to severance benefits. For an executive who has not attained either age 55 with 20 years of service or age 60 with one year of service, the severance benefit consists of: (i) an amount in cash equal to 2.25 times the executive's annual base salary and average annual incentive award (average of the two highest annual incentive awards paid in the last five years) paid in 24 equal monthly installments, (ii) medical and dental benefits for a 36 month period, as if the executive remained an employee of BGE or a successor company and (iii) the event giving rise to an entitlement to severance benefits will not constitute a termination of the executive's Split Dollar Agreement with BGE (or a successor split dollar agreement) and the executive shall be deemed to have retired upon such termination of employment for purposes of the Split Dollar Agreement.

    For an executive who has attained either age 55 with 20 years of service or age 60 with one year of service, the severance benefit consists of: (i) an amount in cash equal to two times the executive's annual base salary and average annual incentive award (average of the two highest annual incentive awards paid in the last five years), paid in 24 equal monthly installments, (ii) unreduced supplemental retirement benefits under the BGE Executive Benefits Plan (or a successor plan), (iii) medical and dental benefits on the same basis and on the same terms as any retiree who has attained age 65 with the greater of 20 years or actual years of service and (iv) the executive will be treated as having retired at the request of BGE (or a successor company) for purposes of all of the BGE benefit plans (or successor benefit plans).

    If the foregoing benefits, when taken together with any other payments to the executive, result in the imposition of the excise tax on parachute payments and the loss of a tax deduction to BGE (or a successor company), and the net after-tax benefits to the executive attributable to the severance payment would not exceed by $10,000 or more the net after-tax benefits accruing to the executive if he was paid the maximum amount that would not trigger the excise tax, then the severance benefits and benefits payable under other plans will be reduced to the maximum amount that would not trigger the excise tax.

    If the employment of all executives with BGE Severance Agreements had been terminated as of December 31, 1995 under circumstances giving rise to an entitlement to benefits thereunder, the aggregate value of such benefits would have been approximately $9,105,478 for BGE executives, including the following approximate amounts for the participating executive officers of BGE: Bruce M. Ambler -- $993,909; Thomas F. Brady -- $555,108; David A. Brune -- $693,527;
Herbert D. Coss, Jr. -- $584,808; George C. Creel -- $632,000; Charles H. Cruse -- $369,895; Robert E. Denton -- $633,838; Carserlo Doyle -- $483,866; Jon M.
Files -- $633,981; Sharon S. Hostetter -- $445,101; Ronald W. Lowman -- $503,034; G. Dowell Schwartz, Jr. -- $674,605; Charles W. Shivery -- $616,292;
Joseph A. Tiernan -- $829,899; and Stephen F. Wood -- $455,615.

    Certain BGE employee benefit plans contain provisions which accelerate the vesting, exercise and/or payment of benefits in the event of termination of the participant's employment under certain circumstances following a change in control of BGE. For purposes of such plans, the Merger will not constitute a change in control of BGE. Accordingly the Merger will not result in the acceleration of vesting, exercise or payment of benefits under the change in control provisions of such plans.

PEPCO SEVERANCE AGREEMENTS AND EMPLOYEE PLANS

    Effective as of either August 1, 1995 or November 1, 1995, PEPCO entered into PEPCO Severance Agreements with 13 key employees: Iraline G. Barnes, Earl
K. Chism, Kirk J. Emge, Susann D. Felton, William R. Gee, Jr., Robert C. Grantley, Anthony J. Kamerick, Anthony S. Macerollo, Eddie R. Mayberry, John D. McCallum, James S. Potts, William J. Sim and Andrew W. Williams. At the Effective Time, the PEPCO Severance Agreements will become binding obligations of the Company. Each agreement has an initial three-year term, and automatically extends for successive three-year periods thereafter, unless the Chief Executive Officer of PEPCO (or a successor company) has given notice that it shall not be so extended.

    Each of the PEPCO Severance Agreements provides for the payment of severance benefits to the executive if, within two years following a change in control of PEPCO, any of the following events occur: (i) termination of the employment of the executive by PEPCO (or a successor company), other than for cause, death, disability or voluntary normal retirement; (ii) termination of employment by the executive for "good reason," defined as the assignment of duties materially inconsistent with the executive's duties prior to a change in control or a material reduction or alteration of his duties, a reduction in the executive's salary or relocation of the executive by more than 50 miles; (iii) the failure or refusal by a successor company to assume PEPCO's obligations under the agreement; or (iv) a material breach of the agreement by PEPCO (or a successor company). In addition, the executive is entitled to severance benefits upon (i) the termination of the executive's employment without cause "in contemplation of," but prior to, a change in control or (ii) the occurrence of an event, "in contemplation of," but prior to a change in control, constituting "good reason" followed by the executive's voluntary termination of employment within two years after a change in control. For purposes of the PEPCO Severance Agreements, (i) the approval of the Merger Agreement by the PEPCO Board constitutes an act "in contemplation of" a change in control and (ii) the Merger would constitute a change in control.

    The severance benefits consist of: (i) an amount in cash equal to two times the executive's annual base salary (in effect at the time of termination) and annual bonus (average of annual target bonuses during the three years prior to termination) paid in 24 equal monthly installments and (ii) certain welfare benefits for a three year period after the date of termination. If the foregoing benefits, when taken together with any other payments to the executive, result in the imposition of the excise tax on excess parachute payments and the loss of a tax deduction to PEPCO (or a successor company), and the net after-tax benefits to the executive attributable to the severance payment would not exceed by $10,000 or more the net after-tax benefits accruing to the executive if he was paid the maximum amount that would not trigger the excise tax, then the severance benefits and benefits payable under other plans will be reduced to the maximum amount that would not trigger the excise tax.

    If the employment of all executives with PEPCO Severance Agreements had been terminated as of December 31, 1995 under circumstances giving rise to an entitlement to benefits thereunder, the aggregate value of such benefits would have been approximately $4,814,080 for PEPCO executives, including the following approximate amounts for the participating executive officers of PEPCO: Iraline
G. Barnes --  $392,145; Earl K.  Chism --  $358,623; Kirk J.  Emge --  $386,753;
Susann D. Felton -- $309,284; William R. Gee, Jr. -- $334,943; Robert C. Grantley -- $378,250; Anthony J. Kamerick --$346,625; Anthony S. Macerollo -- $403,753; Eddie R. Mayberry -- $334,794; John D. McCallum -- $384,528; James S.
Potts --  $323,361;  William J.  Sim  -- $427,168;  and  Andrew W.  Williams  --
$433,848.

    Under various employee benefit plans of PEPCO, the Merger will constitute a change of control, which will entitle participating employees to the vesting of certain benefits if their employment is terminated following the Merger. Under the PEPCO LTIP certain executive officers and other executives will be entitled to the accelerated vesting of shares of restricted stock. Under the PEPCO Supplemental Executive Retirement Plan and the PEPCO Executive Performance Supplemental Retirement Plan certain executive officers will be entitled to the accelerated payment of certain retirement benefits. Under the PEPCO Executive Split Dollar Program certain executive officers and other employees will be entitled to the continuation of premium payments. If the employment of such executive officers and other employees of PEPCO who are entitled to benefits under such plans had been terminated on December 31, 1995, under circumstances giving rise to an entitlement to benefits thereunder, the estimated aggregate value of such benefits would have been approximately $1,498,628, including the following approximate amounts that would be payable to the participating PEPCO executive officers: Iraline G. Barnes -- $64,946; Earl K. Chism -- $55,633; Kirk
J. Emge -- $82,697; Susann D. Felton -- $72,586; William R. Gee, Jr. -- $101,135; Robert C. Grantley -- $108,337; Anthony J. Kamerick -- $90,457;
Anthony S. Macerollo -- $169,505; Eddie R. Mayberry -- $55,288; John D. McCallum -- $86,133; James S. Potts -- $76,184; William J. Sim -- $211,741; and Andrew W.
Williams -- $205,823. In addition, (i) the Merger will trigger the funding of a trust established for the payment of benefits that are payable under the PEPCO Supplemental Executive Retirement Plan, the PEPCO Director and Executive Deferred Compensation Plan and (ii) a payment default following the Merger will trigger the funding of a second trust established for the payment of benefits payable under the PEPCO Supplemental Retirement Program, the PEPCO Executive Performance Supplemental Retirement Plan and the PEPCO Executive Split Dollar Insurance Program.

PEPCO EMPLOYMENT AGREEMENTS

    Effective August 1, 1995, PEPCO entered into PEPCO Employment Agreements with Messrs. Wraase and Torgerson, which upon the Effective Time will be binding upon the Company. Each of the agreements provides for the employment of the individuals through August 1, 2000, and automatically extends for successive periods of five years thereafter unless PEPCO (or a successor company) or the executive has given one year's prior notice that it shall not be so extended. At the same time, Mr. Derrick entered into a similar agreement which would be superseded by his Company Employment Agreement.

    Each of the PEPCO Employment Agreements provides that the executive will receive an annual base salary in an amount not less than his salary in effect as of August 1, 1995, and incentive compensation as determined by PEPCO's Board. In addition, the executive will participate in retirement and welfare plans and receive fringe benefits, on the same basis as other senior executives. The PEPCO Employment Agreements provide also for certain payments and benefits to the executive if the executive's employment is terminated prior to the expiration of the agreement: (i) by PEPCO other than for cause, death or disability or (ii) by the executive if his salary is reduced, the executive is not in good faith considered for incentive awards, PEPCO fails to provide the executive with retirement, welfare and fringe benefits provided to other similarly situated executives, the executive is required to relocate by more than 50 miles from Washington, D.C., or he is demoted from a senior management position.

    If the executive's employment is terminated under circumstances described in either (i) or (ii) above, the executive is entitled to receive a lump sum payment equal to the greater of: (i) the present value of the executive's annual base salary and annual cash incentive awards through the remainder of the Agreement (not to exceed three years) or (ii) two times the executive's annual salary and target annual incentive award as in effect at the time of termination. Annual base salary will be calculated at the highest level in effect, and annual cash incentive awards will be calculated at the highest annual incentive target award in effect, during the three-year period preceding termination. The lump sum payment will also include (i) any earned, but unpaid annual cash incentive awards for the year prior to his termination of employment and (ii) a pro-rated portion of any unearned, annual cash incentive award for the year in which his employment terminates, based on the highest annual target award in effect during the three-year period preceding termination, except as otherwise determined by the PEPCO Board. The executive also will receive the greater of (i) the supplemental retirement benefits provided under the PEPCO Supplemental Executive Retirement Plan, PEPCO Executive Performance Supplemental Retirement Plan and PEPCO Supplemental Benefit Plan and (ii) the difference between (a) the amount the executive would have been entitled to receive under the PEPCO General Retirement Plan and the PEPCO Supplemental Benefit Plan determined as if the executive had attained 55 years of age and completed 30 years of service immediately prior to termination and (b) the actual benefit accrued under the PEPCO General Retirement Plan and the PEPCO Supplemental Benefit Plan immediately prior to termination. PEPCO will also continue to pay premiums under the executive's split dollar life insurance policy for the lesser of 10 years from the termination date or until the executive's roll-out qualification date and the executive will be entitled to welfare benefits available to other employees of PEPCO who retire at age 55 with at least 30 years of service.

    H. Lowell Davis, the Vice Chairman of PEPCO, entered into an agreement effective August 1, 1995, pursuant to which he will continue to be employed through April 30, 1997, in his current capacity until April 30, 1996 and thereafter as a consultant to PEPCO and as a member of the PEPCO Board. The agreement provides for certain benefits to be paid during his employment and upon his retirement at any time on or before May 1, 1997. This agreement will become binding on the Company at the Effective Time.

    The agreement with Mr. Davis provides for an annual base salary no less than that in effect on August 1, 1995. The agreement provides that Mr. Davis' employment may be terminated prior to May 1, 1997 only (i) for cause or (ii) upon a determination by the employer that he has become totally and permanently disabled. In the event Mr. Davis retires on or before May 1, 1997, Mr. Davis is entitled to receive retirement benefits determined by PEPCO pursuant to the PEPCO General Retirement Plan, PEPCO Supplemental Benefit Plan, PEPCO Executive Performance Supplemental Retirement Plan and the PEPCO Supplemental Executive Retirement Plans based on amounts payable or paid to Mr. Davis without reduction for deferrals under any deferred compensation arrangement and incentive awards based on the greater of (i) the actual incentive award amounts payable to Mr. Davis or (ii) the incentive award amounts which would be payable resulting from application of the target annual award levels specified in the PEPCO Executive Incentive Compensation Plan guidelines for the position of Vice Chairman. In addition, payments to Mr. Davis under the PEPCO Director and Executive Deferred Compensation Plan shall commence the month following his 65th birthday and the rollout under the PEPCO Executive Split Dollar Insurance Plan will occur upon Mr. Davis' attainment of age 65, notwithstanding his termination or retirement prior to age 65.

DIVIDEND REINVESTMENT PLANS

    At the Effective Time, outstanding shares of BGE Common Stock held by the BGE DRP and outstanding shares of PEPCO Common Stock held by the PEPCO Shareholder Dividend Reinvestment Plan will be converted to shares of Company Common Stock at the BGE Conversion Ratio and the PEPCO Conversion Ratio, respectively. After the Effective Time, the Company expects to adopt a Dividend Reinvestment Plan for its shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. A condition precedent to the obligation of BGE to effect the Merger is the receipt from WSPR of an opinion of counsel, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code. A condition precedent to the obligation of PEPCO to effect the Merger is the receipt from LeBoeuf, Lamb of an opinion of counsel, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Section 368(a) of the Code. Accordingly, under current law, assuming that the Merger and related transactions will take place as described herein and in the Merger Agreement:

        (i) BGE, PEPCO and the Company will each be a party to a reorganization within the meaning of Section 368(b) of the Code;

        (ii) no gain or loss will be recognized by BGE, PEPCO or the Company in the Merger;

       (iii) no gain or loss will be recognized by the shareholders of BGE or PEPCO upon their receipt of (a) Company Common Stock in exchange for BGE Common Stock or PEPCO Common Stock, (b) Company Preferred Stock in exchange for BGE Preferred Stock or PEPCO Preferred Stock or (c) Company Preference Stock in exchange for BGE Preference Stock, except that a holder of PEPCO Common Stock who receives cash in lieu of a fractional share of Company Common Stock will be treated as having exchanged such fractional share for cash and, therefore, will recognize gain or loss equal to the difference between the amount of cash received and the tax basis allocated to such fractional share (which gain or loss will be capital gain or loss if such share is held as a capital asset at the Effective Time);

       (iv) the tax basis of the shares of capital stock of the Company received by the shareholders of BGE or PEPCO will be the same as the tax basis of their shares of capital stock of BGE or PEPCO exchanged therefor (reduced by any basis allocable to a fractional share of Company Common Stock for which cash is received); and

        (v) the holding period of the shares of capital stock of the Company in the hands of the shareholders of BGE or PEPCO will include the holding period of their shares of BGE or PEPCO capital stock exchanged therefor, provided such shares of BGE or PEPCO capital stock are held as capital assets at the Effective Time.

    THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO CHANGE, WHICH CHANGE

COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. THE OPINIONS OF COUNSEL DESCRIBED ABOVE ARE NOT BINDING UPON THE INTERNAL REVENUE SERVICE AND NO RULINGS OF THE INTERNAL REVENUE SERVICE WILL BE SOUGHT OR OBTAINED. THERE IS NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THE OPINIONS DESCRIBED ABOVE. THIS DISCUSSION DOES NOT APPLY TO BGE OR PEPCO SHAREHOLDERS WHO EXERCISE DISSENTERS' RIGHTS. SUCH SHAREHOLDERS SHOULD BE AWARE THAT RECEIPT OF CASH IN EXCHANGE FOR SHARES OF BGE OR PEPCO CAPITAL STOCK IS A TAXABLE EXCHANGE THAT MAY RESULT IN RECOGNITION OF GAIN OR LOSS. EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS.

ACCOUNTING TREATMENT

    The Merger is designed to qualify as a pooling of interests for accounting and financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of BGE, PEPCO and their respective subsidiaries will be carried forward to the consolidated financial statements of the Company at their recorded amounts; income of the Company will include consolidated income of BGE and PEPCO for the entire fiscal year in which the Merger occurs; and the reported income of the separate corporations for prior periods will be combined and restated as income of the Company. Both parties have agreed not to take, or permit any of their respective subsidiaries to take, any actions that would, or would be reasonably likely to, prevent the Company from accounting for the Merger as a pooling of interests in accordance with GAAP and applicable SEC regulations. If any impediments to accounting for the business combination as a pooling of interests are discovered at any time, the parties have agreed to eliminate such impediments. The receipt by PEPCO of a letter from Price Waterhouse LLP, independent public accountants for PEPCO and by BGE of a letter from Coopers & Lybrand, L.L.P., independent public accountants for BGE, in each case stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations, is a condition precedent to consummation of the Merger. Representatives of Price Waterhouse LLP are expected to be present at the PEPCO Meeting and representatives of Coopers & Lybrand, L.L.P. are expected to be present at the BGE Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. See "The Merger Agreement -- Conditions to the Merger" and "Unaudited Pro Forma Combined Financial Information."

STOCK EXCHANGE LISTING OF COMPANY CAPITAL STOCK

    The Company will apply for the listing of Company Common Stock on the NYSE, the Chicago Stock Exchange and the Pacific Stock Exchange. The Company will also apply to list the Class A Preferred Stock, Series B 4 1/2%, Cumulative, $100 par value, the Class B Preferred Stock $3.37 Series of 1987, $50 par value and the Class B Preferred Stock $3.89 Series of 1991, $50 par value on the NYSE. The Company will apply to list the Class A Preferred Stock, $100 par value, Series C 4% and Series D 5.40% and the Preference Stock, $100 par value, 7.78%, 1973 Series, 7.50%, 1986 Series, 6.75%, 1987 Series, on the Philadelphia Stock Exchange. Approval of the listing on the NYSE of the shares of Company Common Stock, issuable in the Merger, upon official notice of issuance, is a condition precedent to the consummation of the Merger. So long as BGE and PEPCO continue to meet the requirements of the NYSE, PEPCO Common Stock and BGE Common Stock, respectively, will continue to be listed on the NYSE until the Effective Time.

FEDERAL SECURITIES LAW CONSEQUENCES

    All shares of Company Common Stock, Company Preferred Stock and Company Preference Stock received by BGE and PEPCO shareholders in the Merger will be freely transferable, except that shares of Company capital stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of PEPCO or BGE prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of the Company upon consummation of the Merger) or as otherwise may be permitted under the Securities Act. The Merger Agreement requires each of BGE and PEPCO to use its best efforts to cause each of its affiliates to execute a written agreement to the effect that such affiliate will not offer or sell or otherwise dispose of any of the shares of Company Common Stock issued to such affiliate in the Merger in violation of the Securities Act or the rules and regulations promulgated by the SEC thereunder.

    This Joint Proxy Statement/Prospectus does not cover any resales of the securities to be received by persons who are affiliates of BGE and PEPCO prior to the consummation of the Merger or affiliates of the Company after consummation of the Merger.

DISSENTERS' RIGHTS

    Maryland law entitles holders of certain series of BGE Preferred and Preference Stock (those not listed on a national securities exchange) and District of Columbia and Virginia law entitle holders of PEPCO Common Stock and PEPCO Preferred Stock, who object to the Merger and who follow the procedures prescribed by the applicable statute, to receive cash equal to the "fair value" of such shareholder's shares in lieu of receiving the consideration provided for in the Merger Agreement. Set forth below is a summary of the procedures relating to the exercise of such dissenters' rights. This summary does not purport to be a complete statement of dissenters' rights and is qualified in its entirety by reference to Sections 3-202 to 3-213 of the MGCL, 13.1-729 to 13.1-741 of the VSCA and 29-373 of the DCBCA, which are reproduced in full as Exhibits G1, G2 and G3, respectively, attached to this Joint Proxy Statement/Prospectus and to any amendments to such provisions as may be adopted after the date of this Joint Proxy Statement/Prospectus.

    ANY BGE OR PEPCO SHAREHOLDER CONTEMPLATING THE POSSIBILITY OF DISSENTING FROM THE MERGER SHOULD CAREFULLY REVIEW THE TEXT OF EXHIBIT G1, IN THE CASE OF BGE SHAREHOLDERS AND G2 AND G3, IN THE CASE OF PEPCO SHAREHOLDERS (PARTICULARLY THE SPECIFIED PROCEDURAL STEPS REQUIRED TO PERFECT DISSENTERS' RIGHTS, WHICH ARE COMPLEX) AND SHOULD ALSO CONSULT SUCH SHAREHOLDER'S LEGAL COUNSEL. SUCH RIGHTS WILL BE LOST IF THE PROCEDURAL REQUIREMENTS OF THE APPLICABLE STATUTE OR STATUTES ARE NOT FULLY AND PRECISELY SATISFIED.

    BGE SHAREHOLDERS. Sections 3-202 to 3-213 of the MGCL provide dissenters' rights for holders of certain series of BGE Preference Stock (those not listed on a national stock exchange) who object to the Merger and meet the requisite statutory requirements contained therein.

    The following series of BGE Preference Stock are entitled to dissenters' rights because they are not listed on a national securities exchange:

7.80%      1989 Series
8.25%      1989 Series
8.625%     1990 Series
7.85%      1991 Series
7.125%     1993 Series
6.97%      1993 Series
6.70%      1993 Series
6.99%      1995 Series

    Maryland law does not provide dissenters' rights to holders of BGE Common Stock or BGE Preferred Stock and holders of those series of BGE Preference Stock not listed above because all such stock is listed on a national securities exchange.

    Under the MGCL, any holder of BGE Preference Stock of a series not listed on a national securities exchange who (i) files with the corporation a written objection to the Merger, at or before the shareholders' meeting at which the transaction will be considered, (ii) does not vote in favor of the transaction and (iii) within 20 days after the Maryland Department of State accepts the Articles of Merger for record, makes a written demand on the Company for payment for his stock, stating the number and class of shares for which he demands payment, is entitled, if the Merger is approved and effected, to receive a cash payment of the fair value of such shares. A shareholder who fails to follow each of such procedures cannot assert dissenters' rights.

    Any written notice by a holder of BGE Preferred Stock of a series not listed on a national securities exchange of intent to demand payment for such shareholder's shares must be filed with BGE at the BGE Meeting or at Gas and Electric Building, Charles Center, Baltimore, Maryland 21201, attention: Charles
W. Shivery, Vice President, Chief Financial Officer and Corporate Secretary, prior to the vote on the Merger at the BGE Meeting. A shareholder who does not satisfy each of the requirements of Sections 3-202 to 3-213 of the MGCL is not entitled to payment for such shareholder's shares of BGE Preferred Stock under the dissenters' rights provisions of the MGCL and will be bound by the terms of the Merger Agreement. A vote against the transaction without compliance with the specific notice requirements under Section 3-203 of the MGCL will not satisfy the requirements under the dissenters' rights statute.

    Under MGCL Section 3-207, the Company will promptly notify each objecting shareholder in writing of the date the Articles of Merger are accepted for record by the Maryland Department of State. The Company also may send a written offer to pay the objecting shareholder what it considers to be the fair value of his stock. Each offer shall be accompanied by: a balance sheet as of a date not more than six months before the date of the offer; a profit and loss statement for the 12 months ending on the date of the balance sheet; and any other information the Company considers pertinent.

    The Company is obligated to deliver the notice and offer to each objecting shareholder personally or mail the notice and offer to him by registered mail to the address the objecting shareholder gives the Company in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

    Under MGCL Section 3-208, within 50 days after the Maryland Department of State accepts the articles for record, the objecting shareholder who has not received payment for his stock may petition a court in equity in Anne Arundel County, the county where the principal office of the Company is located, for an appraisal to determine the fair value of the stock.

    PEPCO SHAREHOLDERS. Dissenters' rights are available to holders of PEPCO Common Stock and PEPCO Preferred Stock under applicable District of Columbia and Virginia law, as set forth below. Where applicable, PEPCO will recognize dissenters' rights that are perfected under either District of Columbia or Virginia law.

    VIRGINIA. The VSCA provides dissenters' rights to holders of shares of all series of PEPCO Preferred Stock, except the $3.37 Series of 1987, the $3.89 Series of 1991 and the $2.44 Convertible Series of 1966, who object to the Merger and follow the procedures required to perfect such rights set forth in
Article 15 of the VSCA, which governs dissenters' rights. A beneficial holder of such PEPCO Preferred Stock as of the PEPCO Record Date may assert dissenters' rights with respect to shares held on his or her behalf only if he or she submits to PEPCO the recordholder's written consent to the dissent not later than the time the beneficial holder asserts such rights. A recordholder of PEPCO Preferred Stock as of the PEPCO Record Date may assert dissenters' rights with respect to fewer than all shares registered in its name if it notifies PEPCO in writing of the name and address of each beneficial owner of shares on whose behalf it is asserting dissenters' rights and asserts such rights with respect to all shares beneficially owned by such person.

    In order to assert dissenters' rights, a shareholder must (i) deliver to PEPCO prior to the vote on the Merger written notice of his intent to demand payment for his shares if the Merger is effectuated and (ii) not vote in favor of the Merger. Such notice of intent should be delivered to PEPCO at 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, attention: Corporate Secretary. A shareholder who votes for the Merger or who does not satisfy each of these requirements is not entitled to payment for his shares under the dissenters' rights provisions of the VSCA. The failure to vote against the Merger will not constitute a waiver of dissenters' rights and a vote against the Merger will not satisfy the notice requirement.

    Within 10 days after the consummation of the Merger, the Company is required to deliver to each shareholder who has asserted dissenters' rights a notice (the "Notice") that (i) states where such shareholder's demand for payment should be sent and where certificates for shares should be deposited, (ii) supplies a form for demanding payment that includes the date of the first announcement to the news media of the terms of the Merger (the "Announcement Date") and requires the shareholder to certify whether he acquired beneficial ownership of the shares before or after such date and (iii) sets a date by which the Company must receive the demand for payment, which may not be more than 60 nor fewer than 30 days after the date of delivery of the Notice.

    Upon receipt of the Notice, a shareholder must demand payment, certify that he acquired his shares before or after the Announcement Date, and deposit his shares in accordance with the terms of the Notice. A shareholder who does not satisfy each of these requirements is not be entitled to payment for his shares under the dissenters' rights provisions of the VSCA.

    Section 13.1-737 of the VSCA provides that, except in the case of shares acquired after the Announcement Date ("after-acquired shares"), within 30 days after the receipt of a valid payment demand, the Company is obligated to pay the dissenter the amount the Company estimates to be the fair value of his shares, plus accrued interest from the Effective Time to the date of payment. "Fair value" means the value of a dissenter's shares immediately before the effectuation of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless such exclusion would be inequitable. Interest is calculated generally at the average rate then currently paid by the Company on its principal bank loans. This payment obligation may be enforced (i) by the circuit court in the city or county where the Company's registered office is located or (ii) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has its principal office.

    The Company may elect to withhold payment on after-acquired shares. To the extent that the Company elects to so withhold payment, after consummating the Merger, it is required to estimate the fair value of the shares, plus accrued interest, and offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand.

    Section 13.1-738 of the VSCA provides that a dissenter may notify the Company in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate less any payment made by the Company under Section 13.1-737 or reject the Company's offer under
Section 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Section 13.1-737 or offered under Section 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated. A dissenter waives his right to demand payment under Section 13.1-739 unless he notifies the Company of his demand in writing within 30 days after the Company made or offered payment for his shares. If any such demand for payment remains unsettled, the Company is required to commence a proceeding within 60 days after receiving the payment demand in the circuit court to determine the fair value of the shares and accrued interest. If the Company does not commence the proceeding within the 60-day period, it is required to pay each dissenter whose demand remains unsettled the amount demanded. In such proceeding, the dissenter is entitled to judgment for (i) the amount, if any, by which the court finds that the fair value of his shares plus interest, exceeds the amount paid by the Company under
Section 13.1-737 or (ii) the fair value, plus accrued interest, of his after-acquired shares for which the Company elected to withhold payment under
Section 13.1-738.

    DISTRICT  OF COLUMBIA.   Section  29-373 of  the DCBCA  provides dissenters'
rights for the holders of PEPCO Common Stock and PEPCO Preferred Stock who object to the Merger and meet the statutory requirements contained therein. To perfect such right, a record shareholder must (i) deliver to PEPCO written objection to the Merger prior to or at the PEPCO meeting before the vote is taken,

(ii) not vote in favor of the Merger and (iii) within 20 days after the Effective Time, make a written demand on the Company for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the Merger. The failure to vote against the Merger will not constitute a waiver of dissenters' rights and a vote against the Merger will not satisfy the notice requirement. Any shareholder failing to make demand within the 20-day period will be bound by the terms of the Merger.

    If within 30 days after the Effective Time the value of the shares is agreed upon between the dissenting shareholder and the Company, payment therefor shall be made upon surrender of the certificate or certificates representing the shares. If within the 30-day period the dissenting shareholder and the Company do not so agree, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia, asking for a finding and determination of the fair value of the shares. The dissenting shareholder shall be entitled to judgment against the Company for the amount of the fair value as of the day prior to the date on which the vote was taken approving the Merger, together with interest thereon at the rate of 5% per annum to the date of the judgment. Unless the dissenting shareholder shall file the petition within the requisite period, the shareholder shall be bound by the terms of the Merger.

COMPANY LONG-TERM INCENTIVE PLAN

    Subsequent to the execution of the Merger Agreement, BGE and PEPCO, as the shareholders of the Company, determined that it would be in the best interests of the Company for the Company to adopt the Company LTIP described below, subject to shareholder approval thereof at the BGE Meeting and the PEPCO Meeting. The Company LTIP will become effective as of the Effective Time.

    COMPANY LTIP. This plan is a comprehensive stock compensation plan designed to provide the Company with the ability to provide incentives directly linked to the profitability of its businesses and increases in shareholder value. Like the BGE LTIP and the PEPCO LTIP, the Company LTIP provides for the grant of restricted stock, stock options, including incentive stock options ("ISOs") and nonqualified stock options, stock appreciation rights ("SARs"), dividend equivalents and performance units. The maximum number of shares of Company common stock available for issuance under the plan is 5,500,000. The Committee on Management of the Company Board will administer the plan and make awards thereunder, and will have broad authority to fix the terms and conditions of individual agreements with participants. This plan is being submitted to shareholders of BGE and PEPCO for approval, and is described in greater detail under "Approval of the Company Long-Term Incentive Plan" elsewhere in this Joint Proxy Statement/Prospectus; a copy of the plan is attached as Exhibit H. Following implementation of the Company LTIP, no further awards will be made under the BGE LTIP or the PEPCO LTIP. Currently, no further awards can be made under the BGE Long-Term Incentive Plan (the "BGE Pre-1995 LTIP").

ACTIONS WITH RESPECT TO EXISTING PLANS

    BGE and PEPCO agreed subsequent to the execution of the Merger Agreement that no additional awards will be made under the BGE LTIP and the PEPCO LTIP on or after the Effective Time.

    At the Effective Time, all shares of restricted stock outstanding under the BGE LTIP and BGE Pre-1995 LTIP will be converted into shares of Company Common Stock at the BGE Conversion Ratio. No other types of awards are outstanding under the BGE LTIP or the BGE Pre-1995 LTIP, other than dividend equivalents on certain restricted shares, nor does BGE have any intention to issue any type of awards other than restricted stock and/or dividend equivalents prior to the Effective Time. The Company will assume the obligation to honor any outstanding awards of BGE restricted stock and the terms and conditions of such outstanding awards will otherwise remain the same; PROVIDED, HOWEVER, that if an outstanding restricted stock award is subject to performance based restrictions and the performance cycle with respect to such award extends beyond the Effective Time, the performance criteria be will be modified to take into consideration the performance of the Company.

    The PEPCO LTIP will expire on June 30, 1996. PEPCO currently does not contemplate the adoption of a replacement stock incentive plan prior to the Merger. Under the PEPCO LTIP, all outstanding awards relate to shares of restricted stock ("PEPCO Restricted Stock") and consist of (i) issued shares of PEPCO Restricted Stock that vest on the basis of the continued employment of the recipient or (ii) awards that entitle the participant to receive shares of PEPCO Restricted Stock based on the achievement of preestablished performance criteria over a three-year performance cycle (which shares upon receipt will vest over a period of two years based on the continued employment of the recipient). In the Merger, all outstanding shares of PEPCO Restricted Stock will convert into shares of Company Common Stock having the same transfer restrictions, except that, in accordance with the terms of the agreements evidencing such shares of PEPCO Restricted Stock, if the employment of the recipient is terminated for any reason such shares will become immediately vested. Under the Merger Agreement, the Company will assume the obligations of PEPCO with respect to all awards that entitle a participant to receive shares of PEPCO Restricted Stock following the conclusion of a performance cycle that extends beyond the Effective Time, with such modifications to the performance criteria as may be necessary to take into account the Merger.

    PEPCO maintains the PEPCO Directors Stock Compensation Plan for the Board of Directors (the "PEPCO Directors Stock Plan") pursuant to which directors of PEPCO may elect to receive all or a portion of the annual PEPCO Board retainer fees in the form of either restricted or unrestricted shares of PEPCO Common Stock. Restricted PEPCO Common Stock is subject to a three-year vesting period. At the Effective Time, outstanding restricted PEPCO Common Stock under the PEPCO Directors Stock Plan will be converted into shares of restricted Company Common Stock at the PEPCO Conversion Ratio. The Company will assume all obligations with respect to such restricted stock and the terms and conditions of such restricted stock will otherwise remain the same.

                               REGULATORY MATTERS

    As indicated below, consummation of the Merger is subject to numerous regulatory approvals, which are currently anticipated to be received by the first quarter of 1997. Set forth below is a summary of the material regulatory requirements affecting the Merger.

STATE APPROVALS AND RELATED MATTERS

    BGE is currently subject to the jurisdiction of the Maryland Commission and the Pennsylvania Commission.

    PEPCO is subject to the jurisdiction of the DC Commission, the Maryland Commission, the Virginia Commission and the Pennsylvania Commission.

    Applications for approval of the Merger and related transactions, including in the case of certain commissions, the issuance of the securities in connection therewith, will be filed in the first quarter of 1996 in Maryland, the District of Columbia, Pennsylvania and Virginia.

    Assuming that the requisite regulatory approvals are obtained, the Company's utility operations will remain subject to regulation in Maryland, the District of Columbia, Virginia and Pennsylvania.

PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

    BGE is currently exempt from the registration and other requirements of the 1935 Act pursuant to an order dated January 16, 1956 issued by the SEC, file number 31-631, exempting BGE from the provisions of the 1935 Act applicable to BGE as a holding company. PEPCO is not a holding company and therefore is not subject to the registration and other requirements of the 1935 Act. The Company will be exempt from the registration and other requirements of the 1935 Act pursuant to Section 3(a)(2) and Rule 15 of the 1935 Act.

FEDERAL POWER ACT

    Section 203 of the Federal Power Act provides that no public utility shall sell or otherwise dispose of its jurisdictional facilities or directly or indirectly merge or consolidate such facilities with those of any other person or acquire any security of any other public utility without first having obtained authorization from the FERC. The approval of the FERC is required in order to consummate the Merger. Under Section 203 of the Federal Power Act, the FERC will approve a merger if it finds the merger to be "consistent with the public interest." In undertaking its review of a utility merger transaction, the FERC normally focuses upon the competitive effects of the merger and the benefits thereof. As promptly as practicable, the Company, BGE and PEPCO will file a combined application with the FERC requesting that the FERC approve the Merger under Section 203 of the Federal Power Act.

ANTITRUST CONSIDERATIONS

    The HSR Act and the rules and regulations thereunder provide that certain transactions (including the Merger) may not be consummated until certain information has been submitted to the Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and specified HSR Act waiting period requirements have been satisfied. The expiration or termination of the HSR Act waiting period would not preclude the Antitrust Division or the FTC from challenging the Merger on antitrust grounds. BGE, PEPCO and the Company anticipate providing such information to the Antitrust Division and the FTC shortly after the conclusion of the BGE and PEPCO Meetings. No information has been provided to the Antitrust Division or the FTC to date. Neither BGE nor PEPCO believes that the Merger will violate federal antitrust laws. If the Merger is not consummated within 12 months after the expiration or termination of the HSR Act waiting period, BGE and PEPCO would be required to submit new premerger notifications to the Antitrust Division and the FTC and a new HSR Act waiting period would have to expire or be terminated before the Merger could be consummated.

ATOMIC ENERGY ACT

    BGE owns two nuclear generating units at the Calvert Cliffs Nuclear Power Plant. As an owner, BGE has operating licenses from the NRC for the units. The operating license for Unit One expires on July 31, 2014. The operating license for Unit Two expires on November 30, 2016. The Atomic Energy Act provides that such licenses or any rights thereunder may not be transferred or in any manner disposed of, directly or indirectly, to any person through the transfer of control unless the NRC finds that such transfer is in accordance with the Atomic Energy Act and consents to the transfer. The Merger may constitute a transfer of control of BGE's ownership interest in the operating licenses, which would require approval by the NRC as an amendment to the facility operating licenses. Pursuant to the Atomic Energy Act, BGE will seek approval for the Company from the NRC to the full extent required for such a transfer.

    Under the Merger Agreement, BGE, PEPCO and the Company have agreed to use commercially reasonable efforts to obtain all necessary permits, consents, approvals and governmental authorizations necessary or advisable to consummate the transactions contemplated by the Merger Agreement. Various parties may seek intervention in these proceedings to oppose the Merger or to have conditions imposed upon the receipt of necessary approvals. While BGE and PEPCO believe that they will receive the requisite regulatory approvals for the Merger, there can be no assurance as to the timing of such approvals or the ability of such parties to obtain such approvals on satisfactory terms or otherwise. It is a condition to the consummation of the Merger that final orders approving the Merger be obtained from the various federal and state governmental entities described above on terms and conditions which would not have, or would not be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, conditions (financial or otherwise), prospects or results of operations of the Company. There can be no assurance that any such approvals will not contain terms or conditions that cause such approvals to fail to satisfy this condition to the consummation of the Merger.

                              THE MERGER AGREEMENT

    The following is a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Exhibit A and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Merger Agreement.

THE MERGER

    The Merger Agreement provides that, following the approval of the Merger Agreement by the shareholders of BGE and PEPCO and the satisfaction or waiver of the other conditions to the Merger, including obtaining the requisite statutory approvals, BGE and PEPCO will be merged with and into the Company.

    If the Merger Agreement is approved by the shareholders of BGE and PEPCO, and the other conditions to the Merger are satisfied or waived, the closing of the Merger will take place on the second business day immediately following the date on which the last of the conditions referred to below under "The Merger Agreement -- Conditions to the Merger" is fulfilled or waived (or, if such second business day immediately falls on a record date for the payment of dividends on the BGE Common Stock or PEPCO Common Stock, on the first business day thereafter that is not a record date), or at such other time and date and place as BGE and PEPCO shall mutually agree.

    Articles of Merger complying with the requirements of the DCBCA, MGCL and VSCA shall be executed by BGE, PEPCO and the Company and filed with the Office of the Mayor of the District of Columbia, the Department of Assessments and Taxation of the State of Maryland and the State Corporation Commission of the Commonwealth of Virginia on the date on which the Merger is closed. The Merger shall become effective at such time as such Articles of Merger have all been so filed.

    CONSUMMATION OF THE MERGER.  At  the Effective Time, pursuant to the  Merger
Agreement:

    - Each issued and outstanding share of BGE Common Stock (except shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and cease to exist) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Common Stock.

    - Each issued and outstanding share of PEPCO Common Stock (except shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and cease to exist, and shares of dissenting holders) will be converted into the right to receive 0.997 of a duly authorized, validly issued, fully paid and nonassessable share of Company Common Stock.

    - Each issued and outstanding share of each series of BGE Preferred Stock (other than shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and cease to exist, and shares of dissenting holders) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Class A Preferred Stock, of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

                  BGE                COMPANY CLASS A
            PREFERRED STOCK          PREFERRED STOCK
          --------------------     --------------------
          Series B 4 1/2%          Series B 4 1/2%
          Series C 4%              Series C 4%
          Series D 5.40%           Series D 5.40%

    - Each issued and outstanding share of each series of BGE Preference Stock (other than shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and cease to exist, and shares of dissenting holders) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Preference Stock, of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

                          BGE                            COMPANY CLASS A
                   PREFERENCE STOCK                      PREFERENCE STOCK
          -----------------------------------     ------------------------------
          7.50% 1986 Series                       7.50% 1986 Series
          6.75% 1987 Series                       6.75% 1987 Series
          7.80% 1989 Series                       7.80% 1989 Series
          8.25% 1989 Series                       8.25% 1989 Series
          8.625% 1990 Series                      8.625% 1990 Series
          7.85% 1991 Series                       7.85% 1991 Series
          7.78% 1973 Series                       7.78% 1973 Series
          7.125% 1993 Series                      7.125% 1993 Series
          6.97% 1993 Series                       6.97% 1993 Series
          6.70% 1993 Series                       6.70% 1993 Series
          6.99% 1995 Series                       6.99% 1995 Series

    - Each issued and outstanding share of each series of PEPCO Preferred Stock (other than shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and cease to exist, and shares of dissenting holders) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Class B Preferred Stock, of the respective series specified below, with equal stated value and dividends, and like redemption provisions and other terms and conditions, except as otherwise described herein regarding current restrictions on the issuance of unsecured debt (see "Comparison of Shareholder Rights -- Comparison of BGE, PEPCO and Company Articles and By-Laws"):

                         PEPCO                           COMPANY CLASS B
                    PREFERRED STOCK                      PREFERRED STOCK
          -----------------------------------     ------------------------------
          $2.44 Series of 1957                    $2.44 Series of 1957
          $2.46 Series of 1958                    $2.46 Series of 1958
          $2.28 Series of 1965                    $2.28 Series of 1965
          $2.44 Convertible Series of 1966        $2.44 Convertible Series of
                                                   1966
          $3.82 Series of 1969                    $3.82 Series of 1969
          $3.37 Series of 1987                    $3.37 Series of 1987
          $3.89 Series of 1991                    $3.89 Series of 1991
          $3.40 Series of 1992                    $3.40 Series of 1992
          Auction Series A                        Auction Series A

    Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time will be canceled and cease to exist, and no consideration will be delivered in exchange therefor.

    Based on the capitalization of BGE and PEPCO on September 22, 1995, the BGE Conversion Ratio and the PEPCO Conversion Ratio, holders of PEPCO Common Stock, as a group, would have held approximately 44.5%, and holders of BGE Common Stock, as a group, would have held approximately 55.5%, of the aggregate number of shares of Company Common Stock that would have been outstanding if the Merger had been consummated as of such date.

    No certificates or scrip representing fractional shares of Company Common Stock will be issued upon the delivery for exchange of certificates of PEPCO Common Stock, and such fractional shares will not entitle the owner thereof to vote or to any rights of a holder of Company Common Stock. As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company based on the PEPCO Conversion Ratio over (y) the aggregate number of full shares of

Company Common Stock to be distributed to holders of PEPCO Common Stock (the "Excess Shares"). As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of PEPCO Common Stock, will sell the Excess Shares at then prevailing prices on the NYSE through one or more member firms of the NYSE in round lots to the extent practicable. The Company will pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of such net proceeds to which each holder of PEPCO Common Stock is entitled, if any.

    As soon as practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock (collectively, the "Certificates") that were converted (collectively, the "Converted Shares") into the right to receive shares of Company Common Stock, Company Preferred Stock or Company Preference Stock as described above, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Certificate shall pass, only upon actual delivery of such Certificate to the Exchange Agent) including instructions for effecting the surrender of Certificates in exchange for certificates representing Company Shares.

SHAREHOLDERS OF BGE AND PEPCO SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE INSTRUCTIONS FROM THE EXCHANGE AGENT.

    Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of BGE and PEPCO), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Company Shares that such holder has the right to receive under the Merger Agreement. Until surrendered, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock.

    No dividends or other distributions declared or made after the Effective Time with respect to shares of Company Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be made to any such holder, until such Certificate shall be surrendered. After such surrender, subject to applicable law, there will be paid to such holder, without interest, the unpaid dividends and distributions, and any cash payment in lieu of a fractional share, to which such holder is entitled.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains customary representations and warranties by each of BGE and PEPCO relating to (i) their respective organization and qualification, the organization and qualification of their respective subsidiaries and similar corporate matters; (ii) the businesses of their respective subsidiaries and joint ventures, including the capital structure of such subsidiaries; (iii) their respective capital structures; (iv) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (v) required regulatory and statutory approvals;
(vi) compliance with applicable laws and agreements; (vii) their reports and financial statements filed with governmental authorities and the accuracy of information contained therein; (viii) the absence of material adverse changes and undisclosed liabilities; (ix) the absence of any litigation matters, pending or threatened, likely to have a BGE Material Adverse Effect or PEPCO Material Adverse Effect, as the case may be; (x) the accuracy of information supplied thereby for use in the Registration Statement, of which this Joint Proxy Statement/Prospectus forms a part, filed by the Company in connection with the issuance of Company Shares; (xi) the filing of all material Tax Returns (as defined in the Merger Agreement) and the absence of any claims, assessments, audits or proceedings for any alleged deficiency in Tax; (xii) employee matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xiii) compliance with applicable environmental, health and safety laws, the absence of which is likely to have a BGE Material Adverse Effect or PEPCO Material Adverse Effect, as the case may be; (xiv) the utility regulatory status of BGE and PEPCO and their respective subsidiaries; (xv) the votes of the shareholders thereof required to approve the Merger Agreement; (xvi) the qualification of the Merger as a pooling of interests transaction for accounting purposes; (xvii) the applicability of certain provisions of Maryland, District of Columbia and Virginia, law relating to changes in control; (xviii) fairness opinions of Goldman Sachs and Barr Devlin; (xix) maintaining material insurance policies that are valid and enforceable; (xx) ownership thereby of the other's common stock; and (xxi) with respect only to BGE, the absence of any NRC Action (as defined in the Merger Agreement) under the Atomic Energy Act which is likely to have a BGE Material Adverse Effect.

CERTAIN COVENANTS

    BGE and PEPCO have each agreed that, except as permitted under the Merger Agreement or as otherwise consented to in writing by the other, it will (and will cause each of its subsidiaries to): (i) conduct its business in the ordinary course substantially as previously conducted and use commercially reasonable efforts to preserve specified arrangements and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees; (ii) not declare or pay any dividends on or make other distributions in respect of any of their capital stock other than (a) to it or its subsidiaries, (b) stated dividends on BGE Preferred Stock, BGE Preference Stock or PEPCO Preferred Stock and (c) regular quarterly dividends on PEPCO Common Stock with usual record and payment dates not, during any calendar year, in excess of dividends consistent with prior practice subject to increases that do not result in a dividend rate in excess of the indicated annual dividend rate agreed to by BGE and PEPCO for the Company following the Effective Time; (iii) not effect certain changes in its capital stock; (iv) not redeem, repurchase or otherwise acquire any shares of their capital stock, other than (a) as required by the respective terms of any series of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock,
(b) in connection with a refunding of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock with lower-cost funds, (c) intercompany acquisitions or
(d) in connection with employee benefit and dividend reinvestment plans as in effect on the date of the Merger Agreement in the ordinary course; (v) not issue any shares of capital stock or any securities convertible or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities, except for (a) issuances of capital stock upon the conversion of convertible securities outstanding on the date of the Merger Agreement or permitted under the Merger Agreement, (b) the issuances of common stock or other securities by BGE pursuant to the BGE Dividend Reinvestment and Stock Purchase Plan and the BGE Continuous Offering Program for Common Stock or by PEPCO pursuant to the PEPCO Shareholder Dividend Reinvestment Plan, the PEPCO Savings Plan for Exempt Employees, the PEPCO Savings Plan for Bargaining Unit Employees, the PEPCO Savings Plan for Non-Bargaining Unit, Non-Exempt Employees, the PEPCO LTIP and the PEPCO Stock Compensation Plan for the Board of Directors, in each case in the ordinary course in accordance with their present terms or
(c) issuances by a  wholly owned subsidiary  of its capital  stock to a  parent;
(vi) not amend its Articles of Incorporation or By-laws in any way adverse to the other parties, except as contemplated by the Merger Agreement; (vii) not acquire or agree to acquire any assets, in each case that are material, in the aggregate, to it and its subsidiaries taken as a whole, except for acquisitions by PEPCO and its subsidiaries on the one hand, and BGE and its subsidiaries on the other, within existing lines of business, of less than $30 million in the aggregate; (viii) not make any capital expenditures, except (a) as required by law, (b) to repair or replace facilities destroyed or damaged due to casualty or accident and (c) additional capital expenditures that in the aggregate do not exceed $75 million; (ix) not incur or guarantee any indebtedness, other than (a) short-term indebtedness in the ordinary course consistent with past practice,
(b) long-term indebtedness to refinance at maturity or with lower-cost funds and
(c) long-term indebtedness aggregating not more
than $75 million for such party and its subsidiaries; (x) dispose of material assets except for dispositions (a) not exceeding $10 million in the aggregate, which dispositions do not have a BGE Material Adverse Effect or a PEPCO Material Adverse Effect, as the case may be, (b) as may be required by law to consummate the transactions contemplated by the Merger Agreement or (c) in the ordinary course consistent with past practice; (xi) except as required by law, not enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under, any employee benefit plan or other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in the ordinary course consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries; (xii) not enter into or amend any employment, severance or special pay arrangements with respect to termination of employment or similar arrangements with any director, officer or other employee, other than in the ordinary course of business consistent with past practice; (xiii) not engage in any activities that would cause a change in its status under the 1935 Act, or in any activities that, in the case of PEPCO, would cause PEPCO to become a "holding company" under the 1935 Act, in the case of BGE, cause BGE to lose its exemption from registration as a "holding company" under the 1935 Act, or, in the case of either party, would require the approval of the SEC under Section 9(a)(2) of the 1935 Act for any transactions contemplated by the Merger Agreement; (xiv) not make any changes in its accounting methods other than required by law or in accordance with GAAP; (o) not take any action to prevent the Company from accounting for the Merger as a pooling of interests under GAAP and applicable SEC regulations; (xv) not take any action that would adversely affect the status of the Merger as a reorganization under Section 368(a) of the Code; (xvi) maintain with financially responsible insurance companies insurance (or through self-insurance not inconsistent with past practices) in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and other businesses of it and its subsidiaries; (xvii) confer with representatives of the other party, promptly notify the other party of significant changes in its business, advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably likely have a BGE Material Adverse Effect or a PEPCO Material Adverse Effect, and consult prior to making any governmental filings in connection with the Merger Agreement and the transactions contemplated thereby, and promptly after each such filing provide the other with a copy thereof; (xviii) not make any filing to change its or any of its utility subsidiaries' rates on file with any governmental authority that could have a material adverse effect on the benefits associated with the Merger; (xix) use commercially reasonable efforts to obtain certain third-party consents to the Merger; (xx) use commercially reasonable efforts to maintain in effect all existing permits pursuant to which such party operates; (xxi) not use any non-public information obtained from the other in connection with any solicitation, inquiry, proposal, arrangement, understanding or agreement with any person relating to the provisions of electric or gas utility service by such party to commercial and industrial customers in the other party's service territory; and (xxii) not take any action which could likely jeopardize the qualification of outstanding revenue bonds issued for the benefit of BGE or PEPCO, as the case may be, as "exempt facility bonds" or as tax-exempt industrial development bonds under Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

    The Merger Agreement provides for the creation by BGE and PEPCO of a special transition management task force (the "Task Force") comprised of representatives from each of the primary business functions of each company and headed by Mr. Edward A. Crooke (or an individual designated by him) and Mr. John M. Derrick, Jr. (or an individual designated by him). The functions of the Task Force will include serving as a conduit for the flow of information between the companies pending the Merger, developing regulatory plans and proposals, corporate organizational management plans, workforce combination proposals and such other matters as they deem appropriate and evaluating and recommending the manner in which best to organize and manage the business of the Company after the Merger.

    The Merger Agreement provides that the co-heads of the Task Force will together recommend to Messrs. Poindexter and Mitchell organizational matters and candidates to serve as the officers of the Company who are not otherwise designated by the Merger Agreement. All such organizational matters and appointment of officers will be subject to final approval by a majority of the members of the Company Board, upon the recommendation of Mr. Poindexter.

NO SOLICITATION OF TRANSACTIONS

    The Merger Agreement provides that neither BGE nor PEPCO, directly or indirectly will initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal that constitutes or is reasonably likely to lead to any Takeover Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal. Under the Merger Agreement, BGE and PEPCO must notify the other orally and in writing of any such inquiries, offers or proposals within 24 hours of the receipt thereof and shall give the other 10 days advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

    Notwithstanding the foregoing, unless the approval of the Merger Agreement by the BGE shareholders and the PEPCO shareholders will have been obtained, BGE or PEPCO may, to the extent its Board of Directors determines in good faith with the written advice of outside counsel that a failure to do so could reasonably be expected to result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

    As used above, "Takeover Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BGE, PEPCO or any of their respective material subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, BGE, PEPCO or any of their respective material subsidiaries, other than pursuant to the transactions contemplated by the Merger Agreement.

COMPANY BOARD OF DIRECTORS

    The Merger Agreement provides that the BGE Board and the PEPCO Board will take such action as may be necessary to cause the number of directors comprising the full Company Board at the Effective Time to be 16 persons, consisting of Mr. Edward F. Mitchell, Mr. Christian H. Poindexter, Mr. Edward A. Crooke, Mr. John
M. Derrick, Jr., seven persons designated by BGE prior to the Effective Time and five persons designated by PEPCO prior to the Effective Time; PROVIDED, HOWEVER, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party that designated such person shall designate another person to serve in such person's stead.

    The initial designation of directors among the three classes of the Company Board will be allocated among BGE and PEPCO designees as follows: Class I (initial one-year term), three BGE designees and two PEPCO designees; Class II (initial two-year term), three BGE designees, Mr. Mitchell and one additional PEPCO designee; Class III (three-year term), Messrs. Poindexter and Crooke and one additional BGE designee, Mr. Derrick and two additional PEPCO designees.

    The initial Company Board committees and committee memberships will be determined by the Company Board; PROVIDED that (i) there shall be six committees, (ii) three committees will be chaired by a designee of the PEPCO
Board, (iii) three committees will  be chaired by a  designee of the BGE  Board,
(iv) there shall be a Committee on Management (responsible for nominating, compensation and major organizational changes) which will be chaired by a designee of the BGE Board and (v) there will be an Executive Committee (responsible for certain financing matters) which will be chaired by Mr. Mitchell.

MANAGEMENT OF THE COMPANY

    The Merger Agreement and the Company Employment Agreements provide for certain senior management positions in the Company to be filled at the Effective Time by designated current officers of BGE and PEPCO. See "The Merger -- Company Employment Agreements" and "-- Interests of Certain Persons in the Merger."

CORPORATE OFFICES

    As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company will be located in the Annapolis, Maryland area, and the Company shall maintain significant operations in the District of Columbia and in Baltimore, Maryland.

INDEMNIFICATION

    The Merger Agreement provides that, to the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties to the Merger Agreement and their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (a) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof and (b) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby; PROVIDED, HOWEVER, that in the case of the provisions described in clauses (i) and (ii), the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

    In addition, the Merger Agreement requires that for a period of six years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BGE and PEPCO; PROVIDED that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200% of the current aggregate annual premiums for the policies currently maintained by BGE and PEPCO for their directors' and officers' liability insurance; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance for each of BGE and PEPCO as can be so maintained or obtained at a cost equal to 200% of the respective current annual premiums of each of BGE and PEPCO for their directors' and officers' liability insurance. Also, the Merger Agreement provides that to the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification existing in favor of the employees, agents, directors and officers of BGE, PEPCO and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation and By-laws in effect on the date of the Merger or otherwise in effect as of the date of the Merger, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time.

CONDITIONS TO THE MERGER

    The respective obligations of BGE and PEPCO to effect the Merger are subject to the following conditions: (i) the approval of the Merger Agreement by the shareholders of BGE and the shareholders of PEPCO shall have been obtained; (ii) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents the consummation of the Merger, and the Merger and the transactions contemplated by the Merger Agreement shall not have been prohibited under any applicable federal or state law or regulation; (iii) the Registration Statement shall have become effective and shall not be the subject of a stop order suspending such effectiveness; (iv) the shares of Company Common Stock issuable in connection with the Merger shall have been approved for listing on the NYSE, upon official notice of issuance; (v) the receipt by each of BGE and PEPCO of a letter of their respective independent public accountants stating that the Merger will qualify as a pooling of interests transaction under GAAP and applicable SEC regulations; (vi) all required material governmental approvals shall have been received and such approvals shall not impose terms or conditions that would have, or would be reasonably likely to have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of the Company; (vii) the Company shall have been incorporated under the laws of Virginia (in addition to Maryland); (viii) the agreements and covenants required to be performed by BGE and PEPCO, respectively, under the Merger Agreement shall have been performed in all material respects; (ix) BGE or PEPCO, as the case may be, shall have received officers' certificates from the other stating that the conditions set forth in the Merger Agreement to the obligations of BGE or PEPCO, as the case may be, to consummate the Merger have, to such officers' knowledge, been satisfied; (x) no BGE Material Adverse Effect or PEPCO Material Adverse Effect, as the case may be, shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a BGE Material Adverse Effect or PEPCO Material Adverse Effect, as the case may be; (xi) each of BGE and PEPCO shall have received from their respective special tax counsel opinions to the effect that the Merger will be a tax-free reorganization under Internal Revenue Code Section 368(a) and that (in the case of BGE) BGE and its shareholders who exchange their shares solely for stock of the Company and (in the case of PEPCO) PEPCO and its shareholders who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger; (xii) the other party shall have received certain material third-party consents; and (xiii) the Company shall have received certain certificates from each affiliate of BGE or PEPCO, as the case may be.

TERMINATION; TERMINATION FEES AND EXPENSES

    The Merger Agreement may be terminated under certain circumstances, listed below. Where indicated, termination results in the payment of expenses and termination fees in the amounts listed below as liquidated damages; PROVIDED that the amount payable by BGE and its affiliates pursuant to the provisions described below, when added to the amount payable thereby upon a repurchase of the BGE Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate, and the amount payable by PEPCO and its affiliates pursuant to the provisions described below, when added to the amount payable thereby upon a repurchase of the PEPCO Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate. Such circumstances include (i) by mutual consent of the parties (no payment); (ii) by either BGE or PEPCO if the Merger is not consummated by March 31, 1997 PROVIDED, HOWEVER, that such termination date shall be extended to March 31, 1998 if all conditions to closing the Merger, other than the receipt of certain statutory approvals by any of the parties, can be satisfied by March 31, 1997 (no payment); (iii) by either BGE or PEPCO if the requisite approval of the Merger Agreement by either party's shareholders shall not have been obtained at a duly held meeting of shareholders ($85 million payment by the target if the vote follows a third-party offer of the type described below in clause (vii) that has not been rejected by such target and its Board and withdrawn by the third-party; otherwise no payment); (iv) by either BGE or PEPCO if any state or federal law or court order prohibits the Merger (no payment); (v) by either BGE or PEPCO if there exists a material breach of any material representation or warranty contained in the Merger Agreement, or any material breach of any covenant or agreement by BGE or PEPCO, as the case may be, and such breach is not cured within 20 days after notice ($10 million payment by the breaching party); (vi) by either BGE or PEPCO if the Board of Directors of BGE or PEPCO, as the case may be, shall withdraw or adversely modify its approval or recommendation of the Merger ($85 million payment by the party withdrawing or adversely modifying its approval); or (vii) by either party, under certain circumstances, as a result of a third-party tender offer or business combination proposal which such party's Board of Directors determines in good faith that their fiduciary duties requires be accepted, after the other party has first been given an opportunity to make adjustments in the terms of the Merger Agreement so as to enable the Merger to proceed ($85 million payment by the party accepting such proposal).

EXPENSES

    Except as set forth above, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses, except that those expenses incurred in connection with printing this Joint Proxy Statement/Prospectus, as well as the filing relating thereto, will be shared equally by BGE and PEPCO.

AMENDMENT AND WAIVER

    The Merger Agreement may be amended by the Boards of Directors of BGE and PEPCO at any time before or after its approval by their shareholders and prior to the Effective Time, but after any such approval no amendment may be made which alters or changes (i) the amount or kind of shares, to be received or exchanged for or on conversion of any class or series of capital stock of either corporation in the Merger as provided in the Merger Agreement, (ii) any of the terms or conditions of the Merger Agreement if such alteration or change, alone or in the aggregate, would materially adversely affect the rights of the holders of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock or (iii) any term of the Company Articles, except for alterations or changes that could otherwise be adopted by the Company Board, without the further approval of such shareholders.

    At any time prior to the Effective Time, to the extent permitted by applicable law, a party may (i) extend the time for performance of any obligations or other acts by the other party and (ii) waive inaccuracies in the representations and warranties contained in the Merger Agreement or any document delivered pursuant thereto or conditions to the other party's obligation to consummate the Merger.

                          THE STOCK OPTION AGREEMENTS

    The following is a brief summary of the material terms of the Stock Option Agreements, copies of which are attached as Exhibits B1 and B2 and which are incorporated herein by reference. This summary is qualified in its entirety by reference to the Stock Option Agreements.

    The Stock Option Agreements are intended to increase the likelihood that the Merger will be consummated in accordance with the terms of the Merger Agreement. Consequently, certain aspects of the Stock Option Agreements may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all of or a significant interest in, or otherwise effecting a business combination with, BGE or PEPCO, or from considering or proposing such a transaction, even if such persons were prepared to offer to pay consideration to shareholders of BGE or PEPCO, as the case may be, which had a higher value than the shares of Company Common Stock to be received per share of BGE Common Stock or PEPCO Common Stock, as the case may be, pursuant to the Merger Agreement.

GENERAL

    Concurrently with entering into the Merger Agreement, BGE and PEPCO entered into reciprocal Stock Option Agreements pursuant to which (i) PEPCO granted BGE an irrevocable option to purchase up to 23,579,900 shares of PEPCO Common Stock (subject to adjustment for changes in capitalization) representing 19.9% of the number of shares of PEPCO Common Stock outstanding on August 31, 1995, at an exercise price of $21.225 per share, which is equal to the Fair Market Value of a share of PEPCO Common Stock as of September 22, 1995, the date as of which the Stock Option Agreements were executed, and (ii) BGE granted PEPCO an irrevocable option to purchase, under circumstances that could entitle PEPCO to a termination payment under certain provisions of the Merger Agreement, up to 29,357,896 shares of BGE Common Stock (subject to adjustment for changes in capitalization) representing 19.9% of the number of shares of BGE Common Stock outstanding on August 31, 1995, at an exercise price of $25.925 per share, which is equal to the Fair Market Value of a share of BGE Common Stock as of September 22, 1995. The respective Options become exercisable only if the holder thereof could be entitled to a termination payment under the Merger Agreement (see "The Merger Agreement -- Termination; Termination Fees and Expenses") but without regard to whether the Merger Agreement is actually terminated or whether a business combination is actually closed with a third party (a "Trigger Event"). In no event, however, will the issuer of an Option be required to issue shares upon exercise of such Option unless all required regulatory approvals for the issuance of such shares are obtained, all waiting periods under the HSR Act applicable to such issuance are approved or have been terminated and such shares (and any shares issued by the holder of such Option in payment of the exercise price thereof) have been approved for listing on the NYSE upon official notice of issuance.

    Each Option will terminate upon the earliest to occur of (i) the Effective Time, (ii) the termination of the Merger Agreement other than due to a Trigger Event and (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (of if, at the expiration of such 180 day period, such Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event later than March 31, 1998).

    REPURCHASES. At any time during which the Option is exercisable, each Stock Option Agreement entitles the holder of the Option to require the issuer thereof to repurchase from the holder all or any portion of the Option (or if the Option has been exercised, to repurchase from the holder all or any portion of the acquired shares). The amount that the issuer of an Option will pay to the holder of such Option to repurchase such Option is (i) the difference between (a) the Market/Offer Price for shares of such issuer's common stock as of the date such holder gives notice of its intent to exercise its rights to have such Option repurchased and (b) the exercise price for the Option multiplied by (ii) the number of shares of such common stock purchasable pursuant to such Option (or portion thereof with respect to which such holder is exercising such rights). The amount that the issuer of an Option will pay to the holder thereof to repurchase shares issued upon exercises of such Option is (i) the exercise price paid by such holder for such shares plus the difference between the Market/Offer Price and the exercise price paid by such holder for such shares, multiplied by
(ii) the number of such shares to be repurchased. In the event that the repurchase price discussed above would require shareholder approval for the party making the repurchase, the party to receive such repurchase payment may reduce the repurchase price to an amount which would not require shareholder approval. Notwithstanding the foregoing, the amount payable by BGE and its affiliates pursuant to the provisions described above under "-- Termination; Termination Fees and Expenses," when added to the amount payable thereby upon a repurchase of the BGE Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate, and the amount payable by PEPCO and its affiliates pursuant to the provisions described below, when added to the amount payable thereby upon a repurchase of the PEPCO Option and shares issued upon exercise of such Option, may not exceed $125 million in the aggregate.

    PURCHASE WITH OPTION HOLDER'S SHARES; CALL. Each Stock Option Agreement entitles the holder of the Option granted thereunder to purchase shares covered by the Option with shares of the Option holder's own common stock and thereafter, at any time or from time to time prior to March 31, 1997 (extendible under certain circumstances to March 31, 1998), to require the issuer of the Option to sell such shares of common stock back to it. The value attributed to shares of an Option holder's common stock used to purchase shares upon exercise of such Option is the Fair Market Value of such shares as of the date immediately preceding the date on which notice of such exercise is delivered to the issuer of the Option. The price at which the issuer of an Option may be required to sell back to the holder of such Option shares of such holder's stock used to purchase shares on exercise of the Option is the value attributed to such shares for such purchase plus interest at the rate of 8.75% per annum (from the date of the delivery of such shares through the date of such repurchase) less any dividends paid or declared and payable thereon.

    VOTING. Each party to the Stock Option Agreements has agreed to vote, prior to the fifth anniversary of the entry into the Stock Option Agreements (the "Expiration Date"), any shares of capital stock of the other party acquired by such party pursuant to the exercise of the Options or otherwise beneficially owned by such party, on each matter submitted to a vote of shareholders of such other party, for and against such matter in the same proportion as the vote of all other shareholders of such other party is voted for and against such matter.

    RESTRICTIONS ON TRANSFER. The Stock Option Agreements also provide that, prior to the Expiration Date, neither BGE nor PEPCO will, directly or indirectly, sell, assign, pledge or otherwise dispose of or transfer any of the shares that it acquires pursuant to the exercise of the Options (the "Option Shares"), except as otherwise provided in the Stock Option Agreements. In addition to the repurchase rights described above, subsequent to the termination of the Merger Agreement, a holder of Option Shares has the right to require the issuer of such shares to register the Option Shares under the Securities Act for sale in a public offering, unless the issuer of such shares elects to repurchase them at their then market value. The Stock Option Agreements also provide that, following the termination of the Merger Agreement, a holder of Option Shares may sell such shares pursuant to a tender or exchange offer approved or recommended, or otherwise determined to be fair and in the best interests of the shareholders, by a majority of the Board of Directors of the issuer.

                      DESCRIPTION OF COMPANY CAPITAL STOCK

    Pursuant to the Merger Agreement, the Company's Articles of Incorporation and By-laws will be amended and restated in the form attached hereto as Exhibits E and F, respectively. The authorized capital stock of the Company as of the Effective Time will consist of 374,400,000 shares of Company Common Stock, 12,126,222 shares of Company Preferred Stock, and 6,500,000 shares of Company Preference Stock. The description of the Company's capital stock set forth herein does not purport to be complete and is qualified in its entirety by reference to the Company Articles and By-laws, respectively, as well as applicable statutory or other law.

COMPANY COMMON STOCK

    VOTING RIGHTS. For all purposes, each registered holder of Company Common Stock will, at each meeting of shareholders, be entitled to one vote for each share of Company Common Stock held, either in person or by proxy duly authorized in writing. Except to the extent required by law or as permitted by the Company Articles, as amended from time to time, the registered holders of the shares of Company Common Stock shall have unlimited and exclusive voting rights.

    The holders of Company Common Stock will not be entitled to cumulative votes for the election of directors.

    DIVIDENDS. Subject to the rights of the holders of Company Preferred Stock and Company Preference Stock, the Company may pay dividends on Company Common
Stock and make distributions on, and purchase or otherwise acquire for value, shares of Company Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock Dividend"), EXCEPT THAT, so long as any shares of Class B Preferred Stock are outstanding, (i) no Common Stock Dividend shall be declared or paid in an amount which, together with all other Common Stock Dividends declared in the year ending on (and including) the date of the declaration of such Common Stock Dividends, would in the aggregate exceed 50% of the net earnings of the Company for the period consisting of the 12 consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock Dividend, after deducting from such net earnings dividends accruing on any stock other than Company Common Stock during such period, if at the end of such period, the ratio (herein referred to as the "Capitalization Ratio") of the sum of (a) the capital represented by the Company Common Stock (including premiums on Company Common Stock) and (b) the surplus accounts of the Company, to the sum of (c) the total capital and (d) the surplus accounts of the Company (after adjustment in each case of the surplus accounts to reflect payment of such Common Stock Dividends) would be less than 20%; (ii) if such Capitalization

Ratio, determined as aforesaid, shall be 20% or more, but less than 25%, no Common Stock Dividend shall be declared or paid in an amount which, together with all other Common Stock Dividends declared in the year ending on (and including) the date of the declaration of such Common Stock Dividend, would in the aggregate exceed 75% of the net earnings of the Company for the period consisting of the 12 consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock Dividend after deducting from such net earnings dividends accruing on any stock other than the Company Common Stock during such period; and (iii) if such Capitalization Ratio, determined as aforesaid, shall be in excess of 25%, no Common Stock Dividend shall be declared or paid which would reduce such Capitalization Ratio to less than 25% except to the extent permitted by the next preceding clause (i) and (ii).

    LIQUIDATION. In the event of a liquidation, dissolution or winding up of the affairs of the Company, the holders of Company Common Stock will be entitled to share ratably in any assets remaining after payment in full of all liabilities of the Company and the aggregate liquidation preference of any Company Preferred Stock and Company Preference Stock then outstanding.

    PREEMPTIVE RIGHTS. The holders of Company Common Stock will have no preemptive rights to acquire or subscribe to any shares, or securities convertible into shares, of Company Common Stock. The holders of Company Common Stock will have no redemption or conversion rights.

    It is a condition to the consummation of the Merger that the Company Common Stock be approved for listing on the NYSE subject to official notification of issuance.

COMPANY PREFERRED STOCK

    The Company Preferred Stock will be issued in different series. The Company Articles authorize several series as described below.

    The Company Board also will be authorized, subject to any limitations prescribed by law and the provisions of Article Eleventh of the Company Articles, to provide for the issuance of authorized but unissued shares of Company Class A Preferred Stock and Company Class B Preferred Stock, in additional series, and by filing a certificate pursuant to applicable Maryland and Virginia law, to establish from time to time the number of shares of Company Class A Preferred Stock or Company Class B Preferred Stock to be included in each such series, and to fix such designations, powers, preferences and rights of the shares of Company Class A Preferred Stock or Company Class B Preferred Stock of each such series and any qualifications, limitations, or restrictions thereof as provided in the Company Articles.

    The ability of the Company Board to issue classes and series of Company Preferred Stock may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, and could prevent shareholders from tendering their shares in transactions which they might favor by decreasing the likelihood that such offers would be made in the first instance.

    DESIGNATION. There will be designated in the Company Articles the following series of Company Preferred Stock, aggregating 5,968,071 shares as follows:

SERIES                                                                     NUMBER
-----------------------------------------------------------------------  -----------
COMPANY CLASS A PREFERRED STOCK
Series B 4 1/2%........................................................      222,921
Series C 4%............................................................       68,928
Series D 5.40%.........................................................      300,000
COMPANY CLASS B PREFERRED STOCK
$2.44 Series of 1957...................................................      300,000
$2.46 Series of 1958...................................................      300,000
$2.28 Series of 1965...................................................      400,000
$2.44 Convertible Series of 1966..........................not more than        6,526
$3.82 Series of 1969...................................................      500,000
$3.37 Series of 1987...................................................      869,696
$3.89 Series of 1991...................................................    1,000,000
$3.40 Series of 1992...................................................    1,000,000
Auction Series A.......................................................    1,000,000

    At the Effective Time, each issued and outstanding share of each series of BGE Preferred Stock (other than shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Class A Preferred Stock, of the respective series specified above, with equal stated value and dividends and like redemption provisions and other terms and conditions.

    Each issued and outstanding share of each series of PEPCO Preferred Stock (other than shares owned by BGE or PEPCO or any of their respective subsidiaries, which will be canceled and each share of PEPCO Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder with respect to such shares) will be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of Company Class B Preferred Stock, of the respective series specified above, with equal stated value and dividends and like redemption provisions and other terms and conditions, except as otherwise described herein regarding restrictions on PEPCO's issuance of unsecured debt. See "Comparison of Shareholder Rights -- Comparison of BGE, PEPCO and Company Articles and By-laws."

    VOTING RIGHTS. The holders of Company Class A Preferred Stock will have no voting power, except that the holders of Company Class A Preferred Stock will have 24 votes for each share of Company Class A Preferred Stock with respect to certain proposed amendments (those amendments affecting the rights of the
Company Class A Preferred Stock) of the Company Articles, any proposed consolidation with any other corporation or corporations, any proposed sale, lease or exchange of all its property and assets as an entirety, including its goodwill and franchises, to or with any other corporation or any proposed dissolution of the Company, and no such amendment of the Company Articles, consolidation, sale, lease, exchange or dissolution will be authorized, ratified, adopted or affected without the affirmative vote of two-thirds of all the shares of Company Class A Preferred Stock outstanding in favor of such amendment, consolidation, sale, lease, exchange or dissolution, as the case may be. Should the Company fail to pay full dividends on the Company Class A Preferred Stock and should such failure continue for one year, the holders of Company Class A Preferred Stock will have 24 votes for each share of Company Class A Preferred Stock with respect to all matters, until and unless all such dividends shall have been paid in full. However, the voting power of the holders of Company Class A Preferred Stock will be reduced to four votes per share immediately upon the retirement of the shares of Company Class A Preferred Stock issuable in exchange for the shares of BGE's Preferred Stock outstanding as of November 27, 1961, consisting of 222,921 shares of Series B 4 1/2% and 68,928 shares of Series C 4% Preferred Stock.

    The holders of Company Class B Preferred Stock will have no voting power, except that whenever dividends payable on the shares of Company Class B Preferred Stock are in default in an amount equal to four full quarter-yearly dividends, until such default is remedied, the holders of Company Class B Preferred Stock, voting separately, will become entitled to elect at a special meeting 25% of the Company Board, or the smallest number of directors that exceeds 25% of the Company Board, but in no event less than two directors. The other shareholders then entitled to vote for the election of directors, voting separately by class if so required by the provisions applicable to such classes, will be entitled to elect the remaining directors of the Company. The terms of all directors of the Company in office at the time will terminate upon the election of directors by the holders of the Company Class B Preferred Stock. Thereafter and during the continuance of such special right of the holders of the Company Class B Preferred Stock, the Company Board will be divided into two or more classes, one class consisting of the directors to be elected by the holders of Company Class B Preferred Stock, and the other class or classes consisting of directors to be elected by the other shareholders entitled to vote for the election of directors. The directors of each such class elected at such meeting and the directors of each such class elected at any subsequent annual meeting for the election of directors, held during the continuance of such special right, will hold office until the next succeeding annual election and until their respective successors by classes are elected and qualified.

    However, if and when all dividends then in default on Company Class B Preferred Stock shall be paid (and such dividends must be declared and paid as soon as reasonably practicable out of surplus or net profits, but without diminishing the amount of capital of the Company), the holders of Company Class B Preferred Stock will be divested of such special right, but subject always to the same provisions for the revesting of such special right in the holders of Company Class B Preferred Stock in the case of any similar future default or defaults. Whenever the holders of Company Class B Preferred Stock shall be so divested of such special right, the method of election of the Company Board by the vote of the other shareholders entitled to vote for the election of directors exclusively will be restored, and the election of directors will take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof.

    So long as any shares of Company Class B Preferred Stock are outstanding, no amendment to the Company Articles which would (i) create, change any junior stock into, or increase the rights and preferences of, any senior or parity stock, (ii) increase the authorized amount of the Company Class B Preferred Stock in excess of 11,126,222 shares or the authorized amount of any senior or parity stock or (iii) change the express terms of the outstanding shares of Company Class B Preferred Stock in any manner substantially prejudicial to the holders thereof, shall be made without the affirmative consent of the holders of more than two-thirds of the aggregate number of shares of the Company Class B Preferred Stock then outstanding; but any such amendment may be made with such affirmative consent, together with such additional vote or consent of shareholders as from time to time may be required by law; PROVIDED, HOWEVER, that if any such amendment would change the express terms of the outstanding shares of Company Class B Preferred Stock of any particular series in a manner substantially prejudicial to the holders thereof without correspondingly affecting the holders of the outstanding shares of Company Class B Preferred Stock of all series, then, in lieu of such consent of the holders of Company Class B Preferred Stock (or, if such consent of the holders of the outstanding shares of Company Class B Preferred Stock is required by law, in addition thereto), the affirmative consent of the holders of more than two-thirds of the Company Class B Preferred Stock of the affected series at the time outstanding will be necessary for making such amendment.

    So long as any shares of Company Class B Preferred Stock are outstanding, the Company will not, without the affirmative consent of the holders of at least a majority of the aggregate number of shares of Company Class B Preferred Stock then outstanding: (i) issue any shares of Class B Preferred Stock, in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior or parity stock (either directly or by reclassification), unless for a period of 12 consecutive calendar months within the 15 calendar months next preceding the date on which such shares are to be issued net earnings (after depreciation and taxes but before deducting interest) have been at least one and one-half times the annual interest charges and dividend requirements on all indebtedness of the Company and on all shares of Company Class B Preferred Stock and senior and parity stock which shall then be outstanding; (ii) issue any shares of Company Class B Preferred Stock, in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior and parity stock (either directly or by reclassification), unless immediately after such proposed issue the aggregate of (a) the capital of the Company applicable to its stock ranking junior as to assets and dividends and (b) the surplus of the Company shall be not less than the aggregate amount payable upon involuntary liquidation to the holders of the Company Class B Preferred Stock and of senior and parity stock then to be outstanding, excluding from such computation all stock to be retired through such proposed issue; or (iii) merge or consolidate with or into any other corporation or corporations or sell or lease all or substantially all of its assets, unless such merger, consolidation, sale or lease, or the issue and assumption of all securities to be issued or assumed in connection with any such merger, consolidation, sale or lease shall have been ordered, approved or permitted by the regulatory authority or authorities having jurisdiction in the premises.

    DIVIDENDS, REDEMPTION AND LIQUIDATION. The Company Preferred Stock will have dividend, redemption, liquidation and other rights as designated in the Company Articles. Unless dividends on all outstanding shares of every series of every class of Company Preferred Stock, at the annual dividend rate or rates fixed therefor, have been paid or declared and set aside for payment for all past dividend periods to which they are entitled, and the full dividend thereon at said rate or rates for the dividend period current at the time have been paid or declared and set apart for payment, but without interest on accumulated dividends, and unless all sinking fund payments, if any, required to have been made thereon have been made or provided for, no dividend will be declared and no other distribution will be made on any shares of any series of any class of Company Preferred Stock or on any parity stock or junior stock. The Company Class A Preferred Stock and the Company Class B Preferred Stock will rank in parity in respect of dividends and other distributions and in liquidation. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets available for distribution to holders of shares of Company Preferred Stock of all classes and series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets will be distributed ratably among the shares of all classes and series of Company Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

COMPANY PREFERENCE STOCK

    The Company Preference Stock will be issued in different series. The Company Articles authorize several series as described below.

    The Company Board will also be authorized to approve the issuance of authorized but unissued shares of Company Preference Stock in one or more additional series without further authorization of its shareholders and to determine the number of shares, rates of preferential dividends, designations, preferences, limitations and relative rights of such series. Thus, any additional series of Company Preference Stock may, if so determined by the Company Board, be convertible into or exchangeable for Company Common Stock or another security, and have such other powers, preferences and relative, participating optional and other special rights and such qualifications, limitations and restrictions thereon, as the Company Board shall determine.

    The ability of the Company Board to issue series of Company Preference Stock may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company, and could prevent shareholders from tendering their shares in transactions which they might favor by decreasing the likelihood that such offers would be made in the first instance.

    DESIGNATED SERIES.   There will  be designated  in the  Company Articles  11
series of Company Preference Stock, aggregating 4,780,000 shares as follows:

SERIES                                                                      NUMBER
-------------------------------------------------------------------------  ---------
7.50% 1986 Series........................................................    425,000
6.75% 1987 Series........................................................    455,000
7.80% 1989 Series........................................................    500,000
8.25% 1989 Series........................................................    300,000
8.625% 1990 Series.......................................................    650,000
7.85% 1991 Series........................................................    350,000
7.78% 1973 Series........................................................    200,000
7.125% 1993 Series.......................................................    400,000
6.97% 1993 Series........................................................    500,000
6.70% 1993 Series........................................................    400,000
6.99% 1995 Series........................................................    600,000

    VOTING RIGHTS. The Company Preference Stock will have no voting power, except that the Company Preference Stock will have one vote for each share of Company Preference Stock with respect to any proposed amendment of the Company Articles which would create or authorize any shares of stock ranking prior to or on a parity with the Company Preference Stock as to dividends or as to distribution of assets, or which would substantially adversely affect the contract rights, as expressly set forth in the Company Articles, of the Company Preference Stock, and no such amendment of the Company Articles may be authorized, ratified, accepted or effected without the affirmative vote of two-thirds of all the shares of Company Preference Stock outstanding in favor of such amendment.

    Whenever the Company fails to pay full dividends on the Company Preference Stock and such failure continues for one year, the holders of Company Preference Stock will have one vote for each share of Company Preference Stock with respect to all matters, until and unless such dividends shall have been paid in full.

    DIVIDENDS. Holders of Company Preference Stock will be entitled to receive, when and as declared, from the surplus or net profits of the Company remaining after the preferential dividend requirements for the outstanding Company Preferred Stock have been provided for, yearly dividends, payable at such times and rates as provided in the Company Articles. The dividends on the Company Preference Stock will be cumulative and payable before any dividend on the Company Common Stock may be paid or set apart.

    LIQUIDATION. In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Company, the holders of Company Preference Stock will be entitled to be paid in full, from any assets and funds of the Company remaining after payment to the holders of Company Preferred Stock, both the par amount of their shares and an amount equal to the unpaid dividends accrued thereon (whether earned or declared or not) adjusted to the date of such payment before any amount may be paid to the holders of Company Common Stock.

                        COMPARISON OF SHAREHOLDER RIGHTS

    If the Merger is consummated, the persons who were holders of BGE Preferred Stock, BGE Preference Stock and BGE Common Stock will become holders of Company Preferred Stock, Company Preference Stock and Company Common Stock, respectively, whose rights as shareholders will be governed by the Company Articles and Company By-laws (rather than the BGE Articles and BGE By-laws) and by the MGCL and VSCA (rather than solely the MGCL). The material differences between the rights of shareholders of the Company and shareholders of BGE are set forth below.

    If the Merger is consummated, the persons who were holders of PEPCO Preferred Stock and PEPCO Common Stock, will become holders of Company Preferred Stock and Company Common Stock, respectively, whose rights as shareholders will be governed by the Company Articles and

Company By-laws (rather than the PEPCO Articles and PEPCO By-laws) and by the MGCL and VSCA (rather than the DCBCA and VSCA). The material differences between the rights of shareholders of the Company and shareholders of PEPCO are also set forth below.

    The following discussion is not intended to be complete and is qualified in its entirety by reference to the Company Articles and the Company By-laws, which are attached to this Joint Proxy Statement/ Prospectus as Exhibits E and F, respectively, and to the DCBCA, MGCL and VSCA.

COMPARISON OF BGE, PEPCO AND COMPANY ARTICLES AND BY-LAWS

    BOARD OF DIRECTORS

    BGE. Under the BGE By-laws, the BGE Board consists of 14 directors. They shall hold their offices for one year until their successors are elected and qualified.

    PEPCO. Under the PEPCO By-laws, the PEPCO Board consists of 12 directors, divided into three classes. The directors of one of the classes are elected annually to serve for three-year terms.

    THE COMPANY. Under the Company Articles, the Company Board consists of 16 directors. Such directors are divided into three classes designated Class I, Class II and Class III. The initial Class I directors will be elected for one-year terms, the initial Class II directors will be elected for two-year terms and the initial Class III directors will be elected for three-year terms. Upon expiration of the initial terms, directors of each class will be elected for three-year terms.

    REMOVAL OF DIRECTORS

    BGE. Under Article II, Section 3 of BGE By-laws, the shareholders, at any meeting duly called and at which a quorum is present, may remove any director from office by the affirmative vote of a majority of the outstanding shares entitled to vote thereon and may also elect a successor to fill any resulting vacancy for the unexpired term of the removed director.

    PEPCO. Under Article IX of the PEPCO Articles and Article II, Section 8 of PEPCO's By-laws, a director elected by the holders of PEPCO Common Stock may be removed only for cause, by a majority vote of the holders of PEPCO Common Stock at a special meeting called for such purpose. Any director elected by the holders of PEPCO Preferred Stock may be removed only for cause by a vote of the holders of a majority of the PEPCO Preferred Stock, at a special meeting called for that purpose.

    THE COMPANY. Under Article Sixth of the Company Articles, directors of the Company may only be removed for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purpose; PROVIDED, HOWEVER, that no director who shall have been elected by the holders of a separate class of stock shall be removed, except upon the affirmative vote of the holders of a majority of the class whose holders elected him, if such holders are then entitled to vote for the election of directors.

    AMENDMENTS TO ARTICLES OF INCORPORATION

    BGE. Under Article II of the BGE Articles, BGE may exercise all the rights, powers and privileges extended to corporations under the MGCL. Section 2-602 of the MGCL provides that a corporation may amend its charter provided that the amendments are lawful and that where contract rights are altered, an objecting shareholder has the right to receive fair value for stock substantially adversely affected.

    Article IV, Section 5 of the BGE Articles gives the BGE Board the right to amend the BGE Articles by classifying or sub-classifying all or any of the authorized but unissued shares of BGE Preferred Stock into one or more series of BGE Preferred Stock, which series may differ from each other and other series already outstanding with respect to rate and payment terms, dividend participation, convertibility and redemption terms. Article IV, Section 19, of the BGE Articles reserves to the BGE Board similar designation rights with respect to shares of BGE Preference Stock.

    PEPCO. Under Article V(A)(g) of the PEPCO Articles, as long as any shares of PEPCO Preferred Stock are outstanding, no amendments to the PEPCO Articles may be effected which would (i) create, change junior stock into, or increase the rights and preferences of any senior or parity stock, (ii) increase the authorized amount of PEPCO Preferred Stock or any senior or parity stock, or
(iii) change the express terms of outstanding PEPCO Preferred Stock in a manner substantially prejudicial to the holders thereof, without the affirmative consent of the holders of more than two-thirds of the aggregate shares of Preferred Stock then outstanding (or of any particular series thereof that is disproportionately prejudiced by such amendment).

    Article X of the PEPCO Articles also provides that the affirmative vote of the holders of four-fifths of all the capital stock entitled to vote shall be required to amend, alter or repeal the provisions of the PEPCO Articles relating to the establishment of the classified board and removal of directors, and the provisions of the PEPCO By-laws relating to the bringing of shareholder business before meetings and the calling of special shareholder meetings.

    THE COMPANY. The Company Articles may be amended in any manner permitted by law, subject to certain voting requirements set forth in Article Ninth of the Company Articles covering the rights of the holders of Company Preferred Stock and Company Preference Stock. See "Description of Company Capital Stock."

    AMENDMENTS TO BY-LAWS

    BGE. Under Article VII of the BGE By-laws, the BGE By-laws may be amended or repealed, and new By-laws adopted, at any meeting of the BGE Board, by the vote of a majority of the directors, or by the shareholders at any annual meeting, or at any special meeting called for that purpose.

    PEPCO. Under Article VIII of the PEPCO By-laws, the PEPCO Board may amend or repeal the PEPCO By-laws at any meeting of the PEPCO Board, by the affirmative vote of not less than the number of directors necessary to constitute a quorum.

    THE COMPANY. Under Article Sixth of the Company Articles, the Company By-laws may be altered, amended or repealed by the Company Board; PROVIDED that for a period of two years following the Effective Time, a vote of 66 2/3% of the entire Company Board is required to (i) change the number of directors, (ii) approve a change in the Company's name, (iii) provide for the location of the Company's headquarters or its principal executive offices other than in the Annapolis, Maryland area, (iv) amend the Company Employment Agreements or to otherwise change the titles or functions of such individuals from those set forth in the respective Company Employment Agreements; (v) to change Committees of the Company Board, or (vi) to amend the supermajority vote provision of the Company By-laws.

    CUMULATIVE VOTING

    The BGE Articles, the PEPCO Articles and the Company Articles do not provide for cumulative voting.

    VOTING

    BGE. Each share of BGE Common Stock entitles its holder to one vote with respect to the Merger. Each share of BGE Preferred Stock entitles its holder to 24 votes with respect to the Merger. However, the voting power of the BGE Preferred Stock will be reduced to four votes per share immediately upon the retirement of certain BGE Preferred Stock. Each share of BGE Preference Stock entitles its holder to one vote with respect to the Merger.

    A majority of the voting power of the shares issued and outstanding and entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the BGE Meeting.

    The affirmative vote of the holders of two-thirds of the votes entitled to be cast by all holders of outstanding shares of (i) BGE Common Stock, voting as a single class, (ii) BGE Preferred Stock, voting as a single class, (iii) BGE Preference Stock, voting as a single class and (iv) BGE Common Stock, BGE Preferred Stock and BGE Preference Stock, voting together as a class, is required to approve the Merger Agreement.

    PEPCO.   Holders of PEPCO Common Stock are entitled to one vote per share of
PEPCO Common Stock on all matters submitted generally to a vote of the shareholders of PEPCO.

    Holders of PEPCO Preferred Stock generally have no voting rights, except that during periods when dividends payable on PEPCO Preferred Stock are in default in an amount equal to four full quarter-yearly dividends, the holders of PEPCO Preferred Stock are entitled to elect separately 25% of the PEPCO Board, or the smallest number of directors that exceeds 25%, but in no event fewer than two directors.

    In addition, without the affirmative consent of the holders of a majority of outstanding PEPCO Preferred Stock, PEPCO may not (i) issue any shares of PEPCO Preferred Stock in excess of 300,000 shares, or issue any shares of senior or parity stock, unless (a) for a period of 12 consecutive calendar months within the 15 calendar months preceding the date on which such shares are to be issued, PEPCO's net earnings have been at least one and one-half times the annual interest charges and dividend requirements on all indebtedness of PEPCO and all shares of PEPCO Preferred Stock, senior stock and parity stock outstanding and
(b) the capital applicable to junior stock and surplus of PEPCO is not less than the aggregate amount payable upon involuntary liquidation to the holders of PEPCO Preferred Stock, senior stock and parity stock outstanding, (ii) issue securities representing unsecured indebtedness in certain circumstances (see "-- Restrictions on Issuance of Securities Representing Unsecured Indebtedness"), and (iii) merge or consolidate with or into another entity or sell or lease all or substantially all of its assets.

    The consent of holders of more than two-thirds of the outstanding PEPCO Preferred Stock also is required to effect certain amendments to the PEPCO Articles. See "-- Amendments to Articles of Incorporation."

    THE COMPANY.  See "Description of Company Capital Stock."

    RESTRICTIONS ON ISSUANCE OF SECURITIES REPRESENTING UNSECURED INDEBTEDNESS

    BGE.   The  BGE  Articles  and  By-laws do  not  restrict  the  issuance  of securities representing unsecured indebtedness.

    PEPCO. Article V, Section (A)(h)(3), of the PEPCO Articles provides that so long as any shares of PEPCO Preferred Stock are outstanding, PEPCO will not, without the consent of the holders of at least a majority of the outstanding shares of PEPCO Preferred Stock, issue any securities representing unsecured indebtedness, or assume or guaranty any such unsecured securities (other than for extension, renewal or refunding of outstanding debt securities or redemption of outstanding shares of PEPCO Preferred Stock or senior or parity stock), if after the issue or assumption of such securities the total principal amount of such unsecured securities then outstanding would exceed 25% of the aggregate of
(i) the total principal amount of all securities representing secured indebtedness of PEPCO then outstanding and (ii) the capital and surplus of PEPCO as then stated on its books less any known excess of book value of PEPCO's physical property devoted to public use over (a) the actual cost of such property of PEPCO and (b) as to such property as was not acquired as the result of arm's length negotiations, the actual cost of such property to the one first devoting the same to public use.

    THE COMPANY. Neither the Company Articles nor the Company By-laws will restrict the issuance of securities representing unsecured indebtedness. BGE and PEPCO believe that permitting the Company to issue unsecured debt without restrictions comparable to those contained in the PEPCO Articles will provide the Company with needed flexibility in an increasingly competitive environment. Typically, unsecured short-term indebtedness is the lowest cost debt available to companies. The growing number of unsecured debt products available in the financial markets offer an increasingly accepted alternative to traditional mortgage bond financings within the utility industry. The absence of a constraint on the issuance of unsecured debt also should facilitate the prudent management of the Company's capital structure which may contribute to cost savings and efficiency in the financing by the Company of its capital requirements. In addition, a restriction on unsecured debt eventually could place the Company at a significant competitive disadvantage.

    SPECIAL MEETINGS OF SHAREHOLDERS

    BGE. Article I, Section 2, of the BGE By-laws grants to shareholders of BGE the right to call a special meeting of shareholders by the request of the holders of not less than 25% of all outstanding shares entitled to vote on the matter for which the meeting is called.

    PEPCO. Article I, Section 2, of the PEPCO By-laws provides that the PEPCO Board, the Executive Committee or holders of record of not less than one-fifth of all the outstanding shares entitled to vote at a meeting may call a special meeting of shareholders.

    THE COMPANY. Under Article II, Section 3, of the Company By-laws, special meetings of shareholders may be called only by a majority of the Board of Directors, the Chairman, the Chief Executive Officer or upon the written request of the holders of shares entitled to cast not less than 25% of all votes entitled to be cast at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, if the purpose for such meeting would be to consider any matter that is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding 12 months.

    NOTICE OF SHAREHOLDER PROPOSALS/NOMINATIONS

    BGE. The BGE By-laws do not address the subject of shareholder proposals or nominations.

    PEPCO. Under Article I, Section 1, and Article 11, Section 1, of the PEPCO By-laws, a shareholder proposal or nomination will be considered at an annual meeting if the shareholder has given timely notice to the Secretary not less than 50 days nor more than 75 days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

    THE COMPANY. Under Article II, Section 4(b), of the Company By-laws, in order to have shareholder nominations and other business brought before an annual meeting, such matters must be timely filed, in proper written form, with the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days or more than 60 days prior to the annual meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice of the date of the annual meeting is given or made to shareholders, notice by the shareholder, to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed.

    INDEMNIFICATION

    BGE. Article IV of the BGE By-laws provides that with respect to BGE, each person made or threatened to be made a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of BGE, or, at its request, is or was a director or officer of another corporation, shall be indemnified by BGE (to the extent indemnification is not otherwise provided by insurance) against the liabilities, costs and expenses of every kind actually and reasonably incurred by him as a result of such action, suit or proceeding, or any threat thereof or any appeal thereon, but in each case only if and to the extent permissible under applicable common or statutory law, state or federal. The foregoing indemnity is not exclusive of other rights to which such person may be entitled.

    PEPCO. Article II, Section 9, of the PEPCO By-laws provides that, to the maximum extent permitted by law, PEPCO shall indemnify any officer, director or employee of PEPCO and may indemnify any other person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (including an action by or in the right of PEPCO), by reason of the fact that such person is or was a director, officer, employee or agent of PEPCO, or is or was serving at the request of PEPCO as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such matter, except in relation to matters as to which such person shall be finally adjudged to have knowingly violated the criminal law or be liable for willful misconduct in the performance of his duty to PEPCO. The termination of any action by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person was guilty of willful misconduct. The foregoing right of indemnification is not exclusive of any other right to which such persons may be entitled under any agreement, vote of shareholders or otherwise.

    THE COMPANY. Article Seventh of the Company Articles provides that the Company will indemnify its directors, officers and employees, whether serving the Company or at its request any other entity, to the fullest extent required or permitted by applicable law, including the General Laws of the State of Maryland and the Code of Virginia, now or hereafter in force, including, without limiting the generality of the foregoing, the advance of expenses, and other individuals and entities, including agents, to such extent as shall be authorized by the Board of Directors or the Company By-laws and is permitted by applicable law now or hereafter in force. The foregoing rights of indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled.

    LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS

    BGE. Article V of the BGE Articles provides that a director or officer of BGE will not be personally liable to BGE or its shareholders for monetary damages except (i) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Article states that its intent is that the liability of directors and officers will be limited to the fullest extent permitted by the MGCL.

    PEPCO. Article II, Section 11, of the PEPCO By-laws provides that in any proceeding brought by a shareholder in the right of PEPCO or on behalf of the PEPCO shareholders, no director or officer shall be liable for any monetary damages unless such director or officer engaged in willful misconduct or a knowing violation of criminal law.

    THE COMPANY. Article Seventh of the Company Articles provides that to the fullest extent permitted by applicable statutory or decisional law, as amended or interpreted, no director or officer of the Company will be personally liable to the Company or its shareholders for money damages.

COMPARISON OF DISTRICT OF COLUMBIA, MARYLAND AND VIRGINIA LAW

    BGE is subject to the MGCL. PEPCO is subject to the DCBCA and VSCA. The Company will be subject to the MGCL and VSCA.

    CLASSIFIED BOARD OF DIRECTORS; REMOVAL OF DIRECTORS; VACANCIES

    MGCL. Under the MGCL, the articles of incorporation may provide for the division of directors into classes. Under the MGCL, unless the articles of incorporation provide otherwise, directors may be removed with or without cause upon the vote of a majority of votes entitled to be cast for the election of directors; PROVIDED that: (i) a director elected separately by the holders of any class or series of stock may not be removed without cause except by the affirmative vote of a majority all of the votes of that class or series; and
(ii) if a corporation has cumulative voting for the election of directors and less than the entire Board is to be removed, a director may not be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board, or, if there is more than one class of directors, at an election of the class of directors of which he is member. Under the MGCL, a corporation's stockholders may fill any vacancy on the board which results from the removal of a director, provided that, if the stockholders of any class or series are entitled separately to elect a director, the stockholders of that class or series fill a vacancy which results from the removal of a director elected by that class or series. Unless the charter or by-laws of the corporation provide otherwise, the majority of the remaining directors, although less than a quorum, may fill a vacancy which results from any cause other than an increase in the number of directors, and a majority of the entire board may fill a vacancy which results from an increase, provided that, if the stockholders of any class or series are entitled separately to elect a director, a majority of the remaining directors or the sole remaining director elected by that class or series may fill any vacancy among the directors elected by that class or series.

    DCBCA. The DCBCA allows a corporation's by-laws to classify the corporation's directors into two or three classes. The DCBCA does not address removal of directors. Under the DCBCA, any vacancy resulting from an increase in the number of directors may be filled by shareholders. Unless the articles of incorporation provide otherwise, any vacancy occurring in the board any cause other than an increase may be filled by the vote of majority of the remaining directors although less than a quorum.

    VSCA. Under the VSCA, a corporation may stagger the terms of directors into two or three groups. Unless the articles of incorporation provide that directors may be removed only for cause, shareholders may remove any director with or without cause, provided that if a director is elected by a voting group of shareholders, only the shareholders who elected him may participate in the vote to remove him. If cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. If cumulative voting is not authorized, unless the articles of incorporation require a greater vote, a director may be removed by a majority of the votes of the voting group that elected the director. Under the VSCA, unless the articles of incorporation provide otherwise, a vacancy on the board, including a vacancy resulting from an increase in the number of directors (i) may be filled by the shareholders, (ii) the board or (iii) a majority of the directors remaining in office if less than a quorum. Unless the articles of incorporation provide otherwise, if the vacant office was held by a director separately elected by a voting group of shareholders, only the members of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

    INTERESTED DIRECTOR TRANSACTIONS

    MGCL. Under the MGCL, a contract or other transaction of a corporation in which a director has an interest is not void or voidable solely because of the interest if (i) the interest is disclosed or known to the board or the committee which approves or ratifies such transactions, and the contract or transaction is approved or ratified by a majority of disinterested directors, (ii) the interest is disclosed or known to corporation's shareholders, and the contract or transaction is approved or ratified by a majority of votes entitled to vote thereon, excluding the votes of shares beneficially owned by the interested director or (iii) such contract or transaction is fair and reasonable to the corporation.

    DCBCA.  This subject is not addressed by the DCBCA.

    VSCA. Under the VSCA, a transaction of a corporation in which a director has an interest is not voidable by the corporation solely because of the such interest if (i) the facts of the transaction and the director's interest therein were disclosed or known to the board or committee that authorizes such transactions and it was authorized, approved or ratified by a majority of disinterested directors, (ii) the facts of the transaction and the director's interest therein were disclosed to the shareholders entitled to vote thereon and the transaction was authorized, approved or ratified by a majority of votes entitled to vote thereon, excluding the votes of shares beneficially owned by the interested director or (iii) the transaction was fair to the corporation.

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    INDEMNIFICATION

    MGCL. Pursuant to the MGCL, a corporation may indemnify against certain liabilities and expenses any director or officer who is made a party to a proceeding by reason of his service in such capacity, unless the director or officer (i) acted in bad faith or with deliberate dishonesty, (ii) actually received an improper personal benefit, (iii) in the case of a criminal proceeding, had reasonable cause to believe that such act was illegal or (iv) is found liable to a corporation in a proceeding by or in the right of the corporation. Unless limited by its charter, a corporation must indemnify against reasonable expenses any director or officer who has been successful in defense of any such proceeding or if a court determines that such indemnification is fair and reasonable. A corporation may advance expenses to a director or officer under certain conditions.

    DCBCA. Under the DCBCA, a corporation may indemnify against expenses any directors or officers made party to a proceeding by reason of his service as such, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

    VSCA. The VSCA provides that a corporation may indemnify against certain liabilities and expenses an officer or director made a party to a proceeding by reason of his service in such capacity if the director or officer acted in good faith and (i) he believed, in the case of conduct undertaken in his official capacity, that such conduct was in the best interests of the corporation or, in the case of other conduct, that the other conduct was not opposed to the best interests of the corporation or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, a corporation may not indemnify a director or officer if he was found liable to a corporation in a proceeding by or in the right of the corporation or for receiving improper personal benefit. Unless limited by its articles of incorporation, a corporation must indemnify against reasonable expenses a director or officer who prevails in defense of any proceeding. In addition, a corporation must indemnify a director or officer if so ordered by a court. A corporation may advance expenses to a director or officer under certain conditions.

    LIMITED LIABILITY OF DIRECTORS

    MGCL. Under the MGCL, a corporation's articles of incorporation may include any provisions expanding or limiting the liability of its directors and officers to the corporation or its shareholders, provided that such liability may not be limited if a director or officer received an improper personal benefit or acted with active and deliberate dishonesty.

    DCBCA.  This subject is not addressed by the DCBCA.

    VSCA. Under the VSCA, in any proceeding brought by or in the name of a corporation by or on behalf of shareholders, the damages assessed against an officer or director shall not exceed the lesser of (i) the amount, including the elimination of liability, specified in the corporation's articles of incorporation, or if approved by the shareholders in the by-laws, as a limitation on or elimination of the director's or officer's liability or (ii) the greater of $100,000 or the compensation received by the director of officer during the previous 12 months, provided that the liability of an officer or director cannot be limited if the officer or director engaged in willful misconduct or a knowing violation of criminal law or securities law.

    AMENDMENT OF ARTICLES

    MGCL.   The MGCL provides that a  proposed amendment must be approved by the shareholders of a corporation by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

    DCBCA. The DCBCA provides that unless the articles of incorporation provide otherwise, an amendment must be adopted by the affirmative vote of the holders of at least two-thirds of the

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outstanding shares entitled to vote as a class in respect thereof and the  total outstanding shares entitled to vote. In no event may approval be reduced to lower than a majority of the shares entitled to vote.

    VSCA. The VSCA provides that the board of directors may condition its submission of a proposed charter amendment to the shareholders on any basis. To be adopted, the amendment must be approved by a two-thirds vote of each voting group entitled to vote thereon, provided that the directors may require a greater vote or the articles of incorporation may provide for a greater or lesser vote, so long as the vote provided for is not less than a majority.

    AMENDMENT OF BY-LAWS

    MGCL.   The MGCL provides that the  power to adopt, alter and repeal by-laws is vested in the stockholders except to the extent that the charter or by-laws vests such power in the board of directors.

    DCBCA.   The DCBCA provides  that the power to  make, alter, amend or repeal by-laws shall be vested in the board of directors unless reserved to the shareholders by the articles of incorporation.

    VSCA. The VSCA provides that a corporation's board of directors may amend or repeal by-laws except to the extent that (i) such right is reserved exclusively to the shareholders in the articles of incorporation or by statute or (ii) the shareholders, in adopting or amending a particular bylaw, provide expressly that the board of directors may not amend or repeal that bylaw. Shareholders may amend or repeal by-laws even though the by-laws also may be amended or repealed by the board of directors.

    VOTE REQUIRED FOR CERTAIN REORGANIZATIONS

    MGCL. Under the MGCL, any proposed consolidation, merger, share exchange or transfer of assets (except in the ordinary course) must be approved by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

    DCBCA. Under the DCBCA, unless the articles of incorporation require otherwise, a plan of merger or consolidation requires the affirmative vote of the holders of two-thirds of the outstanding shares of each class of stock of the corporation. The required shareholder vote cannot be reduced to less than a majority of the outstanding shares.

    VSCA. Under the VSCA, a plan of merger or share exchange must be approved by two-thirds of all the votes entitled to be cast thereon by each voting group, provided that the board of directors may require a greater vote and the articles of incorporation may provide for a greater or lesser vote, so long as the vote provided for is not less than a majority of all votes entitled to be cast by each voting group.

    SHAREHOLDER ACTION BY CONSENT

    MGCL. Under the MGCL, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if the following are filed with the records of shareholder meetings: (i) a unanimous written consent which sets forth the actions and is signed by each shareholder entitled to vote thereon and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

    DCBCA. Under the DCBCA, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all shareholders entitled to vote thereon and such written consent is filed with the minutes of shareholders' meetings.

    VSCA. Under the VSCA, any action required or permitted to be taken at a shareholders meeting may be taken without a meeting and without action by the board of directors if the action is taken by all the shareholders entitled to vote thereon and is evidenced by a writing describing the action taken, signed by all the shareholders and delivered to the secretary of the corporation for inclusion in the and minutes of shareholder meetings.

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    STATUTORY SHAREHOLDER LIABILITY

    MGCL. Under the MGCL, a corporation's shareholders are not obligated to the corporation or its creditors, except to the extent that the subscription price or other agreed consideration for the stock has not been paid or liability is imposed under any other provision of the MGCL.

    DCBCA. Under the DCBCA, a corporation's shareholders are under no obligation to the corporation or its creditors with respect to such shares, other than the obligation to pay to the corporation the full consideration for which the shares were issued or to be issued.

    VSCA. Under the VSCA, a shareholder is not liable to the corporation or its creditors with respect to the shares except to pay the consideration for which the shares were authorized to be issued.

    DISTRIBUTIONS

    MGCL AND VSCA. The MGCL and the VSCA each provides that, subject to any restriction in its charter, a board of directors may authorize and the corporation may make distributions to its shareholders, unless after such distribution the corporation would not be able to pay its debts as they become due or its total assets after the distribution would be less than the sum of its total liabilities, plus (unless the charter permits otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

    DCBCA. The DCBCA provides that, subject to restrictions in its articles of incorporation, a corporation may pay dividends in cash, property or its own shares provided that no dividend may be declared or paid if after such payment the corporation would be insolvent or its net assets would be less than its stated capital.

    SPECIAL MEETINGS OF SHAREHOLDERS

    MGCL. Pursuant to the MGCL, a special meeting of shareholders may be called by the president, the board of directors, or any other person specified in the corporation's articles of incorporation or by-laws, or on the written request of holders of not less than 25% of the votes entitled to be cast at the meeting.

    DCBCA. The DCBCA provides that special meetings of shareholders may be called by the president, the secretary, the board of directors, or the holders of not less than one-fifth of all of the shares entitled to be cast at the special meeting or by such other officers or persons as may be provided in the corporation's articles of incorporation or by-laws.

    VSCA. The VSCA allows special shareholder meetings to be called by the chairman of the board of directors, the president, the board of directors or anyone authorized to do so by the corporation's charter or by-laws.

    DISSENTERS' RIGHTS

    See "The Merger -- Dissenters' Rights."

    CERTAIN CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

    MGCL. Certain provisions of the MGCL may have the effect of discouraging persons from acquiring large blocks of a Maryland corporation's stock and/or delaying or preventing a change of control of such a corporation. Under certain circumstances, these provisions could have the effect of, among other things:
(i) reducing or eliminating the voting power of a 20% or more shareholder (MGCL Sections 3-703 and 3-704) and (ii) prohibiting a 10% or more shareholder from engaging in a business combination with a Maryland corporation for five years following the acquisition of the 10% stake (a "freezeout" provision) (MGCL Sections 3-601 through 3-604). In both instances, a Maryland corporation may opt out of the statutes' provisions by so providing in its articles or by-laws. However, an amendment adopted for the purpose of avoiding the MGCL's freeze-out provision does not become

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effective until 18 months after its adoption. (MGCL Sections  3-603(e)(1)(iii)).
No such opt-out amendments have been adopted by BGE. Provisions covering unequal two-tier tender offers and "greenmail" payments have not been codified under the MGCL.

    DCBCA.    The District  of  Columbia has  not  enacted any  takeover defense provisions.

    VSCA. The VSCA contains a provision which prohibits a corporation from engaging in an "affiliated transaction" with a 10% shareholder for three years following the acquisition of the 10% stake unless the transaction is approved by a majority of the corporation's disinterested directors and the holders of two-thirds of the shares not held by the 10% shareholder or the corporation has elected not to be bound by this provision. The VSCA also contains a "control share" provision whereby the voting rights of a shareholder are eliminated with respect to shares, the acquisition of which causes the percentage of shares beneficially owned by such shareholder to exceed one of several percentage thresholds, unless a resolution granting voting power is approved by a majority of all votes which could be cast in a directors' election, excluding certain shares including those of the acquiring shareholder, or the corporation has elected not to be bound by this provision. The VSCA also includes a provision permitting a board of directors to adopt a "poison pill."

                APPROVAL OF THE COMPANY LONG-TERM INCENTIVE PLAN

    Subsequent to the execution of the Merger Agreement, BGE and PEPCO agreed that the Company would adopt a stock compensation plan to replace the BGE LTIP and the PEPCO LTIP (except with respect to obligations incurred or attributable to employment prior to the Effective Time) subject to approval by shareholders. Accordingly, the Company LTIP is submitted to shareholders of the common stock of BGE and PEPCO for approval, as more fully described below. Conditioned upon the Merger becoming effective, the Company LTIP will become effective only if approved by shareholders as described below, in which event it will become effective at the Effective Time and will terminate 10 years thereafter.

    The affirmative vote of a majority of the outstanding shares of BGE Common Stock present in person or by proxy at the BGE Meeting and the affirmative vote of a majority of the outstanding shares of PEPCO Common Stock present in person or by proxy at the PEPCO Meeting, respectively, is required to approve the Company LTIP. This shareholder approval will meet the requirements of Section 422 of the Code and Rule 16b-3 under the Exchange Act ("Rule 16b-3").

THE BOARD OF DIRECTORS OF EACH OF BGE, PEPCO AND THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE COMPANY LTIP.

    Set forth below is a summary of certain important features of the Company LTIP, which summary is qualified in its entirety by reference to the actual plan document attached as Exhibit H to this Joint Proxy Statement/Prospectus:

OBJECTIVE

    The objective of the Company LTIP is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its subsidiaries for the profitable performance of the Company and its subsidiaries, and to increase the ownership of Company Common Stock by such employees.

SHARES AVAILABLE UNDER THE PLAN

    The number of shares of Company Common Stock that may be granted to participants under the proposed Company LTIP is 5,500,000. If an award lapses or the participant's rights with respect to such award otherwise terminate, any shares of Company Common Stock subject to such award will again be available for future awards under the Company LTIP.

ADMINISTRATION

    The Company LTIP will be administered by the Committee on Management of the Company Board (the "Committee"), unless such Committee fails to satisfy the disinterested administration

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provisions  under Rule  16b-3, in  which case  a committee  of directors  of the
Company Board who satisfy such requirements will administer the Company LTIP. The Company LTIP gives the Committee broad authority to determine the persons to whom, and the times at which, awards will be granted or lapse under the Company LTIP, the types of awards to be granted, the number of shares of Company Common Stock to be covered by each award, and all other terms and conditions for awards granted under the Company LTIP.

PARTICIPATION

    Each officer or key employee of the Company or its subsidiaries designated by the Committee is eligible to participate in the Company LTIP. Assuming the key employees of BGE and PEPCO are the key employees of the Company, approximately 22 officers and 20 key employees of the Company will be eligible to participate in the Company LTIP. Non-employee directors are not eligible to participate.

AWARDS

    Under the Company LTIP, the following types of awards may be granted from time to time by the Committee:

    RESTRICTED STOCK. The Committee may grant awards of Company Common Stock bearing restrictions ("Company Restricted Stock") prohibiting a participant's transfer of the Company Restricted Stock until the lapse of a restriction period. No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant, including the restriction period (which will be not less than one and not more than 10 years), whether dividends will be paid currently or accumulated and the form of any dividend payment, and may also condition the awards on the completion of a specified period of service or on attainment, during a performance period established by the Committee, of one or more performance objectives established by the Committee. Performance objectives, which may vary from participant to participant, are determined by the Committee and may include, but are not limited to, the performance of the participant, the Company, one or more of its subsidiaries, or any combination thereof. On completion of the restriction period and attainment of any performance objectives, the restrictions will expire with respect to one or more shares of Company Restricted Stock. If target performance objectives are exceeded, the Committee may award additional Company Common Stock to a participant.

    OPTIONS.   The Committee  may grant  either ISOs  that are  qualified  under
Section 422 of the Code or options not intended to qualify under Section 422 of the Code ("Nonqualified Options"). No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant; PROVIDED, HOWEVER, that an option to purchase a share of Company Common Stock may not be granted with an exercise price of less than 100% of the fair market value of a share of Company Common Stock on such date. Further, the period during which the options are exercisable will not exceed 10 years from the date of grant. In the Committee's discretion, the exercise price may be paid in cash, shares of Company Common Stock, or both.

    PERFORMANCE UNITS. The Committee may make performance awards payable in cash, Company Common Stock or both, upon attainment during a performance period established by the Committee, of one or more performance objectives established by the Committee. Performance objectives, which may vary from participant to participant, are determined by the Committee and may include, but are not limited to, the performance of the participant, the Company, one or more of its subsidiaries, or any combination thereof.

    STOCK APPRECIATION RIGHTS. The Committee may grant awards of stock appreciation rights in conjunction with an option or as a separate award. No consideration is payable by the participant as a result of the grant. The Committee may establish the terms and conditions of each grant; PROVIDED, HOWEVER, the period during which the rights are exercisable will not exceed 10 years.

    Stock appreciation rights provide the right to receive a payment in cash, Company Common Stock, or both in the Committee's discretion. If a grant is in conjunction with an option, the option must be surrendered, and the amount of the payment will be determined, in the Committee's sole

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discretion,  based on  (i) the excess  of the  fair market value  of the Company
Common Stock at the date of exercise over the option price or (ii) the excess of the book value of the Company Common Stock at the date of exercise over the book value of the Company Common Stock at the date the underlying option was granted. If a grant is not in conjunction with an option, the payment will be determined, in the Committee's sole discretion, based on (i) the excess of the fair market value of the Company Common Stock at the date of exercise over the fair market value of the Company Common Stock at the date of grant of the stock appreciation right or (ii) the excess of the book value of the Company Common Stock at the date of exercise over the book value of the Company Common Stock at the date of grant of the stock appreciation right.

    DIVIDEND EQUIVALENTS. The Committee may grant awards of dividend equivalents in conjunction with an option, a separately awarded stock appreciation right, performance units or awards of additional Company Common Stock if performance-based Company Restricted Stock target performance objectives are exceeded. No consideration is payable by the participant as a result of the grant. Each dividend equivalent entitles the participant to receive an amount, at such times and in a form and manner in the Committee's discretion, equal to the dividend actually paid with respect to a share of Company Common Stock on each dividend payment date from the date of grant until the dividend equivalent lapses. Dividend equivalents will lapse at a date no later than the date the underlying award lapses or is exercised.

ACCELERATED AWARD

    If a change in control of the Company occurs, a participant with an outstanding restricted stock or performance unit award will be entitled to an accelerated, prorated payout, and any outstanding option or stock appreciation right award will be immediately exercisable. If the original award provided for payment in Company Common Stock, any required payout will be made in Company Common Stock. For purposes of the Company LTIP, the term "change in control" means (i) the purchase or acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the outstanding shares of the Company Common Stock or the combined voting power of the Company's then outstanding shares of voting securities entitled to a vote generally, or (ii) the approval by the shareholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (iii) a liquidation or dissolution of the Company or the sale of substantially all of its assets, or (iv) a change of more than one-half of the members of the Company Board within a 90-day period for reasons other than the death, disability, or retirement of such members.

TAX WITHHOLDING

    The Company or its subsidiaries may withhold any applicable federal, state or local taxes upon payment under an award. Subject to any applicable law, if payment under an award is to be made in Company Common Stock, the Committee may in its discretion permit or require a participant to satisfy any withholding or other taxes payable through (i) the payment of cash by the participant to the Company or its subsidiaries, (ii) the retention by the Company or its subsidiaries of shares of Company Common Stock or (iii) the delivery by the participant to the Company or its subsidiaries of Company Common Stock owned by the participant. Special rules apply to participants subject to the reporting requirements of Section 16(a) of the Exchange Act.

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FEDERAL INCOME TAX CONSEQUENCES

    The federal income tax consequences of an award under the Company LTIP depend on the type of award, as discussed below:

    RESTRICTED STOCK. The grant of Company Restricted Stock does not result in taxable income to a participant or a tax deduction for the Company. At the time the restrictions expire, however, a participant will realize ordinary taxable income in an amount equal to the fair market value of the Company Common Stock on the date the restrictions expire, and the Company will be entitled to a corresponding deduction. In addition, during or after the restriction period (depending on whether the dividends are paid to the individuals or accumulated), a participant will be taxed on the dividends paid with respect to Company Restricted Stock as compensation, and the Company will be entitled to a corresponding deduction.

    INCENTIVE STOCK OPTIONS. ISOs under the Plan are intended to meet the requirements of Section 422 of the Code. The grant of an ISO does not result in taxable income to the participant or a tax deduction for the Company. The exercise of an ISO will not result in ordinary taxable income to the participant (although the difference between the exercise price and the fair market value of the Company Common Stock subject to the option may result in alternative minimum tax liability to the participant) and the Company will not be allowed a deduction at any time in connection with such award, if the following conditions are met: (i) at all times during the period beginning with the date of grant and ending on the day three months before the date of exercise, the participant is an employee of the Company or of a subsidiary; and (ii) the participant makes no disposition of Company Common Stock within two years from the date of grant nor within one year after the Company Common Stock is transferred to the participant. The three-month period is extended to one year in the event of disability and is waived in the event of death of the participant. If the Company Common Stock is sold by the participant after meeting these conditions, any gain realized over the exercise price ordinarily will be treated as long-term capital gain, and any loss will be treated as long-term capital loss, in the year of the sale.

    If the participant fails to comply with the employment or holding period requirements discussed above, the participant will recognize ordinary taxable income in an amount equal to the lesser of (i) the excess of the fair market value of the Company Common Stock on the date of exercise over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. If the participant realizes ordinary taxable income on account of such a disqualifying disposition (described above), a corresponding deduction will be allowed to the Company for the same year.

    NONQUALIFIED STOCK OPTIONS. The grant of a Nonqualified Option does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a nonqualified stock option, the participant will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company Common Stock on the date of exercise, and the Company will be entitled to a corresponding deduction for the same year. The participant's basis in such shares will be the fair market value on the date income is realized, and when the participant disposes of the shares he or she will recognize capital gain or loss, either long-term or short-term, depending on the holding period of the shares.

    STOCK APPRECIATION RIGHTS. The grant of a stock appreciation right does not result in taxable income to the participant or a tax deduction for the Company. Upon exercise of a stock appreciation right, the participant will realize ordinary taxable income in an amount equal to the excess of the fair market value of the Company Common Stock or cash received over any amount paid by the participant upon exercise, and the Company will be entitled to a corresponding deduction for the same year.

    PERFORMANCE UNITS. The grant of a performance unit does not result in taxable income to the participant or a tax deduction for the Company. Upon the expiration of the applicable award cycle and receipt of the Company Common Stock distributed in payment of the award or an equivalent amount of cash, the participant will realize ordinary taxable income equal to the full fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the compensation taxable to participant.

    Accounting principles require that restricted share awards be charged against earnings on a pro rata basis over the restriction period and will be based on the value of the stock at the date of grant. Under the terms of the Company LTIP, the granting of ISOs or Nonqualified Options, without accompanying stock appreciation rights, will not require a charge against earnings. The granting of stock appreciation rights, however, will require that earnings be charged over the specified award period for any appreciation in the value of the underlying stock subsequent to the date of grant.

NEW PLAN BENEFITS

    It cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Company LTIP if the Company LTIP is adopted or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Company LTIP had been in effect. Any such determinations will be made by the Committee in its sole discretion.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

    The following unaudited pro forma condensed financial information combines the historical consolidated balance sheets and statements of income of BGE and PEPCO, including their respective subsidiaries, after giving effect to the Merger. The unaudited pro forma combined condensed balance sheet at December 31, 1995, set forth below, gives effect to the Merger as if it had occurred at December 31, 1995. The unaudited pro forma combined condensed statements of income for each of the three years ended December 31, 1995, 1994 and 1993 give effect to the Merger as if it had occurred at January 1, 1993. These statements are prepared on the basis of accounting for the Merger as a pooling of interests and are based on the assumptions set forth in the notes thereto. The registrant, Constellation Energy Corporation, was formed on September 22, 1995, and has no assets or operations. Therefore, the registrant has no financial statements and, in turn, there has been no audit of such statements. However, there are no unusual or material commitments or contingencies relating to the registrant that are not disclosed elsewhere in this document.

    The PEPCO income statement for the twelve-month period ended December 31, 1995 includes a $110 million one-time, non-cash, after-tax charge to earnings recorded in the second quarter of 1995 in connection with the plan to sell 13 aircraft owned by its subsidiary, Potomac Capital Investment Corporation, as part of the adoption of a plan to end investment in the aircraft equipment leasing business. Income for the 12 months ended December 31, 1995 also included a nonrecurring charge of $12 million ($0.11 per share) relating to valuation of two aircraft under a master lease agreement which expired in September 1995.

    The following pro forma financial information has been prepared from, and should be read in conjunction with, the historical consolidated financial statements and related notes thereto of BGE and PEPCO incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the dates, or at the beginning of the periods, for which the Merger is being given effect, nor is it necessarily indicative of future financial position or operating results.

                        CONSTELLATION ENERGY CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                         PEPCO
                                                                          (AS
                                                         BGE         RECLASSIFIED)       PRO FORMA        PRO FORMA
                                                    (AS REPORTED)    (SEE NOTE 1)       ADJUSTMENTS        COMBINED
                                                    --------------  ---------------  -----------------  --------------
ASSETS
Current Assets
  Cash and cash equivalents.......................  $       23,443   $       7,438                      $       30,881
  Accounts receivable -- net......................         400,005         260,625                             660,630
  Materials and supplies..........................         145,900         133,700                             279,600
  Prepayments and other...........................         236,430          43,817                             280,247
                                                    --------------  ---------------                     --------------
    Total current assets..........................         805,778         445,580                           1,251,358
                                                    --------------  ---------------                     --------------
Investments and Other Assets
  Notes receivable................................              --          62,175                              62,175
  Real estate projects............................         479,344          71,025                             550,369
  Power generation systems........................         358,629             626                             359,255
  Financial investments...........................         128,815              --                             128,815
  Marketable securities...........................          41,475         530,323                             571,798
  Investment in finance leases....................          35,551         489,430                             524,981
  Operating lease equipment -- net................              --         272,947                             272,947
  Assets held for disposal........................              --         104,370                             104,370
  Other investments...............................         268,154          81,991                             350,145
                                                    --------------  ---------------                     --------------
    Total investments and other assets............       1,311,968       1,612,887                           2,924,855
                                                    --------------  ---------------                     --------------
Utility Plant
  Plant in service
    Electric......................................       6,360,624       6,041,203                          12,401,827
    Gas...........................................         692,693              --                             692,693
    Common........................................         522,450              --                             522,450
                                                    --------------  ---------------                     --------------
      Total plant in service......................       7,575,767       6,041,203                          13,616,970
                                                    --------------  ---------------                     --------------
  Accumulated depreciation........................      (2,481,801)     (1,760,063)                         (4,241,864)
  Construction work in progress...................         247,296          93,047                             340,343
  Nuclear fuel -- net.............................         130,782              --                             130,782
  Other plant -- net..............................          25,552          26,124                              51,676
                                                    --------------  ---------------                     --------------
      Net utility plant...........................       5,497,596       4,400,311                           9,897,907
                                                    --------------  ---------------                     --------------
Deferred Charges
  Regulatory assets...............................         637,915         471,102                           1,109,017
  Other...........................................          63,406         123,663                             187,069
                                                    --------------  ---------------                     --------------
    Total deferred charges........................         701,321         594,765                           1,296,086
                                                    --------------  ---------------                     --------------
Total Assets......................................  $    8,316,663   $   7,053,543                      $   15,370,206
                                                    --------------  ---------------                     --------------
                                                    --------------  ---------------                     --------------


   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                        CONSTELLATION ENERGY CORPORATION
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                         PEPCO
                                                                          (AS
                                                          BGE        RECLASSIFIED)       PRO FORMA        PRO FORMA
                                                     (AS REPORTED)   (SEE NOTE 1)       ADJUSTMENTS        COMBINED
                                                     -------------  ---------------  -----------------  --------------
LIABILITIES AND CAPITALIZATION
Current Liabilities

  Short-term borrowings............................   $   279,305    $     481,815                      $      761,120

  Current portion of long-term debt and preference
   stock...........................................       146,968          263,979                             410,947

  Accounts payable.................................       177,093          225,345                             402,438

  Other............................................       231,789          106,806                             338,595
                                                     -------------  ---------------                     --------------

      Total current liabilities....................       835,155        1,077,945                           1,913,100
                                                     -------------  ---------------                     --------------

Deferred Credits and Other Liabilities

  Deferred income taxes............................     1,311,530          995,504                           2,307,034

  Capital lease obligations........................            --          165,235                             165,235

  Pension and post-employment benefits.............       148,594               --                             148,594

  Other............................................        99,263           47,875                             147,138
                                                     -------------  ---------------                     --------------

      Total deferred credits and other
       liabilities.................................     1,559,387        1,208,614                           2,768,001
                                                     -------------  ---------------                     --------------

Capitalization

  Long-term debt...................................     2,598,254        2,626,862                           5,225,116

  Preferred stock..................................        59,185          268,810                             327,995

  Preference stock.................................       452,000               --                             452,000

  Common shareholders' equity......................     2,812,682        1,871,312                           4,683,994
                                                     -------------  ---------------                     --------------

      Total capitalization.........................     5,922,121        4,766,984                          10,689,105
                                                     -------------  ---------------                     --------------

Total Liabilities and Capitalization...............   $ 8,316,663    $   7,053,543                      $   15,370,206
                                                     -------------  ---------------                     --------------
                                                     -------------  ---------------                     --------------

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                        CONSTELLATION ENERGY CORPORATION
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                         PEPCO
                                                                          (AS
                                                         BGE         RECLASSIFIED)       PRO FORMA        PRO FORMA
                                                    (AS REPORTED)    (SEE NOTE 1)       ADJUSTMENTS        COMBINED
                                                    --------------  ---------------  -----------------  --------------
Revenues
  Electric........................................  $    2,229,774   $   1,876,102                      $    4,105,876
  Gas.............................................         400,504              --                             400,504
  Diversified businesses..........................         304,521         134,257                             438,778
                                                    --------------  ---------------                     --------------
      Total revenues..............................       2,934,799       2,010,359                           4,945,158
                                                    --------------  ---------------                     --------------
Operating Expenses
  Electric fuel and purchased energy..............         578,801         674,814                           1,253,615
  Gas purchased for resale........................         198,069              --                             198,069
  Operations......................................         550,811         224,030                             774,841
  Maintenance.....................................         168,269          92,859                             281,128
  Diversified businesses expenses.................         220,573          84,686                             305,259
  Loss on assets held for disposal................              --         170,078                             170,078
  Depreciation and amortization...................         317,417         205,490                             522,907
  Taxes other than income taxes...................         205,167         202,708                             407,875
                                                    --------------  ---------------                     --------------
      Total operating expenses....................       2,239,107       1,654,665                           3,893,772
                                                    --------------  ---------------                     --------------
Income From Operations............................         695,692         355,694                           1,051,386
Total Other Income................................           8,819          13,662                              22,481
                                                    --------------  ---------------                     --------------
Income Before Interest and Income
 Taxes............................................         704,511         369,356                           1,073,867
Net Interest Expense..............................         196,977         231,234                             428,211
                                                    --------------  ---------------                     --------------
Income Before Income Taxes........................         507,534         138,122                             645,656
Income Taxes......................................         169,527          43,731                             213,258
                                                    --------------  ---------------                     --------------
Net Income........................................         338,007          94,391                             432,398
Preferred and Preference Stock
 Dividends........................................          40,578          16,851                              57,429
                                                    --------------  ---------------                     --------------
Earnings Applicable to Common Stock...............  $      297,429   $      77,540                      $      374,969
                                                    --------------  ---------------                     --------------
                                                    --------------  ---------------                     --------------
Average Shares of Common Stock Outstanding (Note
 2)...............................................         147,527         118,412                             265,584

Earnings Per Share of Common Stock................           $2.02           $0.65                               $1.41

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                        CONSTELLATION ENERGY CORPORATION
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1994
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                                         PEPCO
                                                                          (AS
                                                         BGE         RECLASSIFIED)       PRO FORMA        PRO FORMA
                                                    (AS REPORTED)    (SEE NOTE 1)       ADJUSTMENTS        COMBINED
                                                    --------------  ---------------  -----------------  --------------
Revenues
  Electric........................................  $    2,126,581   $   1,823,074                      $    3,949,655
  Gas.............................................         421,249              --                             421,249
  Diversified businesses..........................         235,155         146,951                             382,106
                                                    --------------  ---------------                     --------------
      Total revenues..............................       2,782,985       1,970,025                           4,753,010
                                                    --------------  ---------------                     --------------
Operating Expenses
  Electric fuel and purchased energy..............         542,314         693,936                           1,236,250
  Gas purchased for resale........................         224,590              --                             224,590
  Operations......................................         552,817         206,106                             758,923
  Maintenance.....................................         164,892          92,614                             257,506
  Diversified businesses expenses.................         167,430          66,401                             233,831
  Depreciation and amortization...................         295,950         179,986                             475,936
  Taxes other than income taxes...................         199,733         206,080                             405,813
                                                    --------------  ---------------                     --------------
      Total operating expenses....................       2,147,726       1,445,123                           3,592,849
                                                    --------------  ---------------                     --------------
Income From Operations............................         635,259         524,902                           1,160,161
Total Other Income................................          32,365          10,584                              42,949
                                                    --------------  ---------------                     --------------
Income Before Interest and Income
 Taxes............................................         667,624         535,486                           1,203,110
Net Interest Expense..............................         190,154         214,371                             404,525
                                                    --------------  ---------------                     --------------
Income Before Income Taxes........................         477,470         321,115                             798,585
Income Taxes......................................         153,853          93,953                             247,806
                                                    --------------  ---------------                     --------------
Net Income........................................         323,617         227,162                             550,779
Preferred and Preference Stock
 Dividends........................................          39,922          16,437                              56,359
                                                    --------------  ---------------                     --------------
Earnings Applicable to Common Stock...............  $      283,695   $     210,725                      $      494,420
                                                    --------------  ---------------                     --------------
                                                    --------------  ---------------                     --------------
Average Shares of Common Stock Outstanding (Note
 2)...............................................         147,100         118,006                             264,752

Earnings Per Share of Common Stock................           $1.93           $1.79                               $1.87


   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                        CONSTELLATION ENERGY CORPORATION
            UNAUDITED PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                          YEAR ENDED DECEMBER 31, 1993
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                         PEPCO
                                                                          (AS
                                                         BGE         RECLASSIFIED)       PRO FORMA        PRO FORMA
                                                    (AS REPORTED)    (SEE NOTE 1)       ADJUSTMENTS        COMBINED
                                                    --------------  ---------------  -----------------  --------------
Revenues
  Electric........................................  $    2,112,147   $   1,725,205                      $    3,837,352
  Gas.............................................         433,163              --                             433,163
  Diversified businesses..........................         196,075         139,341                             335,416
                                                    --------------  ---------------                     --------------
      Total revenues..............................       2,741,385       1,864,546                           4,605,931
                                                    --------------  ---------------                     --------------
Operating Expenses
  Electric fuel and purchased energy..............         534,628         624,026                           1,158,654
  Gas purchased for resale........................         242,685              --                             242,685
  Operations......................................         574,073         207,814                             781,887
  Maintenance.....................................         181,208          93,668                             274,876
  Diversified businesses expenses.................         143,654          81,457                             225,111
  Depreciation and amortization...................         253,913         163,607                             417,520
  Taxes other than income taxes...................         194,832         201,252                             396,084
                                                    --------------  ---------------                     --------------
      Total operating expenses....................       2,124,993       1,371,824                           3,496,817
                                                    --------------  ---------------                     --------------
Income From Operations............................         616,392         492,722                           1,109,114
Total Other Income................................          20,310          20,510                              40,820
                                                    --------------  ---------------                     --------------
Income Before Interest and Income
 Taxes............................................         636,702         513,232                           1,149,934
Net Interest Expense..............................         188,764         209,508                             398,272
                                                    --------------  ---------------                     --------------
Income Before Income Taxes........................         447,938         303,724                             751,662
Income Taxes......................................         138,072          62,145                             200,217
                                                    --------------  ---------------                     --------------
Net Income........................................         309,866         241,579                             551,445
Preferred and Preference Stock
 Dividends........................................          41,839          16,255                              58,094
                                                    --------------  ---------------                     --------------
Earnings Applicable to Common Stock...............  $      268,027   $     225,324                      $      493,351
                                                    --------------  ---------------                     --------------
                                                    --------------  ---------------                     --------------
Average Shares of Common Stock Outstanding (Note
 2)...............................................         145,072         115,640                             260,365

Earnings Per Share of Common Stock................           $1.85           $1.95                               $1.89

   See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial
                                   Statements

                                     PEPCO
                       RECLASSIFYING STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       PEPCO
                                                                         PEPCO         PEPCO            (AS
                                                                     (AS REPORTED)  (RECLASSES)    RECLASSIFIED)
                                                                     -------------  ------------  ---------------
Revenues
  Electric.........................................................   $ 1,876,102                  $   1,876,102
  Gas..............................................................            --             --              --
  Diversified businesses...........................................            --        134,257         134,257
                                                                     -------------  ------------  ---------------
      Total........................................................     1,876,102        134,257       2,010,359
                                                                     -------------  ------------  ---------------
Operating Expenses
  Electric fuel and purchased energy...............................            --        674,814         674,814
  Fuel.............................................................       355,453       (355,453)             --
  Purchased energy.................................................       193,592       (193,592)             --
  Capacity purchase payments.......................................       125,769       (125,769)             --
  Gas purchased for resale.........................................            --                             --
  Operations.......................................................       224,030                        224,030
  Maintenance......................................................        92,859                         92,859
  Diversified businesses expenses..................................            --         84,686          84,686
  Loss on assets held for disposal.................................            --        170,078         170,078
  Depreciation and amortization....................................       205,490                        205,490
  Income taxes.....................................................       128,460       (128,460)             --
  Taxes other than income..........................................       202,708                        202,708
                                                                     -------------  ------------  ---------------
      Total operating expenses.....................................     1,528,361        126,304       1,654,665
                                                                     -------------  ------------  ---------------
Income from Operations.............................................       347,741          7,953         355,694
                                                                     -------------  ------------  ---------------
Other (Loss) Income
  Nonutility subsidiary income.....................................       134,493       (134,493)             --
  Loss on assets held for disposal.................................      (170,078)       170,078              --
  Expenses, including interest and income taxes....................       (88,812)        88,812              --
                                                                     -------------  ------------  ---------------
    Net loss from nonutility subsidiary............................      (124,397)       124,397              --
  Allowance for other funds used during construction...............         1,548                          1,548
  Other, net.......................................................         8,549          3,565          12,114
                                                                     -------------  ------------  ---------------
Total Other (Loss) Income..........................................      (114,300)       127,962          13,662
                                                                     -------------  ------------  ---------------
Income Before Interest and Income Taxes............................       233,441        135,915         369,356
                                                                     -------------  ------------  ---------------
Interest Charges
  Interest on debt.................................................       146,558                        146,558
  Subsidiary interest expense......................................            --         92,184          92,184
  Allowance for borrowed funds used during construction............        (7,508)                        (7,508)
                                                                     -------------  ------------  ---------------
    Net Interest Expense...........................................       139,050         92,184         231,234
                                                                     -------------  ------------  ---------------
    Income Before Income Taxes.....................................        94,391         43,731         138,122
                                                                     -------------  ------------  ---------------
Income taxes -- Utility............................................            --        128,460         128,460
Income taxes -- Nonoperating.......................................            --          1,884           1,884
Income taxes -- Subsidiary.........................................            --        (86,613)        (86,613)
                                                                     -------------  ------------  ---------------
    Total Income Taxes.............................................            --         43,731          43,731
                                                                     -------------  ------------  ---------------
Net Income.........................................................        94,391             --          94,391
Preferred Dividends................................................        16,851                         16,851
                                                                     -------------                ---------------
Earnings Applicable to Common Stock................................   $    77,540                  $      77,540
                                                                     -------------                ---------------
                                                                     -------------                ---------------
Average Shares of Common Stock Outstanding.........................       118,412                        118,412

Earnings Per Share of Common Stock.................................         $0.65                          $0.65

                                     PEPCO
                       RECLASSIFYING STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1994
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       PEPCO
                                                                         PEPCO         PEPCO            (AS
                                                                     (AS REPORTED)  (RECLASSES)    RECLASSIFIED)
                                                                     -------------  ------------  ---------------
Revenues
  Electric.........................................................   $ 1,823,074                  $   1,823,074
  Gas..............................................................            --                             --
  Diversified businesses...........................................            --        146,951         146,951
                                                                     -------------  ------------  ---------------
      Total........................................................     1,823,074        146,951       1,970,025
                                                                     -------------  ------------  ---------------
Operating Expenses
  Electric fuel and purchased energy...............................            --        693,936         693,936
  Fuel.............................................................       392,730       (392,730)             --
  Purchased energy.................................................       173,384       (173,384)             --
  Capacity purchase payments.......................................       127,822       (127,822)             --
  Gas purchased for resale.........................................            --                             --
  Operations.......................................................       206,106                        206,106
  Maintenance......................................................        92,614                         92,614
  Diversified businesses expenses..................................            --         66,401          66,401
  Depreciation and amortization....................................       179,986                        179,986
  Income taxes.....................................................       119,859       (119,859)             --
  Taxes other than income..........................................       206,080                        206,080
                                                                     -------------  ------------  ---------------
      Total Operating Expenses.....................................     1,498,581        (53,458)      1,445,123
                                                                     -------------  ------------  ---------------
Income from Operations.............................................       324,493        200,409         524,902
                                                                     -------------  ------------  ---------------
Other Income
  Nonutility subsidiary income.....................................       147,006       (147,006)             --
  Expenses, including interest and income taxes....................      (127,918)       127,918              --
                                                                     -------------  ------------  ---------------
    Net earnings from nonutility subsidiary........................        19,088        (19,088)             --
  Allowance for other funds used during construction...............         9,123                          9,123
  Other, net.......................................................         4,046         (2,585)          1,461
                                                                     -------------  ------------  ---------------
Total Other Income.................................................        32,257        (21,673)         10,584
                                                                     -------------  ------------  ---------------
Income Before Interest and Income Taxes............................       356,750        178,736         535,486
                                                                     -------------  ------------  ---------------
Interest Charges
  Interest on debt.................................................       139,210                        139,210
  Subsidiary interest expense......................................            --         84,783          84,783
  Allowance for borrowed funds used during construction............        (9,622)                        (9,622)
                                                                     -------------  ------------  ---------------
    Net Interest Expense...........................................       129,588         84,783         214,371
                                                                     -------------  ------------  ---------------
Income Before Income Taxes.........................................       227,162         93,953         321,115
                                                                     -------------  ------------  ---------------
Income taxes -- Utility............................................            --        119,859         119,859
Income taxes -- Nonoperating.......................................            --         (2,995)         (2,995)
Income taxes -- Subsidiary.........................................            --        (22,911)        (22,911)
                                                                     -------------  ------------  ---------------
    Total Income Taxes.............................................            --         93,953          93,953
                                                                     -------------  ------------  ---------------
Net Income.........................................................       227,162             --         227,162
Preferred Dividends................................................        16,437                         16,437
                                                                     -------------                ---------------
Earnings Applicable to Common Stock................................   $   210,725                  $     210,725
                                                                     -------------                ---------------
                                                                     -------------                ---------------
Average Shares of Common Stock Outstanding.........................       118,006                        118,006

Earnings per Share of Common Stock.................................         $1.79                          $1.79

                                     PEPCO
                       RECLASSIFYING STATEMENT OF INCOME
                     TWELVE MONTHS ENDED DECEMBER 31, 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                       PEPCO
                                                                         PEPCO         PEPCO            (AS
                                                                     (AS REPORTED)  (RECLASSES)    RECLASSIFIED)
                                                                     -------------  ------------  ---------------
Revenues
  Electric.........................................................   $ 1,725,205                  $   1,725,205
  Gas..............................................................            --                             --
  Diversified businesses...........................................            --        139,341         139,341
                                                                     -------------  ------------  ---------------
      Total........................................................     1,725,205        139,341       1,864,546
                                                                     -------------  ------------  ---------------
Operating Expenses
  Electric fuel and purchased energy...............................            --        624,026         624,026
  Fuel.............................................................       354,282       (354,282)             --
  Purchased energy.................................................       173,456       (173,456)             --
  Capacity purchase payments.......................................        96,288        (96,288)             --
  Gas purchased for resale.........................................            --                             --
  Operations.......................................................       207,814                        207,814
  Maintenance......................................................        93,668                         93,668
  Diversified businesses expenses..................................            --         81,457          81,457
  Depreciation and amortization....................................       163,607                        163,607
  Income taxes.....................................................       110,176       (110,176)             --
  Taxes other than income..........................................       201,252                        201,252
                                                                     -------------  ------------  ---------------
      Total Operating Expenses.....................................     1,400,543        (28,719)      1,371,824
                                                                     -------------  ------------  ---------------
Income from Operations.............................................       324,662        168,060         492,722
                                                                     -------------  ------------  ---------------
Other Income
  Nonutility subsidiary income.....................................       139,341       (139,341)             --
  Expenses, including interest and income taxes....................      (114,240)       114,240              --
                                                                     -------------  ------------  ---------------
      Net earnings from nonutility subsidiary......................        25,101        (25,101)             --
  Allowance for other funds used during construction...............        13,242                         13,242
  Other, net.......................................................        10,221         (2,953)          7,268
                                                                     -------------  ------------  ---------------
Total Other Income.................................................        48,564        (28,054)         20,510
                                                                     -------------  ------------  ---------------
Income Before Interest and Income Taxes............................       373,226        140,006         513,232
                                                                     -------------  ------------  ---------------
Interest Charges
  Interest on debt.................................................       141,393                        141,393
  Subsidiary interest expense......................................            --         77,861          77,861
  Allowance for borrowed funds used during construction............        (9,746)                        (9,746)
                                                                     -------------  ------------  ---------------
      Net Interest Expense.........................................       131,647         77,861         209,508
                                                                     -------------  ------------  ---------------
Income Before Income Taxes.........................................       241,579         62,145         303,724
                                                                     -------------  ------------  ---------------
Income taxes -- Utility............................................            --        110,176         110,176
Income taxes -- Nonoperating.......................................            --         (2,953)         (2,953)
Income taxes -- Subsidiary.........................................            --        (45,078)        (45,078)
                                                                     -------------  ------------  ---------------
      Total Income Taxes...........................................            --         62,145          62,145
                                                                     -------------  ------------  ---------------
Net Income.........................................................       241,579             --         241,579
Preferred Dividends................................................        16,255                         16,255
                                                                     -------------                ---------------
Earnings Applicable to Common Stock................................   $   225,324                  $     225,324
                                                                     -------------                ---------------
                                                                     -------------                ---------------
Average Shares of Common Stock Outstanding.........................       115,640                        115,640

Earnings per Share of Common Stock.................................         $1.95                          $1.95

                                     PEPCO
                          RECLASSIFYING BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                       PEPCO
                                                                          PEPCO         PEPCO           (AS
                                                                      (AS REPORTED)  (RECLASSES)   RECLASSIFIED)
                                                                      -------------  -----------  ---------------
ASSETS
Current Assets
  Cash and Cash Equivalents.........................................   $     5,844   $     1,594    $     7,438
  Accounts Receivable -- net........................................            --       260,625        260,625
  Customer Accounts Receivable -- net...............................       137,456      (137,456)            --
  Other Accounts Receivable -- net..................................        36,765       (36,765)            --
  Accrued Unbilled Revenue..........................................        73,622       (73,622)            --
  Materials and Supplies............................................            --       133,700        133,700
    Fuel............................................................        63,203       (63,203)            --
    Construction and Maintenance....................................        70,497       (70,497)            --
  Prepayments and Other.............................................            --        43,817         43,817
  Prepaid Taxes.....................................................        36,255       (36,255)            --
  Other Prepaid Expenses............................................         7,562        (7,562)            --
                                                                      -------------  -----------  ---------------
      Total Current Assets..........................................       431,204        14,376        445,580
                                                                      -------------  -----------  ---------------
Investments and Other Assets
  Notes Receivable..................................................            --        62,175         62,175
  Real Estate Projects..............................................            --        71,025         71,025
  Power Generation Systems..........................................            --           626            626
  Marketable Securities.............................................            --       530,323        530,323
  Investment in Finance Leases......................................            --       489,430        489,430
  Operating Lease Equipment -- net..................................            --       272,947        272,947
  Assets Held for Disposal..........................................            --       104,370        104,370
  Other Investments.................................................            --        81,991         81,991
                                                                      -------------  -----------  ---------------
      Total Investments and Other Assets............................            --     1,612,887      1,612,887
                                                                      -------------  -----------  ---------------
Utility Plant
  Plant in Service
    Electric........................................................     6,041,203                    6,041,203
    Construction Work in Process....................................        93,047       (93,047)            --
    Electric Plant Held for Future Use..............................         4,082        (4,082)            --
    Nonoperating Property...........................................        22,771       (22,771)            --
                                                                      -------------  -----------  ---------------
      Total Plant in Service........................................     6,161,103      (119,900)     6,041,203
  Accumulated Depreciation..........................................    (1,760,792)          729     (1,760,063)
  Construction Work in Process......................................            --        93,047         93,047
  Other Plant -- net................................................            --        26,124         26,124
                                                                      -------------  -----------  ---------------
      Net Utility Plant.............................................     4,400,311            --      4,400,311
                                                                      -------------  -----------  ---------------
Deferred Charges
  Regulatory Assets.................................................            --       471,102        471,102
  Income Taxes Recoverable Through Future Rates, net................       244,181      (244,181)            --
  Conservation Costs, net...........................................       230,412      (230,412)            --
  Unamortized Debt Reacquisition Costs..............................        58,360       (58,360)            --
  Other.............................................................       138,619       (14,956)       123,663
                                                                      -------------  -----------  ---------------
      Total Deferred Charges........................................       671,572       (76,807)       594,765
                                                                      -------------  -----------  ---------------
Nonutility Subsidiary Assets
  Cash and Cash Equivalents.........................................         1,594        (1,594)            --
  Marketable Securities.............................................       530,323      (530,323)            --
  Investment in Finance Leases......................................       489,430      (489,430)            --
  Operating Lease Equipment -- net..................................       272,947      (272,947)            --
  Assets Held For Disposal..........................................       104,370      (104,370)            --
  Receivables -- net................................................        74,957       (74,957)            --
  Other Investments.................................................       125,783      (125,783)            --
  Other Assets......................................................        15,659       (15,659)            --
                                                                      -------------  -----------  ---------------
    Total Nonutility Subsidiary Assets..............................     1,615,063    (1,615,063)            --
                                                                      -------------  -----------  ---------------
      Total Assets..................................................   $ 7,118,150   $   (64,607)   $ 7,053,543
                                                                      -------------  -----------  ---------------
                                                                      -------------  -----------  ---------------

                                     PEPCO
                          RECLASSIFYING BALANCE SHEET
                               DECEMBER 31, 1995
                                 (IN THOUSANDS)

                                                                                                       PEPCO
                                                                          PEPCO         PEPCO           (AS
                                                                      (AS REPORTED)  (RECLASSES)   RECLASSIFIED)
                                                                      -------------  -----------  ---------------
LIABILITIES AND CAPITALIZATION
Current Liabilities

  Short-term Borrowings.............................................   $   258,465   $   223,350    $   481,815

  Current Portion of Long-Term Debt.................................        26,280       237,699        263,979

  Accounts Payable..................................................       162,039        63,306        225,345

  Capital Lease Obligations Due Within One Year.....................        20,772       (20,772)            --

  Other.............................................................        86,034        20,772        106,806
                                                                      -------------  -----------  ---------------

      Total Current Liabilities.....................................       553,590       524,355      1,077,945
                                                                      -------------  -----------  ---------------

Deferred Credits and Other Liabilities

  Deferred Income Taxes.............................................       892,544       102.960        995,504

  Deferred Investment Tax Credits...................................        64,607       (64,607)            --

  Capital Lease Obligations.........................................            --       165,235        165,235

  Pension and Post-Employment Benefits..............................            --                           --

  Other.............................................................        35,089        12,786         47,875
                                                                      -------------  -----------  ---------------

      Total Deferred Credits and Other Liabilities..................       992,240       216,374      1,208,614
                                                                      -------------  -----------  ---------------

Other Non-Current Liabilities

  Capital Lease Obligation..........................................       165,235      (165,235)            --
                                                                      -------------  -----------  ---------------

      Total Other Non-Current Liabilities...........................       165,235      (165,235)            --
                                                                      -------------  -----------  ---------------

Capitalization

  Long-Term Debt....................................................     1,817,077       809,785      2,626,862

  Preferred Stock...................................................            --       268,810        268,810

  Serial Preferred Stock............................................       125,325      (125,325)            --

  Redeemable Serial Preferred Stock.................................       143,485      (143,485)            --

  Common Shareholders' Equity.......................................            --     1,871,312      1,871,312

  Common Stock......................................................       118,495      (118,495)            --

  Other Common Equity...............................................     1,752,817    (1,752,817)            --
                                                                      -------------  -----------  ---------------

      Total Capitalization..........................................     3,957,199       809,785      4,766,984
                                                                      -------------  -----------  ---------------

Nonutility Subsidiary Liabilities

  Long-Term Debt....................................................     1,047,484    (1,047,484)            --

  Short-Term Notes Payable..........................................       223,350      (223,350)            --

  Deferred Taxes and Other..........................................       179,052      (179,052)            --
                                                                      -------------  -----------  ---------------

                                                                         1,449,886    (1,449,886)            --
                                                                      -------------  -----------  ---------------
      Total Liabilities and Capitalization..........................   $ 7,118,150   $   (64,607)   $ 7,053,543
                                                                      -------------  -----------  ---------------
                                                                      -------------  -----------  ---------------

                        CONSTELLATION ENERGY CORPORATION
      NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1. The revenues, expenses, assets and liabilities of PEPCO's nonregulated subsidiaries have been reclassified to conform with the presentation utilized by BGE. See PEPCO's Reclassifying Income Statements and Balance Sheet. The effects of accounting policy differences are immaterial and have not been adjusted in the pro forma combined condensed financial statements.

2. Pro forma per common share amounts give effect to the conversion of each share of BGE and PEPCO Common Stock into 1 share and 0.997 of a share, respectively of Constellation Energy Corporation Common Stock. See "The Merger Agreement." The pro forma combined condensed financial statements are presented as if the companies were combined during all periods included therein.

3. The allocation between BGE and PEPCO and their customers of the estimated cost savings resulting from the Merger, net of the costs incurred to achieve such savings, will be subject to regulatory review and approval. Transaction costs are currently estimated to be approximately $35 million (including fees for financial advisors, attorneys, accountants, consultants, filings and printing). None of these estimated cost savings, the costs to achieve such savings or transaction costs have been reflected in the pro forma combined condensed financial statements.

4. Intercompany transactions between BGE and PEPCO during the periods presented were not material and, accordingly, no pro forma adjustments were made to eliminate such transactions.

5. The PEPCO Reclassifying Financial Information (unaudited) reflects the reclassifying entries necessary to adjust PEPCO's consolidated balance sheet and statement of income presentation to be consistent with the presentation expected to be used by the Company.

                 SELECTED INFORMATION CONCERNING BGE AND PEPCO

BUSINESS OF BGE

    BGE was incorporated under the laws of the State of Maryland on June 20, 1906, and is primarily engaged in the business of producing, purchasing and selling electricity and purchasing, transporting and selling natural gas within the State of Maryland. BGE is qualified to do business in the District of Columbia where its federal affairs office is located. BGE is qualified to do business in the Commonwealth of Pennsylvania where it is participating in the ownership and operation of two electric generating plants. BGE also owns two-thirds of the outstanding capital stock, including one-half of the voting securities, of Safe Harbor Water Power Corporation, a hydroelectric producer on the Susquehanna River at Safe Harbor, Pennsylvania. BNG, Inc. is a wholly owned subsidiary of BGE which engages in natural gas brokering. BGE is also engaged in diversified businesses primarily through two wholly owned subsidiaries, Constellation Holdings, Inc. and its subsidiaries and BGE Home Products & Services, Inc. ("HPS") and its subsidiary Maryland Environmental Systems, Inc. ("MES"). The Constellation companies business include energy projects, investments, real estate and senior living facilities while HPS and MES's businesses include appliance and HVAC sales and service, home improvement and plumbing. On November 1, 1995 BGE moved its energy services business to a new subsidiary, BGE Energy Projects & Services, Inc. The energy services business includes customer electrical system improvements, lighting and mechanical energy services, campus and multi-building systems, brokering and associated financial contracts and district chilled water systems. Its customers include industrial, institutional and government customers in commercial office building, warehouse, educational, health care and retail facilities. While most of these customers are located in BGE's service territory, some are outside the territory in Maryland and other states.

    BGE furnishes electric and gas retail services in the City of Baltimore and in all or part of ten counties in Central Maryland. The electric service territory includes an area of approximately 2,300 square miles with an estimated population of 2,625,000. The gas service territory includes an area of approximately 627 square miles with an estimated population of 1,980,000. There are no municipal or cooperative bulk power markets within BGE's service territory.

    The two electric generating units at BGE's Calvert Cliffs Nuclear Power Plant are its principal generating facilities and have the lowest fuel cost in BGE's system. An extended shutdown of either of these Units could have a substantial adverse effect on the Company's business and financial condition.

    The principal executive offices of BGE are located at 39 W. Lexington Street, Baltimore, Maryland 21201.

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of BGE, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to the BGE Annual Report on Form 10-K for the year ended December 31, 1994. Subsequent to that report, Stephen F. Wood, formerly Vice President Marketing and Sales was elected President of EPS and Sharon Hostetter was elected as Vice President Marketing and Sales.

BUSINESS OF PEPCO

    PEPCO, which was incorporated in the District of Columbia in 1896 and in the Commonwealth of Virginia in 1949, is engaged in the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area. PEPCO's retail service territory includes the District of Columbia and major portions of Montgomery and Prince George's counties in suburban Maryland. The area served at retail covers approximately 640 square miles and has a population of approximately 1.9 million. PEPCO also sells electricity, at wholesale, to Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's counties in southern Maryland. During 1994, approximately 59% of PEPCO's revenues were derived from Maryland sales (including wholesale) and 41% from sales in the District of Columbia. About 30% of

PEPCO's revenues  were derived  from residential  customers, 64%  from sales  to commercial and government customers and 6% from sales at wholesale. Approximately 14% and 3% of 1994 revenues were derived from sales to the U.S. and D.C. governments, respectively.

    PEPCO's wholly owned, nonutility subsidiary, Potomac Capital Investment Corporation ("PCI"), was organized in late 1983 with the objective of supplementing utility earnings and building long-term value. The principal assets of PCI are portfolios of securities and equipment leases, and to a lesser extent, real estate and other investments. In May 1995, PCI announced adoption of a plan to end its investment in the aircraft equipment leasing business.

    PEPCO had approximately 4,500 employees as of September 30, 1995. PEPCO's principal executive offices are located at 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068 and its telephone number is (202) 872-2000.

    Information regarding the names, ages, positions and business backgrounds of the executive officers and directors of PEPCO, as well as additional information, including executive compensation, security ownership of certain beneficial owners and management and certain relationships and related transactions, is incorporated by reference to the PEPCO Annual Report on Form 10-K for the year ended December 31, 1994.

PRIOR RELATIONSHIPS BETWEEN BGE AND PEPCO

    As owners of adjacent electric utility systems, BGE and PEPCO have had a long history of close operational coordination and participation in joint projects. The first interconnection of the two electric systems was completed in 1933. Today, the two systems are also interconnected with those of neighboring utility systems to form PJM. Under the PJM agreement, the interconnected facilities are subject to common dispatch and are used by the members to complete substantial energy and capacity transactions as well as for emergency assistance. BGE and PEPCO have also previously entered into short-term agreements to exchange capacity from their new generating facilities (BGE's Calvert Cliffs Generating Facility and PEPCO's Morgantown Generating Facility) and both BGE and PEPCO, along with several other companies, are joint owners (tenants in common) of the Conemaugh coal-fired electric generating plant located in Indiana County, Pennsylvania. Finally, BGE and PEPCO have participated in joint construction projects from time to time, the most recent of which was the construction of the 500 kv transmission line loop around metropolitan Washington.

                        THE COMPANY FOLLOWING THE MERGER

MANAGEMENT OF THE COMPANY

    BGE and PEPCO agreed in the Merger Agreement that at the Effective Time the Company Board will consist of 16 persons, consisting of Mr. Edward F. Mitchell, Mr. Christian H. Poindexter, Mr. Edward A. Crooke, Mr. John M. Derrick, Jr., seven persons designated by BGE prior to the Effective Time and five persons designated by PEPCO prior to the Effective Time. A current provision of District of Columbia public utility law states that any utility serving the District of Columbia may have no more than 15 directors. The parties to the proposed Merger are seeking to have this law amended prior to the Effective Time so as to permit the Company to have 16 directors. Should such relief not be obtained, the parties will reconsider and determine alternatives.

    The initial designation of directors among the three classes of the Company Board will be allocated among BGE and PEPCO designees as set forth in the Merger Agreement.

    The initial Company Board committees and committee memberships will be determined by the Company Board, provided that (i) there will be six committees;
(ii) three committees will be chaired by a designee of the PEPCO Board; (iii) three committees will be chaired by a designee of the BGE Board; (iv) there will be a Committee on Management (responsible for nominating, compensation and major organizational changes) which will be chaired by a designee of the BGE Board; and (v) there will be an Executive Committee (responsible for certain financing matters) which will be chaired by Mr. Mitchell.

    Pursuant to the Merger Agreement, from the Effective Time until one year after the Closing Date, Mr. Mitchell will serve as Chairman of the Board. Mr. Poindexter will serve as Chairman beginning at the earlier of one year from the Closing Date or when Mr. Mitchell is not available to serve as Chairman. In addition, Mr. Poindexter will be Chief Executive Officer from the Effective Time. If Mr. Poindexter is not available at the Effective Time to serve as Chief Executive Officer, the then-Chief Executive Officer of BGE will serve as Chief Executive Officer of the Company, subject to confirmation by a majority of the members of the Company Board.

    Pursuant to the Merger Agreement, from the Effective Time, Mr. Derrick will serve as President and Chief Operating Officer of the Company and Mr. Crooke will serve as Vice Chairman. If Mr. Derrick is not available at the Effective Time to serve as President and Chief Operating Officer of the Company, the then-President of PEPCO will serve as President and Chief Operating Officer of the Company, subject to confirmation by a majority of the members of the Company Board. See "The Merger -- Company Employment Agreements."

CURRENT DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

    CHARLES W. SHIVERY, age 50, Chairman of the Board and Chief Executive Officer. Mr. Shivery has been Vice President Finance and Accounting, Chief Financial Officer and Secretary of BGE since July 1, 1993. Prior to that time, he was Vice President Corporate Finance Group, Treasurer and Secretary of BGE.

    DENNIS R. WRAASE, age 51, President and Treasurer. Mr. Wraase has been Senior Vice President -- Finance and Accounting of PEPCO since April 22, 1992. Prior to 1992, he was Senior Vice President and Comptroller of PEPCO.

    DAVID A. BRUNE, age 55, Secretary. Mr. Brune has been General Counsel of BGE since 1984.

PERSONS WHO WILL BECOME DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AFTER THE EFFECTIVE TIME

    EDWARD F. MITCHELL, age 64, pursuant to the Merger Agreement and his Company Employment Agreement, will serve as Chairman of the Board. Mr. Mitchell has been a director of PEPCO since 1980 and has been Chairman of the Board of PEPCO since December 21, 1992. He has been Chief Executive Officer of PEPCO since September 1, 1989.

    CHRISTIAN H. POINDEXTER, age 57, pursuant to the Merger Agreement and his Company Employment Agreement, will serve as Chief Executive Officer of the Company and director from the Effective Time until Mr. Mitchell ceases to serve as Chairman, at which time Mr. Poindexter will serve as Chairman of the Company Board and Chief Executive Officer. Mr. Poindexter has served as Chairman of the BGE Board and Chief Executive Officer of BGE since 1993. In addition, Mr. Poindexter serves as a director of Mercantile Bankshares Corporation.

    EDWARD A. CROOKE, age 57, pursuant to the Merger Agreement and his Company Employment Agreement, will serve as Vice Chairman of the Company, director, and Chairman of the Board of all subsidiaries and divisions of the Company engaged in non-core services and the unregulated energy services businesses from the Effective Time. Mr. Crooke has been President of BGE since 1988 and its Chief Operating Officer since 1992. Mr. Crooke serves as a director of First Maryland Bancorp.

    JOHN M. DERRICK, JR., age 55, pursuant to the Merger Agreement and his Company Employment Agreement, will serve as President, Chief Operating Officer and Director. Mr. Derrick has been President of PEPCO since December 21, 1992. He was elected Executive Vice President and Chief Operating Officer of PEPCO on July 27, 1989. Mr. Derrick was elected a director of PEPCO in 1994.

    THOMAS F. BRADY, age 46, will serve as Group Vice President Distribution. Mr. Brady has been Vice President Customer Service and Distribution of BGE since July 1, 1993. Prior to that time, he was Vice President Customer Service and Accounting of BGE.

    HERBERT D. COSS, JR., age 61, will serve as Group Vice President, Gas. Mr. Coss has been Vice President Gas of BGE since October 1, 1994. Prior to that time, he was Vice President Marketing and Gas Operations of BGE.

    CHARLES H. CRUSE, age 51, will serve as Vice President Nuclear. Mr. Coss has been Vice President Nuclear of BGE since January 1, 1996. Prior to that time, he was BGE Manager Nuclear Operations.

    ROBERT E. DENTON, age 52, will serve as Senior Vice President Generation. Mr. Denton has been Senior Vice President, Generation, of BGE since January 1, 1996. From September 1, 1992 until January 1, 1996, Mr. Denton was Vice President Nuclear of BGE. Prior to that time, he was BGE Manager, Calvert Cliffs Nuclear Power Plant.

    CARSERLO DOYLE, age 51, will serve as Vice President General Services. Mr. Doyle has been Vice President Electric Interconnection and Transmission of BGE
since  January   1,  1994.   Prior   to  that   time,   he  was   BGE   Manager,
Telecommunications.

    ROBERT C. GRANTLEY, age 47, will serve as Group Vice President-District of Columbia. Mr. Grantley has been Vice President-Customers and Community Relations of PEPCO since July 27, 1989.

    SHARON S. HOSTETTER, age 51, will serve as Vice President Marketing. Ms. Hostetter has been Vice President Marketing since November 1, 1995. Prior to that time, she was Division Manager, Resource Application and Customer Development Group for Rochester Gas and Electric Corporation.

    RONALD W. LOWMAN, age 51, will serve as Vice President Fossil. Mr. Lowman has been Vice President Fossil Energy of BGE since January 1, 1993. Prior to that time, he was BGE Manager Fossil Engineering.

    ANTHONY S. MACEROLLO, age 54, will serve as Vice President-Human Resources. Mr. Macerollo has been Vice President-Corporate Administration and Services of PEPCO since July 27, 1989.

    CHARLES W. SHIVERY will serve as Senior Vice President and Chief Financial Officer.

    WILLIAM J. SIM, age 51, will serve as Vice President-Generation Support. Mr. Sim has been Vice President-Power Supply and Delivery of PEPCO since April 24, 1991. Prior to that time he was President of the American Energy division of PEPCO's nonutility subsidiary, Potomac Capital Investment Corporation, since 1988.

    WILLIAM T. TORGERSON, age 51, will serve as Senior Vice President-External Affairs. Mr. Torgerson has been Senior Vice President and General Counsel of PEPCO since April 27, 1994. He has been Secretary of PEPCO since August 22, 1994. Prior to 1994, he held the position of Vice President and General Counsel of PEPCO.

    ANDREW W. WILLIAMS, age 46, will serve as Group Vice President-Transmission. Mr. Williams has been Vice President-Energy and Market Policy and Development of PEPCO since July 27, 1989.

    DENNIS R. WRAASE will serve as Senior Vice President.

    None of the above persons has a "family relationship" with any other officer listed or with any director. It is anticipated that each of the above persons will be elected to the position indicated at the Effective Time of the Merger.

OPERATIONS OF THE COMPANY

    The Merger Agreement provides that, as soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company will be located in the Annapolis, Maryland area. It also provides that the Company will maintain significant operations in both the District of Columbia and Baltimore, Maryland.

    From the Effective Time until two years after the Closing Date, a vote of 66 2/3% of the members of the Company Board will be required to approve a change in the Company's name or the location of its headquarters or principal executive offices, to amend the employment contracts of Messrs. Mitchell, Poindexter, Crooke and Derrick, or otherwise change their respective titles or functions set forth in such employment contracts at the Effective Time to change the number of directors to be other than 16, to change any of the committee matters mentioned under "Management of the Company" or to amend any by-law provisions corresponding to the foregoing matters.

    The Company will adopt BGE's dividend policy. The annual dividend at the expected 1997 closing date is expected to be $1.67 per share of Company Common Stock. However, no assurance can be given that such dividend rate will be in effect or will remain unchanged, and the Company reserves the right to increase or decrease the dividend on Company Common Stock as may be required by law or contract or as may be determined by the Company Board, in its discretion, to be advisable.

    On or as soon after the Effective Time as possible, the utility businesses of BGE and PEPCO will be integrated and operated as one business. BGE and PEPCO also intend to combine their nonregulated operations at some time after the Effective Time, although no plans for such combination have been developed at this time.

                                    EXPERTS

    The consolidated financial statements and the related schedules of BGE included in its Annual Report on Form 10-K for the year ended December 31, 1994 have been audited by Coopers & Lybrand, L.L.P., independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

    The consolidated financial statements and the financial statement schedule of PEPCO incorporated in this Joint Proxy Statement/Prospectus by reference to the Annual Report on Form 10-K of PEPCO for the year ended December 31, 1994, have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the unaudited consolidated financial information of PEPCO for the three-month periods ended March 31, 1995 and 1994, the six-month periods ended June 30, 1995 and 1994 and the nine-month periods ended September 30, 1995 and 1994 incorporated by reference in this Joint Proxy Statement/Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 1, 1995, July 28, 1995 and October 30, 1995 incorporated by reference herein, state that they did not audit and they do not express opinions on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if such reports had not been incorporated by reference. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited consolidated financial information because each such report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of Sections 7 and 11 of the Securities Act.

                                 LEGAL MATTERS

    David A. Brune, Esq., General Counsel of BGE, will pass upon the legality of the shares of Company Common Stock, Company Preferred Stock and Company Preference Stock issued in connection with the Merger. Mr. Brune will rely upon the opinion of Piper & Marbury as to matters of Virginia law.

    Winthrop, Stimson, Putnam & Roberts has for many years regularly provided legal services to BGE and has served as counsel to the underwriters in connection with securities offerings by PEPCO. With the consent of PEPCO, Winthrop, Stimson, Putnam & Roberts is representing BGE in connection with the Merger.

    LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, and Covington & Burling are representing PEPCO in connection with the Merger.

                                                                       EXHIBIT A

                               AGREEMENT AND PLAN
                                   OF MERGER
                                  BY AND AMONG
                      BALTIMORE GAS AND ELECTRIC COMPANY,
                        POTOMAC ELECTRIC POWER COMPANY,
                                      AND
                              RH ACQUISITION CORP.
                         DATED AS OF SEPTEMBER 22, 1995

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
                                                     ARTICLE I.

                                                     THE MERGER

Section 1.1      The Merger...............................................................................        A-2
Section 1.2      Effective Time of the Merger.............................................................        A-2
Section 1.3      Articles of Incorporation................................................................        A-2
Section 1.4      Bylaws...................................................................................        A-2
Section 1.5      Effects of Merger........................................................................        A-2

                                                     ARTICLE II.

                                                CONVERSION OF SHARES

Section 2.1      Effect of Merger on Capital Stock........................................................        A-2
Section 2.2      Dissenting Shares........................................................................        A-6
Section 2.3      Exchange of Certificates.................................................................        A-6

                                                    ARTICLE III.

                                                     THE CLOSING

Section 3.1      Closing..................................................................................        A-9

                                                     ARTICLE IV.

                                       REPRESENTATIONS AND WARRANTIES OF PEPCO

Section 4.1      Organization and Qualification...........................................................        A-9
Section 4.2      Subsidiaries.............................................................................       A-10
Section 4.3      Capitalization...........................................................................       A-11
Section 4.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................       A-11
Section 4.5      Reports and Financial Statements.........................................................       A-13
Section 4.6      Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.................       A-14
Section 4.7      Litigation...............................................................................       A-15
Section 4.8      Registration Statement and Proxy Statement...............................................       A-15
Section 4.9      Tax Matters..............................................................................       A-16
Section 4.10     Employee Matters; ERISA..................................................................       A-17
Section 4.11     Environmental Protection.................................................................       A-23
Section 4.12     Regulation as a Utility..................................................................       A-26
Section 4.13     Vote Required............................................................................       A-26
Section 4.14     Accounting Matters.......................................................................       A-26
Section 4.15     Applicability of Certain Virginia Law....................................................       A-26
Section 4.16     Opinion of Financial Advisor.............................................................       A-27
Section 4.17     Insurance................................................................................       A-27
Section 4.18     Ownership of BGE Common Stock............................................................       A-27

                                                     ARTICLE V.

                                        REPRESENTATIONS AND WARRANTIES OF BGE

Section 5.1      Organization and Qualification...........................................................       A-27
Section 5.2      Subsidiaries.............................................................................       A-28
Section 5.3      Capitalization...........................................................................       A-28
Section 5.4      Authority; Non-Contravention; Statutory Approvals; Compliance............................       A-29

                                                                                                              PAGE
                                                                                                            ---------
Section 5.5      Reports and Financial Statements.........................................................       A-31
Section 5.6      Absence of Certain Changes or Events; Absence of Undisclosed Liabilities.................       A-31
Section 5.7      Litigation...............................................................................       A-32
Section 5.8      Registration Statement and Proxy Statement...............................................       A-32
Section 5.9      Tax Matters..............................................................................       A-33
Section 5.10     Employee Matters; ERISA..................................................................       A-33
Section 5.11     Environmental Protection.................................................................       A-39
Section 5.12     Regulation as a Utility..................................................................       A-41
Section 5.13     Vote Required............................................................................       A-41
Section 5.14     Accounting Matters.......................................................................       A-41
Section 5.15     Applicability of Certain Maryland Law....................................................       A-41
Section 5.16     Opinion of Financial Advisor.............................................................       A-41
Section 5.17     Insurance................................................................................       A-42
Section 5.18     Ownership of PEPCO Common Stock..........................................................       A-42
Section 5.19     NRC Actions..............................................................................       A-42

                                                     ARTICLE VI.

                                       CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1      Ordinary Course of Business..............................................................       A-43
Section 6.2      Dividends................................................................................       A-43
Section 6.3      Issuance of Securities...................................................................       A-44
Section 6.4      Charter Documents........................................................................       A-44
Section 6.5      No Acquisitions..........................................................................       A-44
Section 6.6      Capital Expenditures.....................................................................       A-44
Section 6.7      No Dispositions..........................................................................       A-45
Section 6.8      Indebtedness.............................................................................       A-45
Section 6.9      Compensation, Benefits...................................................................       A-45
Section 6.10     1935 Act.................................................................................       A-46
Section 6.11     Accounting...............................................................................       A-46
Section 6.12     Pooling..................................................................................       A-46
Section 6.13     Tax-Free Status..........................................................................       A-46
Section 6.14     Insurance................................................................................       A-47
Section 6.15     Cooperation, Notification................................................................       A-47
Section 6.16     Rate Matters.............................................................................       A-47
Section 6.17     Third-Party Consents.....................................................................       A-47
Section 6.18     Tax-Exempt Status........................................................................       A-47
Section 6.19     Permits..................................................................................       A-48
Section 6.20     Certain Information Relating to Customers................................................       A-48

                                                    ARTICLE VII.

                                                ADDITIONAL AGREEMENTS

Section 7.1      Access to Information....................................................................       A-48
Section 7.2      Joint Proxy Statement and Registration Statement.........................................       A-49
Section 7.3      Regulatory Matters.......................................................................       A-50
Section 7.4      Shareholder Approvals....................................................................       A-51
Section 7.5      Directors' and Officers' Indemnification.................................................       A-52
Section 7.6      Disclosure Schedules.....................................................................       A-54
Section 7.7      Public Announcements.....................................................................       A-55
Section 7.8      Rule 145 Affiliates......................................................................       A-55
Section 7.9      Assumption of PEPCO and BGE Agreements and Arrangements..................................       A-55

                                                                                                              PAGE
                                                                                                            ---------
Section 7.10     Incentive, Stock and Other Plans.........................................................       A-55
Section 7.11     No Solicitations.........................................................................       A-56
Section 7.12     Company Board of Directors...............................................................       A-57
Section 7.13     Company Officers.........................................................................       A-58
Section 7.14     Employment Contracts.....................................................................       A-58
Section 7.15     Corporate Offices and Name...............................................................       A-59
Section 7.16     Transition Management....................................................................       A-59
Section 7.17     Expenses.................................................................................       A-60
Section 7.18     Covenant to Satisfy Conditions...........................................................       A-60

                                                    ARTICLE VIII.

                                                     CONDITIONS

Section 8.1      Conditions to Each Party's Obligation to Effect the Merger...............................       A-61
Section 8.2      Conditions to Obligation of PEPCO to Effect the Merger...................................       A-62
Section 8.3      Conditions to Obligation of BGE to Effect the Merger.....................................       A-63

                                                     ARTICLE IX.

                                          TERMINATION, AMENDMENT AND WAIVER

Section 9.1      Termination..............................................................................       A-64
Section 9.2      Effect of Termination....................................................................       A-66
Section 9.3      Termination Damages......................................................................       A-66
Section 9.4      Amendment................................................................................       A-68
Section 9.5      Waiver...................................................................................       A-68

                                                     ARTICLE X.

                                                 GENERAL PROVISIONS

Section 10.1     Non-Survival of Representations, Warranties, Covenants and Agreements....................       A-69
Section 10.2     Brokers..................................................................................       A-69
Section 10.3     Notices..................................................................................       A-69
Section 10.4     Miscellaneous............................................................................       A-71
Section 10.5     Interpretation...........................................................................       A-72
Section 10.6     Counterparts; Effect.....................................................................       A-72
Section 10.8     Specific Performance.....................................................................       A-72
Section 10.9     Further Assurances.......................................................................       A-72

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated as of September 22, 1995 (this "AGREEMENT"), by and among Baltimore Gas and Electric Company, a corporation formed under the laws of the State of Maryland ("BGE"), Potomac Electric Power Company, a corporation formed under the laws of the District of Columbia and the Commonwealth of Virginia ("PEPCO"), and RH Acquisition Corp., a corporation formed under the laws of the State of Maryland, 50% of whose outstanding capital stock is owned by BGE and 50% of whose outstanding capital stock is owned by PEPCO (the "COMPANY").

    WHEREAS, BGE and PEPCO have determined to engage in a strategic business combination and, accordingly, have formed the Company to participate in such business combination;

    WHEREAS, in furtherance thereof, the respective Boards of Directors of BGE, PEPCO and the Company have approved the merger of BGE and PEPCO with and into the Company, all pursuant to the terms and conditions set forth in this Agreement and, in connection therewith, have approved the execution and delivery of the PEPCO Stock Option Agreement dated as of the date hereof between PEPCO and BGE (the "PEPCO OPTION") and the BGE Stock Option Agreement dated as of the date hereof between BGE and PEPCO (the "BGE OPTION");

    WHEREAS, for federal income tax purposes, it is intended that such merger will be a reorganization described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations thereunder, and that BGE, PEPCO, the Company and the shareholders of each of BGE and PEPCO who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the merger; and

    WHEREAS, for accounting purposes, it is intended that the merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principals ("GAAP") and applicable regulations of the Securities and Exchange Commission (the "SEC").

    NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

    Section 1.1 THE MERGER. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, each of BGE and PEPCO shall be merged with and into the Company (the "MERGER") in accordance with the laws of the State of Maryland, the Commonwealth of Virginia and the District of Columbia. The Company shall be the surviving corporation in the Merger and shall continue its existence under the laws of the State of Maryland and the Commonwealth of Virginia.

    Section 1.2 EFFECTIVE TIME OF THE MERGER. On the Closing Date (as defined in Section 3.1), articles of merger shall be executed and filed by the Company with the Secretary of State of the State of Maryland pursuant to the Maryland General Corporation Act ("MGCA"), the Secretary of State of the Commonwealth of Virginia pursuant to the Virginia Stock Corporation Act ("VSCA") and the Mayor of the District of Columbia pursuant to the District of Columbia Business Corporation Act ("DCBCA"). The Merger shall become effective at such time as such articles of merger have all been so filed, such time being herein called the "EFFECTIVE TIME".

    Section 1.3 ARTICLES OF INCORPORATION. The Articles of Incorporation shall be amended prior to closing to provide for those matters set forth on Exhibit 1.3, and such other matters generally covered in such Articles of Incorporation and, as so amended, shall be the Articles of Incorporation of the Company after the Effective Time until duly amended.

    Section 1.4 BYLAWS. The Bylaws shall be amended prior to closing to provide, for a period of two years after Closing, for those matters set forth on
Exhibit 1.4, and such other matters as are generally covered in such By-laws and, as so amended, shall be the Bylaws of the Company after the Effective Time until duly amended.

    Section 1.5 EFFECTS OF MERGER. The Merger shall have the effects set forth in Section 3-113 of the MGCA, Section 13.1-721 of the VSCA and Section 29-370 of the DCBCA.

                                  ARTICLE II.

                              CONVERSION OF SHARES

    Section 2.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of BGE, PEPCO or the Company:

    (a) CANCELLATION OF COMPANY CAPITAL STOCK. Each share of the capital stock of the Company issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and no consideration shall be delivered in exchange therefor.

    (b) CANCELLATION OF CERTAIN COMMON STOCK. Each share of Common Stock, no par value, of BGE (the "BGE COMMON STOCK") that is owned by BGE or any of its subsidiaries (as defined in SECTION 4.1) or by PEPCO or any of its subsidiaries shall be canceled and cease to exist. Each share of Common Stock, $1.00 par value, of PEPCO (the "PEPCO COMMON STOCK") that is owned by PEPCO or any of its subsidiaries or by BGE or any of its subsidiaries shall be canceled and cease to exist.

    (c) CONVERSION OF CERTAIN COMMON STOCK. Each issued and outstanding share of BGE Common Stock (other than shares canceled pursuant to SECTION 2.1(b)) shall be converted into the right to receive one (the "BGE RATIO") duly authorized, validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Company (the "COMPANY COMMON STOCK"), and each issued and outstanding share of PEPCO Common Stock (other than shares canceled pursuant to SECTION 2.1(b) and PEPCO Dissenting Common Shares (as defined in SECTION 2.2(b))) shall be converted into the right to receive .997 (the "PEPCO RATIO") duly authorized, validly issued, fully paid and nonassessable shares of Company Common Stock. Upon such conversions, all such shares of BGE Common Stock and PEPCO Common Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of Company Common Stock to be issued in consideration therefor and any cash in lieu of fractional shares of Company Common Stock upon the surrender of such certificate in accordance with SECTION 2.3.

    (d) CANCELLATION OF CERTAIN PREFERRED STOCK AND PREFERENCE STOCK. Each share of BGE Preferred Stock, $100.00 par value ("BGE PREFERRED STOCK"), each share of BGE Preference Stock, $100.00 par value ("BGE PREFERENCE STOCK"), and each share of PEPCO Preferred Stock, $50.00 par value ("PEPCO PREFERRED STOCK"), that is owned by BGE or any of its subsidiaries or by PEPCO or any of its subsidiaries shall be canceled and cease to exist.

    (e) CONVERSION OF BGE PREFERRED STOCK. Each issued and outstanding share of each series of BGE Preferred Stock (other than shares canceled pursuant to SECTION 2.1(d) and BGE Dissenting Preferred Shares (as defined in SECTION 2.2(a))) shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of preferred stock, $100 par value, of the Company ("COMPANY CLASS A PREFERRED STOCK"), of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

                             BGE                                  COMPANY CLASS A
                       PREFERRED STOCK                            PREFERRED STOCK
--------------------------------------------------------------  --------------------
Series B 4 1/2%                                                 Series B 4 1/2%
Series C 4%                                                     Series C 4%
Series D 5.40%                                                  Series D 5.40%

Upon such conversion, all such shares of BGE Preferred Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Class A Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with
SECTION 2.3.

    (f) CONVERSION OF BGE PREFERENCE STOCK. (i) Each issued and outstanding share of each series of BGE Preference Stock, other than shares canceled pursuant to SECTION 2.1(d) and BGE Dissenting Preference Shares (as defined in
SECTION 2.2(a)) shall be converted into the right to receive one duly authorized, validly issued, fully paid and nonassessable share of preference stock, $100 par value, of the Company ("COMPANY PREFERENCE STOCK"), of the respective series specified below, with equal stated value and dividends and like redemption provisions and other terms and conditions:

                            BGE                                      COMPANY
                     PREFERENCE STOCK                           PREFERENCE STOCK
-----------------------------------------------------------  -----------------------
7.50% 1986 Series                                            7.50% 1986 Series
6.75% 1987 Series                                            6.75% 1987 Series
6.95% 1987 Series                                            6.95% 1987 Series
7.80% 1989 Series                                            7.80% 1989 Series
8.25% 1989 Series                                            8.25% 1989 Series
8.625% 1990 Series                                           8.625% 1990 Series
7.85% 1991 Series                                            7.85% 1991 Series
7.78% 1973 Series                                            7.78% 1973 Series
7.125% 1993 Series                                           7.125% 1993 Series
6.97% 1993 Series                                            6.97% 1993 Series
6.70% 1993 Series                                            6.70% 1993 Series
6.99% 1995 Series                                            6.99% 1995 Series

        (ii) Each share of a series of BGE Preference Stock (other than shares canceled pursuant to SECTION 2.1(d) and BGE Dissenting Preference Shares (as defined in SECTION 2.2(a))) that is issued in the period after the date of this Agreement and before the Closing Date shall be converted into the right to receive and become one duly authorized, validly issued, fully paid and nonassessable share of an analogous series of Company Preference Stock with equal stated value and dividends and like redemption provisions and other terms and conditions.

       (iii) Upon such conversion, all such shares of BGE Preference Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Preference Stock to be issued in consideration therefor upon surrender of such certificate in accordance with SECTION 2.3.

    (g) CONVERSION OF PEPCO PREFERRED STOCK. (i) Each issued and outstanding share of each series of PEPCO Preferred Stock, (other than shares canceled pursuant to SECTION 2.1(d) and PEPCO Dissenting Preferred Shares (as defined in
SECTION 2.2(b))), shall be converted into and become one duly authorized, validly issued, fully paid and nonassessable share of preferred stock, $50 par value, of the Company ("COMPANY CLASS B PREFERRED STOCK") (Company Class A Preferred Stock and Company

Class B Preferred Stock being hereinafter referred to collectively as "COMPANY PREFERRED STOCK"), of the respective series specified below with equal stated value and dividends and like redemption provisions and other terms and conditions:

                   PEPCO                                 COMPANY CLASS B
              PREFERRED STOCK                           PREFERENCE STOCK
-------------------------------------------  ---------------------------------------
$2.44 Series of 1957                         $2.44 Series of 1957
$2.46 Series of 1958                         $2.46 Series of 1958
$2.28 Series of 1965                         $2.28 Series of 1965
$2.44 Convertible Series of 1966             $2.44 Convertible Series of 1966
$3.82 Series of 1969                         $3.82 Series of 1969
$3.37 Series of 1987                         $3.37 Series of 1987
Auction Series A                             Auction Series A
$3.89 Series of 1991                         $3.89 Series of 1991
$3.40 Series of 1992                         $3.40 Series of 1992

        (ii) Each share of a series of PEPCO Preferred Stock (other than shares canceled pursuant to SECTION 2.1(d) and PEPCO Dissenting Preferred Shares (as defined in SECTION 2.2(b))), that is issued in the period after the date of this Agreement and before the Closing Date shall be converted into and become the right to receive one duly authorized, validly issued, fully paid and nonassessable share of an analogous series of Company Preferred Stock with equal stated value and dividends and like redemption provisions and other terms and conditions as the canceled share of PEPCO Preferred Stock.

       (iii) Upon such conversion, all shares of PEPCO Preferred Stock shall be canceled and cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Company Class B Preferred Stock to be issued in consideration therefor upon surrender of such certificate in accordance with SECTION 2.3.

    Section 2.2  DISSENTING SHARES.

    (a) BGE DISSENTING SHARES. All of the rights otherwise accruing from shares of BGE Preferred Stock or shares of BGE Preference Stock held by any holder entitled to and seeking relief as a dissenting shareholder with respect to such shares (the "BGE DISSENTING PREFERRED SHARES" and the "BGE DISSENTING PREFERENCE SHARES", respectively) including voting, dividend and distribution rights, shall continue until the Merger shall have been consummated, at which time all such rights shall be canceled and the BGE Dissenting Preferred Shares and BGE Dissenting Preference Shares shall entitle the holder only to the right to receive such consideration as may be due pursuant to the MGCA. If such right to consideration is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be BGE Dissenting Preferred Shares or BGE Dissenting Preference Shares, as the case may be, and shall be converted into and represent the right to receive Company Class A Preferred Stock as provided in SECTION 2.1(e), or Company Preference Stock as provided in SECTION 2.1(f), as the case may be.

    (b) PEPCO DISSENTING SHARES. (i) Shares of PEPCO Common Stock held by any holder entitled to and seeking relief as a dissenting shareholder under either
Section 13.1-730 of the VSCA or Section 29-373 of the DCBCA (the "PEPCO DISSENTING COMMON SHARES") shall not be converted into the right to receive Company Common Stock but shall be converted into such consideration as may be due with respect to such shares pursuant to the applicable provisions of the VSCA and the DCBCA, unless and until the right of such holder to receive payment of fair value for such PEPCO Dissenting Common Shares terminates in accordance with Section 13.1-730 of the VSCA and Section 29-373 of the DCBCA. If such right is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be PEPCO Dissenting Common Shares and shall be converted into and represent the right to receive Company Common Stock as provided in SECTION 2.1(c).

        (ii) All of the rights otherwise accruing from shares of PEPCO Preferred Stock held by any holder entitled to and seeking relief as a dissenting shareholder with respect to such shares (the "PEPCO DISSENTING PREFERRED SHARES"), including voting, dividend and distribution rights, shall continue until the Merger shall have been consummated, at which time all such rights shall be canceled and the PEPCO Dissenting Preferred Shares shall entitle the holder only to the right to receive such consideration as may be due pursuant to the VSCA and the DCBCA. If such right to consideration is terminated other than by the purchase of such shares by the Company, then such shares shall cease to be PEPCO Dissenting Preferred Shares and shall be converted into and represent the right to receive Company Class B Preferred Stock as provided in SECTION 2.1(g).

    Section 2.3  EXCHANGE OF CERTIFICATES.

    (a) DEPOSIT WITH EXCHANGE AGENT. As soon as practicable after the Effective Time, the Company shall deposit with a bank or trust company mutually agreeable to BGE and PEPCO (the "EXCHANGE AGENT") certificates representing shares of Company Common Stock, Company Preferred Stock and Company Preference Stock required to effect the exchanges referred to in SECTION 2.1, and shares that would be issued to the holders of PEPCO Common Stock but for the provisions of SECTION 2.3(d).

    (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that, immediately prior to the Effective Time, represented outstanding shares of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock (collectively, the "CERTIFICATES") that were converted (collectively, the "CONVERTED SHARES") into the right to receive shares of Company Common Stock, Company Preferred Stock or Company Preference Stock (collectively, the "COMPANY SHARES") pursuant to
SECTION 2.1, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to any Certificate shall pass, only upon actual delivery of such Certificate to the Exchange Agent) and
(ii) instructions for use in effecting the surrender of Certificates in exchange for certificates representing Company Shares. Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed by agreement of BGE and PEPCO), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Company Shares that such holder has the right to receive pursuant to the provisions of this Article II. In the event of a transfer of ownership of Converted Shares that is not registered in the transfer records of BGE or PEPCO, as the case may be, a certificate representing the proper number of Company Shares may be issued to the transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, then upon receipt of (x) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (y) such bond, security or indemnity as the Company or the Exchange Agent may reasonably require, and (z) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Company Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. Until surrendered as contemplated by this
SECTION 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender a certificate representing Company Shares and cash in lieu of any fractional shares of Company Common Stock as contemplated by this SECTION 2.3.

    (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Company Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Company Shares represented thereby, and no cash payment in lieu of fractional shares shall be made to any such holder pursuant to SECTION 2.3(d), until the holder of record of such Certificate shall surrender such Certificate as contemplated by SECTION 2.3(b). Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate there shall be paid to the holder of the certificates representing whole Company Shares issued in exchange therefor, without interest, (i) at the time of such surrender or as soon thereafter as may be practicable, the amount of any cash payable in lieu of a fractional Company Share to which such holder is entitled pursuant to SECTION 2.3(d) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Company Shares and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Company Shares.

    (d) NO FRACTIONAL SECURITIES. (i) No certificates or scrip representing fractional Company Shares shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Company Shares.

        (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of Company Common Stock delivered to the Exchange Agent by the Company pursuant to SECTION 2.3(a) over (y) the aggregate number of whole shares of Company Common Stock to be issued pursuant to SECTION 2.1, such excess being herein called the "EXCESS SHARES." As soon after the Effective Time as practicable, the Exchange Agent, as agent for the holders of PEPCO Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in paragraph
    (iii) of this SECTION 2.3(d).

       (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the holders of PEPCO Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of PEPCO Common Stock (the "COMMON SHARES TRUST"). The Company shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of PEPCO Common Stock is entitled.

       (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of PEPCO Common Stock in lieu of any fractional share interests, the Exchange Agent shall distribute such amounts to such holders of PEPCO Common Stock in accordance with this SECTION 2.3.

    (e)   CLOSING  OF TRANSFER BOOKS.   From  and after the  Effective Time, the
stock transfer books of BGE and PEPCO shall be closed and no transfer of any capital stock of BGE or PEPCO shall thereafter be made. If after the Effective Time Certificates are presented to the Company for registration of transfer, they shall be canceled and exchanged for certificates representing the number of whole Company Shares and the cash amount, if any, determined in accordance with this ARTICLE II.

    (f) TERMINATION OF DUTIES OF EXCHANGE AGENT. Any certificates representing Company Shares deposited with the Exchange Agent pursuant to SECTION 2.3(a) and not exchanged within one year after the Effective Time pursuant to this SECTION
2.3 shall be returned by the Exchange Agent to the Company, which shall thereafter act as Exchange Agent. All funds held by the Exchange Agent for payment to the holders of unsurrendered Certificates and unclaimed at the end of one year from the Effective Time shall be returned to the Company, whereupon any holder of unsurrendered Certificates shall look as a general unsecured creditor only to the Company for payment of any funds to which such holder may be entitled, subject to applicable law. The Company shall not be liable to any person for such shares or funds delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III.

                                  THE CLOSING

    Section 3.1 CLOSING. The closing of the Merger (the "CLOSING") shall take place at the offices of Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, New York, 10004-1490 at 10:00 A.M., local time, on the second business day immediately following the date on which the last of the conditions set forth in ARTICLE VIII is fulfilled or waived (or, if such second business day immediately falls on a record date for the payment of dividends on the PEPCO or BGE Common Stock, on the first business day thereafter that is not such a record date), or at such other time and date and place as PEPCO and BGE shall mutually agree (the "CLOSING DATE").

                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF PEPCO

    PEPCO represents and warrants to BGE as follows:

    Section 4.1  ORGANIZATION AND QUALIFICATION.

    (a) Except as set forth in Section 4.1 or 4.2 of the PEPCO Disclosure Schedule (as defined in SECTION 7.6(a)(i)), (i) PEPCO is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and (ii) each of PEPCO's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and each of PEPCO and its subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause
(ii), such failures which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of PEPCO and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "PEPCO MATERIAL ADVERSE EFFECT").

    (b) As used in this Agreement the term "SUBSIDIARY" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations) in which such person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity.

    Section 4.2  SUBSIDIARIES.

    (a) Section 4.2 of the PEPCO Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of PEPCO, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and PEPCO's interest therein.

    (b) Except as set forth in Section 4.2 of the PEPCO Disclosure Schedule, none of the entities listed in such Section 4.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the Public Utility Holding Company Act of 1935, as amended (the "1935 ACT"), respectively.

    (c) Except as set forth in Section 4.2 of the PEPCO Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of PEPCO are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by PEPCO free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    (d) As used in this Agreement, the term "JOINT VENTURE" with respect to any person shall mean any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity.

    Section 4.3  CAPITALIZATION.

        (a) As of the date hereof, the authorized capital stock of PEPCO consists of 200,000,000 shares of PEPCO Common Stock, 11,242,227 shares of PEPCO Preferred Stock and 8,800,000 shares of PEPCO Preference Stock.

        (b) As of the close of business on August 31, 1995, (i) 118,491,960 shares of PEPCO Common Stock, (ii) 5,376,652 shares of PEPCO Preferred Stock, and (iii) no shares of PEPCO Preference Stock were issued and outstanding.

        (c) All of the issued and outstanding shares of the capital stock of PEPCO are validly issued, fully paid, nonassessable and free of preemptive rights.

        (d) Except for the PEPCO Option and as set forth in Section 4.3(a) of the PEPCO Disclosure Schedule, there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating PEPCO or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of PEPCO or obligating PEPCO or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

    Section 4.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a)  AUTHORITY.

        (i) PEPCO has all requisite power and authority to enter into this Agreement and the PEPCO Option and, subject in the case of this Agreement to the PEPCO Shareholders' Approvals (as defined in SECTION 4.13) and the PEPCO Required Statutory Approvals (as defined in SECTION 4.4(c)), to consummate the transactions contemplated hereby and thereby.

        (ii) The execution and delivery of this Agreement and the PEPCO Option and, subject in the case of this Agreement to obtaining the PEPCO Shareholders' Approvals, the consummation by PEPCO of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of PEPCO.

       (iii) This Agreement and the PEPCO Option have been duly and validly executed and delivered by PEPCO and, assuming the due authorization, execution and delivery hereof and thereof by BGE and, in the case of this Agreement, the Company, constitute the valid and binding obligations of PEPCO, enforceable against PEPCO in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

    (b) NON-CONTRAVENTION. Except as set forth in Section 4.4(b) of the PEPCO Disclosure Schedule, the execution and delivery of this Agreement and the PEPCO Option by PEPCO do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancelation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancelation or acceleration, loss or creation, a "VIOLATION") of, PEPCO or any of its subsidiaries or, to the knowledge of PEPCO, any of its joint ventures, under any provisions of

        (i) the articles of incorporation, bylaws or similar governing documents of PEPCO or any of its subsidiaries or joint ventures,

        (ii) subject in the case of this Agreement to obtaining the PEPCO Required Statutory Approvals and the receipt of the PEPCO Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY") applicable to PEPCO or any of its subsidiaries or joint ventures or any of their respective properties or assets or

       (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 4.4(b) of the PEPCO Disclosure Schedule (the "PEPCO REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which PEPCO or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably likely have a PEPCO Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as set forth in Section 4.4(c) of the PEPCO Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the PEPCO Option by PEPCO or the consummation by PEPCO of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably likely have a PEPCO Material Adverse Effect (the "PEPCO REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such PEPCO Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d)  COMPLIANCE.

        (i) Except as set forth in Section 4.4(d) or 4.11 of the PEPCO Disclosure Schedule, or as disclosed in the PEPCO SEC Reports (as defined in
    SECTION 4.5), neither PEPCO nor any of its subsidiaries nor, to the knowledge of PEPCO, any of its joint ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a PEPCO Material Adverse Effect.

        (ii) Except as set forth in Section 4.4(d) or 4.11 of the PEPCO Disclosure Schedule, PEPCO, its subsidiaries and, to the knowledge of PEPCO, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably likely have a PEPCO Material Adverse Effect.

    Section 4.5  REPORTS AND FINANCIAL STATEMENTS.

    (a) Since January 1, 1991, the filings required to be made by PEPCO and its subsidiaries under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Securities Exchange Act of 1934, as
amended  (the  "EXCHANGE  ACT"),  applicable  District  of  Columbia,  Virginia,
Maryland and Pennsylvania laws and regulations, the Federal Power Act (the "POWER ACT") or the 1935 Act have been filed with the SEC, the District of Columbia Public Service Commission (the "D.C. COMMISSION"), the Maryland Public Service Commission (the "MARYLAND COMMISSION") the Virginia State Corporation Commission (the "VIRGINIA COMMISSION"), the Pennsylvania Public Utility Commission (the "PENNSYLVANIA COMMISSION"), or the Federal Energy Regulatory Commission (the "FERC"), as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

    (b) PEPCO has made available to BGE a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by PEPCO with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "PEPCO SEC REPORTS").

    (c) The PEPCO SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by PEPCO with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (d) The audited consolidated financial statements and unaudited interim financial statements of PEPCO included in the PEPCO SEC Reports (collectively, the "PEPCO FINANCIAL STATEMENTS") have been prepared, and will be prepared, in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of PEPCO as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

    (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of PEPCO, as in effect on the date hereof, have been delivered to BGE.

    Section 4.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

    (a) Except as set forth in the PEPCO SEC Reports or Section 4.6 of the PEPCO Disclosure Schedule, from December 31, 1994 through the date hereof each of PEPCO and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, a PEPCO Material Adverse Effect.

    (b) Neither PEPCO nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of PEPCO or reflected in the notes thereto for the year ended December 31, 1994 or that were incurred after December 31, 1994 in the ordinary course of business and would not reasonably likely have a PEPCO Material Adverse Effect.

    Section 4.7 LITIGATION. Except as set forth in the PEPCO SEC Reports or as set forth in Section 4.7 or 4.11 of the PEPCO Disclosure Schedule, there are no

        (i) claims, suits, actions or proceedings, pending or, to the knowledge of PEPCO, threatened, nor are there, to the knowledge of PEPCO, any investigations or reviews pending or threatened against, relating to or affecting PEPCO or any of its subsidiaries or joint ventures, or

        (ii) judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to PEPCO or any of its subsidiaries or joint ventures, including any allegations of non-compliance with that certain consent decree in effect pursuant to IN RE POTOMAC ELECTRIC POWER COMPANY EMPLOYMENT LITIGATION, Civ. # 86-0603 (D.D.C. Mar. 1993) (R.C.L.)

that would reasonably likely have a PEPCO Material Adverse Effect.

    Section 4.8  REGISTRATION STATEMENT AND PROXY STATEMENT.

    (a) None of the information supplied or to be supplied by or on behalf of PEPCO for inclusion or incorporation by reference in

        (i) the registration statement on Form S-4 to be filed with the SEC by the Company in connection with the issuance of shares of Company Common Stock, Company Preferred Stock and Company Preference Stock in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

        (ii) the joint proxy statement in definitive form relating to the meetings of the shareholders of BGE and PEPCO to be held in connection with the Merger and the prospectus relating to the Company Common Stock, Company Preferred Stock and Company Preference Stock to be issued in the Merger (the "JOINT PROXY STATEMENT") will, at the date mailed to such shareholders and, as the same may be amended or supplemented, at the times of such meetings, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) Each of the Registration Statement and the Joint Proxy Statement, as of such respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 4.9  TAX MATTERS.

    (a) Except as set forth on Schedule 4.9(a) of the PEPCO Disclosure Schedule, PEPCO and each of its subsidiaries has

        (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law,

        (ii) paid all Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and

       (iii) paid all Taxes otherwise required to be paid.

    (b) Except as set forth on Schedule 4.9(b) of the PEPCO Disclosure Schedule, as of the date hereof,

        (i) there are no claims, assessments, audits or administrative or court proceedings pending against PEPCO or any of its subsidiaries for any alleged deficiency in Tax, and

        (ii) none of PEPCO or any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (c) PEPCO has established adequate accruals for Taxes and for any liability for deferred Taxes in the PEPCO Financial Statements in accordance with GAAP.

    (d) "TAXES", as used in this Agreement, means any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

    (e) "TAX RETURN", as used in this Agreement, means any report, return or other information required to be supplied to a governmental entity with respect to Taxes, including, where permitted or required, combined or consolidated returns for any group of entities that includes PEPCO or any of its subsidiaries on the one hand, or BGE or any of its subsidiaries on the other hand.

    Section 4.10  EMPLOYEE MATTERS; ERISA.

    (a)  BENEFIT PLANS.   (i) Section 4.10(a)  of the PEPCO Disclosure  Schedule
contains a true and complete list, as of the date hereof, of:

           (A) each benefit plan, program, policy or arrangement providing for pension, profit sharing, supplemental death and dismemberment, life and health insurance and benefits (including medical, dental and hospitalization), savings, bonus, deferred compensation, incentive compensation (including stock options, restricted stock, stock appreciation rights, performance units, dividend equivalents and each other plan, program, policy, or arrangement under which shares of PEPCO Common Stock are required to be transferred or could be transferred), holiday, vacation, severance pay, sick pay, sick leave, short and long-term disability, tuition assistance and relocation benefits plan which has been adopted, approved or implemented by PEPCO or any of its subsidiaries in writing covering a group or classification of current or former employees or directors of PEPCO (or any of its subsidiaries) or any group or classification of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not terminated, if PEPCO or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof) but not including any individual contract, award or agreement;

           (B) each employment or severance contract (including any payment, right or benefit resulting from any transaction contemplated by this Agreement) and all stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, bonus or other contract for personal services and each other contract under which shares of PEPCO Common Stock are required to be transferred or could be transferred and the amount of such shares (in the aggregate) with or covering current or former officers or directors; and

               (1) there are no other employment or severance contracts covering current or former employees of PEPCO below the level of officer which have not been disclosed and made available to BGE with respect to which PEPCO or any of its subsidiaries are reasonably likely to have a PEPCO Material Adverse Effect; and

               (2) with respect to any officer of PEPCO there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents in respect of shares of PEPCO Common Stock subsequent to the most recent PEPCO proxy statement made outside of the ordinary course or inconsistent with past practice, and with respect to all employees of PEPCO below the level of officer there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, with respect to shares of PEPCO Common Stock, which, in the aggregate, have been made outside of the ordinary course or inconsistent with past practice; and

           (C) each "employee pension benefit plan" (within the meaning of ERISA
       Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of ERISA Section 302 (whether or not included in (A) above) maintained or contributed to by PEPCO or any entity required to be aggregated therewith pursuant to Code Section 414(b) or
       (c) (a "PEPCO ERISA AFFILIATE") at any time during the six calendar year period immediately preceding the date hereof (collectively, the "PEPCO PENSION BENEFIT PLANS");

        (ii) For purposes of this Agreement, "PEPCO BENEFIT PLAN" shall mean each benefit plan, program, policy, contract and arrangement described in subsections (i)(A) and (B) above (whether or not terminated) if PEPCO or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof.

       (iii) With respect to each PEPCO Benefit Plan and PEPCO Pension Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for such PEPCO Benefit Plan or PEPCO Pension Benefit
    Plan).

    (b) CONTRIBUTIONS. Except as set forth in Section 4.10(b) of the PEPCO Disclosure Schedule, all material contributions and other material payments required to have been made by PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate pursuant to any PEPCO Benefit Plan or PEPCO Pension Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the PEPCO Financial Statements.

    (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 4.10(c) of the PEPCO Disclosure Schedule:

        (i) Each PEPCO Benefit Plan and PEPCO Pension Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and PEPCO agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

        (ii) PEPCO and each of its subsidiaries are in compliance with, and each PEPCO Benefit Plan is and has been operated in compliance with, all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that would not reasonably likely have a PEPCO Material Adverse Effect.

       (iii) To the knowledge of PEPCO, no individual or entity has engaged in any transaction with respect to any PEPCO Benefit Plan as a result of which PEPCO or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA Section 409 or Section 502, or subject to an excise tax pursuant to Code Section 4975 which would reasonably likely have a PEPCO Material Adverse Effect.

       (iv) To the knowledge of PEPCO,

           (A) no PEPCO Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and

           (B) no PEPCO Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the Internal Revenue Service's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

    (d) LIABILITIES. With respect to the PEPCO Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any PEPCO Pension Benefit Plan or other event has occurred, and, to the knowledge of PEPCO, there exists no condition or set of circumstances, that could subject PEPCO, any of its subsidiaries or any PEPCO ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the Pension Benefit Guaranty Corporation (the "PBGC")), or under any indemnity agreement to which PEPCO, any of its subsidiaries or any PEPCO ERISA Affiliate is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, which liability would reasonably likely have a PEPCO Material Adverse Effect.

    (e) WELFARE PLANS. Except as set forth in Section 4.10(e) of the PEPCO Disclosure Schedule, no PEPCO Benefit Plan that is a "welfare plan" (within the meaning of ERISA Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

    (f) DOCUMENTS MADE AVAILABLE. PEPCO has made available to BGE a true and correct copy of each collective bargaining agreement to which PEPCO is a party or under which PEPCO has obligations and, with respect to each PEPCO Benefit Plan and each PEPCO Pension Benefit Plan (as of May 31, 1995), as applicable:

        (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description,

        (ii)   annual  reports  (IRS  Form   5500  Series)  including  financial
    statements for the last three years,

       (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

       (iv) the most recent IRS determination letter with respect to the qualified status under Code Section 401(a) of such plan, and

        (v) actuarial reports or valuations for the last three years.

To  the extent  that documents referred  to in  clauses (i) through  (v) of this
SECTION 4.10(f) have not been made available to BGE with respect to the period following May 31, 1995, no information that is disclosed in such documents (and that has not been disclosed previously in documents that have been made available to BGE) is reasonably likely to have a PEPCO Material Adverse Effect.

    (g) PAYMENTS RESULTING FROM MERGER. Other than as set forth in Section 4.10(g) of the PEPCO Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

        (i) payment (whether of severance pay or otherwise) becoming due from the Company or PEPCO or any of its subsidiaries to any current or former officer or director thereof or to the trustee under any "rabbi trust" or other funding arrangement,

        (ii) benefit under any PEPCO Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, or

       (iii) payment (whether of severance pay or otherwise) becoming due from the Company or PEPCO or any of its subsidiaries to any current or former employee of PEPCO below the level of officer which such payments aggregated for such employees and former employees as a group would reasonably likely have a PEPCO Material Adverse Effect.

    (h) FUNDED STATUS OF PLANS. Except as set forth in Section 4.10(h) of the PEPCO Disclosure Schedule, each PEPCO Pension Benefit Plan has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No PEPCO Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of ERISA Section 302).

    (i)  MULTIEMPLOYER PLANS.

        (i) Except as set forth in Section 4.10(i) of the PEPCO Disclosure Schedule, no PEPCO Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)); and none of PEPCO, any subsidiary thereof or any PEPCO ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

        (ii) With respect to any PEPCO Benefit Plan that is listed in Section 4.10(i) of the PEPCO Disclosure Schedule as a multiemployer plan, none of PEPCO, any subsidiary thereof or any PEPCO ERISA Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA Sections 4203 and 4205, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

    (j)  MODIFICATION OR TERMINATION OF PLANS.   Except as set forth in  Section
4.10(j) of the PEPCO Disclosure Schedule or as permitted under SECTION 6.9:

        (i) neither PEPCO nor any subsidiary of PEPCO is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and

        (ii) the Company, PEPCO or one or more of its subsidiaries or any PEPCO ERISA Affiliate have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any PEPCO Benefit Plan or PEPCO Pension Benefit Plan (or its participation in any such PEPCO Benefit Plan or PEPCO Pension Benefit Plan) at any time sponsored, maintained or contributed to by PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA Section 204(g) or would adversely affect a vested accrued benefit or a previously granted award under any such Plan not subject to ERISA Section 204(g).

    (k) REPORTABLE EVENTS; CLAIMS. Except as set forth in Section 4.10(k) of the PEPCO Disclosure Schedule:

        (i) no event constituting a "reportable event" (within the meaning of ERISA Section 4043(c)), for which the 30-day notice requirement or penalty has not been waived by the PBGC, has occurred with respect to any PEPCO Pension Benefit Plan, and

        (ii) no liability, claim, action or litigation has been made, commenced or, to the knowledge of PEPCO, threatened, by or against PEPCO or any of its subsidiaries or any PEPCO ERISA Affiliate with respect to any PEPCO Benefit Plan or any PEPCO Pension Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course)

that would reasonably likely have a PEPCO Material Adverse Effect.

    (l) LABOR AGREEMENTS. Except as set forth in the PEPCO SEC Reports or as set forth in Section 4.10(l) of the PEPCO Disclosure Schedule:

        (i) neither PEPCO nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization. There is no current union representation question involving employees of PEPCO or any of its subsidiaries, nor does PEPCO or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

        (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against PEPCO or any of its subsidiaries pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

       (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against PEPCO or any of its subsidiaries pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

       (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of PEPCO or any of its subsidiaries, threatened, against or involving PEPCO or any of its subsidiaries that has, or would reasonably likely have, a PEPCO Material Adverse Effect;

        (v) PEPCO and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not reasonably likely have, a PEPCO Material Adverse Effect; and

       (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of PEPCO or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of PEPCO or any of its subsidiaries is or may be entitled to claim indemnification from PEPCO or any of its subsidiaries pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed on Section 4.10(l) of the PEPCO Disclosure Schedule that has, or would reasonably likely have, a PEPCO Material Adverse Effect.

    Section 4.11  ENVIRONMENTAL PROTECTION.

    (a)  COMPLIANCE.

        (i) Except as set forth in Section 4.11(a) of the PEPCO Disclosure Schedule, each of PEPCO and each of its subsidiaries is in compliance with all applicable Environmental Laws (as hereinafter defined), except where the failure to be so in compliance would not reasonably likely have a PEPCO Material Adverse Effect.

        (ii) Except as set forth in Section 4.11(a) of the PEPCO Disclosure Schedule, neither PEPCO nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that PEPCO or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a PEPCO Material Adverse Effect.

    (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 4.11(b) of the PEPCO Disclosure Schedule, PEPCO and each of its subsidiaries has obtained or applied for all environmental, health and safety permits and authorizations (collectively, "ENVIRONMENTAL PERMITS") necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and PEPCO and its subsidiaries are in compliance with all terms and conditions of all such

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Environmental Permits and are not required  to make any expenditure in order  to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably likely have a PEPCO Material Adverse Effect.

    (c)  ENVIRONMENTAL CLAIMS.   Except as set forth  in Section 4.11(c) of  the
PEPCO Disclosure Schedule, there is no Environmental Claim (as hereinafter defined) pending, or to the knowledge of PEPCO and its subsidiaries, threatened

        (i) against PEPCO or any of its subsidiaries or joint ventures,

        (ii) against any person or entity whose liability for any Environmental Claim PEPCO or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

       (iii) against any real or personal property or operations that PEPCO or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part,

that, if adversely determined, would reasonably likely have a PEPCO Material Adverse Effect.

    (d) RELEASES. Except as set forth in Section 4.11(c) or 4.11(d) of the PEPCO Disclosure Schedule, PEPCO has no knowledge of any Release (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against PEPCO or any subsidiaries or joint ventures of PEPCO, or against any person or entity whose liability for any Environmental Claim PEPCO or any subsidiaries or joint ventures of PEPCO has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably likely have a PEPCO Material Adverse Effect.

    (e) PREDECESSORS. Except as set forth in Section 4.11(e) of the PEPCO Disclosure Schedule, PEPCO has no knowledge, with respect to any predecessor of PEPCO or any subsidiary or joint venture of PEPCO, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that would reasonably likely have, a PEPCO Material Adverse Effect.

    (f)   DISCLOSURE.   To  PEPCO's knowledge,  PEPCO has  disclosed to  BGE all
material facts that PEPCO reasonably believes form the basis of a PEPCO Material Adverse Effect arising from

        (i) the cost of pollution control equipment currently required or known to be required in the future,

        (ii) current remediation costs or remediation costs known to be required in the future, or

       (iii) any other environmental matter affecting PEPCO or its subsidiaries that would have, or that would reasonably likely have, a PEPCO Material Adverse Effect.

    As used in this Agreement:

       (iv) "ENVIRONMENTAL CLAIM" means

           (A)  any  and  all administrative,  regulatory  or  judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation in writing by any person or entity (including any Governmental Authority) or

           (B) any oral information provided to PEPCO (or to BGE, for purposes of SECTION 5.11) by a Governmental Authority that written action of the type described in clause (A) above is in process,

alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release or threatened Release into the environment, of any

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Hazardous  Materials at any location, whether  or not owned, operated, leased or managed by PEPCO or any of its subsidiaries or joint ventures (for purposes of this SECTION 4.11), or by BGE or any of its subsidiaries or joint ventures (for purposes of SECTION 5.11), (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

        (v) "ENVIRONMENTAL LAWS" means all federal, state and local laws, rules and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

       (vi) "HAZARDOUS MATERIALS" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (b) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", or words, of similar import, under any Environmental Law and (c) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under Environmental Law in a jurisdiction in which PEPCO or any of its subsidiaries or joint ventures operates (for purposes of this SECTION 4.11) or in which BGE or any of its subsidiaries or joint ventures operates (for purposes of SECTION 5.11).

       (vii) "RELEASE" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the atmosphere, soil, surface water, groundwater or property.

    Section 4.12  REGULATION AS A UTILITY.

    (a) PEPCO is regulated as a public utility in the State of Maryland and in the District of Columbia and, to a limited extent, in the Commonwealths of Pennsylvania and Virginia and in no other state.

    (b) Except as set forth in Section 4.12 of the PEPCO Disclosure Schedule, no subsidiary company or affiliate of PEPCO is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or by any foreign country.

    (c) As used in this SECTION 4.12 and in SECTION 5.12, the terms "subsidiary company" and "affiliate" shall have the respective meanings ascribed to them in the 1935 Act.

    Section 4.13 VOTE REQUIRED. The approval of the Merger by (a) more than two-thirds of all votes entitled to be cast by all holders of PEPCO Common Stock and (b) a majority of all votes entitled to be cast by all holders of PEPCO Preferred Stock, each voting separately as a class (the "PEPCO SHAREHOLDERS' APPROVALS") are the only votes of the holders of any class or series of the capital stock of PEPCO required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 4.14 ACCOUNTING MATTERS. PEPCO has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

    Section 4.15 APPLICABILITY OF CERTAIN VIRGINIA LAW. Assuming the accuracy of the representation by BGE set forth in SECTION 5.18, neither the control share acquisition provisions of Section 13.1-728.1 ET SEQ. of the VSCA, the affiliated transactions provisions of Section 13.1-725 ET SEQ. of the VSCA or any similar provisions of the VSCA, the Articles of Incorporation or Bylaws of PEPCO are applicable to the transactions contemplated by this Agreement.

    Section 4.16 OPINION OF FINANCIAL ADVISOR. PEPCO has received the opinion of Barr Devlin & Co. Incorporated, dated the date hereof, to the effect that, as of the date hereof, the PEPCO Ratio is fair from a financial point of view to the holders of PEPCO Common Stock.

    Section 4.17  INSURANCE.

    (a) Except as set forth in Section 4.17 of the PEPCO Disclosure Schedule, each of PEPCO and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by PEPCO and its subsidiaries during such time period.

    (b) Except as set forth in Section 4.17 of the PEPCO Disclosure Schedule, neither PEPCO nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof.

    (c) All material insurance policies of PEPCO and its subsidiaries are valid and enforceable policies.

    Section 4.18 OWNERSHIP OF BGE COMMON STOCK. PEPCO does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of BGE Common Stock.

                                   ARTICLE V.

                     REPRESENTATIONS AND WARRANTIES OF BGE

    BGE represents and warrants to PEPCO as follows:

    Section 5.1  ORGANIZATION AND QUALIFICATION.  Except as set forth in Section
5.1 or 5.2 of  the BGE Disclosure Schedule  (as defined in SECTION  7.6(a)(ii)),
(i) BGE is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and (ii) each of BGE's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation and each of BGE and its subsidiaries has requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than, in the case of clause (ii) such failures, which, when taken together with all other such failures, will not have a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of BGE and its subsidiaries taken as a whole or on the consummation of the transactions contemplated by this Agreement (any such material adverse effect being hereinafter referred to as a "BGE MATERIAL ADVERSE EFFECT").

    Section 5.2  SUBSIDIARIES.

    (a) Section 5.2 of the BGE Disclosure Schedule sets forth a description as of the date hereof of all subsidiaries and joint ventures of BGE, including the name of each such entity, the state or jurisdiction of its incorporation, a brief description of the principal line or lines of business conducted by each such entity and BGE's interest therein.

    (b) Except as set forth in Section 5.2 of the BGE Disclosure Schedule, none of the entities listed in Section 5.2 is a "public utility company", a "holding company", a "subsidiary company" or an "affiliate" of any public utility company within the meaning of Section 2(a)(5), 2(a)(7), 2(a)(8) or 2(a)(11) of the 1935 Act, respectively.

    (c) Except as set forth in Section 5.2 of the BGE Disclosure Schedule, all of the issued and outstanding shares of capital stock of each subsidiary of BGE are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by BGE free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

    Section 5.3  CAPITALIZATION.

    (a) As of the date hereof, the authorized capital stock of BGE consists of 175,000,000 shares of BGE Common Stock, 1,000,000 shares of BGE Preferred Stock and 6,500,000 shares of BGE Preference Stock.

    (b) As of the close of business on August 31, 1995, (i) 147,527,114 shares of BGE Common Stock, (ii) 591,849 shares of BGE Preferred Stock and (iii) 4,910,000 shares of BGE Preference Shares were issued and outstanding.

    (c) All of the issued and outstanding shares of the capital stock of BGE are validly issued, fully paid, nonassessable and free of preemptive rights.

    (d) Except for the BGE Option and as set forth in Section 5.3(a) of the BGE Disclosure Schedule, there are no outstanding subscriptions, options, calls,
contracts,  voting  trusts,  proxies   or  other  commitments,   understandings,
restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating BGE or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of BGE or obligating BGE or any of its subsidiaries to grant, extend or enter into any such agreement or commitment.

    Section 5.4  AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

    (a) AUTHORITY.

        (i) BGE has all requisite power and authority to enter into this Agreement and the BGE Option and, subject in the case of this Agreement to the BGE Shareholders' Approvals (as defined in SECTION 5.13(c)) and the BGE Required Statutory Approvals (as defined in SECTION 5.4(c), to consummate the transactions contemplated hereby and thereby.

        (ii) The execution and delivery of this Agreement and the BGE Option and, subject in the case of this Agreement to obtaining the BGE Shareholders' Approvals, the consummation by BGE of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of BGE.

       (iii) This Agreement and the BGE Option have been duly and validly executed and delivered by BGE and, assuming the due authorization, execution and delivery hereof and thereof by PEPCO and, in the case of this Agreement, the Company, constitute the valid and binding obligations of BGE, enforceable against BGE in accordance with their respective terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

    (b) NON-CONTRAVENTION. Except as set forth in Section 5.4(b) of the BGE Disclosure Schedule, the execution and delivery of this Agreement and the BGE Option by BGE do not, and the consummation of the transactions contemplated hereby and thereby will not result in any Violation by BGE or any of its subsidiaries or, to the knowledge of BGE, any of its joint ventures, under any provisions of

        (i) the articles of incorporation, bylaws or similar governing documents of BGE or any of its subsidiaries or joint ventures,

        (ii) subject in the case of this Agreement to obtaining the BGE Required Statutory Approvals and the receipt of the BGE Shareholders' Approvals, any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any Governmental Authority applicable to BGE or any of its subsidiaries or joint ventures or any of their respective properties or assets, or

       (iii) subject in the case of this Agreement to obtaining the third-party consents or other approvals set forth in Section 5.4(b) of the BGE Disclosure Schedule (the "BGE REQUIRED CONSENTS"), any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which BGE or any of its subsidiaries or joint ventures is now a party or by which it or any of its properties or assets may be bound or affected, excluding from the foregoing clauses (ii) and (iii) such Violations as would not, in the aggregate, reasonably likely have a BGE Material Adverse Effect.

    (c) STATUTORY APPROVALS. Except as set forth in Section 5.4(c) of the BGE Disclosure Schedule, no declaration, filing or registration with, or notice to or authorization, consent or approval of any Governmental Authority is necessary for the execution and delivery of this Agreement or the BGE Option by BGE or the consummation by BGE of the transactions contemplated hereby or thereby, the failure to obtain, make or give which would reasonably likely have a BGE Material Adverse Effect (the "BGE REQUIRED STATUTORY APPROVALS"), it being understood that references in this Agreement to "obtaining" such BGE Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of law.

    (d) COMPLIANCE.

        (i) Except as set forth in Section 5.4(d) or 5.11 of the BGE Disclosure Schedule or as disclosed in the BGE SEC Reports (as defined in SECTION 5.5), neither BGE nor any of its subsidiaries nor, to the knowledge of BGE, any of its joint ventures, is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a BGE Material Adverse Effect.

        (ii) Except as set forth in Section 5.4(d) or 5.11 of the BGE Disclosure Schedule, BGE, its subsidiaries and, to the knowledge of BGE, its joint ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective businesses as currently conducted, except those the failure to obtain which would not reasonably likely have a BGE Material Adverse Effect.

    Section 5.5  REPORTS AND FINANCIAL STATEMENTS.

    (a) Since January 1, 1991, the filings required to be made by BGE and its subsidiaries under the Securities Act, the Exchange Act, applicable Maryland and Pennsylvania laws and regulations, the Power Act or the 1935 Act have been filed with the SEC, the Maryland Commission, the Pennsylvania Commission, the FERC or the Nuclear Regulatory Commission (the "NRC"), as required by each such law or regulation, including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

    (b) BGE has made available to PEPCO a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by BGE with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "BGE SEC REPORTS").

    (c) The BGE SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by BGE with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    (d) The audited consolidated financial statements and unaudited interim financial statements of BGE included in the BGE SEC Reports (collectively, the "BGE FINANCIAL STATEMENTS") have been prepared, and will be prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present in all material respects the financial position of BGE as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

    (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of BGE, as in effect on the date hereof, have been delivered to PEPCO.

    Section 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

    (a) Except as set forth in the BGE SEC Reports or Section 5.6 of the BGE Disclosure Schedule, from December 31, 1994 through the date hereof each of BGE and each of its subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been, and no fact or condition exists that would reasonably likely have, a BGE Material Adverse Effect.

    (b) Neither BGE nor any of its subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies that are accrued or reserved against in the consolidated financial statements of BGE or reflected in the notes thereto for the year ended December 31, 1994, or that were incurred after December 31, 1994, in the ordinary course of business and would not reasonably likely have a BGE Material Adverse Effect.

    Section 5.7 LITIGATION. Except as set forth in the BGE SEC Reports or as set forth in Section 5.7 or 5.11 of the BGE Disclosure Schedule, there are no

        (i) claims, suits, actions or proceedings, pending or, to the knowledge of BGE, threatened, nor are there, to the knowledge of BGE, any investigations or reviews pending or threatened against, relating to or affecting BGE or any of its subsidiaries or joint ventures,

        (ii) judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to BGE or any of its subsidiaries or joint ventures, that would have, or would reasonably likely have, a BGE Material Adverse Effect.

    Section 5.8  REGISTRATION STATEMENT AND PROXY STATEMENT.

    (a) None of the information supplied or to be supplied by or on behalf of BGE for inclusion or incorporation by reference in

        (i) the Registration Statement will, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and

        (ii) the Joint Proxy Statement will, at the date mailed to the shareholders of BGE and PEPCO and, as the same may be amended or supplemented, at the times of the meetings of such shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

    (b) Each of the Registration Statement and the Joint Proxy Statement, as of such respective dates, will comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    Section 5.9  TAX MATTERS.

    (a) Except as set forth on Schedule 5.9(a) of the BGE Disclosure Schedule, BGE and each of its subsidiaries has

        (i) filed all material Tax Returns required to be filed by it within the time and in the manner prescribed by law,

        (ii) paid all Taxes that are shown on such Tax Returns as due and payable within the time and in the manner prescribed by law, and

       (iii) paid all Taxes otherwise required to be paid.

    (b) Except as set forth on Schedule 5.9(b) of the BGE Disclosure Schedule, as of the date hereof,

        (i) there are no claims, assessments, audits or administrative or court proceedings pending against BGE or any of its subsidiaries for any alleged deficiency in Tax, and

        (ii) none of BGE or any of its subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

    (c) BGE has established adequate accruals for Taxes and for any liability for deferred Taxes in the BGE Financial Statements in accordance with GAAP.

    Section 5.10  EMPLOYEE MATTERS; ERISA.

    (a)  BENEFIT  PLANS.   (i) Section 5.10(a)  of the  BGE Disclosure  Schedule
contains a true and complete list, as of the date hereof, of:

           (A) each benefit plan, program, policy or arrangement providing for pension, profit sharing, supplemental death and dismemberment, life and health insurance and benefits (including medical, dental and hospitalization), savings, bonus, deferred compensation, incentive compensation (including stock options, restricted stock, stock appreciation rights, performance units, dividend equivalents and each other plan, program, policy or arrangement under which shares of BGE Common Stock are required to be transferred or could be transferred), holiday, vacation, severance pay, sick pay, sick leave, short and long-term disability, tuition assistance and, relocation benefits plan which has been adopted, approved or implemented by BGE or any of its subsidiaries in writing covering a group or classification of current or former employees or directors of BGE (or any of its subsidiaries) or any group or classification of their dependents or beneficiaries, or providing benefits to such persons in respect of services provided to any such entity, including, but not limited to, any "employee benefit plan" within the meaning of ERISA Section 3(3) (whether or not terminated, if BGE or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof) but not including any individual contract, award or agreement;

           (B) each employment or severance contract (including any payment, right or benefit resulting from any transaction contemplated by this Agreement) and all stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, bonus or other contract for personal services and each other contract under which shares of BGE Common Stock are required to be transferred or could be transferred and the amount of such shares (in the aggregate) with or covering current or former officers or directors; and

               (1) there are no other employment or severance contracts covering current or former employees of BGE below the level of officer which have not been disclosed and made available to PEPCO with respect to which BGE or any of its subsidiaries are reasonably likely to have a BGE Material Adverse Effect; and

               (2) with respect to any officer of BGE there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents in respect of shares of BGE Common Stock subsequent to the most recent BGE proxy statement made outside of the ordinary course or inconsistent with past practice, and with respect to all employees of BGE below the level of officer there have been no awards of stock options, restricted stock, performance units, stock appreciation rights or dividend equivalents, with respect to shares of BGE Common Stock, which, in the aggregate, have been made outside of the ordinary course or inconsistent with past practice; and

           (C) each "employee pension benefit plan" (within the meaning of ERISA
       Section 3(2)) subject to Title IV of ERISA or the minimum funding requirements of ERISA Section 302 (whether or not included in (A) above) maintained or contributed to by BGE or any entity required to be aggregated therewith pursuant to Code Section 414(b) or (c) (a "BGE ERISA AFFILIATE") at any time during the six calendar year period immediately preceding the date hereof (collectively, the "BGE PENSION BENEFIT PLANS");

        (ii) For purposes of this Agreement, "BGE BENEFIT PLAN" shall mean each benefit plan, program, policy, contract and arrangement described in subsections (i)(A) and (B) above (whether or not terminated), if BGE or any of its subsidiaries could have statutory or contractual liability with respect thereto on or after the date hereof.

       (iii) With respect to each BGE Benefit Plan and BGE Pension Benefit Plan, the source or sources of benefit payments under the plan (including, where applicable, the identity of any trust (whether or not a grantor trust), insurance contract, custodial account, agency agreement, or other arrangement that holds the assets of, or serves as a funding vehicle or source of benefits for such BGE Benefit Plan or BGE Pension Benefit Plan).

    (b) CONTRIBUTIONS. Except as set forth in Section 5.10(b) of the BGE Disclosure Schedule, all material contributions and other material payments required to have been made by BGE or any of its subsidiaries or any BGE ERISA Affiliate pursuant to any BGE Benefit Plan or BGE Pension Benefit Plan (or to any person pursuant to the terms thereof) have been timely made or the amount of such payment or contribution obligation has been reflected in the BGE Financial Statements.

    (c) QUALIFICATION; COMPLIANCE. Except as set forth in Section 5.10(c) of the BGE Disclosure Schedule:

        (i) Each BGE Benefit Plan and BGE Pension Benefit Plan that is intended to be "qualified" within the meaning of Code Section 401(a) has been determined by the IRS to be so qualified, or application for such a determination has been made prior to the expiration of the applicable remedial amendment period and BGE agrees to make such plan amendments as the IRS may require in order to issue a favorable determination letter.

        (ii) BGE and each of its subsidiaries are in compliance with, and each BGE Benefit Plan is and has been operated in compliance with all applicable laws, rules and regulations governing such plan, including, without limitation, ERISA and the Code, except for violations that would not reasonably likely have a BGE Material Adverse Effect.

       (iii) To the knowledge of BGE, no individual or entity has engaged in any transaction with respect to any BGE Benefit Plan as a result of which BGE or any of its subsidiaries could reasonably expect to be subject to liability pursuant to ERISA Section 409 or Section 502, or subject to an excise tax pursuant to Code Section 4975 which would reasonably likely have a BGE Material Adverse Effect.

       (iv) To the knowledge of BGE,

           (A) no BGE Benefit Plan is subject to any ongoing audit, investigation, or other administrative proceeding of the Internal Revenue Service, the Department of Labor, or any other federal, state, or local governmental entity, and

           (B) no BGE Benefit Plan is the subject of any pending application for administrative relief under any voluntary compliance program of any governmental entity (including, without limitation, the Internal Revenue Service's Voluntary Compliance Resolution Program or Walk-in Closing Agreement Program, or the Department of Labor's Delinquent Filer Voluntary Compliance Program).

    (d) LIABILITIES. With respect to the BGE Pension Benefit Plans, individually and in the aggregate, no termination or partial termination of any BGE Pension Benefit Plan or other event has occurred, and, to the knowledge of BGE, there exists no condition or set of circumstances, that could subject BGE, any of its subsidiaries or any ERISA Affiliate to any liability arising under the Code, ERISA or any other applicable law (including, without limitation, any liability to or under any such plan or to the PBGC), or under any indemnity agreement to which BGE, any of its subsidiaries or any BGE ERISA Affiliate is a party, excluding liability for benefit claims and funding obligations payable in the ordinary course and liability for PBGC insurance premiums payable in the ordinary course, which liability would reasonably likely have a BGE Material Adverse Effect.

    (e) WELFARE PLANS. Except as set forth in Section 5.10(e) of the BGE Disclosure Schedule, no BGE Benefit Plan that is a "welfare plan" (within the meaning of ERISA Section 3(1)) provides benefits for any retired or former employees (other than as required pursuant to ERISA Section 601).

    (f) DOCUMENTS MADE AVAILABLE. BGE has made available to PEPCO a true and correct copy of each collective bargaining agreement to which BGE is a party or under which BGE has obligations and, with respect to each BGE Benefit Plan and each BGE Pension Benefit Plan (as of May 31, 1995), as applicable:

        (i) the current plan document (including all amendments adopted since the most recent restatement) and its most recently prepared summary plan description and all summaries of material modifications prepared since the most recent summary plan description,

        (ii)  annual  reports  (IRS   Form  5500  Series)  including   financial
    statements for the last three years,

       (iii) each related trust agreement, insurance contract, service provider or investment management agreement (including all amendments to each such document),

       (iv) the most recent IRS determination letter with respect to the qualified status under Code Section 401(a) of such plan, and

        (v) actuarial reports or valuations for the last three years.

To the extent  that documents referred  to in  clauses (i) through  (v) of  this
Section 5.10(f) have not been made available to PEPCO with respect to the period following May 31, 1995, no information that is disclosed in such documents (and that has not been disclosed previously in documents that have been made available to PEPCO) is reasonably likely to have a BGE Material Adverse Effect.

    (g) PAYMENTS RESULTING FROM MERGER. Other than as set forth in Section 5.10(g) of the BGE Disclosure Schedule, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any

        (i) payment (whether of severance pay or otherwise) becoming due from the Company or BGE or any of its subsidiaries to any current or former officer or director thereof or to the trustee under any "rabbi trust" or other funding arrangement,

        (ii) benefit under any BGE Benefit Plan being established or becoming accelerated, vested or payable, except for a payment or benefit that would have been payable under the same terms and conditions without regard to the transactions contemplated by this Agreement, or

       (iii) payment (whether of severance pay or otherwise) becoming due from the Company or BGE or any of its subsidiaries to any current or former employee of BGE below the level of officer which such payments aggregated for such employees and former employees as a group would reasonably likely have a BGE Material Adverse Effect.

    (h) FUNDED STATUS OF PLANS. Except as set forth in Section 5.10(h) of the BGE Disclosure Schedule, each BGE Pension Benefit Plan has assets that, as of the date hereof, have a fair market value equal to or exceeding the present value of the accrued benefit obligations thereunder on a termination basis, as of the date hereof based on the actuarial methods, tables and assumptions theretofore utilized by such plan's actuary in preparing such plan's most recently prepared actuarial valuation report, except to the extent that applicable law would require the use of different actuarial assumptions if such plan was to be terminated as of the date hereof. No BGE Pension Benefit Plan has incurred any "accumulated funding deficiency" (within the meaning of ERISA
Section 302).

    (i)  MULTIEMPLOYER PLANS.

        (i) Except as set forth in Section 5.10(i) of the BGE Disclosure Schedule, no BGE Benefit Plan is or was a "multiemployer plan" (within the meaning of ERISA Section 4001(a)(3)), a multiple employer plan described in Code Section 413(c), or a "multiple employer welfare arrangement" (within the meaning of ERISA Section 3(40)); and none of BGE, any subsidiary thereof or any BGE ERISA Affiliate has been obligated to contribute to, or otherwise has or has had any liability with respect to, any multiemployer plan, multiple employer plan, or multiple employer welfare arrangement.

        (ii) With respect to any BGE Benefit Plan that is listed in Section 5.10(i) of the BGE Disclosure Schedule as a multiemployer plan, none of BGE, any subsidiary thereof or any PEPCO ERISA Affiliate has made or incurred a "complete withdrawal" or a "partial withdrawal," as such terms are defined in ERISA Sections 4203 and 4205, therefrom at any time during the six calendar year period immediately preceding the date of this Agreement and the transactions contemplated by the Agreement will not, in and of themselves, give rise to such a "complete withdrawal" or "partial withdrawal."

    (j)   MODIFICATION OR TERMINATION OF PLANS.   Except as set forth in Section
5.10(j) of the BGE Disclosure Schedule or as permitted under SECTION 6.9:

        (i) neither BGE nor any subsidiary of BGE is subject to any legal, contractual, equitable or other obligation to establish as of any date any employee benefit plan of any nature, including (without limitation) any pension, profit sharing, welfare, post-retirement welfare, stock option, stock or cash award, non-qualified deferred compensation or executive compensation plan, policy or practice; and

        (ii) the Company, BGE or one or more of its subsidiaries or any BGE ERISA Affiliate have the right to, in any manner, and without the consent of any employee, beneficiary or dependent, employees' organization or other person, terminate, modify or amend any BGE Benefit Plan or BGE Pension Benefit Plan (or its participation in any such BGE Benefit Plan or BGE Pension Benefit Plan) at any time sponsored, maintained or contributed to by BGE or any of its subsidiaries or any BGE ERISA Affiliate, effective as of any date before, on or after the Effective Time except to the extent that any retroactive amendment would be prohibited by ERISA Section 204(g) or would adversely affect a vested accrued benefit or a previously granted award under any such Plan not subject to ERISA Section 204(g).

    (k) REPORTABLE EVENTS; CLAIMS. Except as set forth in Section 5.10(k) of the BGE Disclosure Schedule:

        (i) no event constituting a "reportable event" (within the meaning of ERISA Section 4043(c)), for which the 30-day notice requirement or penalty has not been waived by the PBGC has occurred with respect to any BGE Pension Benefit Plan, and

        (ii) no liability, claim, action or litigation has been made, commenced or, to the knowledge of BGE, threatened, by or against BGE or any of its subsidiaries or any BGE ERISA Affiliate with respect to any BGE Benefit Plan or any BGE Pension Benefit Plan (other than for benefits or PBGC premiums payable in the ordinary course)

that would reasonably likely have a BGE Material Adverse Effect.

    (l) LABOR AGREEMENTS. Except as set forth in the BGE SEC Reports or as set forth in Section 5.10(l) of the BGE Disclosure Schedule:

        (i) neither BGE nor any of its subsidiaries is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization. There is no current union representation question involving employees of BGE or any of its subsidiaries, nor does BGE or any of its subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

        (ii) there is no unfair labor practice charge or grievance arising out of a collective bargaining agreement or other grievance procedure against BGE or any of its subsidiaries pending, or to the knowledge of BGE or any of its subsidiaries, threatened, that has, or would reasonably likely have, a BGE Material Adverse Effect;

        (iii) there is no complaint, lawsuit or proceeding in any forum by or on behalf of any present or former employee, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against BGE or any of its subsidiaries pending, or to the knowledge of BGE or any of its subsidiaries, threatened, that has, or would reasonably likely have, a BGE Material Adverse Effect;

        (iv) there is no strike, dispute, slowdown, work stoppage or lockout pending, or to the knowledge of BGE or any of its subsidiaries, threatened, against or involving BGE or any of its subsidiaries that has or, would reasonably likely have, a BGE Material Adverse Effect;

        (v) BGE and each of its subsidiaries are in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and would not reasonably likely have, a BGE Material Adverse Effect; and

        (vi) there is no proceeding, claim, suit, action or governmental investigation pending or, to the knowledge of BGE or any of its subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of BGE or any of its subsidiaries is or may be entitled to claim indemnification from BGE or any of its subsidiaries pursuant to their respective articles of incorporation or by-laws or as provided in the indemnification agreements listed on Section 5.10(l) of the BGE Disclosure Schedule that has, or would reasonably likely have, a BGE Material Adverse Effect.

    Section 5.11  ENVIRONMENTAL PROTECTION.

    (a)  COMPLIANCE.

        (i) Except as set forth in Section 5.11(a) of the BGE Disclosure Schedule, each of BGE and each of its subsidiaries is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a BGE Material Adverse Effect.

        (ii) Except as set forth in Section 5.11(a) of the BGE Disclosure Schedule, neither BGE nor any of its subsidiaries has received any written communication from any person or Governmental Authority that alleges that BGE or any of its subsidiaries is not in compliance with applicable Environmental Laws, except where the failure to be so in compliance would not reasonably likely have a BGE Material Adverse Effect.

    (b) ENVIRONMENTAL PERMITS. Except as set forth in Section 5.11(b) of the BGE Disclosure Schedule, BGE and each of its subsidiaries has obtained or has applied for all Environmental Permits necessary for the construction of their facilities and the conduct of their operations, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and BGE and its subsidiaries are in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditures would not reasonably likely have a BGE Material Adverse Effect.

    (c)  ENVIRONMENTAL CLAIMS.   Except as set forth  in Section 5.11(c) of  the
BGE Disclosure Schedule, there is no Environmental Claim pending, or to the knowledge of BGE and its subsidiaries, threatened

        (i) against BGE or any of its subsidiaries or joint ventures,

        (ii) against any person or entity whose liability for any Environmental Claim BGE or any of its subsidiaries or joint ventures has or may have retained or assumed either contractually or by operation of law, or

       (iii) against any real or personal property or operations that BGE or any of its subsidiaries or joint ventures owns, leases or manages, in whole or in part,

that, if adversely determined, would reasonably likely have a BGE Material Adverse Effect.

    (d) RELEASES. Except as set forth in Section 5.11(c) or 5.11(d) of the BGE Disclosure Schedule, BGE has no knowledge of any Release of any Hazardous Material that would be reasonably likely to form the basis of any Environmental Claim against BGE or any of its subsidiaries or joint ventures of BGE, or against any person or entity whose liability for any Environmental Claim BGE or any subsidiaries or joint ventures of BGE has or may have retained or assumed either contractually or by operation of law, except for Releases of Hazardous Materials the liability for which would not reasonably likely have a BGE Material Adverse Effect.

    (e) PREDECESSORS. Except as set forth in Section 5.11(e) of the BGE Disclosure Schedule, BGE has no knowledge, with respect to any predecessor of BGE or any subsidiary or joint venture of BGE, of any Environmental Claims pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claims that would have, or that BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.

    (f)   DISCLOSURE.   To  BGE's  knowledge, BGE  has  disclosed to  PEPCO  all
material facts that BGE reasonably believes form the basis of a BGE Material Adverse Effect arising from

        (i) the cost of pollution control equipment currently required or known to be required in the future,

        (ii) current remediation costs or remediation costs known to be required in the future, or

       (iii) any other environmental matter affecting BGE or its subsidiaries that would have, or that BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.

    Section 5.12  REGULATION AS A UTILITY.

    (a) BGE is a public utility holding company as defined in the 1935 Act exempt from all provisions of the 1935 Act except section 9(a)(2), by order of the SEC pursuant to section 3(a)(2) of the 1935 Act. BGE is regulated as a public utility in the State of Maryland and, to a limited extent, in the Commonwealth of Pennsylvania and in no other state.

    (b) Except as set forth in Section 5.12 of the BGE Disclosure Schedule, no subsidiary company or affiliate of BGE is subject to regulation as a public utility or public service company (or similar designation) by any other state in the United States or by any foreign country.

    Section 5.13 VOTE REQUIRED. The approval of the Merger by (i) two-thirds of all votes entitled to be cast by all holders of BGE Common Stock, voting separately as a class, (ii) two-thirds of all votes entitled to be cast by all holders of BGE Preferred Stock, voting separately as a class, (iii) two-thirds of all votes entitled to be cast by all holders of BGE Preference Stock, voting separately as a class, and (iv) two-thirds of all votes entitled to be cast by all holders of BGE Common Stock, BGE Preferred Stock, and BGE Preference Stock, voting together as a class (collectively, the "BGE SHAREHOLDERS' APPROVALS") are the only votes of the holders of any class or series of the capital stock of BGE required to approve this Agreement, the Merger and the other transactions contemplated hereby.

    Section 5.14 ACCOUNTING MATTERS. BGE has not, through the date hereof, taken or agreed to take any action that would prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations.

    Section 5.15 APPLICABILITY OF CERTAIN MARYLAND LAW. Assuming the accuracy of the representation by PEPCO set forth in SECTION 4.18, neither the control share acquisition provisions of Section 3-701 ET SEQ. of the MGCA nor the business combination provisions of Section 3-602 ET SEQ. of the MGCA or any similar provisions of the MGCA, the Articles of Incorporation or Bylaws of BGE are applicable to the transactions contemplated by this Agreement.

    Section 5.16 OPINION OF FINANCIAL ADVISOR. BGE has received the opinion of Goldman, Sachs & Co., as of the date hereof, to the effect that, as of the date hereof, the BGE Ratio is fair to the holders of BGE Common Stock.

    Section 5.17  INSURANCE.

    (a) Except as set forth in Section 5.17 of the BGE Disclosure Schedule, each of BGE and each of its subsidiaries is, and has been continuously since January 1, 1990, insured in such amounts and against such risks and losses as are customary for companies conducting the respective businesses conducted by BGE and its subsidiaries during such time period.

    (b) Except as set forth in Section 5.17 of the BGE Disclosure Schedule, neither BGE nor any of its subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy thereof.

    (c) All material insurance policies of BGE and its subsidiaries are valid and enforceable policies.

    Section 5.18 OWNERSHIP OF PEPCO COMMON STOCK. BGE does not "beneficially own" (as such term is defined in Rule 13d-3 under the Exchange Act) any shares of PEPCO Common Stock.

    Section 5.19 NRC ACTIONS. Except as set forth in Section 5.19 of the BGE Disclosure Schedule, BGE is not in violation of, is not under investigation with respect to, has not been given notice of or been charged with actual or potential violation of, and is not the subject of any ongoing proceeding, inquiry, special inspection, diagnostic evaluation or other NRC action (including rulemakings of general application that may affect the conduct of BGE's business regarding the Calvert Cliffs Nuclear Power Plant) of which BGE has actual knowledge, under the Atomic Energy Act, any applicable regulations thereunder or the terms and conditions of any license granted to BGE regarding the Calvert Cliffs Nuclear Power Plant (collectively, "NRC ACTIONS"), which NRC Actions would have, or BGE reasonably believes would reasonably likely have a BGE Material Adverse Effect.

                                  ARTICLE VI.

                     CONDUCT OF BUSINESS PENDING THE MERGER

    Prior to the date hereof, each of PEPCO and BGE had delivered to the other a business plan (respectively, the "PEPCO Financial Plan" and the "BGE Financial Plan"). After the date hereof and prior to the Effective Time or earlier termination of this Agreement, each of BGE and PEPCO agrees, as to itself and its subsidiaries, to comply with the provisions of this Article VI. Notwithstanding the foregoing, SECTION 6.1 through SECTION 6.8 (inclusive except for SECTION 6.2(A)) shall not apply in the case of actions by PEPCO or BGE that are (i) in the case of PEPCO, contemplated by the PEPCO Financial Plan or consented to in writing by BGE, or (ii) in the case of BGE, contemplated by the BGE Financial Plan or consented to in writing by PEPCO.

    Section 6.1 ORDINARY COURSE OF BUSINESS. Each of PEPCO and BGE shall, and shall cause its subsidiaries to, conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all commercially reasonable efforts to preserve their respective business organizations and goodwill, preserve the goodwill and relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees.

    Section 6.2   DIVIDENDS.   Neither  PEPCO nor  BGE shall,  nor shall  either
permit any of its subsidiaries to:

    (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to such party or its subsidiaries and other than

        (i) stated dividends on their respective series of PEPCO Preferred Stock, BGE Preferred Stock and BGE Preference Stock and

        (ii) regular quarterly dividends on PEPCO Common Stock with usual record and payment dates not, during any calendar year, in excess of dividends consistent with prior practice subject to increases that do not result in a dividend rate in excess of the indicated annual dividend rate agreed to by PEPCO and BGE for the Company following the Effective Time.

    (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock; or

    (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

        (i) redemptions, purchases or acquisitions required by the respective terms of any series of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock,

        (ii) in connection with refunding of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock with preferred or preference stock or debt at a lower cost of funds,

       (iii) intercompany acquisitions of capital stock, or

       (iv) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

    Section 6.3 ISSUANCE OF SECURITIES. Except as set forth on Schedule 6.3 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

    (a) the issuance of capital stock upon the conversion of convertible securities outstanding on the date hereof or permitted to be issued under the terms hereof,

    (b) the issuance of common stock or other securities by BGE pursuant to the BGE Dividend Reinvestment and Stock Purchase Plan and the BGE Continuous Offering Program for Common Stock or by PEPCO pursuant to the plans listed on
Schedule 6.3, in each case in the ordinary course of the operation of such programs or plans in accordance with their present terms, or

    (c) issuances by a wholly owned subsidiary of its capital stock to a direct or indirect parent.

    Section 6.4 CHARTER DOCUMENTS. Except as set forth in Section 6.4 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule or as required by law, neither PEPCO nor BGE shall amend or propose to amend its respective articles of incorporation or bylaws in any way adverse to the other party, except as contemplated herein and except to the extent that any document setting forth the terms of a series of preferred stock or preference stock permitted to be issued in accordance with this Article VI constitutes an amendment to the articles of incorporation.

    Section 6.5 NO ACQUISITIONS. Except as set forth in Section 6.5 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation, by purchase or otherwise, a substantial equity interest in or a substantial portion of the assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in each case that are material, in the aggregate, to such party and its subsidiaries taken as a whole, except for acquisitions by PEPCO and its subsidiaries on the one hand, and BGE and its subsidiaries on the other, within existing lines of business, of less than $30 million in the aggregate that are not set forth in Section 6.5 of the PEPCO Disclosure Schedule or
Section 6.5 of the BGE Disclosure Schedule, respectively.

    Section 6.6 CAPITAL EXPENDITURES. Except as set forth in Section 6.6 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule or as required by law, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, make any capital expenditures, except for:

    (a) capital expenditures to repair or replace facilities destroyed or damaged due to casualty or accident (whether or not covered by insurance), or

    (b) additional capital expenditures that in the aggregate do not exceed $75 million.

    Section 6.7 NO DISPOSITIONS. Except as set forth on Schedule 6.7 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, neither PEPCO nor BGE shall, nor shall either permit any of its subsidiaries to, sell, lease, license, encumber or otherwise dispose of, assets that are material, in the aggregate, to such party and its subsidiaries taken as a whole, except for:

    (a) dispositions not exceeding $10 million in the aggregate, in the case of PEPCO and its subsidiaries on the one hand, and BGE and its subsidiaries on the other hand, which dispositions do not have a PEPCO Material Adverse Effect or a BGE Material Adverse Effect, as the case may be,

    (b) as may be required by law to consummate the transactions contemplated hereby, or

    (c) in the ordinary course of business consistent with prior practice.

    Section 6.8 INDEBTEDNESS. Except as set forth in Section 6.8 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, no party shall, nor shall any party permit any of its subsidiaries to, incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

    (a) short-term indebtedness in the ordinary course of business consistent with past practice,

    (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds,

    (c) additional long-term indebtedness aggregating not more than $75 million in the case of PEPCO and its subsidiaries, on one hand, and in the case of BGE and its subsidiaries, on the other hand, or

    (d) in connection with the refunding of PEPCO Preferred Stock, BGE Preferred Stock or BGE Preference Stock as permitted in SECTION 6.3.

    Section 6.9 COMPENSATION, BENEFITS. Except as set forth on Schedule 6.9 of the PEPCO Disclosure Schedule or the BGE Disclosure Schedule, as may be required by applicable law or as contemplated by this Agreement, no party shall, nor shall any party permit any of its subsidiaries to, enter into, adopt or amend or increase the amount of or accelerate the payment or vesting of any benefit or amount payable under any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by such party or any of its subsidiaries, or increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights, of any director, officer or other employee of such party or any of its subsidiaries, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party or any of its subsidiaries, or enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

    Section  6.10    1935 ACT.    Except  as required  or  contemplated  by this
Agreement:

    (a) PEPCO shall not, nor shall PEPCO permit any of its subsidiaries to engage in any activities that cause it to become a "holding company" under the 1935 Act;

    (b) BGE shall not, nor shall BGE permit any of its subsidiaries to engage in any activities that cause it to lose its exemption from registration as a "holding company" under the 1935 Act; and

    (c) no party shall, nor shall any party permit any of its subsidiaries to, engage in any activities that would require the approval of the SEC under
Section 9(a)(2) of the 1935 Act for any of the transactions contemplated by this Agreement.

    Section 6.11 ACCOUNTING. No party shall, nor shall any party permit any of its subsidiaries to, make any changes in its or their accounting methods, except as required by law, rule, regulation or GAAP.

    Section 6.12 POOLING. No party shall, nor shall any party permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, prevent the Company from accounting for the business combination to be effected by the Merger as a pooling-of-interests in accordance with GAAP and applicable SEC regulations. If any impediments to accounting for the business combination as a pooling-of-interests are discovered at any time, the parties shall eliminate such impediments.

    Section 6.13 TAX-FREE STATUS. No party shall, nor shall any party permit any of its subsidiaries to, take any actions that would, or would be reasonably likely to, adversely affect the status of the Merger as a tax-free reorganization under Code Section 368(a) (except as to shareholders of BGE or PEPCO who exercise dissenters' rights or who receive cash in lieu of fractional shares).

    Section 6.14 INSURANCE. Each of PEPCO and BGE shall, and shall cause its respective subsidiaries to, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are customary for companies engaged in the electric and gas utility industry and such other businesses as conducted by such party and its subsidiaries and employing methods of generating electric power and fuel sources similar to those methods employed and fuels used by the respective party or such party's subsidiaries.

    Section  6.15  COOPERATION, NOTIFICATION.   Each of PEPCO  and BGE shall and
shall cause its subsidiaries (directly or acting through its parent company representative) to:

    (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations,

    (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

    (c) advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably likely have a PEPCO Material Adverse Effect or a BGE Material Adverse Effect, and

    (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

    Section 6.16 RATE MATTERS. No party shall make any filing to change its or any of its utility subsidiaries' rates on file with any Governmental Authority that could have a material adverse effect on the benefits associated with the business combination provided herein.

    Section 6.17 THIRD-PARTY CONSENTS. Each of PEPCO and BGE shall, and shall cause its subsidiaries to, use all commercially reasonable efforts to obtain all PEPCO Required Consents or BGE Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all PEPCO Required Consents or BGE Required Consents, as the case may be, obtained by such party.

    Section 6.18 TAX-EXEMPT STATUS. No party shall, nor shall any party permit any subsidiary to, take any action that would likely jeopardize the exclusion from gross income, for purposes of federal income taxation, of the interest on the outstanding revenue bonds issued for the benefit of PEPCO or BGE, as the case may be, which qualify on the date hereof under Code Section 142(a) as "exempt facility bonds" or as tax-exempt industrial development bonds under
Section 103(b)(4) of the Internal Revenue Code of 1954, as amended prior to the Tax Reform Act of 1986.

    Section  6.19   PERMITS.    Each of  PEPCO  and BGE  shall  use commercially
reasonable efforts to maintain in effect all existing material permits pursuant to which such party operates.

    Section 6.20 CERTAIN INFORMATION RELATING TO CUSTOMERS. Without limiting the application of the Confidentiality Agreement, dated February 15, 1995, between PEPCO and BGE (the "CONFIDENTIALITY AGREEMENT") no party shall, nor shall any party permit any of its subsidiaries to, use any Information (as defined in the Confidentiality Agreement) in connection with any solicitation, inquiry, proposal, arrangement, understanding or agreement with any person relating to the provision of electric or gas utility service by PEPCO or any of its subsidiaries, on the one hand, or BGE or any of its subsidiaries, on the other hand, to commercial and industrial customers in the service territory of the other party.

                                  ARTICLE VII.

                             ADDITIONAL AGREEMENTS

    Section 7.1  ACCESS TO INFORMATION.

    (a) Upon reasonable notice and during normal business hours, each of PEPCO and BGE shall, and shall cause its subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment banker, financial advisor and other representatives of the other (collectively, "REPRESENTATIVES") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records (including, but not limited to, Tax Returns) and, during such period, each shall, and shall cause its subsidiaries to, furnish promptly to the other:

        (i) a copy of each report, schedule and other document filed by it or any of its subsidiaries with the SEC and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

        (ii) all information concerning themselves, their subsidiaries, directors, officers and shareholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.

    (b) Without limiting the application of the Confidentiality Agreement, all documents and information furnished pursuant to SECTION 7.1(A) shall be subject to the Confidentiality Agreement.

    Section 7.2  JOINT PROXY STATEMENT AND REGISTRATION STATEMENT.

    (a) PREPARATION AND FILING.

        (i) As promptly as reasonably practicable after the date hereof, the parties shall prepare and file with the SEC the Registration Statement and the Joint Proxy Statement (together the "JOINT PROXY/REGISTRATION STATEMENT").

        (ii) The parties shall take such actions as may be reasonably required to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing.

       (iii) The parties shall also take such action as may be reasonably required to cause the shares of Company Common Stock, Company Preferred Stock and Company Preference Stock issuable in connection with the Merger to be registered or to obtain an exemption from registration under applicable state "blue sky" or securities laws; PROVIDED, HOWEVER, that none of the Company, PEPCO or BGE shall be required to register or qualify as a foreign corporation or to take any other action that would subject it to general service of process in any jurisdiction in which it will not, following the Merger, be so subject.

       (iv) Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Joint Proxy/Registration Statement.

        (v) No representation, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Joint Proxy/Registration Statement.

       (vi) The Joint Proxy/Registration Statement shall comply as to form in all material respects with the Securities Act, the Exchange Act and the rules and regulations thereunder.

       (vii) The parties shall take such action as may be reasonably required to cause the shares of Company Common Stock to be approved for listing on the NYSE; and, unless PEPCO and BGE shall otherwise agree, to cause shares of the respective series of Company Preferred Stock and Company Preference Stock issued in the Merger to be approved for listing on the national and international securities exchanges, if any, on which the respective series of PEPCO Preferred Stock, BGE Preferred Stock and BGE Preference Stock convertible into such series in the Merger are presently listed, and, in each case, to cause such shares to be approved for listing on such other national and international securities exchanges as the parties may select upon official notice of issuance.

    (b) LETTER OF BGE'S ACCOUNTANTS. Following receipt by Coopers & Lybrand, L.L.P., BGE's independent auditors, of an appropriate request from PEPCO pursuant to SAS No. 72, BGE shall use best efforts to cause to be delivered to the Company and PEPCO a letter of Coopers & Lybrand, L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and PEPCO, in form and substance reasonably satisfactory to the Company and PEPCO and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

    (c) LETTER OF PEPCO'S ACCOUNTANTS. Following receipt by Price Waterhouse, L.L.P., PEPCO's independent auditors, of an appropriate request from BGE pursuant to SAS No. 72, PEPCO shall use best efforts to cause to be delivered to the Company and BGE a letter of Price Waterhouse, L.L.P., dated a date within two business days before the effective date of the Registration Statement, and addressed to the Company and BGE, in form and substance reasonably satisfactory to the Company and BGE and customary in scope and substance for "cold comfort" letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the Joint Proxy/Registration Statement.

    (d) FAIRNESS OPINIONS. It shall be a condition to the mailing of the Joint Proxy Statement to the shareholders of PEPCO and BGE that

        (i) BGE shall have received an opinion from Goldman, Sachs & Co., dated as of the date of the Joint Proxy Statement, to the effect that, as of the date thereof the BGE Ratio is fair to the holders of BGE Common Stock, and

        (ii) PEPCO shall have received an opinion from Barr Devlin & Co. Incorporated, dated the date of the Joint Proxy Statement, to the effect that, as of the date thereof, the PEPCO Ratio is fair from a financial point of view to the holders of PEPCO Common Stock.

    Section 7.3  REGULATORY MATTERS.

    (a) HSR FILINGS. Each party hereto shall file or cause to be filed with the Federal Trade Commission and the Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby, and shall respond promptly to any requests for additional information made by either of such agencies.

    (b)  OTHER REGULATORY APPROVALS.

        (i) Each party hereto shall cooperate and use its best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the BGE Required Statutory Approvals and the PEPCO Required Statutory Approvals.

        (ii) PEPCO shall have the right to review and approve in advance all characterizations of the information relating to PEPCO, on the one hand, and BGE shall have the right to review and approve in advance all characterizations of the information relating to BGE, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

       (iii) BGE and PEPCO shall each consult with the other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

    Section 7.4  SHAREHOLDER APPROVALS.

    (a) APPROVAL OF PEPCO SHAREHOLDERS. PEPCO shall, as promptly as reasonably practicable after the date hereof

        (i) take all steps reasonably necessary to duly call, give notice of, convene and hold special meetings of its shareholders (the "PEPCO SPECIAL MEETINGS") for the purpose of securing the PEPCO Shareholders' Approvals,

        (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws,

       (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

       (iv) cooperate and consult with BGE with respect to each of the foregoing matters, PROVIDED, that nothing contained in this SECTION 7.4(A) shall require the Board of Directors of PEPCO to take any action or refrain from taking any action that such Board determines in good faith with written advice of counsel could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

    (b)   APPROVAL OF  BGE SHAREHOLDERS.   BGE shall, as  promptly as reasonably
practicable after the date hereof

        (i) take all steps reasonably necessary to duly call, give notice of, convene and hold special meetings of its shareholders (the "BGE SPECIAL MEETINGS") for the purpose of securing the BGE Shareholders' Approvals,

        (ii) distribute to its shareholders the Joint Proxy Statement in accordance with applicable federal and state law and its Articles of Incorporation and Bylaws,

       (iii) recommend to its shareholders the approval of the Merger, this Agreement and the transactions contemplated hereby, and

       (iv) cooperate and consult with PEPCO with respect to each of the foregoing matters, PROVIDED that nothing contained in this SECTION 7.4(B) shall require the Board of Directors of BGE to take any action or refrain from taking any action that such Board determines in good faith with written advice of counsel could reasonably be expected to result in a breach of its fiduciary duties under applicable law.

    (c) MEETING DATE. The BGE Special Meetings and the PEPCO Special Meetings shall be held on the same day unless otherwise agreed by BGE and PEPCO.

    (d) FAIRNESS OPINIONS NOT WITHDRAWN. It shall be a condition to the obligation of PEPCO to hold the PEPCO Special Meetings that the opinion of Barr Devlin & Co. Incorporated referred to in SECTION 7.2(d)(i) shall not have been withdrawn, and it shall be a condition to the obligation of BGE to hold the BGE Special Meetings that the opinion of Goldman, Sachs & Co. referred to in SECTION 7.2(d)(ii) shall not have been withdrawn.

    Section 7.5  DIRECTORS' AND OFFICERS' INDEMNIFICATION.

    (a)  INDEMNIFICATION.

        (i) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy, from and after the Effective Time, the Company shall, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of the parties hereto and their respective subsidiaries (each an "INDEMNIFIED PARTY" and, collectively, the "INDEMNIFIED PARTIES") against

           (A) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (collectively, "INDEMNIFIED LIABILITIES") (x) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof, and (y) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and

           (B) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

        (ii) In the event of any such loss, expense, claim, damage, cost, liability, judgment or settlement (whether or not arising before the Effective Time),

           (A) the Company shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company, promptly after statements therefor are received, and otherwise advance to the Indemnified Parties upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law,

           (B) the Company shall cooperate in the defense of any such matter, and

           (C) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards under applicable law or as set forth in the Company's Articles of Incorporation or Bylaws shall be made by independent counsel mutually acceptable to the Company and the Indemnified Party, PROVIDED, HOWEVER, that the Company shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld).

       (iii) The Indemnified Parties as a group may retain only one law firm (other than local counsel) with respect to each related matter except to the extent there is, in the sole opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties, in which case each Indemnified Party with a conflicting position on a significant issue shall be entitled to separate counsel.

    (b) INSURANCE. For a period of six (6) years after the Effective Time, the Company shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BGE and PEPCO; PROVIDED that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200 percent of the current aggregate annual premiums for the policies currently maintained by BGE and PEPCO for their directors' and officers' liability insurance; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, the Company shall maintain or obtain as much of such insurance for each of BGE and PEPCO as can be so maintained or obtained at a cost equal to 200 percent of the respective current annual premiums of each of BGE and PEPCO for their directors' and officers' liability insurance.

    (c)  SUCCESSORS.   In  the event  the Company or  any of  its successors  or
assigns

        (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or

        (ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of the Company shall assume the obligations set forth in this SECTION 7.5.

    (d) SURVIVAL OF INDEMNIFICATION. To the fullest extent not prohibited by law, from and after the Effective Time, all rights to indemnification now existing in favor of the employees, agents, directors or officers of BGE, PEPCO and their respective subsidiaries with respect to their activities as such prior to the Effective Time, as provided in their respective Articles of Incorporation or Bylaws in effect on the date of such activities or otherwise in effect on the date hereof, shall survive the Merger and shall continue in full force and effect for a period of six years from the Effective Time.

    (e) The provisions of this SECTION 7.5 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

    Section 7.6  DISCLOSURE SCHEDULES.

    (a) On or before the date of this Agreement,

        (i) PEPCO shall deliver to BGE a schedule (the "PEPCO DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer of PEPCO stating the Disclosure Schedule is being delivered pursuant to this SECTION 7.6(a)(i) and

        (ii) BGE shall deliver to PEPCO a schedule (the "BGE DISCLOSURE SCHEDULE"), which shall be accompanied by a certificate signed by the chief financial officer of BGE stating the BGE Disclosure Schedule is being delivered pursuant to this SECTION 7.6(a)(ii).

    (b) The Disclosure Schedules shall constitute an integral part of this Agreement and shall modify or otherwise affect the respective representations, warranties, covenants or agreements of the parties hereto contained herein to the extent that such representations, warranties, covenants or agreements expressly refer to the Disclosure Schedules.

    (c) Any and all statements, representations warranties or disclosures set forth in the Disclosure Schedules shall be deemed to have been made on and as of the date of this Agreement.

    (d) The PEPCO Disclosure Schedule and the BGE Disclosure Schedule are collectively referred to herein as the "DISCLOSURE SCHEDULES".

    (e) Without limiting the application  of the Confidentiality Agreement,  the
parties   shall  use  their  best  efforts  to  keep  the  Disclosure  Schedules confidential.

    Section 7.7 PUBLIC ANNOUNCEMENTS. BGE and PEPCO shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party, however, each party recognizes the other party's obligations imposed by law or any applicable national securities exchange, and will endeavor to accommodate such obligations.

    Section 7.8 RULE 145 AFFILIATES. PEPCO shall identify in a letter to BGE, and BGE shall identify in a letter to PEPCO, all persons who are, at the Closing Date, "affiliates" of PEPCO and BGE, respectively, as such term is used in Rule 145 under the Securities Act. PEPCO and BGE shall use their respective best efforts to cause their respective affiliates to deliver to the Company on or prior to the Closing Date a written agreement as described in SECTION 8.2(f) and
SECTION 8.3(f), respectively.

    Section 7.9  ASSUMPTION OF PEPCO AND BGE AGREEMENTS AND ARRANGEMENTS.

    (a) The Company shall assume at the Effective Time each of the individual employment agreements and arrangements of PEPCO and BGE in effect on the Closing Date (or as amended in accordance with or as permitted by this Agreement), subject to the right of the Company to thereafter amend, modify, suspend, revoke or terminate such agreements and arrangements consistent with the terms thereof and applicable law.

    (b) PEPCO and BGE shall consult with each other prior to entering into, or amending, any individual employment or severance agreements after the date hereof as contemplated or permitted in accordance with SECTION 6.9. Each of PEPCO and BGE shall promptly furnish to the other, upon reasonable request by the other, detailed information, together with underlying documentation, with respect to all such existing or proposed individual employment or severance agreements or amendments thereto.

    Section 7.10  INCENTIVE, STOCK AND OTHER PLANS.

    With respect to each of the plans and programs of PEPCO and BGE identified in Section 6.3 of the PEPCO and BGE Disclosure Schedules that the parties later determine shall survive the Closing and each other employee benefit plan, program or arrangement of the Company under which the delivery of PEPCO Common Stock, BGE Common Stock or Company Common Stock, as the case may be, is required to be used for purposes of the payment of benefits, grant of awards or exercise of options (each a "STOCK PLAN"),

        (i) BGE and PEPCO shall take such action as may be necessary so that, after the Effective Time, such Stock Plan shall provide for the issuance only of Company Common Stock, and

        (ii) the Company shall

           (A) take all corporate action necessary or appropriate to obtain shareholder approval with respect to such Stock Plan to the extent such approval is required for purposes of the Code or other applicable law, or, to the extent the Company deems it desirable, to enable such Stock Plan to comply with Rule 16b-3 promulgated under the Exchange Act,

           (B) reserve for issuance under such Stock Plan or otherwise provide a sufficient number of shares of Company Common Stock for delivery upon payment of benefits, grants of awards or exercise of options under such Stock Plan and

           (C) as soon as practicable after the Effective Time, file one or more registration statements under the Securities Act with respect to the shares of Company Common Stock subject to such Stock Plan to the extent such filing is required under applicable law and use its best efforts to maintain the effectiveness of such registration statement(s) (and the current status of the prospectuses contained therein or related thereto) so long as such benefits, grants or awards remain payable or such options remain outstanding, as the case may be.

    Section 7.11  NO SOLICITATIONS.

    (a) No party hereto shall, and each such party shall cause its subsidiaries not to, shall not permit any of its Representatives to, and shall use its best efforts to cause such persons not to, directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of any offer or proposal that constitutes or is reasonably likely to lead to any Takeover
Proposal (as defined below), or, in the event of any unsolicited Takeover Proposal, engage in negotiations or provide any confidential information or data to any person relating to any Takeover Proposal.

    (b) PEPCO and BGE shall notify the other orally and in writing of any such inquiries, offers or proposals (including, without limitation, the terms and conditions of any such proposal and the identity of the person making it) within 24 hours of the receipt thereof and shall give the other ten days' advance notice of any agreement to be entered into with or any information to be supplied to any person making such inquiry, offer or proposal.

    (c) Each party hereto shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Takeover Proposal.

    (d) Notwithstanding anything in this SECTION 7.11 to the contrary, unless the BGE Shareholders' Approvals and the PEPCO Shareholders' Approvals have all been obtained, PEPCO or BGE may, to the extent that the Board of Directors of such party determines in good faith with the written advice of outside counsel that a failure to do so could reasonably be expected to result in a breach of its fiduciary duties under applicable law, participate in discussions or negotiations with, furnish information to, and afford access to the properties, books and records of such party and its subsidiaries to any person in connection with a possible Takeover Proposal with respect to such party by such person.

    (e) As used in this SECTION 7.11, "TAKEOVER PROPOSAL" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving PEPCO, BGE or any of their respective material subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, PEPCO, BGE or any of their respective material subsidiaries, other than pursuant to the transactions contemplated by this Agreement.

    Section 7.12  COMPANY BOARD OF DIRECTORS.

    (a) BGE's and PEPCO's Boards of Directors shall take such action as may be necessary to cause the number of directors comprising the full Board of Directors of the Company (the "COMPANY BOARD") at the Effective Time to be 16 persons, consisting of Mr. Edward F. Mitchell, Mr. John M. Derrick, Jr., Mr. Christian H. Poindexter, Mr. Edward A. Crooke, seven persons designated by BGE prior to the Effective Time and five persons designated by PEPCO prior to the Effective Time; PROVIDED, HOWEVER, that if, prior to the Effective Time, any of such designees shall decline or be unable to serve, the party that designated such person shall designate another person to serve in such person's stead.

    (b) The initial designation of directors among the three classes of the Company Board shall be allocated among PEPCO and BGE designees as set forth on
EXHIBIT 7.12.

    (c) The initial Company Board committees and committee memberships shall be determined by the Company Board; PROVIDED that (i) there shall be six committees;

        (ii) three committees shall be chaired by a designee of the PEPCO Board;
    (iii) three committees shall be chaired by a designee of the BGE Board; (iv) there shall be a Committee on Management (responsible for nominating, compensation and major organizational changes) which shall be chaired by a designee of the BGE Board; and (v) there shall be an Executive Committee (responsible for certain financing matters) which shall be chaired by Mr. Edward F. Mitchell.

    (d) From the Effective Time until two years after the Closing Date, a vote of sixty six and two-thirds percent (66 2/3%) of the members of the Company Board shall be required to approve a change in the Company's name or the location of its headquarters or principal executive offices, to amend the employment contracts identified in SECTION 7.14 or otherwise change any of the titles or functions of the particular individuals referred to in SECTION 7.13 as set forth in such employment contracts as in effect at the Effective Time, to change any of the committee matters provided in SECTION 7.12(c) or to amend any bylaw provisions corresponding to the provisions of this SECTION 7.12(D) adopted pursuant to SECTION 1.4.

    Section 7.13  COMPANY OFFICERS.

    (a) From the Effective Time until one year after the Closing Date, Mr. Edward F. Mitchell shall serve as Chairman of the Board. Mr. Christian H. Poindexter shall serve as Chairman beginning at the earlier of one year from the Closing Date or when Mr. Edward F. Mitchell is not available to serve as Chairman. In addition, Mr. Christian H. Poindexter will be Chief Executive Officer from the Effective

Time. If Mr. Christian H. Poindexter is not available at the Effective Time to serve as Chief Executive Officer, the then Chief Executive Officer of BGE shall serve as Chief Executive Officer of the Company, subject to confirmation by a majority of the members of the Company Board.

    (b) From the Effective Time Mr. John M. Derrick, Jr. shall serve as President and Chief Operating Officer of the Company, and Mr. Edward A. Crooke will serve as Vice Chairman. If Mr. John M. Derrick, Jr. is not available at the Effective Time to serve as President and Chief Operating Officer of the Company, the then President of PEPCO shall serve as President and Chief Operating Officer of the Company, subject to confirmation by a majority of the members of the Company Board.

    (c) The provisions of this SECTION 7.13 are subject to the fiduciary duties of the Company Board and to the specific terms of the employment contracts referred to in SECTION 7.14, and the duties and responsibilities attributable to the positions referred to in this SECTION 7.13 shall be as set forth in such contracts.

    Section 7.14  EMPLOYMENT CONTRACTS.

    The Company shall, as of or prior to the Effective Time, enter into employment contracts in the forms set forth in EXHIBIT 7.14.1, EXHIBIT 7.14.2,
EXHIBIT 7.14.3 and EXHIBIT 7.14.4.

    Section 7.15  CORPORATE OFFICES AND NAME.

    (a) As soon as reasonably possible after the Effective Time, the corporate headquarters and principal executive offices of the Company shall be located in the Annapolis, Maryland area, and the Company shall maintain significant operations in the District of Columbia and Baltimore, Maryland.

    (b) At the Effective Time, the Company's name shall be as agreed upon by the BGE Board of Directors and the PEPCO Board of Directors prior to the Effective Time.

    Section 7.16  TRANSITION MANAGEMENT.

    (a) As promptly as practicable after the date hereof, BGE and PEPCO shall create a special transition management task force (the "TASK FORCE") that shall be comprised of representatives from each of the primary business functions of each company and headed by Mr. Edward A. Crooke (or an individual designated by him) and Mr. John M. Derrick, Jr. (or an individual designated by him).

    (b) The functions of the Task Force shall include (i) to serve as a conduit for the flow of information and documents between the companies and their subsidiaries as contemplated by SECTION 6.15, (ii) to review and evaluate proposed exceptions to the restrictions on the conduct of business pending the Merger set forth in ARTICLE VI, (iii) development of regulatory plans and proposals, corporate organizational and management plans, workforce combination proposals, and such other matters as they deem appropriate, and (iv) to evaluate and recommend the manner in which best to organize and manage the business of the Company after the Effective Time. A consent by either PEPCO or BGE to an exception to the restrictions set forth in ARTICLE VI shall be effective only if set forth in a writing that describes in reasonable detail the actions proposed to be taken and that is signed by Mr. Edward A. Crooke (or his designee) or Mr. John M. Derrick, Jr. (or his designee), as the case may be.

    (c) From time to time, the Task Force shall report its findings to Mr. Christian H. Poindexter and Mr. Edward F. Mitchell, each of whom shall report on such matters as they deem appropriate to their respective board of directors. After the date hereof and prior to the Effective Time, Mr. Edward F. Mitchell shall frequently attend meetings of BGE's Board of Directors and Mr. Christian
H. Poindexter shall frequently attend meetings of PEPCO's Board of Directors as appropriate in consultation with each other.

    (d) In connection with their responsibilities as co-heads of the Task Force, Messrs. John M. Derrick, Jr., and Edward A. Crooke shall together recommend to Messrs. Christian H. Poindexter and Edward F. Mitchell organizational matters and candidates to serve as the officers of the Company who are not otherwise designated by this Agreement. All such organizational matters and appointment of officers shall be subject to final approval by a majority of the members of the Board of Directors of the Company, upon the recommendation of Mr. Christian H. Poindexter.

    Section 7.17 EXPENSES. Subject to SECTION 9.3, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that those expenses incurred in connection with printing the Joint Proxy/ Registration Statement, as well as the filing fee relating thereto, shall be shared equally by BGE, on the one hand, and PEPCO, on the other.

    Section 7.18  COVENANT TO SATISFY CONDITIONS.

    (a) Each of PEPCO and BGE shall take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

    (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, PEPCO and BGE shall each use its best efforts to take or cause to be taken all actions, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to the votes of its shareholders described in SECTIONS 4.13 and 5.13, respectively), including fully cooperating with the other in obtaining the PEPCO Required Statutory Approvals, the BGE Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

    (c) In connection therewith, PEPCO and BGE agree that teams consisting of members from both PEPCO and BGE will be designated to prepare the regulatory filings listed below with the leaders of each team as noted:

FERC                                                                                   PEPCO
-----------------------------------------------------------------------------------  ---------
NRC................................................................................     BGE
1933 Act, 1934 Act, and Blue Sky filing............................................     BGE
1935 Act, if any...................................................................    PEPCO
the Maryland Commission and the Pennsylvania Commission............................     BGE
the D.C. Commission and the Virginia Commission....................................    PEPCO

                                 ARTICLE VIII.

                                   CONDITIONS

    Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to SECTION 9.5:

    (a)  SHAREHOLDER APPROVALS.   The PEPCO Shareholders'  Approvals and the BGE
Shareholders' Approvals shall have been obtained.

    (b) NO INJUNCTION. No temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger shall have been issued and continuing in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

    (c) REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending such effectiveness shall have been issued and remain in effect.

    (d) LISTING OF SHARES. The shares of Company Common Stock issuable in the Merger pursuant to ARTICLE II shall have been approved for listing on the NYSE upon official notice of issuance.

    (e) POOLING. Each of BGE and PEPCO shall have received a letter of its independent public accountants, dated the Closing Date, in form and substance reasonably satisfactory to PEPCO and BGE, respectively, stating that the Merger will qualify as a pooling-of-interests transaction under GAAP and applicable SEC regulations.

    (f) STATUTORY APPROVALS. The BGE Required Statutory Approvals and the PEPCO Required Statutory Approvals shall have been obtained at or prior to the Effective Time, such approvals shall have become Final Orders (as hereinafter defined), and no Final Order shall impose terms or conditions that would have, or would be reasonably likely to have, a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise), prospects or results of operations of the Company (a "COMPANY MATERIAL ADVERSE EFFECT"). A "FINAL ORDER" means action by the relevant regulatory authority that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by law, regulation or order have been satisfied, and as to which all opportunities for rehearing are exhausted (whether or not any appeal thereof is pending).

    (g) VIRGINIA INCORPORATION. The Company shall have become validly existing as a domestic corporation of the Commonwealth of Virginia.

    Section 8.2 CONDITIONS TO OBLIGATION OF PEPCO TO EFFECT THE MERGER. The obligation of PEPCO to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by PEPCO in writing pursuant to SECTION 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF BGE. BGE shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) CLOSING CERTIFICATES. PEPCO shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of BGE, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in SECTION 8.2(a) have been satisfied.

    (c) BGE MATERIAL ADVERSE EFFECT. No BGE Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a BGE Material Adverse Effect.

    (d) TAX OPINION. PEPCO shall have received an opinion of counsel, in form and substance satisfactory to PEPCO, dated the Closing Date, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code SECTION 368(a) and that PEPCO, the Company and the shareholders of PEPCO who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

    (e) BGE  REQUIRED CONSENTS.    The BGE  Required  Consents shall  have  been
obtained, except those that in the aggregate would not result in and would not reasonably likely result in a Company Material Adverse Effect.

    (f) AFFILIATE  CERTIFICATES.    The  Company  shall  have  received  written
agreement dated the Closing Date from each person who is an affiliate of BGE to the effect that:

        (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger;

        (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of PEPCO, BGE and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the Merger, except to the extent permitted pursuant to SAB No. 76;

       (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

       (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the Merger.

    Section 8.3 CONDITIONS TO OBLIGATION OF BGE TO EFFECT THE MERGER. The obligation of BGE to effect the Merger shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by BGE in writing pursuant to SECTION 9.5:

    (a) PERFORMANCE OF OBLIGATIONS OF PEPCO. PEPCO shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

    (b) CLOSING CERTIFICATES. BGE shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of PEPCO, dated the Closing Date, to the effect that, to each such officer's knowledge, the conditions set forth in SECTION 8.3(A) have been satisfied.

    (c)  PEPCO MATERIAL ADVERSE EFFECT.   No PEPCO Material Adverse Effect shall
have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a PEPCO Material Adverse Effect.

    (d) TAX OPINION. BGE shall have received an opinion of counsel, in form and substance satisfactory to BGE, dated the Closing Date, which opinion may be based on appropriate representations of BGE, PEPCO and the Company, in form and substance reasonably satisfactory to such counsel, to the effect that the Merger will be a tax-free reorganization under Code SECTION 368(A) and that BGE, the Company and the shareholders of BGE who exchange their shares solely for stock of the Company will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger.

    (e)  PEPCO REQUIRED CONSENTS.   The PEPCO Required  Consents shall have been
obtained except those that in the aggregate would not result in and would not reasonably likely result in a Company Material Adverse Effect.

    (f)  AFFILIATE  CERTIFICATES.   The Company  shall  have received  a written
agreement dated the Closing Date from each person who is an affiliate of PEPCO to the effect that:

        (i) such person has no present plan or intention to transfer, sell or otherwise dispose of any Company Common Stock such person may receive as a result of the Merger;

        (ii) until such time as financial results covering at least thirty (30) days of post-closing combined operations of PEPCO, BGE and the Company have been published, such person shall not sell such Company Common Stock in any transaction, private or public, or in any other way reduce such person's risk relative to any Company Common Stock that such person receives as a result of the Merger, except to the extent permitted pursuant to SAB No. 76;

       (iii) any future disposition by such person of any Company Common Stock such person receives as the result of the Merger will be accomplished in accordance with Rule 145(d) under the Securities Act; and

       (iv) such person agrees that appropriate legends shall be placed upon the certificates evidencing ownership of the Company Common Stock that such person receives as a result of the Merger.

                                  ARTICLE IX.

                       TERMINATION, AMENDMENT AND WAIVER

    Section 9.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, whether before or after approval by the shareholders of the respective parties hereto contemplated by this Agreement:

        (a) by mutual written consent of the Boards of Directors of BGE and PEPCO;

        (b) by PEPCO or BGE, by written notice to the other, if the Effective Time shall not have occurred on or before March 31, 1997; PROVIDED, HOWEVER, that such date shall automatically be changed to March 31, 1998 if, on March 31, 1997:

           (i) the condition set forth in SECTION 8.1(F) has not been satisfied or waived;

           (ii) the other conditions to the consummation of the transactions contemplated hereby are then capable of being satisfied; and

          (iii) any approvals required by SECTION 8.1(f) that have not yet been obtained are being pursued with diligence; PROVIDED, FURTHER, that the right to terminate this Agreement under this SECTION 9.1(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the termination date;

        (c) by PEPCO or BGE, by written notice to the other party if the BGE Shareholders' Approvals shall not have been obtained at a duly held BGE Special Meetings, including any adjournments thereof, or the PEPCO Shareholders' Approvals shall not have been obtained at duly held PEPCO Special Meetings, including any adjournments thereof;

        (d) by PEPCO or BGE, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by PEPCO or BGE, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable;

        (e) by PEPCO, upon two days' prior notice to BGE, if, as a result of a tender offer or any written offer or proposal with respect to a merger, sale of a material portion of its assets or other business combination (each, a "BUSINESS COMBINATION"), in each case by a party other than BGE or any of its affiliates, the Board of Directors of PEPCO determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that

           (i) the Board of Directors of PEPCO shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal, and

           (ii) prior to any such termination, PEPCO shall, and shall cause its respective financial and legal advisors to, negotiate with BGE to make such adjustments in the terms and conditions of this Agreement as would enable PEPCO to proceed with the transactions contemplated herein;

        (f) by BGE, upon two days' prior notice to PEPCO, if, as a result of a tender offer or any written offer or proposal with respect to a Business Combination, in each case by a party other than PEPCO or any of its affiliates, the Board of Directors of BGE determines in good faith that the fiduciary obligations of such directors under applicable law require that such tender offer or other written offer or proposal be accepted; PROVIDED, HOWEVER, that

           (i) the Board of Directors of BGE shall have been advised in writing by outside counsel that, notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to reconsider such commitment as a result of such tender offer or such written offer or proposal, and

           (ii) prior to any such termination, BGE shall, and shall cause its respective financial and legal advisors to, negotiate with PEPCO to make such adjustments in the terms and conditions of this Agreement as would enable BGE to proceed with the transactions contemplated herein;

        (g) by PEPCO, by written notice to BGE, if

           (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of BGE hereunder, and such breach shall not have been remedied within twenty days after receipt by BGE of notice in writing from PEPCO, specifying the nature of such breach and requesting that it be remedied, or

           (ii) the Board of Directors of BGE shall withdraw or modify in any manner materially adverse to PEPCO its approval or recommendation of this Agreement or the Merger or resolve to take such action; or

        (h) by BGE, by written notice to PEPCO, if

           (i) there shall have been any material breach of any material representation or warranty, or any material breach of any covenant or agreement, of PEPCO hereunder, and such breach shall not have been remedied within twenty days after receipt by PEPCO of notice in writing from BGE, specifying the nature of such breach and requesting that it be remedied, or

           (ii) the Board of Directors of PEPCO shall withdraw or modify in any manner materially adverse to BGE its approval or recommendation of this Agreement or the Merger or resolve to take such action.

    Section 9.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either BGE or PEPCO pursuant to SECTION 9.1, there shall be no liability on the part of either BGE or PEPCO or their respective officers or directors hereunder, except that

           (i) SECTION  6.20,  SECTION  7.1(B), SECTION  7.6(E),  SECTION  7.18,
       SECTION 9.3 and SECTION 10.2 shall survive and

           (ii) no such termination shall relieve any party from liability by reason of any willful breach of any representation, warranty or covenant contained in this Agreement.

    Section 9.3  TERMINATION DAMAGES.

    (a) DAMAGES PAYABLE UPON TERMINATION FOR BREACH. If this Agreement is terminated pursuant to SECTION 9.1(g)(i) or SECTION 9.1(h)(i) (breach of representation, warranty, covenant or agreement), then the breaching party shall promptly (but not later than five business days after receipt of notice that the amount is due from the other party) pay to the other party, as liquidated damages, $10 million in cash in respect of out-of-pocket expenses and fees incurred by the other party, including, without limitation, fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors arising out of, in connection with or related to the Merger or the transactions contemplated by this Agreement (collectively, "OUT-OF-POCKET EXPENSES").

    (b)  DAMAGES PAYABLE IN CERTAIN OTHER EVENTS.  If this Agreement

           (i) is terminated

               (A) pursuant to SECTION 9.1(e) or SECTION 9.1(f) (fiduciary out),

               (B) pursuant to SECTION 9.1(c) (failure to obtain shareholder approval), following a failure of the shareholders of PEPCO or BGE to grant the necessary approvals described in SECTION 4.13 or SECTION 5.13, as the case may be (a "SHAREHOLDER DISAPPROVAL"),

               (C) as a result of a material breach of SECTION 7.4 (approval of shareholders), or

               (D) pursuant to SECTION 9.1(g)(ii) or SECTION 9.1(h)(ii) (board withdrawal or modification of approval or recommendation),

                and

           (ii)  with respect to  any termination referred  to in clause (i)(A),
       (B) or (C) above, at the time of such termination (or, in the case of any termination following a Shareholder Disapproval, prior to the shareholder meeting at which such Shareholder Disapproval occurred), there shall have been a third-party tender offer for shares of, or a third-party offer or proposal with respect to a Business Combination involving, PEPCO or BGE (as the case may be, the "TARGET PARTY") or the affiliates thereof which, at the time of such termination (or of the meeting of the Target Party's shareholders, as the case may be) shall not have been (x) rejected by the Target Party and its Board of Directors and (y) withdrawn by the third-party, then the Target Party shall pay the other party a termination fee equal to $75 million in cash and $10 million in cash in respect of Out-of-Pocket Expenses.

    (c)  EXPENSES.

           (i)  The parties agree that the  agreements contained in this SECTION
       9.3 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty.

           (ii) If one party fails to promptly pay to the other any amounts due under this SECTION 9.3, such defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

    (d) LIMITATION OF FEES. Notwithstanding anything herein to the contrary, the aggregate amount payable by BGE and its affiliates pursuant to SECTION 9.3(a), SECTION 9.3(b) and the terms of the BGE Stock Option Agreement shall not exceed $125 million and the aggregate amount payable by PEPCO and its affiliates pursuant to SECTION 9.3(a), SECTION 9.3(b) and the terms of the PEPCO Stock Option Agreement shall not exceed $125 million. For purposes of this Section 9.3(d), the amount payable pursuant to the terms of the PEPCO Option or the BGE Option, as the case may be, shall be the amount paid pursuant to Sections 7(a)(i) and 7(a)(ii) thereof.

    Section 9.4  AMENDMENT.

    (a) This Agreement may be amended by parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the shareholders of BGE and PEPCO and prior to the Effective Time, but after such approvals, no such amendment shall

        (i) alter or change the amount or kind of shares, to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II,

        (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of BGE Common Stock, BGE Preferred Stock, BGE Preference Stock, PEPCO Common Stock or PEPCO Preferred Stock, or

       (iii) alter or change any term of the Articles of Incorporation of the Company, except for alterations or changes that could otherwise be adopted by the Board of Directors of the Company, without the further approval of such shareholders, as applicable.

    (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

    Section 9.5  WAIVER.

    (a) At any time prior to the Effective Time, the parties hereto may

           (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,

           (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and

          (iii) waive compliance with any of the agreements or conditions contained herein.

    (b) Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                   ARTICLE X.
                               GENERAL PROVISIONS

    Section 10.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. All representations, warranties, covenants and agreements in this Agreement shall not survive the Merger, except the covenants and agreements contained in this SECTION 10.1 and in ARTICLE II, SECTION 7.1(B) (Access to Information), SECTION 7.5 (Directors' and Officers Indemnification), SECTION 7.6(E) (Disclosure Schedules), SECTION 7.10 (Incentive, Stock and Other Plans),
SECTION  7.12  (Company Board  of Directors),  SECTION 7.13  (Company Officers),
SECTION 7.14 (Employment Contracts), SECTION 7.15 (Corporate Offices and  Name),
SECTION 9.3 (Termination Damages) and SECTION 10.7 (Parties In Interest), each of which shall survive in accordance with its terms.

    Section 10.2  BROKERS.

    (a) BGE represents and warrants that, except for Goldman, Sachs & Co., its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BGE.

    (b) PEPCO represents and warrants that, except for Barr Devlin & Co. Incorporated, its investment banking firm, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEPCO.

    Section 10.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

        (i) If to BGE, two copies, one each to:

By Mail:        P.O. Box 1475
                Baltimore, MD 21203
By Hand:        Liberty and Lexington Streets
                Baltimore, MD 21201
Attention:      Charles W. Shivery
                Vice President and CFO
                Fax: (410) 234-5690
                David A. Brune, Esq.
                General Counsel
                Fax: (410) 234-5513
with a copy     Winthrop, Stimson, Putnam & Roberts
to:             One Battery Park Plaza
                New York, New York 10004-1490
Attention:      Stephen R. Rusmisel, Esq.
                Fax: (212) 858-1500

        (ii) If to PEPCO, to:

By Mail and     1900 Pennsylvania Avenue, NW
Hand:           Washington, D.C. 20063
Attention:      Dennis R. Wraase
                Senior Vice President -- Finance and
                Accounting
                Fax: (202) 331-6314
                William T. Torgerson
                Senior Vice President -- Law &
                Governmental Relations,
                General Counsel and Secretary
                Fax: (202) 331-6314
with a copy     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
to:             125 West 55th Street
                New York, New York 10019
Attention:      Douglas W. Hawes, Esq.
                Fax: (212) 424-8500
and a copy to:  Covington & Burling
                1201 Pennsylvania Avenue, N.W.
                Washington, D.C. 20044
Attention:      George B. Reid, Jr., Esq.
                Fax: (202) 662-6291

    Section 10.4  MISCELLANEOUS.

    (a) This Agreement (including the documents and instruments referred to herein):

        (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Confidentiality Agreement;

        (ii) shall not be assigned by operation of law or otherwise; and

       (iii) shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

    (b)(i) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        (ii) The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

    Section 10.5  INTERPRETATION.

    (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

    (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

    (c) Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    Section 10.6  COUNTERPARTS; EFFECT.   This Agreement may be executed in  one
or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    Section 10.7  PARTIES IN INTEREST.

    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, except for rights of Indemnified Parties and their heirs and representatives as set forth in SECTION 7.5, nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    Section 10.8  SPECIFIC PERFORMANCE.

    (a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

    (b) It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

    Section 10.9 FURTHER ASSURANCES. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other party hereto in order to consummate the Merger in accordance with the terms hereof.

    IN WITNESS WHEREOF, BGE, PEPCO and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          BALTIMORE GAS AND ELECTRIC COMPANY

                                          By:    /s/  CHRISTIAN H. POINDEXTER

                                          --------------------------------------
                                              Name: Christian H. Poindexter
                                              Title: Chairman of the Board and
                                                     Chief
                                                     Executive Officer

                                          POTOMAC ELECTRIC POWER COMPANY

                                          By:      /s/  EDWARD F. MITCHELL

                                          --------------------------------------
                                              Name: Edward F. Mitchell
                                              Title: Chairman of the Board and
                                                  Chief Executive Officer

                                          RH ACQUISITION CORP.

                                          By:      /s/  STEPHEN R. RUSMISEL

                                          --------------------------------------
                                              Name: Stephen R. Rusmisel
                                              Title: Director

                                                                     EXHIBIT 1.3

As of the Effective Time, the Articles of Incorporation of the Company shall provide:

    (a) that  the corporate  name  shall be  as  determined in  accordance  with
       Section 7.15(b);

    (b)  that  the Company  Class  A Preferred  Stock  and the  Company  Class B
       Preferred Stock are pari passu in respect of dividends and other distribution and in liquidation;

    (c) that the Company Class A Preferred Stock and the Company Class B Preferred Stock are senior to the Company Preference Stock, and the Company Preference Stock is senior to the Company Common Stock, in each case, in respect of dividends and other distributions and in liquidation;

    (d) that Company Class A Preferred Stock and the Company Class B Preferred Stock have the rights and privileges set forth in Section 2.1(e) and 2.1(g), respectively, of the Agreement;

    (e) that the Board of Directors of the Company is classified in accordance with provisions of Section 7.12 of the Agreement;

    (f) such other provisions as are required by law and such provisions as may be agreed upon by PEPCO and BGE; and

    (g) for indemnification of directors and officers.

                                                                     EXHIBIT 1.4

    As of the Effective Time, the Bylaws of the Company shall include such provisions as are required by law, the supermajority provisions set forth in
Section 7.12(d) of the Agreement, the provisions on committee matters provided for in Section 7.12(c) of the Agreement, and such other provisions as shall be agreed upon by PEPCO and BGE.

                                                                    EXHIBIT 7.12

                              CLASSES OF DIRECTORS

             CLASS 3                         CLASS 2                    CLASS 1
        (THREE YEAR TERM)                (TWO YEAR TERM)            (ONE YEAR TERM)
---------------------------------  ---------------------------  -----------------------
   Mr. Christian H. Poindexter       Mr. Edward F. Mitchell         3 BGE Directors
      Mr. Edward A. Crooke               3 BGE Directors
    Mr. John M. Derrick, Jr.
        One BGE Director                1 PEPCO Director           2 PEPCO Directors
       Two PEPCO Directors

                                                                      EXHIBIT B1

                           BGE STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of September 22, 1995, (the "AGREEMENT") by and between Baltimore Gas and Electric Company, a corporation formed under the laws of the State of Maryland ("BGE ") and Potomac Electric Power Company, a corporation formed under the laws of the District of Columbia and the Commonwealth of Virginia ("PEPCO"),

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, BGE, PEPCO and RH Acquisition Corp., a corporation formed under the laws of the State of Maryland (the "COMPANY"), are entering into an Agreement and Plan of Merger, dated as of September 22, 1995, (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of BGE and PEPCO with and into the Company (the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, BGE and PEPCO are entering into a certain stock option agreement dated as of the date hereof whereby PEPCO grants to BGE an option with respect to certain shares of PEPCO's common stock on the terms and subject to the conditions set forth therein (the "PEPCO STOCK OPTION AGREEMENT"); and

    WHEREAS, as a condition to PEPCO's willingness to enter into the Merger Agreement, PEPCO has requested that BGE agree, and BGE has so agreed, to grant to PEPCO an option with respect to certain shares of BGE's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce PEPCO to enter into the Merger Agreement and the PEPCO Stock Option Agreement, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the PEPCO Stock Option Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. GRANT OF OPTION.

        (a) Subject to the receipt of all regulatory approvals and orders required by applicable law, BGE hereby grants PEPCO an irrevocable option (the "BGE OPTION") to purchase up to 29,357,896 shares, subject to adjustment as provided in Section 11 (the "BGE SHARES"), of common stock, without par value, of BGE (the "BGE COMMON STOCK") (being 19.9% of the number of shares of BGE Common Stock outstanding as of August 31, 1995) in the manner set forth below, at a price (the "EXERCISE PRICE") per BGE Share of $25.925 (which is equal to the Fair Market Value (as defined below) of a BGE Share as of the date hereof).

        (b) The Exercise Price shall be payable, at PEPCO's option, as follows:

           (i) in cash, or

           (ii) subject to BGE's having obtained the approvals of any Governmental Authority required for BGE to acquire the PEPCO Shares (as defined below) from PEPCO, in shares of common stock, $1.00 par value, of PEPCO ("PEPCO SHARES"), in either case in accordance with Section 4 hereof.

        (c) Notwithstanding the foregoing, in no event shall the number of BGE Shares for which the BGE Option is exercisable exceed 19.9% of the number of issued and outstanding shares of BGE Common Stock.

        (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

                                      B1-1

        (e) Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

    2.  EXERCISE OF OPTION.

        (a) The BGE Option may be exercised by PEPCO, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by PEPCO under circumstances which could entitle PEPCO to a payment under
    Section 9.3(b) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary (any such event by which the Merger Agreement becomes so terminable by PEPCO being referred to herein as a "TRIGGER EVENT").

      (b)(i) BGE shall notify PEPCO promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by BGE shall not be a condition to the right of PEPCO to exercise the BGE Option.

           (ii) In the event PEPCO wishes to exercise the BGE Option, PEPCO shall deliver to BGE written notice (an "EXERCISE NOTICE") specifying the total number of BGE Shares it wishes to purchase.

          (iii) Upon the giving by PEPCO to BGE of the Exercise Notice and the tender of the applicable aggregate Exercise Price, PEPCO, to the extent permitted by law and BGE's organizational documents, and provided that the conditions to BGE's obligation to issue the BGE Shares to River hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the BGE Shares issuable upon such exercise, notwithstanding that the stock transfer books of BGE shall then be closed or that certificates representing such BGE Shares shall not then be actually delivered to PEPCO.

          (iv) Each closing of a purchase of BGE Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by PEPCO in an Exercise Notice delivered at least two business days prior to the date of the Closing.

        (c) The BGE Option shall terminate upon the earliest to occur of:

           (i) the Effective Time of the Merger;

           (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof other than under circumstances which could entitle PEPCO to a payment under Section 9.3(b) of the Merger Agreement; and

          (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the BGE Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause
       (iii) later than March 31, 1998).

        (d) Notwithstanding the foregoing, the BGE Option may not be exercised if PEPCO is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

    3. CONDITIONS TO CLOSING. The obligation of BGE to issue the BGE Shares to PEPCO hereunder is subject to the conditions that

        (a) all waiting periods, if any, under the HSR Act applicable to the issuance of the BGE Shares hereunder shall have expired or have been terminated;

        (b) the BGE Shares, and any PEPCO Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance;

                                      B1-2

        (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the BGE Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Section 10 of the 1935 Act, the approval of the Maryland Commission of the issuance of the BGE Shares by BGE and, if applicable, the acquisition of BGE Shares by PEPCO, and the approval of the Maryland Commission of the acquisition of the BGE Shares by PEPCO and, if applicable, the acquisition by BGE of the PEPCO Shares constituting the Exercise Price hereunder; and

        (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by BGE, in the case of PEPCO Shares, and by PEPCO, in the case of BGE Shares, in the sole discretion of the waiving party.

4.  CLOSING.  At any Closing,

        (a) BGE shall deliver to PEPCO or its designee a single certificate in definitive form representing the number of BGE Shares designated by PEPCO in its Exercise Notice, such certificate to be registered in the name of PEPCO and to bear the legend set forth in Section 12; and

        (b) PEPCO shall deliver to BGE the aggregate price for the BGE Shares so designated and being purchased by

           (i) wire transfer of immediately available funds or certified check or bank check, or

           (ii) subject to the condition in Section 1(b)(ii), a certificate or certificates representing the number of PEPCO Shares being issued by PEPCO in consideration thereof, determined in accordance with Section 4(c).

        (c) In the event that PEPCO issues PEPCO Shares to BGE in consideration of BGE Shares pursuant to Section 4(b)(ii), the number of BGE Shares to be so issued shall be equal to the quotient obtained by dividing:

           (i) the product of (x) the number of BGE Shares with respect to which the BGE Option is being exercised and (y) the Exercise Price, by

           (ii) the Fair Market Value of the PEPCO Shares as of the date immediately preceding the date the Exercise Notice is delivered to BGE.

        (d) BGE shall pay all expenses, and any and all United States Federal, state and local taxes, and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this
    Section 4.

    5. REPRESENTATIONS AND WARRANTIES OF BGE. BGE represents and warrants to PEPCO that

           (a) Subject to any required regulatory approvals, BGE has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the BGE Shares pursuant to Section 7(a) to applicable law and the provisions, BGE's Restated Articles of Incorporation, as amended (the "BGE ARTICLES");

           (b) this Agreement has been duly and validly executed and delivered by BGE, and, assuming the due authorization, execution and delivery hereof by PEPCO, constitutes a valid and binding obligation of BGE, enforceable against BGE in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

                                      B1-3

           (c) BGE has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the BGE Option, and at all times from the date hereof through the expiration of the BGE Option will have reserved, 29,357,896 authorized and unissued BGE Shares, such amount being subject to adjustment as provided in Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

           (d) upon delivery of the BGE Shares to PEPCO upon the exercise of the BGE Option, PEPCO will acquire the BGE Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

           (e) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by BGE does not, and, subject to compliance with applicable law and the BGE Articles with respect to the repurchase of the BGE Shares pursuant to Section 7(a), the consummation by BGE of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, hereinafter a "VIOLATION") of BGE or any of its subsidiaries, pursuant to

               (i) any provision of the BGE Articles or the Bylaws of BGE,

               (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, BGE benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT"), or

              (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BGE or its properties or assets,

which Violation, in the case of each of clauses (ii) and (iii), could reasonably be expected to have a BGE Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of BGE Shares pursuant to Section 7(a));

           (f) except as described in Section 5.4(c) of the Merger Agreement  or
       Section 3 hereof, the execution and delivery of this Agreement by BGE does not, and the performance of this Agreement by BGE will not, require any consent, approval, authorization or permit or filing with or notification to, any Governmental Authority;

           (g) none of BGE, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of BGE to any person under circumstances that would cause the issuance and sale of BGE Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of PEPCO contained in Section 6(g) are true and correct, the issuance, sale and delivery of the BGE Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and BGE shall not take any action which would cause the issuance, sale, and delivery of BGE Shares hereunder not to be exempt from such requirements); and

           (h) any PEPCO Shares acquired pursuant to this Agreement will be acquired for BGE's own account, for investment purposes only, and will not be acquired by BGE with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

                                      B1-4

    6. REPRESENTATIONS AND WARRANTIES OF PEPCO. PEPCO represents and warrants to BGE that

        (a) PEPCO has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

        (b) this Agreement has been duly and validly executed and delivered by PEPCO and, assuming the due authorization, execution and delivery hereof, constitutes a valid and binding obligation of PEPCO, enforceable against PEPCO in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

        (c) prior to any delivery of PEPCO Shares in consideration of the purchase of BGE Shares pursuant hereto, PEPCO will have taken all necessary corporate action to authorize for issuance and to permit it to issue such PEPCO Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

        (d) upon any delivery of such PEPCO Shares to BGE in consideration of the purchase of BGE Shares pursuant hereto, BGE will acquire the PEPCO Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

        (e) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by PEPCO does not, and the consummation by PEPCO of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by PEPCO or any of its subsidiaries, pursuant to

           (i) any provision of the Articles of Incorporation or Bylaws of PEPCO,

           (ii) any provisions of any loan or credit agreement, note, mortgage, indenture, lease, PEPCO benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, or

          (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEPCO or its properties or assets,

which Violation, in the case of each of clauses (ii) or (iii), would have a PEPCO Material Adverse Effect;

        (f)  except as  described in Section  4.4(c) of the  Merger Agreement or
    Section 3 hereof, the execution and delivery of this Agreement by PEPCO does not, and the consummation by PEPCO of the transactions contemplated hereby will not, require any consent, approvals authorization or permit of, or filing with or notification to, any Governmental Authority; and

        (g) any BGE Shares acquired upon exercise of the BGE Option will be acquired for PEPCO's own account, for investment purposes only and will not be, and the BGE Option is not being, acquired by PEPCO with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    7.  CERTAIN REPURCHASES.

    (a) PEPCO "PUT". At the request of PEPCO by written notice (x) at any time during which the BGE Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), BGE (or any successor entity thereof) shall, if permitted by applicable law, the BGE Articles and BGE's Material Contracts (but notwithstanding any insufficiency in the number of BGE Shares authorized for issuance upon the exercise of the BGE Option), repurchase from PEPCO all or any portion of the BGE Option, at the price set forth in subparagraph (i) below, or
(y) at any time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either

                                      B1-5
party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), BGE (or any successor entity thereof) shall, if permitted by applicable law, the BGE Articles and BGE's Material Contracts, repurchase from PEPCO all or any portion of the BGE Shares purchased by PEPCO pursuant to the BGE Option, at the price set forth in subparagraph (ii) below:

        (i) the difference between the "Market/Offer Price" (as defined below) for shares of BGE Common Stock as of the date PEPCO gives notice of its intent to exercise its rights under this Section 7 and the Exercise Price, multiplied by the number of BGE Shares purchasable pursuant to the BGE Option (or portion thereof with respect to which PEPCO is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price. For purposes of this subparagraph (i), "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (x) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving BGE as the Target Party, which was made prior to such date and not terminated or withdrawn as of such date and (y) the Fair Market Value of BGE Common Stock as of such date.

        (ii) the product of (x) the sum of (A) the Exercise Price paid by PEPCO per BGE Share acquired pursuant to the BGE Option, and (B) the difference between the "OFFER PRICE" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (y) the number of BGE Shares so to be repurchased pursuant to this Section 7. For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving BGE as the Target Party during the Repurchase Period prior to the delivery by PEPCO of a notice of repurchase.

    (b) REDELIVERY OF PEPCO SHARES. If PEPCO shall have previously elected to purchase BGE Shares pursuant to the exercise of the BGE Option by the issuance and delivery of PEPCO Shares, then BGE shall, if so requested by PEPCO, in fulfillment of its obligation pursuant to Section 7(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificates for such PEPCO Shares to PEPCO, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the BGE Shares so purchased by PEPCO pursuant to the BGE Option are to be repurchased by BGE pursuant to
Section 7(a)(y), then (i) BGE shall be obligated to redeliver to PEPCO the same proportion of such PEPCO Shares as the number of BGE shares that BGE is then obligated to repurchase bears to the number of BGE Shares acquired by PEPCO upon exercise of the BGE Option and (ii) PEPCO shall issue to BGE new certificates representing those PEPCO Shares which are not due to be redelivered to PEPCO pursuant to this Section 7(b) to the extent that excess PEPCO Shares are included in the certificates redelivered to PEPCO by BGE.

    (c) PAYMENT AND REDELIVERY OF BGE OPTIONS OR SHARES. In the event PEPCO exercises its rights under this Section 7, BGE shall, within ten business days thereafter, pay the required amount to PEPCO in immediately available funds and PEPCO shall surrender to BGE the BGE Option or the certificate or certificates evidencing the BGE Shares purchased by PEPCO pursuant hereto, and PEPCO shall warrant that it owns the BGE Option or such shares and that the BGE Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    (d) PEPCO "CALL". If PEPCO has elected to purchase BGE Shares pursuant to the exercise of the BGE Option by the issuance and delivery of PEPCO Shares, notwithstanding that PEPCO may no longer hold any such BGE Shares or that PEPCO elects not to exercise its other rights under this Section 7, PEPCO may require, at any time or from time to time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), BGE to sell to PEPCO any such PEPCO Shares at

                                      B1-6
the price attributed to such PEPCO Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such PEPCO Shares pursuant to Section 4 to the Closing Date under this Section 7(d) less any dividends on such PEPCO Shares paid during such period or declared and payable to stockholders of record on a date during such period.

    (e) REPURCHASE PRICE REDUCED AT PEPCO'S OPTION. In the event the repurchase price specified in Section 7(a) would subject the purchase of the BGE Option or the BGE Shares purchased by PEPCO pursuant to the BGE Option to a vote of the shareholders of BGE pursuant to applicable law or the BGE Articles, then PEPCO may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any PEPCO Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9.  RESTRICTIONS ON TRANSFER.

    (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

    (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    10.  REGISTRATION RIGHTS.

    (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

    (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

        (i) they have a good faith intention to commence promptly a Permitted Offering, and

        (ii) the Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

                                      B1-7

    (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

    (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 10(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

    (e) If the Registrant does not elect to exercise its option pursuant to this
Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

           (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder, and

           (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses (B) and (C) below) when

        (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time;

        (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

        (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

    (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

    (g) The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    (h) A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

                                      B1-8

    (i) In connection with any registration effected under this Section 10, the parties agree

        (i) to indemnify each other and the underwriters in the customary manner,

        (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

       (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

     (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on BGE contained in this Agreement or in the Merger Agreement, in the event of any change in BGE Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the BGE Option, and the purchase price per share provided in Section 1, shall be adjusted appropriately to restore to PEPCO its rights hereunder, including the right to purchase from BGE (or its successors) shares of BGE Common Stock representing 19.9% of the outstanding BGE Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    12.    RESTRICTIVE LEGENDS.   Each  certificate  representing shares  of BGE
Common Stock issued to PEPCO hereunder, and PEPCO Shares, if any, delivered to BGE at a Closing, shall include a legend in substantially the following form:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BGE STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 22, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

    It is understood and agreed that:

           (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if PEPCO or BGE, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

           (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

          (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

                                      B1-9

    13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

    (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

    (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    14. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    15. VALIDITY. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

    (c) If for any reason any such court or regulatory agency determines that PEPCO is not permitted to acquire, or BGE is not permitted to repurchase pursuant to Section 7, the full number of shares of BGE Common Stock provided in
Section 1 hereof (as the same may be adjusted), it is the express intention of BGE to allow PEPCO to acquire or to require BGE to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed

                                     B1-10
in writing), or (c) if delivered by facsimile transmission with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

A.         If to PEPCO, to:
           By Mail
           and Hand:   1900 Pennsylvania Avenue, NW
                       Washington, D.C. 20063
                       Attention:  Dennis R. Wraase
                                   Senior Vice President --
                                   Finance and Accounting
                                   Fax: (202) 331-6314
                                   William T. Torgerson
                                   Senior Vice President --
                                   Law & Governmental Relations,
                                   General Counsel and Secretary
                                   Fax: (202) 331-6314
           with a copy to:
                       LeBoeuf, Lamb, Greene, & MacRae, L.L.P.
                       125 West 55th Street
                       New York, New York 10019
                       Attention:  Douglas W. Hawes, Esq.
                                   Fax: (212) 424-5800
           and a copy to:
                       Covington & Burling
                       1201 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20044
                       Attention:  George B. Reid, Jr.
                                   Fax: (202) 662-6291

B.         If to BGE, to:
           By Mail:    P.O. Box 1475
                       Baltimore, MD 21203
           By Hand:    Liberty and Lexington Streets
                       Baltimore, MD 21201
                       Attention:  Charles W. Shivery
                                   Vice President and CFO
                                   Fax: (410) 234-5690
                                   David A. Brune, Esq.
                                   General Counsel
                                   Fax: (410) 234-5513
           with a copy to:
                       Winthrop, Stimson, Putnam & Roberts
                       One Battery Park Plaza
                       New York, New York 10004-1490
                       Attention:  Stephen R. Rusmisel, Esq.
                                   Fax: (212) 858-1500

                                     B1-11

    17. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

    18.  INTERPRETATION.

    (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

    (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

    (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    19.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    20. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    21. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended:

    (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

    (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

                                     B1-12

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          POTOMAC ELECTRIC POWER COMPANY

                                          By:       /s/  EDWARD F. MITCHELL

                                          --------------------------------------
                                              Name: Edward F. Mitchell
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

                                          BALTIMORE GAS AND ELECTRIC COMPANY

                                          By:    /s/  CHRISTIAN H. POINDEXTER

                                          --------------------------------------
                                              Name: Christian H. Poindexter
                                              Title: Chairman of the Board and
                                                     Chief Executive Officer

                                     B1-13

                                                                      EXHIBIT B2

                          PEPCO STOCK OPTION AGREEMENT

    This STOCK OPTION AGREEMENT, dated as of September 22, 1995, (the "AGREEMENT") by and between Baltimore Gas and Electric Company, a corporation formed under the laws of the State of Maryland ("BGE") and Potomac Electric Power Company, a corporation formed under the laws of the District of Columbia and the Commonwealth of Virginia ("PEPCO"),

                         W I T N E S S E T H  T H A T:

    WHEREAS, concurrently with the execution and delivery of this Agreement, PEPCO, BGE and RH Acquisition Corp., a corporation formed under the laws of the State of Maryland ("COMPANY"), are entering into an Agreement and Plan of Merger, dated as of September 22, 1995, (the "MERGER AGREEMENT"), which provides, INTER ALIA, upon the terms and subject to the conditions thereof, for the merger of PEPCO and BGE with and into Company (the "MERGER");

    WHEREAS, in connection with the execution of the Merger Agreement, PEPCO and BGE are entering into a certain stock option agreement dated as of the date hereof whereby BGE grants to PEPCO an option with respect to certain shares of BGE's common stock on the terms and subject to the conditions set forth therein (the "BGE STOCK OPTION AGREEMENT"); and

    WHEREAS, as a condition to BGE's willingness to enter into the Merger Agreement, BGE has requested that PEPCO agree, and PEPCO has so agreed, to grant to BGE an option with respect to certain shares of PEPCO's common stock, on the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, to induce BGE to enter into the Merger Agreement and the BGE Stock Option Agreement, and in consideration of the representations, warranties, covenants and agreements contained herein, in the Merger Agreement and in the BGE Stock Option Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

    1.  GRANT OF OPTION.

    (a) Subject to the receipt of all regulatory approvals and orders required by applicable law, PEPCO hereby grants BGE an irrevocable option (the "PEPCO OPTION") to purchase up to 23,579,900 shares, subject to adjustment as provided in Section 11 (the "PEPCO SHARES"), of common stock, par value $1.00 per share, of PEPCO (the "PEPCO COMMON STOCK") (being 19.9% of the number of shares of PEPCO Common Stock outstanding as of August 31, 1995) in the manner set forth below, at a price (the "EXERCISE PRICE") per PEPCO Share of $21.225 (which is equal to the Fair Market Value (as defined below) of a PEPCO Share as of the date hereof).

    (b) The Exercise Price shall be payable, at BGE's option, as follows:

        (i) in cash, or

        (ii)   subject  to  PEPCO's   having  obtained  the   approvals  of  any
    Governmental Authority required for PEPCO to acquire the BGE Shares (as defined below) from BGE, in shares of common stock, without par value, of BGE ("BGE SHARES"),

in either case in accordance with Section 4 hereof.

    (c) Notwithstanding the foregoing, in no event shall the number of PEPCO Shares for which the PEPCO Option is exercisable exceed 19.9% of the number of issued and outstanding shares of PEPCO Common Stock.

    (d) As used herein, the "FAIR MARKET VALUE" of any share shall be the average of the daily closing sales price for such share on the New York Stock Exchange (the "NYSE") during the ten NYSE trading days prior to the fifth NYSE trading day preceding the date such Fair Market Value is to be determined.

                                      B2-1

    (e) Capitalized terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement.

2.  EXERCISE OF OPTION.

    (a) The PEPCO Option may be exercised by BGE, in whole or in part, at any time or from time to time after the Merger Agreement becomes terminable by BGE under circumstances which could entitle BGE to a payment under Section 9.3(b) of the Merger Agreement, regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Business Combination involving a Target Party or a closing by which a Target Party becomes a subsidiary (any such event by which the Merger Agreement becomes so terminable by BGE being referred to herein as a "TRIGGER EVENT").

    (b)(i) PEPCO shall notify BGE promptly in writing of the occurrence of any Trigger Event, it being understood that the giving of such notice by PEPCO shall not be a condition to the right of BGE to exercise the PEPCO Option.

        (ii) In the event BGE wishes to exercise the PEPCO Option, BGE shall deliver to PEPCO written notice (an "EXERCISE NOTICE") specifying the total number of PEPCO Shares it wishes to purchase.

       (iii) Upon the giving by BGE to PEPCO of the Exercise Notice and the tender of the applicable aggregate Exercise Price, BGE, to the extent permitted by law and PEPCO's organizational documents, and provided that the conditions to PEPCO's obligation to issue the PEPCO Shares to BGE hereunder set forth in Section 3 have been satisfied or waived, shall be deemed to be the holder of record of the PEPCO Shares issuable upon such exercise, notwithstanding that the stock transfer books of PEPCO shall then be closed or that certificates representing such PEPCO Shares shall not then be actually delivered to BGE.

       (iv) Each closing of a purchase of PEPCO Shares (a "CLOSING") shall occur at a place, on a date, and at a time designated by BGE in an Exercise Notice delivered at least two business days prior to the date of the Closing.

    (c) The PEPCO Option shall terminate upon the earliest to occur of:

        (i) the Effective Time of the Merger;

        (ii) the termination of the Merger Agreement pursuant to Section 9.1 thereof other than under circumstances which could entitle BGE to a payment under Section 9.3(b) of the Merger Agreement; and

       (iii) 180 days following any termination of the Merger Agreement upon or during the continuance of a Trigger Event (or if, at the expiration of such 180 day period, the PEPCO Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause
    (iii) later than March 31, 1998).

    (d) Notwithstanding the foregoing, the PEPCO Option may not be exercised if BGE is in material breach of any of its representations or warranties, or in material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

3. CONDITIONS TO CLOSING. The obligation of PEPCO to issue the PEPCO Shares to BGE hereunder is subject to the conditions that

    (a) all waiting periods, if any, under the HSR Act applicable to the issuance of the PEPCO Shares hereunder shall have expired or have been terminated;

    (b) the PEPCO Shares, and any BGE Shares which are issued in payment of the Exercise Price, shall have been approved for listing on the NYSE upon official notice of issuance;

                                      B2-2

    (c) all consents, approvals, orders or authorizations of, or registrations, declarations or filings with, any federal, state or local administrative agency or commission or other federal, state or local Governmental Authority, if any, required in connection with the issuance of the PEPCO Shares hereunder shall have been obtained or made, including, without limitation, the approval of the SEC under Section 10 of the 1935 Act, the approval of the D.C. Commission of the issuance of the PEPCO Shares by PEPCO and, if applicable, the acquisition of PEPCO Shares by BGE, and the approval of the Maryland Commission of the acquisition of the PEPCO Shares by BGE and, if applicable, the acquisition by PEPCO of the BGE Shares constituting the Exercise Price hereunder; and

    (d) no preliminary or permanent injunction or other order by any court of competent jurisdiction prohibiting or otherwise restraining such issuance shall be in effect.

The condition set forth in paragraph (b) above may be waived by PEPCO, in the case of BGE Shares, and by BGE, in the case of PEPCO Shares, in the sole discretion of the waiving party.

4.  CLOSING.  At any Closing,

    (a) PEPCO shall deliver to BGE or its designee a single certificate in definitive form representing the number of PEPCO Shares designated by BGE in its Exercise Notice, such certificate to be registered in the name of BGE and to bear the legend set forth in Section 12; and

    (b) BGE shall deliver to PEPCO the aggregate price for the PEPCO Shares so designated and being purchased by

        (i) wire transfer of immediately available funds or certified check or bank check, or

        (ii) subject to the condition in Section 1(b)(ii), a certificate or certificates representing the number of BGE Shares being issued by BGE in consideration thereof, determined in accordance with Section 4(c).

    (c) In the event that BGE issues BGE Shares to PEPCO in consideration of PEPCO Shares pursuant to Section 4(b)(ii), the number of BGE Shares to be so issued shall be equal to the quotient obtained by dividing:

        (i) the product of (x) the number of PEPCO Shares with respect to which the PEPCO Option is being exercised and (y) the Exercise Price, by

        (ii) the Fair Market Value of the BGE Shares as of the date immediately preceding the date the Exercise Notice is delivered to PEPCO.

    (d) PEPCO shall pay all expenses, and any and all United States Federal, state and local taxes, and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 4.

5. REPRESENTATIONS AND WARRANTIES OF PEPCO. PEPCO REPRESENTS AND WARRANTS TO BGE THAT

    (a) Subject to any required regulatory approvals, PEPCO has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, subject in the case of the repurchase of the PEPCO Shares pursuant to Section 7(a) to applicable law and the provisions of PEPCO's Articles of Incorporation, as amended (the "PEPCO Articles");

    (b) this Agreement has been duly and validly executed and delivered by PEPCO, and, assuming the due authorization, execution and delivery hereof by BGE, constitutes a valid and binding obligation of PEPCO, enforceable against PEPCO in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought;

    (c) PEPCO has taken all necessary corporate action to authorize and reserve for issuance and to permit it to issue, upon exercise of the PEPCO Option, and at all times from the date hereof through

                                      B2-3
the expiration of the PEPCO Option will have reserved, 23,579,900 authorized and unissued PEPCO Shares, such amount being subject to adjustment as provided in
Section 11, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

    (d) upon delivery of the PEPCO Shares to BGE upon the exercise of the PEPCO Option, BGE will acquire the PEPCO Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

    (e) except as described in Section 4.4(b) of the Merger Agreement, the execution and delivery of this Agreement by PEPCO does not, and, subject to compliance with applicable law and the PEPCO Articles with respect to the repurchase of the PEPCO Shares pursuant to Section 7(a), the consummation by PEPCO of the transactions contemplated hereby will not, violate, conflict with, or result in a breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, hereinafter a "VIOLATION") of PEPCO or any of its subsidiaries, pursuant to

        (i) any provision of the PEPCO Articles or the Bylaws of PEPCO,

        (ii) any provisions of any material loan or credit agreement, note, mortgage, indenture, lease, PEPCO benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license (any of the foregoing in effect on the date hereof being referred to as a "MATERIAL CONTRACT"), or

       (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEPCO or its properties or assets,

which Violation, in the case of each of clauses (ii) and (iii), could reasonably be expected to have a PEPCO Material Adverse Effect (except that no representation or warranty is given concerning any Violation of a Material Contract with respect to the repurchase of PEPCO Shares pursuant to Section 7(a));

    (f) except as described in Section 4.4(c) of the Merger Agreement or Section 3 hereof, the execution and delivery of this Agreement by PEPCO does not, and the performance of this Agreement by PEPCO will not, require any consent, approval, authorization or permit or filing with or notification to, any Governmental Authority;

    (g) none of PEPCO, any of its affiliates or anyone acting on its or their behalf, has issued, sold or offered any security of PEPCO to any person under circumstances that would cause the issuance and sale of PEPCO Shares, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act as in effect on the date hereof, and, assuming the representations and warranties of BGE contained in Section 6(g) are true and correct, the issuance, sale and delivery of the PEPCO Shares hereunder would be exempt from the registration and prospectus delivery requirements of the Securities Act, as in effect on the date hereof (and PEPCO shall not take any action which would cause the issuance, sale, and delivery of PEPCO Shares hereunder not to be exempt from such requirements); and

    (h) any BGE Shares acquired pursuant to this Agreement will be acquired for PEPCO's own account, for investment purposes only, and will not be acquired by PEPCO with a view to the public distribution thereof in violation of any applicable provision of the Securities Act.

    6.   REPRESENTATIONS AND WARRANTIES OF BGE.   BGE represents and warrants to
PEPCO that

    (a) BGE has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder;

                                      B2-4

    (b) this Agreement has been duly and validly executed and delivered by BGE and, assuming the due authorization, execution and delivery hereof, constitutes a valid and binding obligation of BGE, enforceable against BGE in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding may be brought;

    (c) prior to any delivery of BGE Shares in consideration of the purchase of PEPCO Shares pursuant hereto, BGE will have taken all necessary corporate action to authorize for issuance and to permit it to issue such BGE Shares, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable;

    (d) upon any delivery of such BGE Shares to PEPCO in consideration of the purchase of PEPCO Shares pursuant hereto, PEPCO will acquire the BGE Shares free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever;

    (e) except as described in Section 5.4(b) of the Merger Agreement, the execution and delivery of this Agreement by BGE does not, and the consummation by BGE of the transactions contemplated hereby will not, violate, conflict with, or result in the breach of any provision of, or constitute a default (with or without notice or a lapse of time, or both) under, or result in any Violation by BGE or any of its subsidiaries, pursuant to

        (i) any provision of the Articles of Incorporation or Bylaws of BGE,

        (ii) any provisions  of any  loan or credit  agreement, note,  mortgage,
    indenture,   lease,  BGE  benefit  plan   or  other  agreement,  obligation,
    instrument, permit, concession, franchise, license, or

       (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BGE or its properties or assets,

which Violation, in the case of each of clauses (ii) or (iii), would have a BGE Material Adverse Effect;

    (f) except as described in Section 5.4(c) of the Merger Agreement or Section 3 hereof, the execution and delivery of this Agreement by BGE does not, and the consummation by BGE of the transactions contemplated hereby will not, require any consent, approvals authorization or permit of, or filing with or notification to, any Governmental Authority; and

    (g) any PEPCO Shares acquired upon exercise of the PEPCO Option will be acquired for BGE's own account, for investment purposes only and will not be, and the PEPCO Option is not being, acquired by BGE with a view to the public distribution thereof, in violation of any applicable provision of the Securities Act.

    7.  CERTAIN REPURCHASES.

    (a) BGE "PUT". At the request of BGE by written notice (x) at any time during which the PEPCO Option is exercisable pursuant to Section 2 (the "REPURCHASE PERIOD"), PEPCO (or any successor entity thereof) shall, if permitted by applicable law, the PEPCO Articles and PEPCO's Material Contracts (but notwithstanding any insufficiency in the number of PEPCO Shares authorized for issuance upon the exercise of the PEPCO Option), repurchase from BGE all or any portion of the PEPCO Option, at the price set forth in subparagraph (i) below, or, (y) at any time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), PEPCO (or any successor entity thereof) shall, if permitted by applicable law, the PEPCO Articles and PEPCO's Material Contracts, repurchase from BGE all or any portion of the PEPCO Shares purchased by BGE pursuant to the PEPCO Option, at the price set forth in subparagraph (ii) below:

                                      B2-5

           (i) the difference between the "Market/Offer Price" (as defined below) for shares of PEPCO Common Stock as of the date BGE gives notice of its intent to exercise its rights under this Section 7 and the Exercise Price, multiplied by the number of PEPCO Shares purchasable pursuant to the PEPCO Option (or portion thereof with respect to which BGE is exercising its rights under this Section 7), but only if the Market/Offer Price is greater than the Exercise Price. For purposes of this subparagraph (i), "MARKET/OFFER PRICE" shall mean, as of any date, the higher of (x) the price per share offered as of such date pursuant to any tender or exchange offer or other offer with respect to a Business Combination involving PEPCO as the Target Party which was made prior to such date and not terminated or withdrawn as of such date and (y) the Fair Market Value of PEPCO Common Stock as of such date.

           (ii) the product of (x) the sum of (A) the Exercise Price paid by BGE per PEPCO Share acquired pursuant to the PEPCO Option, and (B) the difference between the "Offer Price" (as defined below) and the Exercise Price, but only if the Offer Price is greater than the Exercise Price, and (y) the number of PEPCO Shares so to be repurchased pursuant to this
       Section 7. For purposes of this clause (ii), the "OFFER PRICE" shall be the highest price per share offered pursuant to a tender or exchange offer or other Business Combination offer involving PEPCO as the Target Party during the Repurchase Period prior to the delivery by BGE of a notice of repurchase.

    (b) REDELIVERY OF BGE SHARES. If BGE shall have previously elected to purchase PEPCO Shares pursuant to the exercise of the PEPCO Option by the issuance and delivery of BGE Shares, then PEPCO shall, if so requested by BGE, in fulfillment of its obligation pursuant to Section 7(a)(y) (that is, with respect to the Exercise Price only and without limitation to its obligation to pay additional consideration under clause (B) of Section 7(a)(ii)(x)), redeliver the certificates for such BGE Shares to BGE, free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever; PROVIDED, HOWEVER, that if at any time less than all of the PEPCO Shares so purchased by BGE pursuant to the PEPCO Option are to be repurchased by PEPCO pursuant to
Section 7(a)(y), then (i) PEPCO shall be obligated to redeliver to BGE the same proportion of such BGE Shares as the number of PEPCO Shares that PEPCO is then obligated to repurchase bears to the number of PEPCO Shares acquired by BGE upon exercise of the PEPCO Option and (ii) BGE shall issue to PEPCO new certificates representing those BGE Shares which are not due to be redelivered to BGE pursuant to this Section 7(b) to the extent that excess BGE Shares are included in the certificates redelivered to BGE by PEPCO.

    (c) PAYMENT AND REDELIVERY OF PEPCO OPTIONS OR SHARES. In the event BGE exercises its rights under this Section 7, PEPCO shall, within ten business days thereafter, pay the required amount to BGE in immediately available funds and BGE shall surrender to PEPCO the PEPCO Option or the certificate or certificates evidencing the PEPCO Shares purchased by BGE pursuant hereto, and BGE shall warrant that it owns the PEPCO Option or such shares and that the PEPCO Option or such shares are then free and clear of all liens, claims, damages, charges and encumbrances of any kind or nature whatsoever.

    (d) BGE "CALL". If BGE has elected to purchase PEPCO Shares pursuant to the exercise of the PEPCO Option by the issuance and delivery of BGE Shares, notwithstanding that BGE may no longer hold any such PEPCO Shares or that BGE elects not to exercise its other rights under this Section 7, BGE may require, at any time or from time to time prior to March 31, 1997 (provided that such date shall be extended to March 31, 1998 under the circumstances where the date after which either party may terminate the Merger Agreement pursuant to Section 9.1(b) of the Merger Agreement has been extended to March 31, 1998), PEPCO to sell to BGE any such BGE Shares at the price attributed to such BGE Shares pursuant to Section 4 plus interest at the rate of 8.75% per annum on such amount from the Closing Date relating to the exchange of such BGE Shares pursuant to Section 4 to the Closing Date under this Section 7(d) less any dividends on such BGE Shares paid during such period or declared and payable to stockholders of record on a date during such period.

                                      B2-6

    (e) REPURCHASE PRICE REDUCED AT BGE'S OPTION. In the event the repurchase price specified in Section 7(a) would subject the purchase of the PEPCO Option or the PEPCO Shares purchased by BGE pursuant to the PEPCO Option to a vote of the shareholders of PEPCO pursuant to applicable law or the PEPCO Articles, then BGE may, at its election, reduce the repurchase price to an amount which would permit such repurchase without the necessity for such a shareholder vote.

    8. VOTING OF SHARES. Following the date hereof and prior to the fifth anniversary of the date hereof (the "EXPIRATION DATE"), each party shall vote any shares of capital stock of the other party acquired by such party pursuant to this Agreement ("RESTRICTED SHARES"), including any BGE Shares issued pursuant to Section 1(b), or otherwise beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), by such party on each matter submitted to a vote of shareholders of such other party for and against such matter in the same proportion as the vote of all other shareholders of such other party are voted (whether by proxy or otherwise) for and against such matter.

    9.  RESTRICTIONS ON TRANSFER.

    (a) RESTRICTIONS ON TRANSFER. Prior to the Expiration Date, neither party shall, directly or indirectly, by operation of law or otherwise, sell, assign, pledge, or otherwise dispose of or transfer any Restricted Shares beneficially owned by such party, other than (i) pursuant to Section 7, or (ii) in accordance with Section 9(b) or Section 10.

    (b) PERMITTED SALES. Following the termination of the Merger Agreement, a party shall be permitted to sell any Restricted Shares beneficially owned by it if such sale is made pursuant to a tender or exchange offer that has been approved or recommended, or otherwise determined to be fair to and in the best interests of the shareholders of the other party, by a majority of the members of the Board of Directors of such other party, which majority shall include a majority of directors who were directors prior to the announcement of such tender or exchange offer.

    10.  REGISTRATION RIGHTS.

    (a) Following the termination of the Merger Agreement, either party hereto that owns Restricted Shares (a "DESIGNATED HOLDER") may by written notice (the "REGISTRATION NOTICE") to the other party (the "REGISTRANT") request the Registrant to register under the Securities Act all or any part of the Restricted Shares beneficially owned by such Designated Holder (the "REGISTRABLE SECURITIES") pursuant to a bona fide firm commitment underwritten public offering, in which the Designated Holder and the underwriters shall effect as wide a distribution of such Registrable Securities as is reasonably practicable and shall use their best efforts to prevent any person (including any Group (as used in Rule 13d-5 under the Exchange Act)) and its affiliates from purchasing through such offering Restricted Shares representing more than 1% of the outstanding shares of common stock of the Registrant on a fully diluted basis (a "PERMITTED OFFERING").

    (b) The Registration Notice shall include a certificate executed by the Designated Holder and its proposed managing underwriter, which underwriter shall be an investment banking firm of nationally recognized standing (the "MANAGER"), stating that

        (i) they have a good faith intention to commence promptly a Permitted Offering, and

        (ii) the Manager in good faith believes that, based on the then-prevailing market conditions, it will be able to sell the Registrable Securities at a per share price equal to at least 80% of the then Fair Market Value of such shares.

    (c) The Registrant (and/or any person designated by the Registrant) shall thereupon have the option exercisable by written notice delivered to the Designated Holder within ten business days after the receipt of the Registration Notice, irrevocably to agree to purchase all or any part of the Registrable Securities proposed to be so sold for cash at a price (the "OPTION PRICE") equal to the product of (i) the number of Registrable Securities to be so purchased by the Registrant and (ii) the then Fair Market Value of such shares.

                                      B2-7

    (d) Any purchase of Registrable Securities by the Registrant (or its designee) under Section 10(c) shall take place at a closing to be held at the principal executive offices of the Registrant or at the offices of its counsel at any reasonable date and time designated by the Registrant and/or such designee in such notice within twenty business days after delivery of such notice, and any payment for the shares to be so purchased shall be made by delivery at the time of such closing in immediately available funds.

    (e) If the Registrant does not elect to exercise its option pursuant to this
Section 10 with respect to all Registrable Securities, it shall use its best efforts to effect, as promptly as practicable, the registration under the Securities Act of the unpurchased Registrable Securities proposed to be so sold; PROVIDED, HOWEVER, that

        (i) neither party shall be entitled to more than an aggregate of two effective registration statements hereunder, and

        (ii) the Registrant will not be required to file any such registration statement during any period of time (not to exceed 40 days after such request in the case of clause (A) below or 90 days in the case of clauses
    (B) and (C) below) when

           (A) the Registrant is in possession of material non-public information which it reasonably believes would be detrimental to be disclosed at such time and, in the opinion of counsel to the Registrant, such information would have to be disclosed if a registration statement were filed at that time;

           (B) the Registrant is required under the Securities Act to include audited financial statements for any period in such registration statement and such financial statements are not yet available for inclusion in such registration statement; or

           (C) the Registrant determines, in its reasonable judgment, that such registration would interfere with any financing, acquisition or other material transaction involving the Registrant or any of its affiliates.

    (f) The Registrant shall use its reasonable best efforts to cause any Registrable Securities registered pursuant to this Section 10 to be qualified for sale under the securities or Blue Sky laws of such jurisdictions as the Designated Holder may reasonably request and shall continue such registration or qualification in effect in such jurisdiction; PROVIDED, HOWEVER, that the Registrant shall not be required to qualify to do business in, or consent to general service of process in, any jurisdiction by reason of this provision.

    (g) The registration rights set forth in this Section 10 are subject to the condition that the Designated Holder shall provide the Registrant with such information with respect to such holder's Registrable Securities, the plans for the distribution thereof, and such other information with respect to such holder as, in the reasonable judgment of counsel for the Registrant, is necessary to enable the Registrant to include in such registration statement all material facts required to be disclosed with respect to a registration thereunder.

    (h) A registration effected under this Section 10 shall be effected at the Registrant's expense, except for underwriting discounts and commissions and the fees and the expenses of counsel to the Designated Holder, and the Registrant shall provide to the underwriters such documentation (including certificates, opinions of counsel and "comfort" letters from auditors) as is customary in connection with underwritten public offerings as such underwriters may reasonably require.

    (i) In connection with any registration effected under this Section 10, the parties agree

        (i) to indemnify each other and the underwriters in the customary manner,

        (ii) to enter into an underwriting agreement in form and substance customary for transactions of such type with the Manager and the other underwriters participating in such offering, and

                                      B2-8

       (iii) to take all further actions which shall be reasonably necessary to effect such registration and sale (including if the Manager deems it necessary, participating in road-show presentations).

     (j) The Registrant shall be entitled to include (at its expense) additional shares of its common stock in a registration effected pursuant to this Section 10 only if and to the extent the Manager determines that such inclusion will not adversely affect the prospects for success of such offering.

    11. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. Without limitation to any restriction on PEPCO contained in this Agreement or in the Merger Agreement, in the event of any change in PEPCO Common Stock by reason of stock dividends, splitups, mergers (other than the Merger), recapitalizations, combinations, exchange of shares or the like, the type and number of shares or securities subject to the PEPCO Option, and the purchase price per share provided in
Section 1, shall be adjusted appropriately to restore to BGE its rights hereunder, including the right to purchase from PEPCO (or its successors) shares of PEPCO Common Stock representing 19.9% of the outstanding PEPCO Common Stock for the aggregate Exercise Price calculated as of the date of this Agreement as provided in Section 1.

    12.  RESTRICTIVE  LEGENDS.   Each certificate representing  shares of  PEPCO
Common Stock issued to BGE hereunder, and BGE Shares, if any, delivered to PEPCO at a Closing, shall include a legend in substantially the following form:

       THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY BE REOFFERED OR SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. SUCH SECURITIES ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE PEPCO STOCK OPTION AGREEMENT, DATED AS OF SEPTEMBER 22, 1995, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER UPON REQUEST.

    It is understood and agreed that:

        (i) the reference to the resale restrictions of the Securities Act and state securities or Blue Sky laws in the above legend shall be removed by delivery of substitute certificate(s) without such reference if BGE or PEPCO, as the case may be, shall have delivered to the other party a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to the other party, to the effect that such legend is not required for purposes of the Securities Act or such laws;

        (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and

       (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied.

In addition, such certificates shall bear any other legend as may be required by law. Certificates representing shares sold in a registered public offering pursuant to Section 10 shall not be required to bear the legend set forth in this Section 12.

    13. BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    (b) Except as expressly provided for in this Agreement, neither this Agreement nor the rights or obligations of either party hereto are assignable, except by operation of law, or with the written consent of the other party.

                                      B2-9

    (c) Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto and their respective permitted assigns any rights or remedies of any nature whatsoever by reason of this Agreement.

    (d) Any Restricted Shares sold by a party in compliance with the provisions of Section 10 shall, upon consummation of such sale, be free of the restrictions imposed with respect to such shares by this Agreement, unless and until such party shall repurchase or otherwise become the beneficial owner of such shares, and any transferee of such shares shall not be entitled to the registration rights of such party.

    14. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable harm would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or equity.

    15. VALIDITY. (a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

    (b) In the event any court or other competent authority holds any provisions of this Agreement to be null, void or unenforceable, the parties hereto shall negotiate in good faith the execution and delivery of an amendment to this Agreement in order, as nearly as possible, to effectuate, to the extent permitted by law, the intent of the parties hereto with respect to such provision and the economic effects thereof.

    (c) If for any reason any such court or regulatory agency determines that BGE is not permitted to acquire, or PEPCO is not permitted to repurchase pursuant to Section 7, the full number of shares of PEPCO Common Stock provided in Section 1 hereof (as the same may be adjusted), it is the express intention of PEPCO to allow BGE to acquire or to require PEPCO to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

    (d) Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith, or not take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach hereof or of any other provision of this Agreement or part hereof as the result of such holding or order.

    16. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered personally, or (b) if sent by overnight courier service (receipt confirmed

                                     B2-10
in writing), or (c) if delivered by facsimile transmission with receipt confirmed), or (d) five days after being mailed by registered or certified mail (return receipt requested) to the parties in each case to the following addresses (or at such other address for a party as shall be specified by like notice):

A.         If to BGE, to:
           By Mail:    P.O. Box 1475
                       Baltimore, MD 21203
           By Hand:    Liberty and Lexington Streets
                       Baltimore, MD 21201
                       Attention:  Charles W. Shivery
                                   Vice President and CFO
                                   Fax: (410) 234-5690
                                   David A. Brune, Esq.
                                   General Counsel
                                   Fax: (410) 234-5513
           with a copy to:
                       Winthrop, Stimson, Putnam & Roberts
                       One Battery Park Plaza
                       New York, New York 10004-1490
                       Attention:  Stephen R. Rusmisel, Esq.
                                   Fax: (212) 858-1500
B.         If to PEPCO, to:
           By Mail
           and Hand:   1900 Pennsylvania Avenue, NW
                       Washington, D.C. 20063
                       Attention:  Dennis R. Wraase
                                   Senior Vice President-
                                   Finance and Accounting
                                   Fax: (202) 331-6314
                                   William T. Torgerson
                                   Senior Vice President-
                                   Law & Governmental
                                   Relations, General Counsel
                                   and Secretary
                                   Fax: (202) 331-6314
           with a copy to:
                       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                       125 West 55th Street
                       New York, New York 10019
                       Attention:  Douglas W. Hawes, Esq.
                                   Fax: (212) 424-8500
           and a copy to:
                       Covington & Burling
                       1201 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20044
                       Attention:  George B. Reid, Jr., Esq.
                                   Fax: (202) 662-6291

                                     B2-11

    17. GOVERNING LAW; CHOICE OF FORUM. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to agreements made and to be performed entirely within such State and without regard to its choice of law principles.

    18.  INTERPRETATION.

    (a) When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated.

    (b) The table of contents and headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of the Agreement.

    (c) Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    (d) Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

    19.  COUNTERPARTS; EFFECT.   This Agreement may be  executed in one or  more
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    20. AMENDMENTS; WAIVER. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

    21. EXTENSION OF TIME PERIODS. The time periods for exercise of certain rights under Sections 2, 6 and 7 shall be extended:

    (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and

    (b) to the extent necessary to avoid any liability under Section 16(b) of the Exchange Act by reason of such exercise.

                                     B2-12

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                          POTOMAC ELECTRIC POWER COMPANY

                                          By:       /s/  EDWARD F. MITCHELL

                                          --------------------------------------
                                              Name: Edward F. Mitchell
                                              Title: Chairman of the Board and
                                                  Chief Executive Officer

                                          BALTIMORE GAS AND ELECTRIC COMPANY

                                          By:     /s/ CHRISTIAN H. POINDEXTER

                                          --------------------------------------
                                              Name: Christian H. Poindexter
                                              Title: Chairman of the Board and
                                                  Chief Executive Officer

                                     B2-13

                                                                      EXHIBIT C1

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between RH ACQUISITION CORP., a Maryland corporation (the "Company"), and Mr. Edward F. Mitchell (the "Executive"), dated as of the 22nd day of September, 1995.

                         W I T N E S S E T H  T H A T:

    WHEREAS, the Company, POTOMAC ELECTRIC POWER COMPANY ("PEPCO") and BALTIMORE GAS AND ELECTRIC COMPANY ("BGE") have entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement"), whereby the PEPCO and BGE organizations will merge into the Company, with the Company as the surviving entity; and

    WHEREAS, the Company, PEPCO and BGE wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Company, PEPCO and BGE further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this Agreement;

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning at the Effective Time (as defined in the Merger Agreement), and ending on the last day of the twelfth (12th) full month following the Effective Time (the "Employment Period").

    2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as Chairman of the Board of Directors of the Company (the "Board") and (i) preside over all meetings of the shareholders and Board of Directors,
(ii) provide advice and counsel to the Chief Executive Officer in relation to strategic corporate decisions, personnel and other decisions relating to the combination of the merging companies' workforces, (iii) be an ex officio member of all Board committees (except the Audit, Committee on Management and other committees which permit only outside directors pursuant to applicable securities or stock exchange rules or regulations, whose meetings he shall attend in a consultatory capacity except when such committees meet in executive session),
(iv) perform such other duties as the Board or Chief Executive Officer reasonably request, and (v) see that all orders and resolutions of the Board are carried into effect. The Executive shall be a member of the Board on the first day of the Employment Period and may, at his option, be a member of the Board of Directors of any of the Company's subsidiaries during the Employment Period.

    (b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the whole of his attention and time during normal business hours (and outside those hours when reasonably necessary to his duties hereunder) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Committee on Management of the Board, subject to the next sentence and
Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base

                                      C1-1
salary from PEPCO as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time.

    (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Committee on Management of the Board (the "Incentive Compensation").

    (c) OTHER BENEFITS. (i) In the event of the termination of employment of the Executive for any reason, benefits identical to the retirement, death and continuing health and other benefits provided in and on the same terms as set forth in clauses 4 through and including 10 of the Employment Agreement executed between PEPCO and the Executive and dated April 26, 1995 shall be provided to the Executive, his surviving spouse or other beneficiary, as applicable. For purposes of determining "final average annual pay" thereunder, target annual award shall be the last applicable to Executive's position under PEPCO's Executive Incentive Compensation Plan guidelines as in effect on the day prior to the Effective Time. At the existing time, the Executive participates in the following benefit programs: (1) the PEPCO Executive Performance Supplemental Retirement Plan; (2) the PEPCO Supplemental Benefit Plan; (3) the PEPCO General Retirement Plan; (4) the PEPCO Revised and Restated Executive and Director Deferred Compensation Plan; (5) the PEPCO Executive Split Dollar Insurance Plan; and (6) the PEPCO Director and Executive Deferred Compensation Plan (collectively the "Plans"). The Executive shall be entitled to receive benefits from the Plans (or any successor arrangements), upon his termination of employment from the Company, in an amount that is no less than the level of benefits accrued by the Executive through the Effective Time, increased to reflect the additional service and compensation earned by the Executive during his period of employment with the Company. Should any of the Plans be discontinued during the Employment Period, a separate arrangement shall be established on behalf of the Executive to continue the accrual of benefits attributable to such Plans to the extent such benefits would not otherwise be provided under any replacement arrangement adopted by the Company.

    (ii) In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, provided, however, that the Executive shall participate in the more favorable group of benefit plans in paragraph (c)(i) or (c)(ii) of this Section 3, but not both groups of benefit plans; and (B) the Executive and/ or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, including, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

    (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and which are at least comparable to those received by other senior executives at the Company.

    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of one hundred and eighty (180) consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice, and shall be

                                      C1-2
effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

    (b)   BY  THE  COMPANY.   (i)  The  Company may  terminate  the  Executive's
employment during the Employment Period for Cause or without Cause. "Cause" means:

        A. the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identified the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

        B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

No act or failure on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

        (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

       (iii) The Board may terminate the Executive's employment without Cause at any time to the extent permitted by the By-laws of the Company.

    (c)   GOOD REASON.   (i)  The Executive  may terminate  employment for  Good
Reason or without Good Reason. "Good Reason" means:

        A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

        B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

        C. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

                                      C1-3

        D. any failure by the Company to comply with paragraph (c) of Section 11 of this Agreement; or

        E. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

    (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than thirty (30) days after the notice is given).

    (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

    (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of
Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in clause B of
Section 3(c)(ii)); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph
(c)(ii) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any benefit referred to in paragraph (c)(i) of Section 3 shall be fully vested, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

    (b) DEATH OR DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty

                                      C1-4

(30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. Any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid will be paid in accordance with the terms and conditions under which such amounts were initially deferred.

    (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. The amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) will be paid under the terms and conditions under which such amounts were initially deferred.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (f) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of
Section 3, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c)(ii) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement, unless the Executive is terminated for Cause pursuant to paragraph (b)(i) of Section 4 hereof.

                                      C1-5

    9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (other than a payment or distribution made in respect of any program in which the Executive participated while employed by PEPCO, unless paid or payable or distributed or distributable pursuant to the terms of this Agreement, and determined without regard to any additional payments required under this
Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
    (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by one of the Big Six certified public accounting firms designated by the Executive and approved by the Company (which approval shall not be unreasonably withheld) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is required by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the change of control, the Executive shall designate another Big Six accounting firm (subject to the approval of the Company, which approval shall not be unreasonably withheld) to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

                                      C1-6

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

       (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

       (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly take all necessary action to obtain such refund and (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) upon receipt of such refund shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (provided that the Executive is the prevailing party with respect to such contest) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.
    11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                                      C1-7

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
    (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.
    12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.
    (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:
    If to the Executive, to:
                      1900 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20063
                       Attention:  Mr. Edward F. Mitchell
                                 Fax: (202) 331-6314
    If to the Company, to:
                       c/o Baltimore Gas and Electric Company
                       Liberty and Lexington Streets
                       Baltimore, Maryland 21201
                       Attention: David A. Brune, Esq.
                                General Counsel
                                Fax: (410) 234-5690
    and to:
                      c/o Potomac Electric Power Company
                       1900 Pennsylvania Avenue, N.W.
                       Washington, D.C. 20063
                       Attention:  William T. Torgerson, Esq.
                                 Senior Vice President -- Law &
                                 Government Relations,
                                 General Counsel and Secretary
                                 Fax: (202) 331-6314
    with a copy, to:
                      Winthrop, Stimson, Putnam & Roberts
                       One Battery Park Plaza
                       New York, New York 10004-1490
                      Attention:  Stephen R. Rusmisel, Esq.
                                 Fax: (212) 858-1500

                                      C1-8
    and to:
                      LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                       125 West 55th Street
                       New York, New York 10019
                      Attention: Douglas W. Hawes, Esq.
                       Fax: (212) 424-8500
or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.
    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.
    (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.
    (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.
    (f) Unless otherwise specifically provided in this Agreement, the Executive and the Company acknowledge that this Agreement supersedes any other agreement between them or between him and PEPCO, concerning the subject matter hereof.
    (g) The rights and benefits of the Executive under this Agreement may not be anticipated, assigned, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments thereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.
    (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.
    (i) The provisions of this Agreement shall take effect without any further action required by the parties at the Effective Time, and if the Closing (as defined in the Merger Agreement) of the proposed merger shall not occur, this entire Agreement shall be of no legal effect.

                                      C1-9

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.
                                                  /s/  EDWARD F. MITCHELL

                                          --------------------------------------
                                                  Mr. Edward F. Mitchell
                                          RH ACQUISITION CORP.
                                          By:        /s/  DOUGLAS W. HAWES

                                          --------------------------------------
                                                     Mr. Douglas W. Hawes

                                     C1-10

                                                                      EXHIBIT C2

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between RH ACQUISITION CORP., a Maryland corporation (the "Company"), and Mr. Christian H. Poindexter (the "Executive"), dated as of the 22nd day of September, 1995.

                         W I T N E S S E T H  T H A T:

    WHEREAS, the Company, POTOMAC ELECTRIC POWER COMPANY ("PEPCO") and BALTIMORE GAS AND ELECTRIC COMPANY ("BGE") have entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement"), whereby the PEPCO and BGE organizations will merge into the Company, with the Company as the surviving entity; and

    WHEREAS, the Company, PEPCO and BGE wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Company, PEPCO and BGE further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this
Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for an initial period (the "Initial Period") and a further period (the "Secondary Period") (the Initial Period and the Secondary Period are hereinafter referred to in the aggregate as the "Employment Period"). The Initial Period shall begin at the Effective Time (as defined in the Merger Agreement), and end on the earlier of: (i) such date as Mr. Edward F. Mitchell ceases to be Chairman of the Board of Directors of the Company (the "Board") for any reason; or (ii) the last day of the twelfth (12th) full month following the Effective Time. The Secondary Period shall begin at the end of the Initial Period and end on that date which is the last day of the sixtieth (60th) full month following the Effective Time and the Agreement shall automatically renew for additional terms of one year, unless not later than the fourth anniversary of the Agreement and each anniversary of the Agreement thereafter, the Company shall have given notice in writing to the Executive that it does not intend to renew the Agreement.

    2. POSITION AND DUTIES. (a) During the Initial Period, the Executive shall serve as Chief Executive Officer of the Company and the Vice Chairman, President, Chief Financial Officer, chief legal officer, chief human resources officer, and chief internal auditor shall all report to him; during the Secondary Period, the Executive shall serve as Chairman of the Board and Chief Executive Officer of the Company; in each case with such other duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

    (b) During the Employment Period the Executive shall report to the Board.

    (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the whole of his attention and time during normal business hours (and outside those hours when reasonably necessary to his duties hereunder) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the

                                      C2-1
foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Committee on Management of the Board, subject to the next sentence and
Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from BGE as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

    (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Committee on Management of the Board (the "Incentive Compensation").

    (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, including, without limitation, medical, prescription, dental, disability, sickness benefits, employee life insurance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

    (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at the Company.

    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of one hundred and eighty (180) consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by the Executive (the
"Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

    (b)  BY  THE  COMPANY.    (i)  The  Company  may  terminate  the Executive's
employment during the Employment Period for Cause or without Cause. "Cause" means:

         A. the willful and continued failure of Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

                                      C2-2

         B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

        (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten (10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

       (iii) The Board may terminate the Executive's employment without Cause at any time to the extent permitted by the By-laws of the Company.

    (c) GOOD REASON. (i) The Executive may terminate employment for Good Reason or without Good Reason. "Good Reason" means:

            A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

            B. any  failure by  the  Company to  comply  with any  provision  of
       Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

            C. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

            D. any  failure by  the  Company to  comply  with paragraph  (c)  of
       Section 11 of this Agreement; or

            E. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

        (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for

                                      C2-3

    Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

       (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

    (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of
Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in clause (B) of
Section 3(c); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

    (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. Any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid, will be paid in accordance with the terms and conditions under which such amounts were initially deferred.

                                      C2-4

    (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. The amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), will be paid under the terms and conditions under which such amounts were initially deferred.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (1) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of
Section 3, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement, unless the Executive is terminated for cause pursuant to paragraph (b)(i) of Section 4 hereof.

    9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (other than a payment or distribution made in respect of any program in which the Executive participated while employed by BGE, regardless whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any

                                      C2-5
income taxes (and any interest and penalties imposed with respect thereon) and Excise Tax imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by one of the Big Six certified public accounting firms designated by the Executive and approved by the Company (which approval shall not be unreasonably withheld) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the change of control, the Executive shall designate another Big Six accounting firm (subject to the approval of the Company, which approval shall not be unreasonably withheld) to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but not later than ten (10) days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

       (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

       (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole

                                      C2-6
option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly take all necessary actions to obtain such refund and (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) upon receipt of such refund shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.
    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (provided that the Executive is the prevailing party with respect to such contest) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.
    11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.
    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.
    (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.
    12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                                      C2-7

    (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:
    If to the Executive, to:
       Liberty and Lexington Streets
       Baltimore, Maryland 21201
       Attention: Mr. Christian H. Poindexter
                 Fax: (410) 234-7800
    If to the Company, to:
       c/o Baltimore Gas and Electric Company
       Liberty and Lexington Streets
       Baltimore, Maryland 21201
       Attention: David A. Brune, Esq.
                 General Counsel
                 Fax: (410) 234-5690
    and, to:
       c/o Potomac Electric Power Company
       1900 Pennsylvania Avenue, N.W.
       Washington, D.C. 20063
       Attention: William T. Torgerson, Esq.
                 Senior Vice President -- Law &
                 Government Relations,
                 General Counsel and Secretary
                 Fax: (202) 331-6314
    with a copy to:
       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, New York 10004-1490
       Attention: Stephen R. Rusmisel, Esq.
       Fax: (212) 858-1500
    and to:
       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55th Street
       New York, New York 10019
       Attention: Douglas W. Hawes, Esq.
                 Fax: (212) 424-8500
or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.
    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                                      C2-8

    (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.
    (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.
    (f) Unless otherwise specifically provided in this Agreement, the Executive and the Company acknowledge that this Agreement supersedes any other agreement between them or between him and BGE, concerning the subject matter hereof.
    (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.
    (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.
    (i) The provisions of this Agreement shall take effect without any further action required by the parties at the Effective Time, and if the Closing (as defined in the Merger Agreement) of the proposed merger shall not occur, this entire Agreement shall be of no legal effect.
    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of this Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.
                                               /s/  CHRISTIAN H. POINDEXTER

                                          --------------------------------------
                                               Mr. Christian H. Poindexter
                                          RH ACQUISITION CORP.
                                          By:      /s/  STEPHEN R. RUSMISEL

                                          --------------------------------------
                                                   Mr. Stephen R. Rusmisel

                                      C2-9

                                                                      EXHIBIT C3

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between RH ACQUISITION CORP., a Maryland corporation (the "Company"), and Mr. Edward A. Crooke (the "Executive"), dated as of the 22nd day of September, 1995.

                         W I T N E S S E T H  T H A T:

    WHEREAS, the Company, POTOMAC ELECTRIC POWER COMPANY ("PEPCO") and BALTIMORE GAS AND ELECTRIC COMPANY ("BGE") have entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement"), whereby the PEPCO and BGE organizations will merge into the Company, with the Company as the surviving entity; and

    WHEREAS, the Company, PEPCO and BGE wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Company, PEPCO and BGE further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this
Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for the period beginning at the Effective Time (as defined in the Merger Agreement) and ending on that date which is the last day of the sixtieth
(60th) full month following the Effective Time (the "Employment Period") and the Agreement shall automatically renew for additional terms of one year, unless not later than the fourth anniversary of the Agreement and each anniversary of the Agreement thereafter, the Company shall have given notice in writing to the Executive that it does not intend to renew the Agreement.

    2. POSITION AND DUTIES. (a) During the Employment Period, the Executive shall serve as Vice Chairman of the Company with such other duties and responsibilities as are customarily assigned to such position, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Chief Executive Officer or by the Board of Directors of the Company (the "Board"). The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period. He shall also be named Chairman of the Board of all of the Company's Diversified Activities (as defined below) and the Chief Executive Officer of each subsidiary pursuing Diversified Activities shall report to him.

    (b) During the Employment Period the Executive shall report to the Chief Executive Officer. During the Employment Period the following areas of the Company will report to the Executive:

        (i) all Diversified Activities; and

        (ii) all activities related to business development and strategic planning.

For purposes of this Section 2(b) the term "Diversified Activities" means all subsidiaries and divisions of the Company engaged in non-core services and the unregulated energy services businesses.

    (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the whole of his attention and time during normal business hours (and outside those hours when reasonably necessary to his duties hereunder) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the

                                      C3-1
foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Committee on Management of the Board, subject to the next sentence and
Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from BGE as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

    (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Committee on Management of the Board (the "Incentive Compensation").

    (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, including, without limitation, medical, prescription, dental, disability, sick benefits, employee life insurance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

    (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at the Company.

    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of one hundred and eighty (180) consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

    (b)   BY  THE  COMPANY.   (i)  The  Company may  terminate  the  Executive's
employment during the Employment Period for Cause or without Cause. "Cause" means:

            A. the willful and continued failure of Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

                                      C3-2

            B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

    (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten
(10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

   (iii) The Chief Executive Officer may terminate the Executive's employment without Cause at any time to the extent permitted by the By-laws of the Company.

    (c)   GOOD REASON.   (i)  The Executive  may terminate  employment for  Good
Reason or without Good Reason. "Good Reason" means:

            A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

            B. any  failure by  the  Company to  comply  with any  provision  of
       Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

            C. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

            D. any  failure by  the  Company to  comply  with paragraph  (c)  of
       Section 11 of this Agreement; or

            E. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

    (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good

                                      C3-3

Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

   (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

    (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of
Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in clause (B) of
Section 3(c); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

    (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. Any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid, will be paid in accordance with the terms and conditions under which such amounts were initially deferred.

                                      C3-4

    (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. The amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), will be paid under the terms and conditions under which such amounts were initially deferred.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (1) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of
Section 3, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement, unless the Executive is terminated for cause pursuant to paragraph (b)(i) of Section 4 hereof.

    9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (other than a payment or distribution made in respect of any program in which the Executive participated while employed by BGE, regardless whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any

                                      C3-5
income taxes (and any interest and penalties imposed with respect thereon) and Excise Tax imposed upon the Gross-up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by one of the Big Six certified public accounting firms designated by the Executive and approved by the Company (which approval shall not be unreasonably withheld) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the change of control, the Executive shall designate another Big Six accounting firm (subject to the approval of the Company, which approval shall not be unreasonably withheld) to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
Section 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

       (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

       (iv) permit the Company to participate in any proceedings relating to such claim;

PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole

                                      C3-6
option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly take all necessary action to obtain such refund and (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) upon receipt of such refund shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (provided that the Executive is the prevailing party with respect to such contest) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                                      C3-7

    (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

    If to the Executive, to:

       Liberty and Lexington Streets
       Baltimore, Maryland 21201
       Attention: Mr. Edward A. Crooke
                 Fax: (410) 234-7800

    If to the Company, to:

       c/o Baltimore Gas and Electric Company
       Liberty and Lexington Streets
       Baltimore, Maryland 21201

       Attention: David A. Brune, Esq.
                 General Counsel
                 Fax: (410) 234-5690

    and to:

       c/o Potomac Electric Power Company
       1900 Pennsylvania Avenue, N.W.
       Washington, D.C. 20063

       Attention: William T. Torgerson, Esq.
                 Senior Vice President -- Law
                 & Government Relations,
                 General Counsel and Secretary
                 Fax: (202) 331-6314

    with a copy to:

       Winthrop, Stimson, Putnam & Roberts
       One Battery Park Plaza
       New York, New York 10004-1490

       Attention: Stephen R. Rusmisel, Esq.
                 Fax: (212) 858-1500

    and to:

       LeBoeuf, Lamb, Greene & MacRae, L.L.P.
       125 West 55th Street
       New York, New York 10019

       Attention: Douglas W. Hawes, Esq.
                 Fax: (212) 424-8500

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                                      C3-8

    (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

    (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

    (f) Unless otherwise specifically provided in this Agreement, the Executive and the Company acknowledge that this Agreement supersedes any other agreement between them or between him and BGE, concerning the subject matter hereof.

    (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

    (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    (i) The provisions of this Agreement shall take effect without any further action required by the parties at the Effective Time, and if the Closing (as defined in the Merger Agreement) of the proposed merger shall not occur, this entire Agreement shall be of no legal effect.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of this Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                                   /s/  EDWARD A. CROOKE

                                          --------------------------------------
                                                   Mr. Edward A. Crooke

                                          RH ACQUISITION CORP.

                                          By:       /s/ STEPHEN R. RUSMISEL

                                          --------------------------------------
                                                   Mr. Stephen R. Rusmisel

                                      C3-9

                                                                      EXHIBIT C4

                              EMPLOYMENT AGREEMENT

    THIS AGREEMENT by and between RH ACQUISITION CORP., a Maryland corporation (the "Company"), and Mr. John M. Derrick, Jr. (the "Executive"), dated as of the 22nd day of September, 1995.

                         W I T N E S S E T H  T H A T:

    WHEREAS, the Company, POTOMAC ELECTRIC POWER COMPANY ("PEPCO") and BALTIMORE GAS AND ELECTRIC COMPANY ("BGE") have entered into an Agreement and Plan of Merger dated as of September 22, 1995 (the "Merger Agreement"), whereby the PEPCO and BGE organizations will merge into the Company, with the Company as the surviving entity; and

    WHEREAS, the Company, PEPCO and BGE wish to provide for the orderly succession of management of the Company following the Effective Time (as defined in the Merger Agreement); and

    WHEREAS, the Company, PEPCO and BGE further wish to provide for the employment by the Company of the Executive, and the Executive wishes to serve the Company, in the capacities and on the terms and conditions set forth in this
Agreement:

    NOW, THEREFORE, it is hereby agreed as follows:

    1. EMPLOYMENT PERIOD. The Company shall employ the Executive, and the Executive shall serve the Company, on the terms and conditions set forth in this Agreement, for a period beginning at the Effective Time (as defined in the Merger Agreement) and ending on that date which is the last day of the sixtieth
(60th) full month following the Effective Time (the "Employment Period") and the Agreement shall automatically renew for additional terms of one year unless, not later than the fourth anniversary of the Agreement, and each anniversary of the Agreement thereafter, the Company shall have given notice in writing to the Executive that it does not intend to renew the Agreement.

    2. POSITION AND DUTIES. (a) During the Employment Period the Executive shall serve as President and Chief Operating Officer of the Company with such other duties and responsibilities as are customarily assigned to such positions, and such other duties and responsibilities not inconsistent therewith as may from time to time be assigned to him by the Board. The Executive shall be a member of the Board on the first day of the Employment Period, and the Board shall propose the Executive for re-election to the Board throughout the Employment Period.

    (b) During the Employment Period the President and Chief Operating Officer shall report to the Chief Executive Officer with specific responsibility for planning for, day to day operation of, and regulatory affairs related to, the gas and electric utility businesses, including but not limited to generation (including capacity planning), transmission, distribution, general services, industrial relations (in conjunction with human resources), and relationships with Southern Maryland Electric Cooperative.

    (c) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote the whole of his attention and time during normal business hours (and outside those hours when reasonably necessary to his duties hereunder) to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to serve on corporate, industry, civic or charitable boards or committees, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

    3. COMPENSATION. (a) BASE SALARY. The Executive's compensation during the Employment Period shall be determined by the Board upon the recommendation of the Committee on Management

                                      C4-1
of the Board, subject to the next sentence and Section 3(b). During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of not less than his annual base salary from PEPCO as in effect immediately before the Effective Time. The Annual Base Salary shall be payable in accordance with the Company's regular payroll practice for its senior executives, as in effect from time to time. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in the Annual Base Salary shall not limit or reduce any other obligation of the Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

    (b) INCENTIVE COMPENSATION. During the Employment Period, the Executive shall participate in such short-term incentive compensation plans and long-term incentive compensation plans as shall be decided upon in the discretion of the Committee on Management of the Board (the "Incentive Compensation").

    (c) OTHER BENEFITS. In addition, and without limiting the generality of the foregoing, during the Employment Period and thereafter: (A) the Executive shall be entitled to participate in all applicable incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company, and (B) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all applicable welfare benefit plans, practices, policies and programs provided by the Company, including, without limitation, medical, prescription, dental, disability, sickness benefits, employee life insurance, accidental death and travel insurance plans and programs, to the same extent as other senior executives (or, where applicable, retired senior executives) of the Company.

    (d) PERQUISITES. During the Employment Period, the Executive shall be entitled to receive such perquisites as the Company may establish from time to time which are commensurate with his position and at least comparable to those received by other senior executives at the Company.

    4. TERMINATION OF EMPLOYMENT. (a) DEATH OR DISABILITY. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that the Executive has been unable, for a period of one hundred and eighty (180) consecutive days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury. A termination of the Executive's employment by the Company for Disability shall be communicated to the Executive by written notice and shall be effective on the thirtieth (30th) day after receipt of such notice by the Executive (the
"Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

    (b)    BY  THE COMPANY.    (i)  The Company  may  terminate  the Executive's
employment during the Employment Period for Cause or without Cause. "Cause" means:

        A. the willful and continued failure of Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of the Company delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

        B. illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company.

No act or failure to act on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon

                                      C4-2
authority given pursuant to a resolution duly adopted by the Board, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

    (ii) A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Board Meeting for Cause. The "Board Meeting for Cause" means a meeting of the Board at which the Executive's termination for Cause will be considered, that takes place not less than ten
(10) and not more than twenty (20) business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Board Meeting for Cause. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Board Meeting for Cause by a two-thirds vote of the entire membership of the Board, excluding employee directors, stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

   (iii) The Chief Executive Officer may terminate the Executive's employment without Cause at any time to the extent permitted by the By-laws of the Company.

    (c)   GOOD  REASON.   (i) The  Executive may  terminate employment  for Good
Reason or without Good Reason. "Good Reason" means:

        A. the assignment to the Executive of any duties inconsistent in any respect with paragraph (a) of Section 2 of this Agreement, or any other action by the Company that results in a diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

        B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

        C. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement;

        D. any failure by the Company to comply with paragraph (c) of Section 11 of this Agreement; or

        E. any other substantial breach of this Agreement by the Company that either is not taken in good faith or is not remedied by the Company promptly after receipt of notice thereof from the Executive.

    (ii) A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination within six (6) months of the event constituting Good Reason, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive relies. A termination of employment by the Executive for Good Reason shall be effective on the fifth (5th) business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than (thirty) 30 days after the notice is given).

   (iii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

                                      C4-3

    (d) DATE OF TERMINATION. The "Date of Termination" means the date of the Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or without Cause or by the Executive for Good Reason is effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

    5. OBLIGATIONS OF THE COMPANY UPON TERMINATION. (a) BY THE COMPANY OTHER THAN FOR CAUSE, DEATH OR DISABILITY; BY THE EXECUTIVE FOR GOOD REASON. If, during the Employment Period, the Company terminates the Executive's employment, other than for Cause, Death or Disability, or the Executive terminates employment for Good Reason, the Company shall continue to provide the Executive with the compensation and benefits set forth in paragraphs (a), (b) and (c) of
Section 3 as if he had remained employed by the Company pursuant to this Agreement through the end of the Employment Period and then retired (at which time he will be treated as eligible for all retiree welfare benefits and other benefits provided to retired senior executives, as set forth in clause (B) of
Section 3(c)); PROVIDED, that the Incentive Compensation for such period shall be equal to the maximum Incentive Compensation that the Executive would have been eligible to earn for such period; PROVIDED, further, that to the extent any benefits described in paragraph (c) of Section 3 cannot be provided pursuant to a plan or program maintained by the Company for its executives, the Company shall provide such benefits outside such plan or program at no additional cost (including without limitation tax cost) to the Executive and his family; and PROVIDED, finally, that during any period when the Executive is eligible to receive benefits of the type described in clause (B) of paragraph (c) of Section 3 under another employer-provided plan, the benefits provided by the Company under this paragraph (a) of Section 5 may be made secondary to those provided under such other plan. In addition to the foregoing, any restricted stock outstanding on the Date of Termination shall be fully vested as of the Date of Termination and all options outstanding on the Date of Termination shall be fully vested and exercisable and shall remain in effect and exercisable through the end of their respective terms, without regard to the termination of the Executive's employment. The payments and benefits provided pursuant to this paragraph (a) of Section 5 are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

    (b) DEATH AND DISABILITY. If the Executive's employment is terminated by reason of the Executive's death or Disability during the Employment Period, the Company shall pay to the Executive or, in the case of the Executive's death, to the Executive's designated beneficiaries (or, if there is no such beneficiary, to the Executive's estate or legal representative), in a lump sum in cash within thirty (30) days after the Date of Termination, the sum of the following amounts (the "Accrued Obligations"): (1) any portion of the Executive's Annual Base Salary through the Date of Termination that has been earned but not yet been paid; (2) an amount representing the Incentive Compensation for the period that includes the Date of Termination, computed by assuming that the amount of all such Incentive Compensation would be equal to the maximum amount of such Incentive Compensation that the Executive would have been eligible to earn for such period, and multiplying that amount by a fraction, the numerator of which is the number of days in such period through the Date of Termination, and the denominator of which is the total number of days in the relevant period; and (3) any accrued but unpaid Incentive Compensation and vacation pay. Any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) that has not yet been paid, will be paid in accordance with the terms and conditions under which such amounts were initially deferred.

    (c) BY THE COMPANY FOR CAUSE; BY THE EXECUTIVE OTHER THAN FOR GOOD REASON. If the Executive's employment is terminated by the Company for Cause during the Employment Period, the Company shall pay the Executive the Annual Base Salary through the Date of Termination to the extent earned but not yet paid. If the Executive voluntarily terminates employment during the Employment Period, other than for Good Reason, the Company shall pay the Executive the Annual Base Salary through the

                                      C4-4

Date of Termination to the extent earned but not yet paid. The amount of any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon), will be paid under the terms and conditions under which such amounts were initially deferred.

    6. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to paragraph (1) of Section 12, shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Vested benefits and other amounts that the Executive is otherwise entitled to receive under the Incentive Compensation, the deferred compensation and other benefit programs listed in paragraph (c) of
Section 3, the Life Insurance Coverage, or any other plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with the terms of each such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

    7. FULL SETTLEMENT. The Company's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in paragraph (a) of Section 5 with respect to benefits described in clause (B) of paragraph (c) of Section 3, such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

    8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies and their respective businesses that the Executive obtains during the Executive's employment by the Company or any of its affiliated companies and that is not public knowledge (other than as a result of the Executive's violation of this Section 8) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process. In no event shall any asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement, unless the Executive is terminated for cause pursuant to paragraph (b)(i) of Section 4 hereof.

    9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY. (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (other than a payment or distribution made in respect of any program in which the Executive participated while employed by PEPCO, regardless whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, and determined without regard to any additional payments required under this Section 9) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereon) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

    (b) Subject to the provisions of paragraph (c) of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the

                                      C4-5
amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by one of the Big Six certified public accounting firms designated by the Executive and approved by the Company (which approval shall not be unreasonably withheld) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group affecting the change of control, the Executive shall designate another Big Six accounting firm (subject to the approval of the Company, which approval shall not be unreasonably withheld) to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) of this Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

    (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

        (i) give the Company any information reasonably requested by the Company relating to such claim,

        (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

       (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

       (iv) permit the Company to participate in any proceedings relating to such claim;

    PROVIDED, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c) of Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; PROVIDED, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of

                                      C4-6
    such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and PROVIDED, further, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

    (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly take all necessary action to obtain such refund and (subject to the Company's complying with the requirements of paragraph (c) of this Section 9) upon receipt of such refund shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c) of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

    10. ATTORNEYS' FEES. The Company agrees to pay, as incurred, to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest (provided that the Executive is the prevailing party with respect to such contest) by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement, together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    11. SUCCESSORS. (a) This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

    (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

    (c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

    12. MISCELLANEOUS. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                                      C4-7

    (b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, addressed as follows:

    If to the Executive, to:

        1900 Pennsylvania Avenue, N.W.
        Washington, D.C. 20063

        Attention:  Mr. John M. Derrick, Jr.
                    Fax: (202) 331-6314

    If to the Company, to:

        c/o Baltimore Gas and Electric Company
        Liberty and Lexington Streets
        Baltimore, Maryland 21201

        Attention:  David A. Brune, Esq.
                    General Counsel
                    Fax: (410) 234-5690

    and to:

        c/o Potomac Electric Power Company
        1900 Pennsylvania Avenue, N.W.
        Washington, D.C. 20063

        Attention:  William T. Torgerson, Esq.
                  Senior Vice President --
                  Law & Government Relations,
                  General Counsel and Secretary
                  Fax: (202) 331-6314

    with a copy, to:

        Winthrop, Stimson, Putnam & Roberts
        One Battery Park Plaza
        New York, New York 10004-1490

        Attention:  Stephen R. Rusmisel, Esq.
                  Fax: (212) 858-1500

    and to:

        LeBoeuf, Lamb, Greene & MacRae, L.L.P.
        125 West 55th Street
        New York, New York 10019

        Attention:  Douglas W. Hawes, Esq.
                    Fax: (212) 424-8500

or to such other address as either party furnishes to the other in writing in accordance with this paragraph (b) of Section 12. Notices and communications shall be effective when actually received by the addressee.

    (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

                                      C4-8

    (d) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

    (e) The Executive's or the Company's failure to insist upon strict compliance with any provisions of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to paragraph (c) of Section 4 of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

    (f) Unless otherwise specifically provided in this Agreement, the Executive and the Company acknowledge that this Agreement supersedes any other agreement between them or between him and PEPCO, concerning the subject matter hereof.

    (g) The rights and benefits of the Executive under this Agreement may not be anticipated, alienated or subject to attachment, garnishment, levy, execution or other legal or equitable process except as required by law. Any attempt by the Executive to anticipate, alienate, assign, sell, transfer, pledge, encumber or charge the same shall be void. Payments hereunder shall not be considered assets of the Executive in the event of insolvency or bankruptcy.

    (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

    (i) The provisions of this Agreement shall take effect without any further action required by the parties at the Effective Time, and if the Closing (as defined in the Merger Agreement) of the proposed merger shall not occur, this entire Agreement shall be of no legal effect.

    IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of this Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                          By:      /s/  JOHN M. DERRICK, JR.

                                          --------------------------------------
                                                   Mr. John M. Derrick, Jr.

                                          RH ACQUISITION CORP.

                                          By:        /s/  DOUGLAS W. HAWES

                                          --------------------------------------
                                                     Mr. Douglas W. Hawes

                                      C4-9

                                                                      EXHIBIT D1

                     [LOGO]

                                                                February 9, 1996
Board of Directors
Baltimore Gas & Electric Company
P.O. Box 1475
Baltimore, MD 21203-1475

Gentlemen and Mesdames:

    You have requested our opinion as to the fairness to the holders of the outstanding shares of Common Stock, no par value (the "BGE Common Stock") of Baltimore Gas & Electric Company ("BGE") of the exchange ratio with respect to the BGE Common Stock contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated as of September 22, 1995, by and among BGE, Potomac Electric Power Company ("PEPCO"), and Constellation Energy Corporation ("the Company"). Pursuant to the Merger Agreement, each of BGE and PEPCO shall be merged with and into the Company (the "Merger") and each outstanding share of BGE Common Stock will be converted into the right to receive one share (the "BGE Conversion Ratio") of Common Stock, no par value of the Company (the "Company Common Stock") and each outstanding share of Common Stock, par value $1.00 per share (the "PEPCO Common Stock") of PEPCO will be converted into the right to receive 0.997 of a share of Company Common Stock (the "PEPCO Conversion Ratio"). As a result of the Merger, BGE and PEPCO will cease to exist.

    Goldman, Sachs & Co. ("Goldman Sachs"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with BGE, having provided certain investment banking services to BGE from time to time, including acting as managing underwriter of certain securities offerings of BGE, as one of the agents under BGE's medium-term note program and remarketing agents under one of BGE's tax-exempt commercial paper programs, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. We also have provided certain investment banking services to PEPCO from time to time, including acting as managing underwriter of certain securities offerings of PEPCO, as one of the agents under PEPCO's medium-term note program and as a dealer in its commercial paper program. Goldman Sachs may provide investment banking services to the Company in the future.

                                      D1-1

Baltimore Gas & Electric Company
February 9, 1996
Page 2

    In the ordinary course of the trading activities of Goldman Sachs, the Firm actively trades the debt and equity securities of BGE and PEPCO for its own account and for the accounts of customers of Goldman Sachs and may, therefore, at any time hold a long or short position in such securities.

    In connection with this opinion, we have reviewed, among other things, the Merger Agreement; the Registration Statement on Form S-4, including the Joint Proxy Statement/Prospectus relating to the Special Meetings of Shareholders of BGE and PEPCO to be held in connection with the Merger Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of BGE and PEPCO for the five years ended December 31, 1994; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of BGE and PEPCO; FERC Forms 1 of BGE and PEPCO; certain other communications from BGE and PEPCO to their respective shareholders; certain aircraft appraisals conducted by Avitas, Inc. dated May 16, 1995 and by Air Cargo Management Group dated May 12, 1995 (the "Aircraft Appraisals"); and certain internal financial analyses and forecasts for BGE and PEPCO prepared by their respective managements, including analyses and forecasts of certain operating efficiencies and financial synergies (the "Synergies") expected to be achieved as a result of the Merger, which were prepared jointly by the managements of BGE and PEPCO, with the assistance of a third party consultant. We also have held discussions with members of the senior management of BGE and PEPCO regarding the past and current business operations, financial condition and future prospects of their respective companies and their analyses of the strategic benefits of the Merger, including, without limitation, the amount and timing of realization of the Synergies. In addition, we have reviewed the reported price and trading activity for the BGE Common Stock and the PEPCO Common Stock, compared certain financial and stock market information for BGE and PEPCO with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the electric utility industry and performed such other studies and analyses as we considered appropriate.

    We have relied without independent verification upon the accuracy and completeness of all of the financial and other information reviewed by us for purposes of this opinion. In that regard, we have assumed, with your consent, that the analyses and forecasts of the Synergies have been reasonably determined on a basis reflecting the best currently available judgments and estimates of BGE and PEPCO and that such Synergies will be realized in the amounts and at the times contemplated thereby. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of BGE or PEPCO or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal, other than the Aircraft Appraisals. We have assumed, with your consent, that the consummation of the transactions contemplated by the Merger Agreement will be accounted for as a pooling of interests under generally accepted accounting principles. In addition, we have further assumed that obtaining any necessary regulatory or third party approvals for the transactions contemplated by the Merger Agreement and any possible divestitures which may be required in connection therewith will not have an adverse effect on the Company, BGE or PEPCO. We are not expressing any opinion herein as to the prices at which the Company Common Stock may trade when the transaction is consummated.

    Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, in light of the PEPCO Conversion Ratio, the BGE Conversion Ratio is fair to the holders of BGE Common Stock.

                                          Very truly yours,

                                          /s/ GOLDMAN, SACHS & CO.
           ---------------------------------------------------------------------

                                      D1-2

                                                                      EXHIBIT D2


                                     [LOGO]

                                                                February 9, 1996


The Board of Directors
Potomac Electric Power Company
1900 Pennsylvania Avenue, N.W.
Washington, DC 20068

Dear Members of the Board:


    We understand that Potomac Electric Power Company, a District of Columbia and Virginia corporation ("PEPCO"), and Baltimore Gas and Electric Company, a Maryland corporation ("BGE"), have determined to enter into a strategic business combination. The terms and conditions of the business combination are set forth in the Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), among PEPCO, BGE and Constellation Energy Corporation, a Maryland and Virginia corporation, 50% of whose outstanding capital stock is owned by BGE and 50% of whose outstanding capital stock is owned by PEPCO (the "Company"). The Merger Agreement provides for, among other things, the merger of PEPCO and BGE with and into the Company (the "Merger"). Pursuant to the Merger, (i) each outstanding share of Common Stock, no par value, of BGE (the "BGE Common Stock") (other than shares cancelled pursuant to Section 2.1(b) of the Merger Agreement) shall be converted into the right to receive one share (the "BGE Ratio") of Company common stock, no par value, (the "Company Common Stock") and (ii) each outstanding share of Common Stock, $1.00 par value, of PEPCO (the "PEPCO Common Stock") (other than PEPCO Dissenting Common Shares and shares cancelled pursuant to Section 2.1(b) of the Merger Agreement) shall be converted into the right to receive 0.997 shares (the "PEPCO Ratio") of Company Common Stock (collectively, the "Merger"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Merger Agreement.


    We have been requested by PEPCO to render our opinion with respect to the fairness, from a financial point of view, to holders of PEPCO Common Stock of the PEPCO Ratio to be offered in the Merger.

    In arriving at our opinion, we have, among other things:

        (1) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1994 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995, for PEPCO;


        (2) Reviewed the Annual Reports, Forms 10-K and the related financial information for the three-year period ended December 31, 1994 and the Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1995, June 30, 1995 and September 30, 1995, for BGE;


        (3) Reviewed certain other filings with the Securities and Exchange Commission and other regulatory authorities made by PEPCO and BGE during the last three years including proxy statements, FERC Forms 1, Forms 8-K and registration statements;

                                     [LOGO]

                                      D2-1

The Board of Directors, Potomac Electric Power Company          February 9, 1996
Page 2


        (4) Reviewed certain internal information, including financial forecasts, relating to the business, earnings, capital expenditures, cash flow, assets and prospects of PEPCO and BGE furnished to us by PEPCO and BGE, respectively;

        (5) Conducted discussions with members of senior management of PEPCO and BGE concerning their respective businesses, regulatory environments, prospects, strategic objectives and possible operating, administrative and capital synergies which might be realized for the benefit of the Company following the Merger;

        (6) Reviewed the historical market prices and trading activity for shares of PEPCO Common Stock and BGE Common Stock and compared them with those of certain publicly traded companies which we deemed to be relevant;

        (7) Compared the results of operations of PEPCO and BGE with those of certain companies which we deemed to be relevant;

        (8) Compared the proposed financial terms of the Merger with the financial terms of certain utility industry business combinations which we deemed to be relevant;

        (9) Analyzed the respective contributions of earnings, cash flow, assets and shareholders' equity of PEPCO and BGE to the Company;

        (10) Analyzed the valuation of shares of PEPCO Common Stock and BGE Common Stock using various valuation methodologies which we deemed to be appropriate;

        (11) Considered the pro forma capitalization, earnings and cash flow of the Company;

        (12) Compared the pro forma capitalization ratios, earnings per share, dividends per share, book value per share, cash flow per share, return on equity and payout ratio of the Company with each of the corresponding current and projected values for PEPCO and BGE on a stand-alone basis;

        (13) Reviewed the Merger Agreement;

        (14) Reviewed the Joint Registration Statement of the Company, including the Joint Proxy Statement/Prospectus of PEPCO and BGE dated the date hereof; and

        (15) Reviewed such other studies, conducted such other analyses, considered such other financial, economic and market criteria, performed such other investigations and considered such other matters as we deemed necessary or appropriate for purposes of this opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or otherwise furnished or made available to us by PEPCO and BGE, including the representations and warranties contained in the Merger Agreement, and have further assumed that the conditions to consummation of the Merger Agreement will be satisfied in all material respects. We have further relied upon the assurances of management of PEPCO and BGE that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections of PEPCO and BGE (including, without limitation, projected cost savings and operating synergies), we have relied upon the assurances of management of PEPCO and BGE that such projections have been reasonably prepared and reflect the best currently available estimates and judgments of the management of PEPCO and BGE as to the future financial performance of PEPCO and BGE, as the may be, and as to the projected outcomes of legal, regulatory and other contingencies. In arriving at our opinion, we have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of PEPCO or BGE, nor have we made any physical inspection of the properties or assets of PEPCO or BGE. We have assumed that the Merger will be a reorganization as

                                      D2-2

The Board of Directors, Potomac Electric Power Company          February 9, 1996
Page 3

described in Section 368(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, and that PEPCO, BGE and shareholders of PEPCO and BGE who exchange their shares solely for Company Common Stock will recognize no gain or loss for federal income tax purposes as a result of the consummation of the Merger. We have also assumed that the Merger will qualify as a pooling of interests for financial accounting purposes. You have not authorized us to solicit, and we have not solicitated, any indications of interest from any third party with respect to the purchase of all or a part of PEPCO. Our opinion herein is necessarily based upon financial, stock market and other conditions and circumstances existing and disclosed to us as of the date hereof.

    We have acted as financial advisor to PEPCO in connection with the Merger and will receive certain fees for our services. In addition, we have in the past rendered certain investment banking and financial advisory services to PEPCO for which we received customary compensation.


    Our advisory services and the opinion expressed herein are provided for the use of PEPCO's Board of Directors in evaluating the Merger. Except for its publication in the Joint Proxy Statement/ Prospectus which will be distributed to holders of PEPCO Common Stock and BGE Common Stock in connection with approval of the Merger, our opinion may not be published or otherwise used or referred to without our prior written consent. This opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should act with respect to the Merger.


    Based upon and subject to the foregoing, our experiences as investment bankers and other factors we deem relevant, we are of the opinion that, as of the date hereof, the PEPCO Ratio to be offered in connection with the Merger is fair, from a financial point of view, to the holders of PEPCO Common Stock.

                                          Very truly yours,

                                                    [LOGO]

                                      D2-3

                                                                       EXHIBIT E

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      -OF-
                        CONSTELLATION ENERGY CORPORATION

                            ------------------------

    The Amended and Restated Articles of Incorporation of Constellation Energy Corporation are as follows:

    FIRST: CORPORATE NAME AND PRINCIPAL OFFICE. The name of the corporation (the "CORPORATION") is Constellation Energy Corporation. The Corporation's principal office is located at [INSERT].

    SECOND: REGISTERED AGENTS. The address of the Corporation's registered office in the State of Maryland is [INSERT]. The name of its registered agent at such address is [INSERT], who is a citizen and a resident of Maryland or a Maryland Corporation. The address of the Corporation's registered office in the Commonwealth of Virginia is [INSERT]. The name of its registered agent at such address is [INSERT], who is a resident of Virginia and a member of the Virginia State Bar.

    THIRD: PURPOSES. The nature of the business or purposes to be conducted or promoted are:

        (a) To conduct or promote the energy business, including, but not limited to, the gas and electric energy business; and

        (b) To do any and all other things and exercise any and all other powers which now or hereafter may be permitted by law,

PROVIDED, HOWEVER, that in the Commonwealth of Virginia the Corporation shall restrict its business and purposes to those of a public service company engaged in the electric energy business.

    FOURTH: DURATION. The duration of the Corporation is perpetual.

    FIFTH: INCORPORATOR. The name and mailing address of the incorporator is Billie J. Swoboda, c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The incorporator is at least 18 years old and originally formed this Corporation under the general laws of the State of Maryland.

    SIXTH: BOARD OF DIRECTORS.

    (a) MANAGEMENT OF CORPORATION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

    (b) NUMBER. The Board of Directors shall consist of sixteen (16) members unless otherwise provided in the By-Laws.

    (c)  CLASSIFIED BOARD.

        (i) The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III.

        (ii) Each class shall consist, as nearly as may be possible, of one-third of the number of directors constituting the entire Board.

       (iii) The initial Class I directors shall be elected to hold office for a term to expire at the 199 [INSERT YEAR OF FIRST ANNUAL MEETING OCCURING AT LEAST ONE YEAR AFTER EFFECTIVE DATE] annual meeting of the stockholders; the initial Class II directors shall be elected to hold office for a term to expire at the 199 [INSERT YEAR OF FIRST ANNUAL MEETING OCCURING AT LEAST TWO YEARS AFTER EFFECTIVE DATE] annual meeting of the stockholders; and the initial Class III directors shall be elected to hold office for a term to expire at the 199 [INSERT YEAR OF FIRST ANNUAL MEETING OCCURRING AT LEAST THREE YEARS AFTER EFFECTIVE DATE] annual meeting of the stockholders; and, in the case of each Class, until their respective successors are duly elected and qualified, subject, however, to death, resignation, retirement, such age and service limitations as may be set forth in the By-Laws, disqualification and removal from office.

       (iv) At each annual meeting of the stockholders, the directors elected to succeed those whose terms expire shall be identified as being of the same Class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified, subject, however, to death, resignation, retirement, such age and service limitations as may be set forth in the By-Laws, disqualification and removal from office.

        (v) If the number of directors is changed, any increase or decrease in directors shall be apportioned among the Classes so as to maintain all Classes as equal in number as possible, and any additional director elected to any Class shall hold office for a term which shall coincide with the terms of the other directors in such Class (subject to the provisions of applicable law).

    (d)  VACANCY.

        (i) Any vacancy on the Board of Directors that results from other than a removal or an increase in the number of directors may be filled by a majority of the Board of Directors then in office even if less than a quorum, or by a sole remaining director.

        (ii) Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the entire Board of Directors.

    (e) REMOVAL. Directors of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose.

    (f) Notwithstanding any other provision of this Article SIXTH,whenever the holders of any class or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Section (c) of this Article SIXTH unless expressly provided by such terms.

    (g) BY-LAWS. The Board of Directors shall have the power to adopt, alter, amend or repeal the By-Laws of the Corporation.

    (h) ISSUANCE OF STOCK. Subject to and upon compliance with all of the provisions of these Articles of Incorporation, the capital stock of the Corporation, Preferred, Preference and Common, may be issued and disposed of as and when such issuance may, pursuant to the laws of Maryland and Virginia, be authorized by the Board of Directors. The Board of Directors is hereby empowered by resolution to authorize the issuance from time to time of shares of Common Stock without par value and securities convertible into shares of Common Stock without par value and rights to purchase the same for such consideration as said Board of Directors may deem advisable. The Board of Directors is hereby empowered by resolution to authorize the issuance of any number of shares of Preferred or Preference Stock of one or more classes or series and/or any amount of convertible securities and/or rights to purchase the same from time to time for such considerations as said Board of Directors may deem advisable. The holders of shares of capital stock of the Corporation shall have no preferential or preemptive right, as stockholders, to subscribe for, purchase or receive any proportionate or other part of any issue of additional capital stock of any class, now or hereafter authorized, which may be issued by the Corporation, except such right, if any, as may be conferred by the Board of Directors in authorizing such issuance. In furtherance and not in limitation of the powers already vested in the

Corporation or the Board of Directors, the Corporation, through the Board of Directors, may authorize from time to time the issuance and disposition, pursuant to the laws of Maryland and Virginia, of shares of Common Stock to any or all of its employees, including officers, or to trustees on behalf of such employees for such considerations as said Board of Directors may deem advisable. Notwithstanding any other provision contained in these Articles of Incorporation, the Board of Directors of the Corporation may authorize the issuance of some or all of the shares of Common Stock, Preference Stock or Preferred Stock of any or all classes or series authorized under these Articles of Incorporation without certificates. This authorization shall not affect shares already represented by certificates outstanding until they are surrendered to the Corporation.

    SEVENTH: INDEMNIFICATION AND LIMITATION OF LIABILITY.

    (a) (i) The Corporation shall indemnify

           (A) its directors, officers and employees, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by applicable law, including the General Laws of the State of Maryland and the Code of Virginia, now or hereafter in force, including, without limiting the generality of the foregoing, the advance of expenses, and

           (B) other individuals and entities, including agents, to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and as shall be permitted by applicable law now or hereafter in force.

        (ii) The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.

       (iii) The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

    (b) To the fullest extent permitted by applicable statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages.

    (c) No amendment of the Articles of Incorporation or repeal of any of its provisions shall limit or eliminate either the limitation on liability provided to directors and officers or the right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

    EIGHTH: CAPITAL STOCK. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 393,026,222 shares of capital stock. Such capital stock shall be divided into four classes, consisting of:
        (a) 374,400,000 shares of Common Stock without par value,
        (b) 1,000,000 shares of Class A Preferred Stock, with a par value of $100 per share, having an aggregate par value of $100,000,000, including the series specified in Article ELEVENTH below,
        (c) 11,126,222 shares of Class B Preferred Stock, with a par value of $50 per share, having an aggregate par value of $556,311,100, including the series specified in Article ELEVENTH below, and
        (d) 6,500,000 shares of Preference Stock, with a par value of $100 per share, having an aggregate par value of $650,000,000, including the series specified in Article ELEVENTH below.
    The aggregate par value of all such shares of capital stock having par value is $1,306,311,100.

    NINTH: VOTING RIGHTS.

    (a)   COMMON  STOCK.   Each holder of  Common Stock  shall have  one vote in
respect of each share of Common Stock held by such holder on all matters submitted generally to a vote of stockholders of the Corporation.

    (b) CLASS A PREFERRED STOCK. Except as provided in Section (b)(i)(F) of Article ELEVENTH, the Class A Preferred Stock shall have no voting power, except that:

        (i) the Class A Preferred Stock shall have twenty-four votes for each share of Class A Preferred Stock with respect to any proposed amendment of the Articles of Incorporation of the Corporation (other than any such amendment as is specified in section (b)(i)(A) of Article ELEVENTH hereof), any proposed consolidation with any other corporation or corporations, any proposed sale, lease or exchange of all its property and assets as an entirety, including its goodwill and franchises, to or with any other corporation or any proposed dissolution of the Corporation, and no such amendment of the Corporation's Articles of Incorporation, consolidation, sale, lease, exchange or dissolution shall be authorized, ratified, adopted or effected without the affirmative vote of two-thirds of all the shares of Class A Preferred Stock outstanding in favor of such amendment, consolidation, sale, lease, exchange or dissolution, as the case may be; and

        (ii) whenever the Corporation shall fail to pay full dividends on the Class A Preferred Stock and such failure shall continue for one year, the Class A Preferred Stock shall then have twenty-four votes for each share of Class A Preferred Stock with respect to all matters, until and unless all such dividends shall have been paid in full;

PROVIDED, HOWEVER, that immediately upon the retirement of the Class A Preferred Stock issuable in exchange for the shares of Baltimore Gas and Electric Company Preferred Stock outstanding as of November 27, 1961, consisting as of the date of these Articles of Incorporation of 222,921 shares of Series B 4 1/2% and 68,928 shares of Series C 4% Preferred Stock and without further action by the officers, Board of Directors, or stockholders of the Corporation, the foregoing provisions of subsections (i) and (ii) above shall be deleted and of no further effect and the following subsections (i) and (ii) in lieu thereof shall be fully operative (and all Class A Preferred Stock issuable in exchange for shares of Baltimore Gas and Electric Company Preferred Stock issued after November 27, 1961, or issued after the date of adoption of these Amended and Restated Articles of Incorporation, but prior to the retirement of the outstanding shares of Class A Preferred Stock specified above shall be subject to such deletion and amendment):

        (i) The Class A Preferred Stock shall have four votes for each share of Class A Preferred Stock with respect to any proposed amendment of the Articles of Incorporation of the Corporation (other than any such amendment as is specified in section (b)(i)(A) of Article ELEVENTH hereof), any proposed consolidation with any other corporation or corporations, any proposed sale, lease, or exchange of all its property and assets as an entirety, including its goodwill and franchises, to or with any other corporation or any proposed dissolution of the Corporation, and no such amendment of the Corporation's Articles of Incorporation, consolidation, sale, lease, exchange, or dissolution shall be authorized, ratified, adopted, or effected without the affirmative vote of two-thirds of all the shares of Class A Preferred Stock outstanding in favor of such amendment, consolidation, sale, lease, exchange or dissolution, as the case may be; and

        (ii) whenever the Corporation shall fail to pay full dividends on the Class A Preferred Stock and such failure shall continue for one year, the Class A Preferred Stock shall then have four votes for each share of Class A Preferred Stock with respect to all matters, until and unless all such dividends shall have been paid in full.

    (c)  CLASS B PREFERRED STOCK.

        (i) DEFINITIONS.   The following  terms, as  used in  these Articles  of
    Incorporation, shall have the following meanings:

           (A) (I) The term "senior stock" shall mean any class of stock ranking in its claim to dividends or other distributions or in liquidation prior to the 11,126,222 shares of Class B Preferred Stock created hereby;

              (II) The term "parity stock" shall mean any class of stock ranking in its claim to dividends or other distributions or in liquidation on a parity with the Class B Preferred Stock, but shall not include any of the 11,126,222 shares of Class B Preferred Stock created hereby, nor shall it include any increase in the authorized amount of the Class B Preferred Stock; and

              (III) The term "junior stock" shall mean the Preference Stock, the Common Stock and any other class of stock ranking in its claim to dividends or other distributions or in liquidation junior to the Class B Preferred Stock.

        (ii) The Class B Preferred Stock has no voting power, except that:

           (A) (I) Whenever dividends payable thereon are in default in an amount equal to four full quarter-yearly dividends, and until such default shall have been remedied as hereinafter provided, the holders of Class B Preferred Stock, voting separately, shall become entitled to elect twenty-five percent of the Board of Directors, or the smallest number of directors that exceeds twenty-five percent of the Board, but in no event less than two directors, and the other stockholders then entitled to vote for the election of directors, voting separately by classes if so required by the provisions applicable to such classes, shall be entitled to elect the remaining directors of the Corporation.

              (II) Upon the accrual of such special right to the holders of Class B Preferred Stock, a meeting of the stockholders then entitled to vote for the election of directors shall be held upon notice promptly given, as provided in the By-Laws for a special meeting, by the President or the Chairman of the Board of Directors of the Corporation.

              (III) If within fifteen days after the accrual of such special right to the holders of Class B Preferred Stock, the President and the Chairman of the Board of the Corporation shall fail to call such meeting, then such meeting shall be held upon notice, as provided in the By-Laws for a special meeting, given by the holders of not less than five hundred shares of Class B Preferred Stock after filing with the Corporation notice of their intention to do so.

              (IV) The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of directors by the holders of Class B Preferred Stock, whether or not at the time of such termination the remaining directors of the Corporation shall have been elected; and thereafter and during the continuance of such special right of the holders of the Class B Preferred Stock, the Board of Directors shall be divided into two or more classes, one class consisting of the directors to be elected by the holders of Class B Preferred Stock, and the other class or classes consisting of directors to be elected by the other stockholders entitled to vote for the election of directors, and the directors of each such class elected at such meeting, or at any adjournment thereof, and the directors of each such class elected at any subsequent annual meeting for the election of directors, held during the continuance of such special right, shall hold office until the next succeeding annual election and until their respective successors by classes are elected and qualified.

           (B) (I) However, if and when all dividends then in default on the Class B Preferred Stock shall be paid (and such dividends shall be declared and paid as soon as reasonably practicable out of surplus or net profits, but without diminishing the amount of capital of the Corporation), the holders of Class B Preferred Stock shall be divested of such special right referred to in Section (c)(ii)(A), but subject always to the same provisions for the revesting of such special right in the holders of Class B Preferred Stock in the case of any similar future default or defaults.

              (II) Whenever the holders of Class B Preferred Stock shall be so divested of such special right, the method of election of the Board of Directors by the right of the other stockholders entitled to vote for the election of directors exclusively shall be restored, and the election of directors shall take place at the next succeeding annual meeting for the election of directors, or at any adjournment thereof.

           (C) (I) Except as hereinafter provided, during the continuance of the special right of the holders of the Class B Preferred Stock to elect directors as provided in Section (c)(ii)(A) of this Article NINTH, at all meetings for the election of directors the presence in person or by proxy of the holders of record of a majority of the outstanding shares of the Class B Preferred Stock shall be necessary to constitute a quorum for the election of directors whom the holders of such class are entitled to elect, and the presence in person or by proxy of the holders of record of a majority of the outstanding shares of each other class of stock then entitled to vote for the election of directors shall be necessary to constitute a quorum for the election of the directors whom the holders of such class of stock are entitled to elect.

              (II) In the absence of such a quorum of the holders of stock of any particular class then entitled to vote for the election of directors, the holders of a majority of the shares of the stock of such class so present in person or represented by proxy may adjourn from time to time the meeting for the election of directors to be elected by such stock, without notice other than announcement at the meeting, until the requisite quorum for the holders of such stock shall be obtained. However, at the first meeting for the election of directors after any accrual of the special right of the holders of Class B Preferred Stock, and at any subsequent annual meeting for the election of directors held during the continuance of such special right, if there shall not be such a quorum of the holders of Class B Preferred Stock the meeting shall be adjourned from time to time as above provided until such quorum shall have been obtained; PROVIDED that, if such quorum shall not have been obtained within 90 days from the date of such meeting as originally called (or, in the case of any annual meeting held during the continuance of such special right, from the date fixed for such annual meeting), the presence in person or by proxy of the holders of record of one third of the outstanding shares of Class B Preferred Stock shall then be sufficient to constitute a quorum for the election of the directors whom the holders of Class B Preferred Stock are then entitled to elect.

              (III) The absence of a quorum of the holders of any class of stock then entitled to vote for the election of directors shall not, except as hereinafter provided, prevent or invalidate the election by the other class or classes of stockholders of the directors which they are entitled to elect, if the necessary quorum of stockholders of such other class or classes is present in person or represented by proxy at any such meeting or any adjournment thereof. However, at the first meeting for the election of directors after the accrual of the special right of the holders of Class B Preferred Stock to elect directors as provided in Section (c)(ii)(A) of this Article NINTH, the absence of a quorum of the holders of Class B Preferred Stock shall prevent the election of directors by the holders of Common Stock until the election of directors by the holders of Class B Preferred Stock after a quorum of the holders of Class B Preferred Stock shall have been obtained.

          (iii) So long as any shares of Class B Preferred Stock are outstanding, no amendment to the Articles of Incorporation of the Corporation which would

               (A) create, change any junior stock into, or increase the rights and preferences of, any senior or parity stock,

               (B) increase the authorized amount of the Class B Preferred Stock in excess of the 11,126,222 shares created hereby or the authorized amount of any senior or parity stock, or

               (C) change the express terms of the outstanding shares of Class B Preferred Stock in any manner substantially prejudicial to the holders thereof,

           shall be made without the affirmative consent of the holders (given in writing without a meeting or by a vote at a meeting duly called for the purpose) of more than two-thirds of the aggregate number of shares of the Class B Preferred Stock then outstanding; but any such amendment may be made with such affirmative consent, together with such additional vote or consent of stockholders as from time to time may be required by law; PROVIDED, HOWEVER, that if any such amendment would change the express terms of the outstanding shares of Class B Preferred Stock of any particular series in a manner substantially prejudicial to the holders thereof without correspondingly affecting the holders of the outstanding shares of Class B Preferred Stock of all series, then, in lieu of such consent of the holders of Class B Preferred Stock (or, if such consent of the holders of the outstanding shares of Class B Preferred Stock is required by law, in addition thereto), a like affirmative consent of the holders of more than two-thirds of the Class B Preferred Stock of the affected series at the time outstanding shall be necessary for making such amendment.

          (iv) So long as any shares of the Class B Preferred Stock are outstanding, the Corporation shall not, without the affirmative consent of the holders (given in writing without a meeting or by a vote at a meeting duly called for the purpose) of at least a majority of the aggregate number of shares of Class B Preferred Stock then outstanding:

               (A) issue any shares of the Class B Preferred Stock, in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior or parity stock (either directly or by reclassification), unless for a period of twelve consecutive calendar months within the fifteen calendar months next preceding the date on which such shares are to be issued net earnings (after depreciation and taxes but before deducting interest) have been at least one and one-half times the annual interest charges and dividend requirements on all indebtedness of the Corporation and on all shares of Class B Preferred Stock and senior and parity stock which shall then be outstanding; for the purpose of such computation, the shares and any indebtedness proposed to be issued in connection with such issue shall be included, but any indebtedness or shares proposed to be retired in connection with such issue shall be excluded, and in determining such net earnings, the Board of Directors of the Corporation shall make such adjustments, by way of increase or decrease in such net earnings, as shall in their opinion be necessary to give effect, for the entire twelve months for which such net earnings are determined, to any acquisition or disposition of property the earnings of which can be separately ascertained, and to any issue, sale, assumption or retirement of securities, which shall have occurred after the commencement of such twelve months' period and prior to or in connection with the issue of the shares of the Class B Preferred Stock or senior and parity stock; or

               (B) issue any shares of the Class B Preferred Stock, in excess of 300,000 shares thereof at any one time outstanding, or issue any shares of senior or parity stock (either directly or by reclassification), unless immediately after such proposed issue the aggregate of

                   (I) the capital of the Corporation applicable to its stock ranking junior as to assets and dividends, and

                  (II) the surplus of the Corporation
           shall be not less than the aggregate amount payable upon involuntary liquidation to the holders of the Class B Preferred Stock and of senior and parity stock then to be outstanding, excluding from such computation all stock to be retired through such proposed issue; or

               (C) merge or consolidate with or into any other Corporation or Corporations or sell or lease all or substantially all of its assets, unless such merger, consolidation, sale or lease, or the issue and assumption of all securities to be issued or assumed in connection with any such merger, consolidation, sale or lease shall have been ordered, approved or permitted by the regulatory authority or authorities having jurisdiction in the premises; PROVIDED that the provisions of this paragraph (C) shall not apply to a purchase, lease or other acquisition by the Corporation of the franchises or assets of another Corporation, or otherwise apply in any manner which does not involve a merger or consolidation or sale or lease by the Corporation of all or substantially all of its assets.

    (d) PREFERENCE STOCK. The Preference Stock shall have no voting power, except that:

        (i) The Preference Stock shall have one vote for each share of Preference Stock with respect to any proposed amendment of the Articles of Incorporation of the Corporation which would create or authorize any shares of stock ranking prior to or on a parity with the Preference Stock as to dividends or as to distribution of assets, or which would substantially adversely affect the contract rights, as expressly set forth in the Articles of Incorporation, of the Preference Stock, and no such amendment of the Articles of Incorporation of the Corporation may be authorized, ratified, accepted or effected without the affirmative vote of two-thirds of all the shares of Preference Stock outstanding in favor of such amendment; and

        (ii) Whenever the Corporation shall fail to pay full dividends on the Preference Stock and such failure shall continue for one year, the Preference Stock shall then have one vote for each share of Preference Stock with respect to all matters, until and unless such dividends shall have been paid in full.

    TENTH: COMMON STOCK. Subject to any limitations prescribed in Article ELEVENTH and any prior rights conferred upon the holders of any class or series of Preferred Stock or Preference Stock created herein or that may be conferred upon the holders of any series of Preferred Stock or Preference Stock established by the Board pursuant to authority herein provided, and except as provided by law, the holders of shares of Common Stock shall be entitled to receive

        (a) when and as declared by the Board, out of the assets of the Corporation which are by law available therefor, PRO RATA dividends payable in cash, in property or in securities of the Corporation, and

        (b) on a PRO RATA basis, all of the remaining assets of the Corporation available for distribution to its stockholders in the event of any liquidation, dissolution or winding up of the Corporation.

    ELEVENTH: PREFERRED AND PREFERENCE STOCK.

        (a)  PREFERRED STOCK GENERALLY.

           (i) RANK. All shares of Preferred Stock shall rank on a parity with each other in respect of dividends or other distributions and in liquidation regardless of class or series within a class. All shares of Preferred Stock of any one series of any class shall be identical to each other in all respects.

           (ii) PAYMENT OF  DIVIDENDS. Except as  otherwise provided in  section
       (c)(i)(A)(V) of this Article ELEVENTH, unless dividends on all outstanding shares of every series of every class of Preferred Stock, at the annual dividend rate or rates fixed therefor, shall have been paid or declared and set aside for payment for all past dividend periods to which they are entitled, and the full dividend thereon at said rate or rates for the dividend period current at the time shall have been paid or declared and set apart for payment, but without interest on accumulated dividends, and unless all sinking fund payments, if any, required to have been made thereon shall have been made or provided for, no dividend shall be declared and no other distribution shall be made on any shares of any series of any class of Preferred Stock or on any parity stock or junior stock. No distribution shall be declared or made on the shares of any series of any class of Preferred Stock unless there shall be declared or made at the same time a like distribution on all outstanding shares of every series of every class of Preferred Stock.


          (iii) REDEMPTION. If and so long as the Corporation shall be in default in the payment of any dividend on shares of any series of any class of Preferred Stock, or shall be in default in the payment of funds into or the setting aside of funds for any sinking fund created for any series of any class of Preferred Stock, the Corporation may not (other than by the use of unapplied funds, if any, paid into or set aside for a sinking fund or funds prior to such default)

               (A) redeem any shares of any series of any class of Preferred Stock unless all shares of all classes of Preferred Stock are redeemed,

               (B) purchase or otherwise acquire for a consideration any shares of Preferred Stock except pursuant to offers of sale made by holders of Preferred Stock in response to an invitation for tenders given simultaneously by the Corporation by mail to the holders of record of all shares of Preferred Stock then outstanding, or

               (C) redeem, retire, repurchase or otherwise acquire for value any parity stock or any junior stock.

          (iv) LIMITATION OF DECLARATION OF DIVIDENDS ON JUNIOR STOCK. No dividend shall be declared on any junior stock payable more than 120 days after the date of declaration.

           (v) LIQUIDATION. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all classes and series shall be insufficient to pay such holders the full preferential amount (including unpaid cumulative dividends, if any) to which they are entitled, then such assets shall be distributed ratably among the shares of all series of all classes of Preferred Stock and parity stock in accordance with the respective preferential amounts payable with respect thereto.

        (b)  CLASS A PREFERRED STOCK.

           (i) GENERALLY.

               (A) The right is hereby reserved to make from time to time any amendments to the Articles of Incorporation of the Corporation which change the terms of the Class A Preferred Stock by classification or subclassification of all or any of the authorized but unissued Class A Preferred Stock into one or more series of the Class A Preferred Stock, which series may differ from each other and other series already outstanding in any or all of the following respects:

                   (I) the rate and/or payment periods of the fixed preferential dividends payable thereon, which rate shall, however, in no case exceed eight per cent per annum,

                  (II) whether or  not, and  if so to  what extent  and on  what terms and conditions, such series shall participate in dividends in excess of the fixed preferential dividends thereon, or in distribution of assets, upon liquidation, dissolution or winding up, in excess of the fixed preferential distribution thereof to the holders of the Class A Preferred Stock,

                  (III) whether or not, and if so on what terms and conditions, such series shall be convertible at the option of the holders into other stock (Class A Preferred, Preference, or Common), bonds or securities of the Corporation, and

                  (IV) the prices and times, if any, of redemption thereof.

           All of the Class A Preferred Stock having identical characteristics shall be given the same serial designation.

               (B) All Class A Preferred Stock redeemed shall forthwith be cancelled and retired but shall have the status of authorized but unissued Class A Preferred Stock of the Corporation.

               (C) In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Class A Preferred Stock shall be entitled to be paid in full both the par amount of their shares and an amount equal to the unpaid dividends accrued thereon (whether earned or declared or not) adjusted to date of such payment, before any amount shall be paid to either the holders of the Preference Stock or the holders of Common Stock.

               (D) All payments to the holders of the Class A Preferred Stock, whether payments of dividends or payments in the event of redemption, liquidation, dissolution or winding up, shall be made without deduction for any tax or taxes (other than income taxes in excess of two per cent of any such dividend payment with respect to shares of Class A Preferred Stock issued in exchange for shares of Baltimore Gas and Electric Company Preferred Stock issued on or prior to November 27, 1961 and then outstanding, and other than any income taxes on any redemption payments with respect to shares of Class A Preferred Stock issued in exchange for shares of Preferred Stock issued after November 27, 1961) which the Corporation may be required or permitted to pay thereon or to retain therefrom under any present or future law of the United States of America or of any state, county or municipality therein.

               (E) Up to the fixed preferential dividends payable on each series of Class A Preferred Stock, all series of Class A Preferred Stock shall participate (not before the respective dividend dates of each series of Class A Preferred Stock) at the same rate per cent per annum in any payments for, or including any period (whether a dividend period or part of such a period) aggregating less than the full preferential dividends on all series of Class A Preferred Stock for such period; if for any period (whether a dividend period or part of such a period) full preferential dividends shall not have been paid on any series of Class A Preferred Stock when payable, the deficiency shall be payable before any dividends for any subsequent dividend period, or part of such a period, shall be paid upon or set apart for any series of the Class A Preferred Stock.

               (F) (I) At no time shall Preferred Stock be issued if, after giving effect to such issuance, the aggregate amount of Preferred Stock in number of shares, exceeds one twenty-fourth of the total amount, in number of shares, of Common Stock at the time being issued and outstanding and not held or owned by the Corporation, PROVIDED, HOWEVER, that if Preferred Stock is issued for the purpose of retiring outstanding Preferred Stock then the Preferred Stock to be retired shall not be counted as outstanding for purposes of the foregoing limitation; nor shall the total amount, in number of shares, of Common Stock issued and outstanding and not held or owned by the Corporation be at any time reduced, either by purchase of Common Stock by the Corporation or by amendment of the Articles of Incorporation of the Corporation, below twenty-four times the total amount, in number of shares, of Preferred Stock at the time being issued and outstanding; PROVIDED, HOWEVER, that immediately upon the retirement of the Class A Preferred Stock issuable in exchange for the shares of Baltimore Gas and Electric

           Company Preferred Stock outstanding as of November 27, 1961, consisting as of the date of these Articles of Incorporation of 222,921 shares of Series B 4 1/2% and 68,928 shares of Series C 4% Preferred Stock and without further action by the officers, Board of Directors, or stockholders of the Corporation, the foregoing provisions of the clause (I) shall be deleted and of no further effect and the following clause (II) in lieu thereof shall be fully operative (and all Class A Preferred Stock issuable in exchange for shares of Baltimore Gas and Electric Company Preferred Stock issued after November 27, 1961, or issued after the date of adoption of these Amended and Restated Articles of Incorporation, but prior to the retirement of the outstanding shares of Preferred Stock specified above shall be subject to such deletion and amendment).

              (II) After the deletion and amendment of clause (I) above pursuant to the terms thereof, while any shares of Preferred Stock are outstanding, there shall not be issued without the prior affirmative vote or written consent of the holders of two-thirds of the total number of shares of Class A Preferred Stock then outstanding, any additional Preferred Stock if, at the time of issuance of such additional Preferred Stock and after giving effect to such issuance, the aggregate par value of the Preferred Stock to be outstanding after such issuance, would exceed an amount equal to the aggregate amount in dollars in the Common Stock account of the Corporation plus any capital surplus represented by consideration received for the issuance of Common Stock, all as shown on the books of account of the Corporation, PROVIDED, HOWEVER, that if Preferred Stock is issued for the purpose of retiring outstanding Preferred Stock then the Preferred Stock to be retired shall not be counted as outstanding for purposes of the foregoing limitation; nor, without like affirmative vote or written consent, shall the outstanding Common Stock not held or owned by the Corporation be reduced by purchase or retirement by the Corporation or such capital surplus be reduced by distribution, if and to the extent that, after such reduction, the aggregate par value of the outstanding Preferred Stock would exceed the sum of the dollars in the Common Stock account of the Corporation plus any capital surplus represented by consideration received for the issuance of Common Stock, all as shown on the books of account of the Corporation. For the purpose of determining compliance with the limitations contained in this clause (II), if the Corporation purchases Common Stock, the said Common Stock and capital surplus accounts shall be deemed to be thereby reduced by that portion of the total dollars in said accounts which is equivalent to the ratio of the number of shares of Common Stock purchased to the number outstanding and not held or owned by the Corporation immediately before such purchase, but in such a case if the Common Stock so purchased is subsequently sold or retired the said Common Stock and capital surplus accounts shall be deemed to be reduced thereafter only by the actual charges to said accounts.

               (G) At no time shall any Preferred Stock be issued unless at the time of such issuance the net earnings of the Corporation, over and above operating expenses (including allowance for depreciation and other reserves), fixed charges and any other deductions from or charges against income ranking prior to dividends on the Preferred Stock, for a period of twelve successive calendar months ending within the sixty days immediately preceding such issuance of Preferred Stock, shall have been at least twice a sum equal to full preferential dividends for one year on

                   (I) all Preferred Stock already outstanding at the time of such issuance, and

                  (II) the Preferred Stock so to be issued,

PROVIDED that in the case of Preferred Stock being issued for the purpose of retiring outstanding Preferred Stock, the Preferred Stock to be retired shall not be counted as outstanding for purposes of this limitation.

    (ii) CLASS A PREFERRED STOCK, SERIES B.

        (A) The Class A Preferred Stock, Series B, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation yearly dividends at the rate of four and one-half per cent per annum and no more payable quarterly on the first days of January, April, July and October in each year. The dividends on the Class A Preferred Stock, Series B, shall be cumulative and shall be payable before any dividend on either the Preference Stock or on the Common Stock shall be paid or set apart; so that if in any year or years dividends amounting to four and one-half per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the Preference Stock or the Common Stock.

        (B) The Class A Preferred Stock, Series B, or any portion thereof may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and fifteen dollars ($115) at any time prior to July 1, 1944, one hundred and fourteen dollars ($114) after June 30, 1944, one hundred and thirteen dollars ($113) after June 30, 1947, one hundred and twelve dollars ($112) after June 30, 1950, one hundred and eleven dollars ($111) after June 30, 1953, and one hundred and ten dollars ($110) after June 30, 1956. In case less than all of the Preferred Stock, Series B, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Class A Preferred Stock, Series B, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the Corporation to redeem the Class A Preferred Stock, Series B, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of Class A Preferred Stock, Series B, so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment thereof shall have been provided and set apart, the dividends on the Preferred Stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price, shall cease.

   (iii) CLASS A PREFERRED STOCK, SERIES C.

        (A) The Class A Preferred Stock, Series C, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation yearly dividends at the rate of four per cent per annum and no more, payable quarterly on the first days of January, April, July and October in each year. The dividends on the Class A Preferred Stock, Series C, shall be cumulative and shall be payable before any dividend on either the Preference Stock or the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to four per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the Preference Stock or the Common Stock.

        (B) The Class A Preferred Stock, Series C, or any portion thereof may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and seven dollars ($107) per share at any time prior to July 1, 1945, one hundred and six dollars ($106) per share after June 30, 1945, and one hundred and five dollars ($105) per share after June 30, 1950. In case less than all of the Class A Preferred Stock, Series C, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Preferred Stock, Series C, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the Corporation to redeem the Class A Preferred Stock, Series C, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of Class A Preferred Stock, Series C, so to be redeemed by mailing the same, postage prepaid and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment thereof shall have been provided and set apart, the dividends on the Preferred Stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price, shall cease.

   (iv) CLASS A PREFERRED STOCK, SERIES D.

        (A) The Class A Preferred Stock, Series D, shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation yearly dividends at the rate of five and forty hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year. The dividends on the Class A Preferred Stock, Series D, shall be cumulative and shall be payable before any dividend on either the Preference Stock or the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to five and forty hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for either the Preference Stock or the Common Stock. Dividends on Class A Preferred Stock, Series D, will accrue from May 4, 1967 with respect to shares issued prior to July 1, 1967, and from the first day of the quarterly dividend period in which they are issued with respect to shares issued on or after July 1, 1967.

        (B) The Class A Preferred Stock, Series D, or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred and five dollars and fifty cents ($105.50) per share at any time prior to April 1, 1972, then one hundred and four dollars ($104) per share prior to April 1, 1977, then one hundred and two dollars and fifty cents ($102.50) per share prior to April 1, 1982, and one hundred and one dollars ($101) per share thereafter; PROVIDED, HOWEVER, that the Corporation will not, prior to April 1, 1972, redeem any shares of the Class A Preferred Stock, Series D, if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with the Class A Preferred Stock, Series D, if such borrowed funds have an interest rate or cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Corporation (so calculated), less than the dividend rate per annum of the Class A Preferred Stock, Series D. In case less than all of the Class A Preferred Stock, Series D, at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Class A Preferred Stock, Series D, or shall be selected, in whole or in part, by lot. At least sixty days' written notice of the election of the Corporation to redeem the Class A Preferred Stock, Series D, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of Class A Preferred Stock, Series D, so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the Preferred Stock so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

(c) CLASS B PREFERRED STOCK.

    (i) GENERALLY.

        (A) (I) The holders of the Preferred Stock shall be entitled to receive, but only when and as declared by the Board of Directors, cumulative cash dividends in the case of each series at the annual rate for such series theretofore fixed as herein provided, payable quarter-yearly on the first days of January, April, July and October in each year to stockholders of record on the respective dates fixed for the purpose by the Board of Directors as dividends are declared.

          (II) No dividend shall be declared on any shares of the Class B Preferred Stock unless there shall likewise be declared on all shares of the Class B Preferred Stock at the time outstanding like dividends, ratably in proportion to the respective annual dividend rates fixed therefor.

          (III) The dividends on shares of the Class B Preferred Stock shall be cumulative from the quarterly-yearly dividend payment date next preceding the date of issue of such shares, unless such shares shall have been issued after the record date and before the payment date for a particular dividend, in which case the dividends shall be cumulative from the quarter-yearly dividend payment date next ensuing after the date of issue of such shares.

          (IV) The holders of the Class B Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this paragraph (A).

           (V) Notwithstanding the dividend payment dates specified in sub-paragraph (I) above, dividends shall, subject to the terms and conditions hereof, be payable on each series of Class B Preferred Stock that was converted from a corresponding series of preferred stock of Potomac Electric Power Company upon the merger (the "Merger") of such company and Baltimore Gas and Electric Company with and into the Corporation on the effective date of such Merger (the "Effective Date") as follows:

               (a) if the first dividend payment date for such shares of preferred stock of Potomac Electric Power Company that would have occurred after the Effective Date but for the Merger (the "PEPCO Payment Date") precedes the first dividend payment date for the Class B Preferred Stock (the "First Dividend Payment Date"), determined in accordance with subparagraph (I) above, so to occur, then:

                   (1) a dividend shall be paid on each such share of Class B Preferred Stock on the PEPCO Payment Date in the regular quarterly amount, and

                   (2) a dividend shall be paid on each such share of Class B Preferred Stock on the First Dividend Payment Date, but only in an amount equal to one-third of the regular quarterly amount of such dividend; and

               (b) if the First Dividend Payment Date occurs before the PEPCO Payment Date, a dividend shall be paid on each such share of Class B Preferred Stock on the First Dividend Payment Date, but only in an amount equal to one-third of the regular quarterly amount of such dividend.

        (B) (I) The Corporation, at the option of the Board of Directors or by the operation of the sinking fund, if any, provided for the Class B Preferred Stock of any series, may, from time to time, subject to such terms and conditions, if any, fixed herein or as may be fixed by the Board of Directors with respect to any series as herein provided, redeem the whole or any part of such series at any time outstanding, by paying in cash the applicable redemption price therefor fixed herein or fixed by the Board of Directors as hereinbefore provided.

          (II) Notice of every such redemption shall be given by publication at least once in each of two calendar weeks in each of two daily newspapers printed in the English language, one published and of general circulation in the City of Washington, District of Columbia, and the other in the Borough of Manhattan, The City of New York, the first publication to be at least thirty days and not more than sixty days prior to the date fixed for such redemption. At least thirty days' and not more than sixty days' previous notice of every such redemption shall also be mailed to the holders of record of the shares so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for the redemption of any shares so to be redeemed.

          (III) In case of the redemption of a part only of any series of the Class B Preferred Stock at the time outstanding, the Corporation or its duly authorized agent shall select by lot the shares so to be redeemed. The Board of Directors shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which the drawings by lot shall be conducted and the terms and conditions upon which the Class B Preferred Stock shall be redeemed from time to time.

          (IV) If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified therein the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares so called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed to be outstanding on and after such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable upon redemption thereof, without interest;
       PROVIDED, HOWEVER, in the alternative, that, after giving notice by publication of any such redemption as hereinbefore provided or after giving to the bank or trust company referred to below irrevocable authorization to give or complete such notice by publication, and prior to the redemption date specified in such notice, the Corporation may deposit in trust, for the account of the holders of the shares of Class B Preferred Stock so to be redeemed, the funds necessary for such redemption with a bank or trust company in good standing, organized and doing business under the laws of the United States or of any state or territory or of the District of Columbia and having its principal office in the City of Washington, District of Columbia, or in the Borough of Manhattan, The City of New York, having capital, surplus and undivided profits aggregating at least Ten Million Dollars, designated in such notice of redemption, and thereupon all shares of the Class B Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of Class B Preferred Stock shall forthwith upon such deposit in trust cease and terminate, except only the right of the holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest and the right to exercise, on or before such redemption date privileges of conversion or exchange, if any, not theretofore expiring.

           (V) Shares of Class B Preferred Stock purchased or redeemed pursuant to any obligation of the Corporation to purchase or redeem shares for a sinking fund, shares redeemed pursuant to the provisions hereof or purchased and for which credit shall have been taken against any sinking fund obligation, and shares surrendered pursuant to any conversion right, shall not be reissued or otherwise disposed of and shall be canceled. Any other shares of Class B Preferred Stock redeemed or otherwise acquired by the Corporation shall continue to be part of the authorized capital stock of the Corporation and may thereafter, in the discretion of the Board of Directors and to the extent permitted by law, be sold or reissued from time to time, as part of the same or another series, subject to the terms and conditions herein set forth.

        (C) (I) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holder of each share of the Class B Preferred Stock shall be entitled to be paid in full in cash the amount fixed as herein provided, together with an amount computed at the annual dividend rate therefor from the date upon which dividends thereon became cumulative to the date fixed for the payment thereof, less the aggregate of the dividends theretofore paid thereon.

          (II) In the event of any involuntary liquidation, dissolution or winding up of the Corporation, then, before any distribution or payment shall be made to the holders of any junior stock, the holder of each share of the Class B Stock shall be entitled to be paid in full the par value thereof in cash, together with an amount computed at the annual dividend rate therefor from the date upon which dividends thereon became cumulative to the date fixed for the payment thereof, less the aggregate of the dividends theretofore paid thereon.

          (III) With respect to the payments to be made in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, all series of the Class B Preferred Stock shall rank ratably according to their respective interests without preference of any series thereof over any other series.

        (D) Subject to the limitations herein specified, whenever the full dividends on the Class B Preferred Stock at the time outstanding for all past dividend periods shall have been paid and the full dividend thereon for the dividend period then current shall have been paid or declared and a sum sufficient for the payment thereof set apart, then such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared on the Common Stock and any other junior stock, and the Class B Preferred Stock shall not be entitled to participate in any such dividends.

        (E) (I) So long as any shares of the Class B Preferred Stock are outstanding, the Corporation shall not pay any dividends on its Common Stock (other than dividends payable in Common Stock) or make any distribution on, or purchase or otherwise acquire for value, any of its Common Stock (each such payment, distribution, purchase and/or acquisition being herein referred to as a "Common Stock dividend"), except to the extent permitted by the following provisions:

           (1) No Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed 50% of the net earnings of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend, after deducting from such net earnings dividends accruing on any stock other than Common Stock of the Corporation during such period, if at the end of such period, the ratio (herein referred to as the "capitalization ratio") of the sum of

               (a) the capital represented by the Common Stock (including premiums on Common Stock) and

               (b) the surplus accounts of the Corporation,

            to the sum of

               (x) the total capital and

               (y) the surplus accounts of the Corporation (after adjustment in each case of the surplus accounts to reflect payment of such Common Stock dividend)

            would be less than 20%.

           (2) If such capitalization ratio, determined as aforesaid, shall be 20% or more, but less than 25%, no Common Stock dividend shall be declared or paid in an amount which, together with all other Common Stock dividends declared in the year ending on (and including) the date of the declaration of such Common Stock dividend, would in the aggregate exceed 75% of the net earnings of the Corporation for the period consisting of the twelve consecutive calendar months ending on the last day of the calendar month next preceding the declaration of such Common Stock dividend after deducting from such net earnings dividends accruing on any stock other than the Common Stock of the Corporation during such period; and

           (3) If such capitalization ratio, determined as aforesaid, shall be in excess of 25%, no Common Stock dividend shall be declared or paid which would reduce such capitalization ratio to less than 25% except to the extent permitted by the next preceding clauses (1) and (2).

       (II) For the purposes of this paragraph (E) the total capital of the Corporation shall be deemed to consist of the aggregate of

           (1) the principal amount of all outstanding indebtedness of the Corporation represented by bonds, notes or other evidences of indebtedness maturing by their terms one year or more after the date of the issue thereof; and

           (2) the par or stated value of all outstanding capital stock (including premiums on capital stock) of all classes of the Corporation.

            All indebtedness and shares of the Corporation acquired by the Corporation and held in its treasury shall be excluded in determining total capital.

       (III) Purchases or other acquisitions of Common Stock shall be deemed, for the purposes of the foregoing provisions of this subdivision (E), to have been declared as dividends as of the date on which such purchases or acquisitions are consummated.

        (F) No holder of Class B Preferred Stock shall be entitled as such as a matter of right to subscribe for or purchase any part of any new or additional issue of stock, or securities convertible into, or carrying or evidencing any right to purchase, stock, of any class whatever, whether now or hereafter authorized, and whether issued for cash, property, services or otherwise.

        (G) ISSUANCE OF ADDITIONAL SERIES OF CLASS B PREFERRED STOCK. Subject to the provisions hereof, authorized but unissued Class B Preferred Stock may be divided into and issued, from time to time, in one or more series as the Board of Directors may determine, and the Board of Directors is hereby expressly authorized to adopt from time to time resolutions, in respect of any unissued shares of Class B Preferred Stock, to fix and determine:

           (I) The division of such shares into series and the designation and authorized number of the shares of the particular series;

          (II) The rate of dividend for the particular series;

          (III) The price or prices at and the terms and conditions on which shares of the particular series may be redeemed;

          (IV) The amount payable upon shares of the particular series in the event of voluntary liquidation;

           (V) Sinking fund provisions (if any) for the redemption or purchase of shares of the particular series; and

          (VI) The terms and conditions (if any) on which the shares of the particular series may be converted into other classes of stock of the Corporation.

            All shares of Class B Preferred Stock shall be of equal rank with each other, regardless of series, and all shares thereof shall be identical except as to the above listed relative rights and preferences, in respect of any and all of which there may be variations between different series as fixed and determined by the Board of Directors in said resolutions. All shares of the Class B Preferred Stock of any one series shall be identical with each other in all respects.

        (H) The following series of Class B Preferred Stock are created hereby:

           (I) $2.44 SERIES OF 1957.

               (1) The rate of dividend payable on the 1957 Series shall be $2.44 per annum per share.

               (2) The shares of the 1957 Series shall be redeemable, in whole or in part at $52.50 per share on or before March 1, 1962, $52.00 per share thereafter and on or before March 1, 1967, $51.50 per share thereafter and on or before March 1, 1972 and $51.00 per share thereafter, in each case plus an amount in the case of each share, computed at the rate of $2.44 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date.

               (3) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1957 Series shall be $52.50 per share if paid on or before March 1, 1962, $52.00 per share if paid thereafter and on or before March 1, 1967, $51.50 per share if paid thereafter and on or before March 1, 1972, and $51.00 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

          (II) $2.46 SERIES OF 1958.

               (1) The rate of dividend payable on the 1958 Series shall be $2.46 per annum per share.

               (2) The shares of the 1958 Series shall be redeemable, in whole or in part, at $53.75 per share on or before March 1, 1963, $52.50 per share thereafter and on or before March 1, 1968, $51.50 per share thereafter and on or before March 1, 1973 and $51.00 per share thereafter, in each case plus an amount in the case of each share, computed at the rate of $2.46 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date.

               (3) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1958 Series shall be $53.75 per share if paid on or before March 1, 1963, $52.50 per share if paid thereafter and on or before March 1, 1968, $51.50 per share if paid thereafter and on or before March 1, 1973, and $51.00 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

          (III) $2.28 SERIES OF 1965.

               (1) The rate of dividend payable on the 1965 Series shall be $2.28 per annum per share.

               (2) The shares of the 1965 Series shall be redeemable, in whole or in part, at $53.00 per share on or before March 1, 1970, $52.50 per share thereafter and on or before March 1, 1975, $52.00 per share thereafter and on or before March 1, 1980 and $51.00 per share thereafter, in each case plus an amount in the case of each share, computed at the rate of $2.28 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date.

               (3) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1965 Series shall be $53.00 per share if paid on or before March 1, 1970, $52.50 per share if paid thereafter and on or before March 1, 1975, $52.00 per share if paid thereafter and on or before March 1, 1980, and $51.00 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

          (IV) $3.82 SERIES OF 1969.

               (1) The rate of dividend payable on the 1969 Series shall be $3.82 per annum per share.

               (2) The shares of the 1969 Series shall be redeemable, in whole or in part, at $54.00 per share on or before March 1, 1974, $53.00 per share thereafter and on or before

           March 1, 1979, $52.00 per share thereafter and on or before March 1, 1984 and $51.00 per share thereafter, in each case plus an amount, in the case of each share, computed at the rate of $3.82 per annum, from the date on which dividends on such share becomes cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; PROVIDED, HOWEVER, that the shares of the 1969 Series shall not be redeemable prior to March 1, 1974, directly or indirectly from or in anticipation of moneys borrowed, or the proceeds of shares of Class B Preferred Stock (or of any other stock ranking prior to or on a parity with the Class B Preferred Stock) sold, by or for the account of the Corporation at an interest or dividend cost to it (calculated in accordance with generally accepted financial practice) of less than 7.64% per annum.

               (3) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1969 Series shall be $54.00 per share if paid on or before March 1, 1974, $53.00 per share if paid thereafter and on or before March 1, 1979, $52.00 per share if paid thereafter and on or before March 1, 1984, and $51.00 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

           (V) $3.37 SERIES OF 1987.

               (1) The rate of dividend payable on the 1987 Series shall be $3.37 per annum per share.

               (2) The shares of the 1987 Series shall be redeemable (other than through operation of the sinking fund), in whole or in part at $53.37 per share prior to June 1, 1992, $52.25 per share thereafter and prior to June 1, 1997, $51.13 per share thereafter and prior to June 1, 2002, and $50.00 per share thereafter, in each case plus an amount, in the case of each share, computed at the rate of $3.37 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; PROVIDED, HOWEVER, that the shares of the 1987 Series shall not be redeemable prior to June 1, 1992, directly or indirectly from or in anticipation of moneys borrowed, or the proceeds of shares of Class B Preferred Stock (or of any other stock ranking prior to or on a parity with the Class B Preferred Stock) sold, by or for the account of the Corporation, at an interest or dividend cost to it (calculated in accordance with generally accepted financial practice) of less than 6.74% per annum.

               (3) As a sinking fund, the Corporation will redeem on June 1 of each year, beginning with 1993, not less than 30,000 shares or more than 60,000 shares of the 1987 Series, at a redemption price equal to $50 per share plus an amount, in the case of each share, computed at the rate of $3.37 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; the option to redeem in excess of 30,000 shares of the 1987 Series on any June 1 will not be cumulative; shares of the 1987 Series acquired or redeemed by the Corporation otherwise than through operation of the sinking fund may, at the option of the Corporation, be credited against subsequent sinking fund requirements; if the Corporation shall be prevented, because of restriction or for any other reason, from acquiring or redeeming during any twelve-month period the number of shares of the 1987 Series which in the absence of such restriction it would be required to acquire or redeem during such period, the deficit shall be made good in the first succeeding twelve-month period in which the Corporation shall not be prevented by such restriction from acquiring or redeeming shares of the 1987 Series.

               (4) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1987 Series shall be $53.37 per share if paid prior to June 1, 1992, $52.25 per share if paid thereafter and prior to June 1,

           1997, $51.13 per share if paid thereafter and prior to June 1, 2002, and $50.00 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

          (VI) $3.89 SERIES OF 1991.

               (1) The rate of dividend payable on the 1991 Series shall be $3.89 per annum per share.

               (2) The shares of the 1991 Series shall be redeemable (other than through operation of the sinking fund), in whole or in part, at $53.89 per share prior to June 1, 2001, $51.95 per share thereafter and prior to June 1, 2003, and $50.98 per share thereafter, in each case plus an amount, in the case of each share, computed at the rate of $3.89 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; PROVIDED, HOWEVER, that the shares of the 1991 Series shall not be redeemable prior to June 1, 1996, directly or indirectly from or in anticipation of moneys borrowed, or the proceeds of shares of Class B Preferred Stock (or of any other stock ranking prior to or on a parity with the Class B Preferred Stock) sold, by or for the account of the Corporation, at an interest or dividend cost to it (calculated in accordance with generally accepted financial practice) of less than 7.89% per annum.

               (3) As a sinking fund, the Corporation will redeem on June 1 of each year, beginning with 2001, not less than 165,000 shares or more than 330,000 shares, and on June 1, 2006, 175,000 shares of the 1991 Series, at a redemption price equal to $50 per share plus an amount, in the case of each share, computed at the rate of $3.89 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; the option to redeem in excess of 165,000 shares of the 1991 Series on any June 1 will not be cumulative; shares of the 1991 Series acquired or redeemed by the Corporation otherwise than through operation of the sinking fund may, at the option of the Corporation, be credited against subsequent sinking fund requirements; if the Corporation shall be prevented, because of restriction or for any other reason, from acquiring or redeeming during any twelve-month period the number of shares of the 1991 Series which in the absence of such restriction it would be required to acquire or redeem during such period, the deficit shall be made good in the first succeeding twelve-month period in which the Corporation shall not be prevented by such restriction from acquiring or redeeming shares of the 1991 Series.

               (4) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1991 Series shall be $53.89 per share if paid prior to June 1, 2001, $51.95 per share if paid thereafter and prior to June 1, 2003, and $50.98 per share if paid thereafter, in each case in addition to the amount fixed herein in respect of accrued and unpaid dividends.

         (VII) $3.40 SERIES OF 1992.

               (1) The rate of dividend payable on the 1992 Series shall be $3.40 per annum per share.

               (2) The shares of the 1992 Series are not redeemable prior to September 1, 2002; thereafter, the shares of the 1992 Series shall be redeemable (other than through operation of the sinking fund), in whole or in part, at $50 per share plus an amount, in the case of each share, computed at the rate of $3.40 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date.

               (3) As a sinking fund, the Corporation shall redeem on September 1 of each year, beginning with 2002, 50,000 shares, and on September 1, 2007, 750,000 shares of the 1992 Series, at a redemption price equal to $50 per share plus an amount, in the case of each share, computed at the rate of $3.40 per annum, from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date; shares of the 1992 Series acquired or redeemed by the Corporation otherwise than through operation of the sinking fund may, at the option of the Corporation, be credited against subsequent sinking fund requirements; if the Corporation shall be prevented, because of restriction or for any other reason, from acquiring or redeeming during any twelve-month period the number of shares of the 1992 Series which in the absence of such restriction it would be required to acquire or redeem during such period, the deficit shall be made good in the first succeeding twelve-month period in which the Corporation shall not be prevented by such restriction from acquiring or redeeming shares of the 1992 Series.

               (4) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1992 Series shall be $50 per share plus an amount equal to the amount fixed herein in respect of accrued and unpaid dividends.

[Indentation Modified Below]

(VIII)  AUCTION SERIES A.

(1) AUTHORIZED SHARES; UNITS. The Auction Series A Stock shall consist initially of 1,000,000 shares, which shall be purchased, sold, transferred and redeemed only units of 2,000 shares per unit (a "Unit"), except as provided in subsection (d) of Section 5.

(2)  DIVIDENDS.

    (a) The Holders shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available therefor, cumulative cash dividends at the dividend rate per annum, determined as, and payable on the respective dates, set forth below.

    (b) The dividend rate on shares of Auction Series A Stock shall be 6.60% per annum during the period (the "Initial Dividend Period") from June 1, 1990 (the "Date of Original Issue") and ending on August 31, 1990 and shall be payable on September 1, 1990 (the "Initial Dividend Payment Date"). Subsequent dividends shall be equal to the rate per annum that results from implementation of the Auction Procedures, except in the case of a Payment Failure. Dividends on shares of Auction Series A Stock shall accrue from June 1, 1990.

    (c) As of the end of the Initial Dividend Period and any subsequent Dividend Period (as hereinafter defined), the Board of Directors of the Corporation may designate either

        (i) a Dividend Period of three months which shall commence on the day immediately following the last day of the preceding Dividend Period and shall end on the last day of the third month of such Dividend Period (a "Quarterly Period") or

        (ii) a Dividend Period of either 49 days or 13 weeks (in either case, subject to adjustment for a change in the Minimum Holding Period and for non-Business Days, as provided in clause (2)(g)) (a "Short-Term Period").

    (The Initial Dividend Period, each subsequent Quarterly Period and any Short-Term Period, individually, is referred to herein as a "Dividend Period".) If and when the Board of Directors designates a Short-Term Period, each subsequent Dividend Period shall be a Short-Term Period. In the event of a change in law altering the minimum holding period (currently found in Section 246(c) of the Internal Revenue Code of 1986, as amended) (the "Code")) (the "Minimum Holding Period") required for taxpayers to be entitled to the Dividends-Received Deduction, the length of each Short-

Term Period commencing after the effective date of such change in law shall be adjusted so that the number of days in such Short-Term Periods shall exceed the then-current Minimum Holding Period; PROVIDED that,

    (x) the Short-Term Period that originally was a 49-day Short-Term Period shall not exceed by more than nine days the length of the then-current Minimum Holding Period,

    (y) the number of days in any Short-Term Period shall be evenly divisible by seven, and

    (z) the maximum number of days in any Short Term Period shall in no event exceed 98 days.

    Upon any such change in the number of days in a Short-Term Period, the Corporation shall give notice of such change to the Trust Corporation, the Securities Depository and each Existing Holder. Notwithstanding the provisions of this clause (2)(c), designation of a Short-Term Period shall be permitted only after such amendments to the Articles of Incorporation of the Corporation as are necessary to accommodate the payment of dividends for a Short-Term Period have been duly adopted.

    (d) The initial Short-Term Period shall end on a Wednesday designated by the Board of Directors of the Corporation which will be no earlier than the 46th day and no later than the 98th day after the last day of the preceding Quarterly Period (in any case, subject to adjustment for a change in the Minimum Holding Period and for non-Business Days, as provided in clause (2)(g)). Each subsequent Short-Term Period will commence on the day immediately following the last day of the preceding Short-Term Period and will end

        (i) on the seventh Wednesday thereafter, in the case of a 49-day Short-Term Period or

        (ii) on the thirteenth Wednesday thereafter, in the case of a 13-week Short-Term Period

(in each case, subject to adjustment for a change in the Minimum Holding Period and for non-Business Days as provided in clause (2)(g)). In the absence of a designation by the Board of Directors of the Corporation to the contrary, each 49-day Short-Term Period will be followed by a 49-day Short-Term Period and each 13-week Short-Term Period will be followed by a 13-week Short-Term Period.

    (e) Following any amendment of the Articles of Incorporation of the Corporation to permit dividend payments other than quarterly, and without regard to the designation by the Board of Directors of the Corporation of the duration of the next succeeding Dividend Period,

        (i) if Sufficient Clearing Bids do not result from an Auction, then the Dividend Period to which such Auction relates will be a 49-day Short-Term Period or

        (ii) if a Payment Failure has occurred, then the Dividend Period during which such Payment Failure has occurred, and each subsequent Dividend Period until such Payment Failure has been cured, will be a 49-day Short-Term Period

(in each case, subject to adjustment for a change in the Minimum Holding Period and for non-Business Days, as described in clause (2)(g)).

    (f) dividends with respect to any Quarterly Period will be payable in arrears, when and as declared, on the first day of January, April, July and October (each a "Quarterly Dividend Payment Date"). Dividends with respect to any Short-Term Period shall be payable in arrears, when and as declared, on the Thursday next following the last day of the Short-Term Period (a "Short-Term Dividend Payment Date"), except as provided in clause (2)(g). (Each Quarterly Dividend Payment Date and Short-Term Dividend Payment Date, individually, is referred to herein as a "Dividend Payment Date".)

    (g) Notwithstanding the provisions of clauses (c), (d), (e) and (f), with respect to the Short-Term Dividend Payment Date:

        (i) If the Thursday is not a Business Day, then the Short-Term Dividend Payment Date shall be the preceding Tuesday if both such Tuesday and the Wednesday following such Tuesday are Business Days; or

        (ii) If the Friday following such Thursday is not a Business Day, then the Short-Term Dividend Payment Date will be the Wednesday preceding such Thursday if both such Wednesday and such Thursday are Business Days; or

       (iii) If such Thursday is not a Business Day and either

           (A) the preceding Tuesday or Wednesday is not a Business Day or

           (B) the Friday following such Thursday and such preceding Wednesday are not Business Days,

then the Short-Term Dividend Payment Date shall be the first Business Day preceding such Thursday that is next succeeded by a Business Day. Even though any particular Short-Term Dividend Payment Date may not occur on the originally scheduled Short-Term Dividend Payment Date because of the adjustments provided for in this clause (2)(g), the next succeeding Short-Term Dividend Payment Date shall occur, subject to such adjustments, on the seventh or the thirteenth Thursday, as applicable, following the originally scheduled Short-Term Dividend Payment Date. Notwithstanding the foregoing, if any Short-Term Dividend Payment Date set pursuant to this clause (2)(g) would occur in a number of days after the immediately preceding Short-Term Dividend Payment Date that is less than the number of days in the then-current Minimum Holding Period, the Short-Term Dividend Payment Date shall instead be the next Business Day that

           (X) is at least a number of days after the preceding Dividend Payment Date as to include the then-current Minimum Holding Period and

           (Y) is next succeeded by a Business Day.

    (h) Any designation by the Board of Directors of a Short-Term Period following a Quarterly Period shall be effective upon written notice thereof given by the Corporation to the Trust Corporation and to the Securities Depository prior to 1:00 P.M., New York City time, on the fifth Business Day prior to the Auction Date. Any designation by the Board of Directors of a change in the duration of the Short-Term Period shall be effective upon written notice thereof given by the Corporation to the Trust Corporation and to the Securities Depository prior to 1:00 P.M., New York City time, on the third Business Day prior to the Auction Date.

    (i) Not later than 12:00 noon, New  York City time, on the Initial  Dividend
Payment Date and on each subsequent Dividend Payment Date (or on the next preceding Business Day if the Initial Dividend Payment Date or such subsequent Dividend Payment Date is not a Business Day), the Corporation shall pay to the Paying Agent on each such date an aggregate amount of funds available on the same Business Day in The City of New York equal to the dividends to be paid to all Holders of shares of the Auction Series A Stock on such date. All such moneys shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in clause (2)(j).

    (j) Dividends shall be payable to the Holders as their names appear on the stock books of the Corporation or of the registrar of the Auction Series A Stock on the Business Day next preceding the Dividend Payment Date; provided that, if the Applicable Rate is 200% of the Applicable AA Composite Commercial Paper Rate, as a result of a Payment Failure, then such dividend shall be paid to the Holders as their names appear on the stock books on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors.

    (k) Dividend rates for the shares of Auction Series A Stock for each Dividend Period (other than the Initial Dividend Period) shall be equal to the rate per annum that results from the Auction with respect to such Dividend Period; PROVIDED that,

        (i) if a Payment Failure shall have occurred the dividend rate for all Dividend Periods commencing on or after such Dividend Payment Date shall be a rate per annum equal to 200% of the Applicable AA Composite Commercial Paper Rate (notwithstanding the results of any Auction for any such Dividend Period); and

        (ii) if a Payment Failure is remedied by reason of the Corporation having paid all dividends accrued and unpaid, and all unpaid redemption payments, on all shares of the Auction Series A Stock, the dividend rate for each Dividend Period commencing after the date on which the Payment Failure is remedied shall again be determined by an Auction.

(The rate per annum at which dividends are payable on shares of Auction Series A Stock for any Dividend Period (other than the Initial Dividend Period) is hereinafter referred to as the "Applicable Rate.")

    (l) The dividend per share to accrue and be payable on each share of Auction Series A Stock for the Initial Dividend Period shall be computed by dividing by four the product of 6.60 % (the dividend rate for the Initial Dividend Period) and $50. The dividend per share to accrue and be payable on each share of Auction Series A Stock for each Quarterly Period shall be computed by dividing by four the product of the Applicable Rate for such Dividend Period and $50. The dividend per share to accrue and be payable on each share of Auction Series A Stock for any Short-Term Period shall be computed by multiplying the Applicable Rate for such Short-Term Period by a fraction (the numerator of which shall be the number of days in such Short-Term Period, including the first and last days of such Dividend Period, and the denominator of which shall be 360) and multiplying by $50 the rate so obtained.

    (3) DEFINITIONS. As used with respect to the shares of Auction Series A Stock, the following terms shall have the following meanings, unless the context otherwise requires:

    "AFFILIATE" shall mean any Person known to the Trust Corporation to be controlled by, in control of or under common control with the Corporation.

    "AGENT MEMBER" shall mean a member of the Securities Depository that will act on behalf of a Bidder and is identified as such in such Bidder's Master Purchaser's Letter.

    "APPLICABLE AA COMPOSITE COMMERCIAL PAPER RATE," on any date, shall mean (i) with respect to a 49-day Short-Term Period, (A) the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of insurers whose corporate bonds are rated "AA" by S&P, or the equivalent of such rating by S&P or another rating agency, as such 60-day rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (B) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the 60-day rate on commercial paper placed on behalf of such issuers, and as quoted on a discount basis or otherwise to the Trust Corporation for the close of business on the Business Day immediately preceding such date by the Commercial Paper Dealers or (ii) with respect to a Quarterly Period or a 13-week Short-Term Period, the Interest Equivalent of the 90-day rate on such commercial paper as so determined. In the event that either of the Commercial Paper Dealers does not quote a rate required to determine the Applicable AA Composite Commercial Paper Rate, the Applicable AA Composite Commercial Paper Rate shall be determined on the basis of the quotations furnished by the remaining Commercial Paper Dealer and the Substitute Commercial Paper Dealer selected by the Corporation to provide such rate or, if the Corporation does not select any such Substitute Commercial Paper Dealer, the remaining Commercial Paper Dealer. If an adjustment is made as provided in the fourth sentence of clause (2)(c), then (i) if the resulting number of days in each subsequent Short-Term Period, before any adjustment as shall be 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent of the 60-day and 90-day rates on such commercial paper, or
(ii) if such resulting number of days shall be 85 or more days but 98 or fewer days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper.

    "APPLICABLE RATE" shall have the meaning specified in clause (2)(k).

    "AUCTION" shall mean periodic implementation of the Auction Procedures set forth herein.

    "AUCTION DATE" shall mean the Business Day immediately preceding a Dividend Payment Date.

    "AUCTION PROCEDURES" shall mean the procedures for conducting Auctions set forth in clause (4).

    "AVAILABLE UNITS" shall have the meaning specified in clause (4)(c)(i)(A).

    "BID"  AND "BIDS"  shall have  the respective  meanings specified  in clause
(4)(a)(iii).

    "BIDDER" AND "BIDDERS" shall have the respective meanings specified in clause (4)(a)(iii).

    "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation or any committee authorized by the Board of directors to perform any or all of the duties of the Board with respect to the Auction Series A Stock.

    "BROKER-DEALER" shall mean any broker-dealer or other entity permitted by law to perform the functions required of a Broker-Dealer in clauses (4) and (5), that is a member of, or a participant in, the Securities Depository and that has been selected by the Corporation and has entered into a Broker-Dealer Agreement with the Trust Corporation that remains effective.

    "BROKER-DEALER  AGREEMENT"  shall  mean  an  agreement  between  the   Trust
Corporation and a Broker-Dealer pursuant to which such Broker-Dealer agrees to follow the procedures specified in clauses (4) and (5).

    "BUSINESS DAY" shall mean a day on which the New York Stock Exchange, Inc. is open for trading and which is not a day on which banks in New York City are authorized by law to close.

    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

    "COMMERCIAL PAPER DEALERS" shall mean Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or, in lieu thereof, their respective affiliates or successors that are engaged in the business of buying and selling commercial paper.

    "DATE OF ORIGINAL ISSUE" shall have the meaning specified in clause (2)(b).

    "DIVIDEND PAYMENT DATE" shall have the meaning specified in clause (2)(f).

    "DIVIDEND PERIOD" shall have the meaning specified in clause (2)(c).

    "DIVIDENDS-RECEIVED DEDUCTION" shall mean the dividends-received deduction on Preferred Stock held by nonaffiliated Corporations (currently found in section 243(a) of the Code).

    "EXISTING HOLDER" shall mean a Person who has executed a Master Purchaser's Letter and who is listed as the beneficial owner of shares of Auction Series A Stock in the records of the Trust Corporation.

    "HOLD ORDER" AND "HOLD ORDERS" shall have the respective meanings specified in clause (4)(a)(iii).

    "HOLDERS" shall mean the holders of shares of the Auction Series A Stock as the same appear on the stock books of the Corporation or the registrar of the Auction Series A Stock.

    "INITIAL  DIVIDEND PAYMENT DATE" shall have  the meaning specified in clause
(2)(b).

    "INITIAL DIVIDEND PERIOD" shall have the meaning specified in clause (2)(b).

    "INTEREST EQUIVALENT" shall mean the equivalent yield on a 360-day basis of a discount basis security to an interest-bearing security.

    "MASTER PURCHASER'S LETTER" shall mean a letter addressed to the Corporation, the Trust Corporation , a Broker-Dealer and an Agent Member in which the executing Person agrees, among other things, to offer to purchase, to purchase, to offer to sell and to sell shares of Auction Series A Stock as set forth in clause (4).

    "MAXIMUM RATE" shall mean the product of the Applicable AA Composite Commercial Paper Rate and the Rate Multiple.

    "MINIMUM HOLDING PERIOD" shall have the meaning specified in clause (2)(c).

    "ORDER" AND "ORDERS" shall have the respective meanings specified in  clause
(4)(a)(iii).

    "OUTSTANDING SHARES" shall mean, as of any date, shares of Auction Series A Stock theretofore issued by the Corporation except, without duplication, (i) any shares theretofore cancelled or delivered to the Trust Corporation for cancellation or redeemed or deemed to have been redeemed by the Corporation,
(ii) any shares as to which the Corporation or any Affiliate thereof shall be an Existing Holder, and (iii) any shares represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation.

    "OUTSTANDING UNITS" shall mean Units comprised of Outstanding Shares.

    "PAYING AGENT" shall mean a bank or trust company duly appointed by the Board of Directors as such for the shares of the Auction Series A Stock.

    "PAYMENT FAILURE" shall mean a failure by the Corporation to pay to the Trust Corporation on or within three Business Days (i) after any Dividend Payment Date, the full amount of any dividends to be paid on such Dividend Payment Date on any share of the Auction Series A Stock or (ii) after any redemption date, the redemption price to be paid on that redemption date on any share of the Auction Series A Stock with respect to which a notice of redemption has been given.

    "PERSON" shall mean an individual, a partnership, a Corporation, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency or political subdivision thereof.

    "POTENTIAL HOLDER" shall mean any Person, including any Existing Holder, (i) who shall have executed a Master Purchaser's Letter and (ii) who may be a prospective purchaser of Units (or, in the case of an Existing Holder, additional Units).

    "QUARTERLY DIVIDEND PAYMENT DATE" shall have the meaning specified in clause
(2)(f).

    "QUARTERLY PERIOD" shall have the meaning specified in clause (2)(c).

    "RATE MULTIPLE" on any date, shall mean the percentage determined as set forth below based on the Prevailing Rating (as defined below) of the Auction Series A Stock in effect at the close of business on the Business Day immediately preceding such Auction Date:

PREVAILING RATING                                                                              PERCENTAGE
--------------------------------------------------------------------------------------------  -------------
AA/aa or above..............................................................................          110%
A/a.........................................................................................          125%
BBB/baa.....................................................................................          150%
Below BBB/baa...............................................................................          200%

    For purposes of this definition, the "PREVAILING RATING" of the Auction Series A Stock shall be

    (a) AA/aa or above, if the Auction Series A stock has a rating of AA- or better by Standard & Poor's Corporation or its successor ("S&P") and a rating of aa3 or better by Moody's Investors Service, Inc. or its successor ("Moody's"), or the equivalent of both of such ratings by a substitute rating agency or substitute ratings agencies selected as provided below,

    (b) if not AA/aa or above, then A/a if the Auction Series A Stock has a rating of A- or better by S&P and a rating of a3 or better by Moody's, or the equivalent of both of such ratings by a substitute rating agency or substitute rating agencies selected as provided below,

    (c) if not AA/aa or above or A/a, then BBB/baa if the Auction Series A Stock has a rating of BBB- or better by S&P and a rating of baa3 or better by Moody's, or the equivalent of both of such ratings by a substitute rating agency or substitute rating agencies selected as provided below, and

    (d) if not AA/aa or above A/a or BBB/baa, then below BBB/baa.

    If both S&P and Moody's fail to make such a rating available, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their successors and assigns, will select one or two nationally recognized securities rating agencies to act as a substitute rating agency or agencies. The Corporation will take all reasonable action necessary to enable S&P and Moody's, or such substitute rating agency or agencies, to provide a rating for the Auction Series A Stock.

    "REMAINING UNITS" shall have the meaning specified in clause (4)(d)(i)(D).

    "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and its successors and assigns or any other securities depository selected by the Corporation which agrees to follow the procedures required to be followed by such securities depository in connection with shares of the Auction Series A Stock.

    "SELL ORDER" AND "SELL ORDERS" shall have the respective meanings specified in clause (4)(a)(iii).

    "SHORT-TERM DIVIDEND PAYMENT DATE" shall have the meaning specified in clause (2)(f).

    "SHORT-TERM PERIOD" shall have the meaning specified in clause (2)(c).

    "SUBMISSION DEADLINE" shall mean 1:00 P.M., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Trust Corporation as specified by the Trust Corporation from time to time.

    "SUBMITTED BID" and "SUBMITTED BIDS" shall have the respective meanings specified in clause (4)(c)(i).

    "SUBMITTED HOLD ORDER" and "SUBMITTED HOLD ORDERS" shall have the respective meanings specified in clause (4)(c)(i).

    "SUBMITTED ORDER" shall have the meaning specified in clause (4)(c)(i).

    "SUBMITTED SELL ORDER" and "SUBMITTED SELL ORDERS" shall have the respective meanings specified in clause (4)(c)(i).

    "SUBSTITUTE COMMERCIAL PAPER DEALER" shall mean any commercial paper dealer that is a leading dealer in the commercial paper market.

    "SUFFICIENT CLEARING  BIDS"  shall  have the  meaning  specified  in  clause
(4)(c)(i)(B).

    "TRUST CORPORATION" shall mean a bank or trust company duly appointed as such with respect to the shares of the Auction Series A Stock.

    "UNIT" shall have the meaning specified in clause (1).

    "WINNING BID RATE" shall have the meaning specified in clause (4)(c)(i)(C).

(4)  Auction Procedures.

    (a) ORDERS BY EXISTING HOLDERS AND POTENTIAL HOLDERS. Prior to the Submission Deadline on each Auction Date:

        (i) Each Existing Holder may submit to a Broker-Dealer by telephone information as to:

           (A) the number of Outstanding Units, if any, held by such Existing Holder that such Existing Holder desires to continue to hold for the next succeeding Dividend Period without regard to the rate determined by the Auction Procedures;

           (B) the number of Outstanding Units, if any, that such Existing Holder desires to continue to hold for the next succeeding Dividend Period if the rate determined by the Auction Procedures shall be not less than the rate per annum specified by such Existing Holder; and/or

           (C) the number of Outstanding Units, if any, held by such Existing Holder that such Existing Holder offers to sell without regard to the rate determined by the Auction Procedures for the next succeeding Dividend Period; and

        (ii) Each Broker-Dealer, using lists of Potential Holders, in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, shall contact Potential Holders, including Persons that are not Existing Holders, on such lists to determine the number of Outstanding Units, if any, that each such Potential Holder offers to purchase; provided that, the rate determined by the Auction Procedures for the next succeeding Dividend Period shall not be less than the rate per annum specified by such Potential Holder.

       (iii) For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (4)(a)(i) or clause (4)(a)(ii) is referred to hereinafter as an "Order" and collectively as "Orders," and each Existing Holder and each Potential Holder placing an Order is referred to hereinafter as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (4)(a)(i)(A) is referred to hereinafter as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (4)(a)(i)(B) or clause (4)(a)(ii) is referred to hereinafter as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (4)(a)(i)(C) is referred to hereinafter as a "Sell Order" and collectively as "Sell Orders".

       (iv)  A  Bid  submitted  by  an  Existing  Holder  shall  constitute   an
    irrevocable offer to sell:

           (A) the number of Outstanding Units specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be less than the rate specified in such Bid; or

           (B) such number or a lesser number of Outstanding Units to be determined as set forth in clause (4)(d)(i)(D) if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified in such Bid; or

           (C) a lesser number of Outstanding Units than was specified in such Bid to be determined as set forth in clause (4)(d)(ii)(C) if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

        (v) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

           (A) the number of Outstanding Units specified in such Sell Order; or

           (B) such number or a lesser number of Outstanding Units as set forth in clause (4)(d)(ii)(C) if Sufficient Clearing Bids do not exist.

       (vi) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

           (A) the number of Outstanding Units specified in such Bid if the rate determined by the Auction Procedures on such Auction Date shall be higher than the rate specified in such Bid; or

           (B) such number or a lesser number of Outstanding Units as set forth in clause (4)(d)(i)(E) if the rate determined by the Auction Procedures on such Auction Date shall be equal to the rate specified in such Bid.

       (vii) The Trust Corporation shall determine the Applicable AA Composite Commercial Paper Rate and the Maximum Rate and shall notify the Corporation and each Broker-Dealer of each such rate not later than 9:30 A.M. on such Auction Date or such other time on such Auction Date as specified by the Trust Corporation with the consent of the Corporation (which consent shall not be unreasonably withheld).

    (b)  SUBMISSION OF ORDERS BY BROKER-DEALERS TO TRUST CORPORATION.

        (i) Each Broker-Dealer shall submit in writing to the Trust Corporation prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and specifying with respect to each Order:

           (A) The name of the Bidder placing such Order;

           (B) The aggregate number of Units that are the subject of such Order;

           (C) To the extent that such Bidder is an Existing Holder:

               (I) the number of Units, if any, subject to any Hold Order placed by such Existing Holder;

              (II) the number of Units, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

              (III) the number of Units, if any, subject to any Sell Order placed by such Existing Holder; and

           (D) To the extent such Bidder is a Potential Holder, the number of Units and the rate specified in such Potential Holder's Bid.

        (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Trust Corporation shall round such rate up to the next highest one thousandth (.001) of 1%.

       (iii) If, for any reason, an Order or Orders covering all of the Outstanding Units held by any Existing Holder is not submitted to the Trust Corporation prior to the Submission Deadline, the Trust Corporation shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the number of Outstanding Units held by such Existing Holder and not subject to Orders submitted to the Trust Corporation.

       (iv) If one or more Orders by an Existing Holder covering in the aggregate more than the number of Outstanding Units held by such Existing Holder are submitted to the Trust Corporation by one or more Broker-Dealers on behalf of such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

           (A) Any Hold Orders submitted on behalf of such Existing Holder shall be considered valid up to and including, in the aggregate, the number of Outstanding Units held by such Existing Holder; provided that, if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Units subject to such Hold Orders exceeds the number of Outstanding Units held by such Existing Holder, the number of Units subject to such Hold Orders shall be reduced pro rata so that such Hold Orders shall cover only the number of Outstanding Units held by such Existing Holder;

           (B) (I) Any Bid submitted on behalf of an Existing Holder shall be considered valid up to and including the excess of the number of Outstanding Units held by such Existing Holder over the number of Units subject to valid Hold Orders of such Existing Holder referred to in clause (iv)(A),

              (II) subject to clause (iv)(B)(I), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate number of Outstanding Units subject to such Bids is greater than the excess referred to in clause
           (iv) (A), such Bids shall be considered valid up to the amount of such excess and the number of Units subject to such Bids shall be reduced pro rata so that such Bids shall cover only the number of Units equal to such excess,

              (III) subject to clause (iv)(B)(I), if more than one Bid with different rates is submitted on behalf of such Existing Holder, such Bids shall be considered valid in their entirety up to clause
           (iv)(B)(I) in the ascending order of their respective rates, and

              (IV) in any such event specified in this clause (iv)(B), the number, if any, of such Units subject to Bids not valid under this clause (iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

           (C) Any Sell Order shall be considered valid but only up to and including, in the aggregate, the excess of the number of Outstanding Units held by such Existing Holder over the sum of the Units subject to valid Hold Orders of such Existing Holder referred to in clause (iv)(A) and valid Bids by such Existing Holder referred to in clause (iv)(B).

        (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and number of Units therein specified.

       (vi) Orders by Existing Holders and Potential Holders must specify a whole number of Units. An Order that does not specify a whole number of Units will not be considered a Submitted Order for purposes of the Auction.

    (c) DETERMINATION OF SUFFICIENT CLEARING BIDS, WINNING BID RATE AND APPLICABLE RATE.

        (i) Not earlier than the Submission Deadline on each Auction Date, the Trust Corporation shall assemble all Orders submitted or deemed submitted to it by Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being referred to hereinafter individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order") and shall determine:

           (A) The excess of the total number of Outstanding Units over the number of Outstanding Units that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Units");

           (B) From the Submitted Orders, whether the number of Outstanding Units that are the subject of Submitted Bids by Existing Holders and Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of:

               (I) the number of Outstanding Units that are the subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate, and

              (II) the number of Outstanding Units that are subject to Submitted Sell Orders

(in the event of such excess or of such equality, other than because the number of Units specified in each of clauses (I) and (II) of this clause (B) is zero because all of the Outstanding Units are the subject of Submitted Hold Orders, such Submitted Bids in this clause (B) are hereinafter referred to collectively as "Sufficient Clearing Bids"); and

           (C) If Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the "Winning Bid Rate") which if:

               (I) (1) Each Submitted Bid from Existing Holders specifying such Winning Bid Rate and

                  (2) all other Submitted Bids from Existing Holders specifying lower rates were accepted, thus entitling such Existing Holders to continue to hold the Outstanding Units that are the subject of such Submitted Bids, and

              (II) (1) Each Submitted Bid from Potential Holders specifying such Winning Bid Rate and

                  (2) all other Submitted Bids from Potential Holders specifying lower rates were accepted, thus requiring the Potential Holders to purchase the Outstanding Units that are the subject to such Submitted Bids, would result in such Existing Holders described in clause (c)(I) continuing to hold an aggregate number of Outstanding Units that, when added to the number of Outstanding Units to be purchased by such Potential Holders described in clause
(c)(II), would equal not less than the Available Units.

        (ii) In connection with any Auction and promptly after the Trust Corporation has made the determinations pursuant to clause (c)(i), the Trust Corporation shall advise the Corporation of the Applicable AA Composite
    Commercial  Paper   Rate  and   the  Maximum   Rate  and,   based  on   such
    determinations, of the Applicable Rate for the next succeeding Dividend Period and such other information as follows:

           (A) If Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Dividend Period shall be equal to the Winning Bid Rate so determined;

           (B) If Sufficient Clearing Bids do not exist (other than because all of the Outstanding Units are the subject of Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period shall be the Maximum Rate; or

           (C) If all of the Outstanding Units are the subject of Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period shall be equal to 58% of the Applicable AA Composite Commercial Paper Rate in effect on the date of such Auction.

    (d) ACCEPTANCE AND REJECTION OF SUBMITTED BIDS AND SUBMITTED SHORT ORDERS AND ALLOCATION OF UNITS. Based on the determinations made pursuant to clause
(4)(c)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Trust Corporation shall take such other action as set forth below:

        (i) If Sufficient Clearing Bids have been made, subject to the provisions clauses (d)(iv) and (d)(v), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

           (A) The Submitted Sell Orders of each Existing Holder shall be accepted and the Submitted Bids of each Existing Holder specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Holder to sell the Outstanding Units that are the subject of such Sell Orders or Submitted Bids;

           (B) The Submitted Bids of each Existing Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus entitling each such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bids;

           (C) The Submitted Bids of each Potential Holder specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Holder to purchase the number of Outstanding Units that are the subject of such Submitted Bids;

           (D) The Submitted Bids of each Existing Holder specifying a rate that is equal to the Winning Bide Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bid, unless the number of Outstanding Units subject to all such Submitted Bids of Existing Holders shall be greater than the number of Outstanding Units ("Remaining Units") equal to the excess of the Available Units over the number of Outstanding Units subject to Submitted Bids described in clauses (i)(B) and (i)(C), in which event the Submitted Bids of each such Existing Holder shall be rejected, and each such Existing Holder shall be required to sell Units, but only in an amount equal to the difference between (x) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid and (y) the number of Outstanding Units obtained by multiplying the number of Remaining Units by a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Units subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate); and

           (E) The Submitted Bid of each Potential Holder specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the number of Outstanding Units obtained by multiplying the difference between the Available Units and the number of Outstanding Units subject to Submitted Bids described in subclauses (B), (C), and (D) of this clause (i) by a fraction (the numerator of which shall be the number of Outstanding Units subject to such Submitted Bid of such Potential Holder and the denominator of which shall be the sum of the number of Outstanding Units subject to Submitted Bids that specified rates equal to the Winning Bid Rate submitted by all such Potential Holders).

        (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Units are subject to Submitted Hold Orders), subject to the provisions of clause (d)(iv), Submitted Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

           (A) The Submitted Bids of each Existing Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus entitling such Existing Holder to continue to hold the Outstanding Units that are the subject of such Submitted Bids;

           (B) The Submitted Bids of each Potential Holder specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Units that are the subject of such Submitted Bids; and

           (C) The Submitted Bids of each Existing Holder specifying any rate that is higher than the Maximum Rate shall be rejected, and each Submitted Sell Order of each Existing Holder shall be accepted, thus requiring such Existing Holder to sell the Outstanding Units that are the subject or each such Submitted Bid or Submitted Sell Order, in both cases only in an amount equal to the difference between (x) the number of Outstanding Units then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (y) the number of outstanding Units obtained by multiplying the difference between the Available Units and the aggregate number of Outstanding Units subject to Submitted Bids described in subclauses (A) and (B) of this clause (ii) by a fraction (the numerator of which shall be the number of Outstanding Units held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Units subject to all such Submitted Bids and Submitted Sell Orders of Existing Holders).

       (iii) If all of the Outstanding Units are the subject of Submitted Hold Orders, all Submitted Bids shall be rejected.

       (iv)  If, as  a result  of the procedures  described in  clause (d)(i) or
    (d)(ii), any Existing Holder would be entitled to hold or required to sell, or any Potential Holder would be required to purchase, a fraction of a Unit on any Auction Date, the Trust Corporation shall, in such manner as, in its sole discretion, it shall determine, round up or down the number of Units to be held or sold by any Existing Holder or purchased by any Potential Holder on such Auction Date so that the number of Units held or sold by each Existing Holder or purchased by any Potential Holder on such Auction Date shall be a whole number of Units.

        (v) If, as a result of the procedures described in clause (d)(i), any Potential Holder would be entitled or required to purchase less than a whole Unit on any Auction Date, the Trust Corporation shall, in such manner as, in its sole discretion, it shall determine, allocate Units for purchase among Potential Holders so that only whole Units are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing Units on such Auction Date.

       (vi) Based on the results of each Auction, the Trust Corporation shall determine the aggregate number of Outstanding Units to be purchased and the aggregate number of Outstanding Units to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate number of Units to be sold differ, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or
    Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Units.

    (5)  MISCELLANEOUS.

    (a) So long as the Applicable Rate is based on the results of an Auction, an Existing Holder

        (i) may sell, transfer or otherwise dispose of shares of Auction Series A Stock only in Units and only pursuant to a Bid or Sell Order in accordance with the Auction Procedures, or to or through a Broker-Dealer or to a Person that has delivered a signed copy of a Master Purchaser's Letter to the Trust Corporation; provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder or its Broker-Dealer or its Agent Member advises the Trust Corporation of such transfer, and

        (ii) shall have the ownership of the shares of Auction Series A Stock held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain account records of such Existing Holder's beneficial ownership.

    (b) Neither the Corporation nor any Affiliate thereof may submit an Order in any Auction.

    (c) All references to time of day refer to New York City time.

    (d) From and during the continuance of a Payment Failure and during any period in which there shall not be a Securities Depository, shares of Auction Series A Stock may be registered for transfer or exchange and new certificates issued upon surrender of the old certificates properly endorsed for transfer, with

        (i) all necessary endorser's signature guaranteed, in such manner and form as the Trust Corporation (or such other transfer agent or registrar) may require, by a guarantor reasonably believed by the Trust Corporation (or such other transfer agent or registrar) to be responsible,

        (ii) accompanied by such assurances as the Trust Corporation (or such other transfer agent or registrar) shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement and

       (iii) satisfactory evidence of compliance with all applicable laws relating to the collection of taxes or funds necessary for the payment of such taxes.

    (e) Commencing on the first day of the first Dividend Period for which the Applicable Rate is equal to 200% of the Applicable AA Composite Commercial Paper Rate as a result of a Payment Failure, the Corporation of an Affiliate thereof, at the option of the Corporation, may perform any of the functions to be performed by the Trust Corporation or the Securities Depository set forth herein.

    (f) The Board of Directors of the Corporation may interpret the provisions of the Auction Procedures as set forth herein to resolve any inconsistency or ambiguity which may arise or be revealed in connection therewith and, if such inconsistency or ambiguity reflects an inaccurate provision hereof, the Board of Directors of the Corporation may, in appropriate circumstances, authorize the filing of a corrected Statement of Resolution.

    (g) Shares of Auction Series A Stock which have been redeemed or otherwise acquired by the Corporation or any Affiliate are not subject to reissuance as Auction Series A Stock.

    (6) REDEMPTION. The shares of Auction Series A Stock shall be subject to redemption, on any Dividend Payment Date, as a whole or in part, at a redemption price of $50 per share plus an amount equal to accrued and unpaid dividends to the date fixed for redemption; provided however, that, unless the shares of Auction Series A Stock shall have been registered for transfer and exchange as provided in clause (5)(d), redemptions shall be made only in whole Units. Otherwise, the shares of Auction Series A Stock shall be redeemed in accordance with the provisions of Article ELEVENTH, Section (c)(i)(B).

    (7) VOLUNTARY LIQUIDATION. The amount fixed for payment to the Holders of the shares of the Auction Series A Stock upon the voluntary liquidation, dissolution or winding up of the Corporation shall be $50 per share plus an amount equal to accrued and unpaid dividends to the date of payment thereof.

    (IX)  $2.44 CONVERTIBLE SERIES OF 1966.

    (1) The rate of dividend payable on the 1966 Series shall be $2.44 per annum per share.

    (2) The shares of the 1966 Series shall be redeemable, in whole or in part, at $52.50 per share at any time after May 31, 1967 and on or before June 1, 1968, $52.00 per share thereafter and on or before June 1, 1969, $51.50 per share thereafter and on or before June 1, 1970, $51.00 per share thereafter and on or before June 1, 1971, and $50.00 per share thereafter, in each case plus an amount, in the case of each share, computed at the rate of $2.44 per annum from the date on which dividends on such share became cumulative to the date fixed for such redemption less the aggregate of the dividends paid thereon prior to such redemption date.

    (3) In the event of any voluntary liquidation, dissolution or winding up of the Corporation, the amount payable upon shares of the 1966 Series shall be $52.50 per share if paid on or before June 1, 1968, $52.00 per share if paid thereafter and on or before June 1, 1969, $51.50 per share if paid thereafter and on or before June 1, 1970, $51.00 per share if paid thereafter and on or before June 1, 1971, and $50.00 per share if paid thereafter, in each case in addition to the amount fixed by the Articles of Incorporation in respect of accrued and unpaid dividends.

    (4) The holders of shares of the 1966 Series shall have the right, at their option, to convert such shares into shares of Common Stock of the Corporation at any time, on and subject to the following terms and conditions:

        (a) The shares of the 1966 Series shall be convertible at the office of any Transfer Agent, and at such other office or offices, if any, as the Board of Directors may designate, into full paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Corporation, at the conversion price, determined as hereinafter provided, in effect at the time of conversion, each share of the 1966 Series being taken at $50.00 for the purpose of such conversion. The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $8.51 per share of Common Stock. The conversion price shall be reduced in certain instances as provided in clauses (c), (i) and (j) below, and shall be increased in certain instances as provided in paragraph (j) below. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of the 1966 Series surrendered for conversion or on account of any dividends on the Common Stock issued upon such conversion.

        (b) In order to convert shares of the 1966 Series into Common Stock the holder thereof shall surrender at any office hereinabove mentioned the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that he elects to convert such shares. Shares of the 1966 Series shall be deemed to have been converted immediately prior to the close of business on the day of the surrender of such shares for conversion as provided above, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Corporation shall issue and shall deliver at said office a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion, together with a scrip certificate for, or cash in lieu of, any fraction of a share, as hereinafter provided, to the person or persons entitled to receive the same. In case shares of the 1966 Series are called for redemption, the right to convert such shares shall cease and terminate at the close of business on the fifth day preceding the date fixed for redemption, unless default shall be made in payment of the redemption price.

        (c) In case the conversion price in effect immediately prior to the close of business on any day shall exceed by twelve and one-half cents or more the amount determined at the close of business on such day by dividing:

           (i) a sum equal to

               (A) multiplied by $8.51 (being the initial conversion price), plus

               (B) the aggregate of the amounts of all consideration received by the Corporation upon the issuance of Additional Shares of Common Stock (as hereinafter defined), minus

               (C) the  aggregate  of the  amount  of all  dividends  and  other
           distributions  which have been  paid or made  after                on
           Common Stock of the Corporation, other than in cash out of its earned surplus or in Common Stock of the Corporation, by

           (ii) the sum of

               (A)          and

               (B) the number of Additional Shares of Common Stock which shall have been issued,

    the conversion price shall be reduced, effective immediately prior to the opening of business on the next succeeding day, by an amount equal to the amount by which such conversion price shall exceed the amount so determined. The foregoing amount of twelve and one-half cents (or such amount as theretofore adjusted) shall be subject to adjustment as provided in clauses
    (i) and (j) below, and such amount (or such amount as therefore adjusted) is referred to in such paragraphs as the "Differential Amount."

        (d) The term "Additional Shares of Common Stock" as used herein shall mean all shares of Common Stock issued by the Corporation after (including shares deemed to be "Additional Shares of Common Stock" pursuant to clause (j) below), whether or not subsequently reacquired or retired by the Corporation, other than:

           (i) shares issued upon conversion of shares of the 1966 Series;

           (ii) shares issued pursuant to options or rights granted to officers or employees of the Corporation under stock option plans, stock purchase plans or any similar benefit plans approved by the stockholders; and

          (iii) shares issued by way of dividend or other distribution on shares of Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (i) or (ii) or this clause (iii) or on shares of Common Stock resulting from any subdivision or combination of shares of Common Stock so excluded.

        The sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Corporation shall not be deemed an issuance thereof.

        (e) In the case of the issuance of Additional Shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Corporation for such shares (or, if such Additional Shares of Common Stock are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price), without deducting therefrom any compensation or discount in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

        (f) In case of the issuance (otherwise than as a dividend or other distribution on any stock of the Corporation or upon conversion or exchange of other securities of the Corporation) of Additional Shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined by the Board of Directors, irrespective of the accounting treatment thereof. The reclassification of securities other than Common Stock into securities including Common Stock shall be deemed to involve the issuance for a consideration other than cash of such Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such Common Stock.

        (g) Additional Shares of Common Stock issuable by way of dividend or other distribution on any class of capital stock of the Corporation shall be deemed to have been issued without consideration, and shall be deemed to have been issued immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, except that if the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution such Additional Shares of Common Stock shall be deemed to have been issued immediately after the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

        A dividend or other distribution in cash or in property (including any dividend or other distribution in securities other than Common Stock) shall be deemed to have been paid or made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and the amount of such dividend or other distribution in property shall be deemed to be the value of such property as of the date of the adoption of the resolution declaring such dividend or other distribution, as determined by the Board of Directors at or as of that date. In the case of any such dividend or other distribution on Common Stock which consists of securities which are convertible into or exchangeable for shares of Common Stock, such securities shall be deemed to have been issued for a consideration equal to the value thereof as so determined.

        If, upon the payment of any dividend or other distribution in cash or in property (excluding Common Stock but including all other securities), outstanding shares of Common Stock are cancelled or required to be surrendered for cancellation on a PRO RATA basis, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number to be outstanding immediately thereafter (less that portion of such excess attributable to the cancellation of shares excluded from the definition of Additional Shares of Common Stock by clauses (i), (ii) or
    (iii) of clause (d) above), shall be deducted from the sum computed pursuant to clause (ii) of clause (c) above for the purposes of all determinations under such clause (c) made immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and at any time thereafter.

        The reclassification (including any reclassification upon a consolidation or merger in which the Corporation is the continuing corporation) of Common Stock into securities including other than Common Stock shall be deemed to involve

        (i) a distribution on Common Stock of such securities other than Common Stock made immediately prior to the close of business on the effective date of the reclassification, and

           (ii) a combination or subdivision as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter.

        The issuance by the Corporation of rights or warrants to subscribe for or purchase securities of the Corporation shall not be deemed to be a dividend or distribution of any kind.

        (h) In case of the issuances of Additional Shares of Common Stock upon conversion or exchange of other securities of the Corporation, the amount of the consideration received by the Corporation for such Additional Shares of Common Stock shall be deemed to be the total of

           (i) the amount of the consideration, if any, received by the Corporation upon the issuance of such other securities, plus

           (ii) the amount of the consideration, if any, other than such other securities, received by the Corporation (except in adjustment of interest or dividends)

    upon such conversion or exchange. In determining the amount of the consideration received by the Corporation upon the issuance of such other securities

           (X) the amount of the consideration in cash and other than cash shall be determined pursuant to clauses (e), (f) and (g) above, and

           (Y) if securities of the same class or series of a class as such other securities were issued for different amounts of consideration, or if some were issued for no consideration, then the amount of the consideration received by the Corporation upon the issuance of each of the securities of such class or series, as the case may be, shall be deemed to be the average amount of the consideration received by the Corporation upon the issuance of all the securities of such class or series, as the case may be.

        (i) In case Additional Shares of Common Stock are issued as a dividend or other distribution on any class of capital stock of the Corporation, and the total number of shares constituting such dividend or other distribution exceeds five per cent of the total number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution, the conversion price and the Differential Amount in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying each of them by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reductions to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this clause (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock). The Corporation will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Corporation.

        (j) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall each be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price and the Differential Amount in effect at the opening of business on the day following the day upon which such combination becomes effective shall each be proportionately increased, such reductions or increases as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective. In the event of any such subdivision, the number of shares of Common Stock outstanding immediately thereafter, to the extent of the excess thereof over the number outstanding immediately prior thereto (less that portion of such excess attributable to the subdivision of shares excluded from the definition of Additional Shares of Common Stock by subclauses (i), (ii) or (iii) of clause
    (d) above), shall be deemed to be "Additional Shares of Common Stock" and to have been issued immediately after the opening of business on the day following the day upon which such subdivision shall have become effective and without consideration. In the event of any such combination, the excess of the number of shares of Common Stock outstanding immediately prior thereto over the number outstanding immediately thereafter (less that portion of such excess attributable to the combination of shares excluded from the definition of Additional Shares of Common Stock by subclauses (i),
    (ii) or (iii) of clause (d) above), shall be deducted from the amount computed pursuant to clause (c)(ii) above for the purposes of all determinations under such clause (c) made on any day after the day upon which such combination becomes effective. Shares of Common Stock held in the treasury of the Corporation and shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock (other than shares of Common Stock which, upon issuance, would not constitute Additional Shares of Common Stock) shall be considered outstanding for the purposes of this clause (j).

        (k) Whenever the conversion price is adjusted as herein provided:

           (i) the Corporation shall compute the adjusted conversion price in accordance with this subparagraph (IX) and shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, including a statement of the consideration received or to be received by the Corporation for, and the amount of, any Additional Shares of Common Stock issued since the last such adjustment, and such certificate shall forthwith be filed with the Transfer Agent or Agents for the 1966 Series; and

           (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be published at least once in a daily newspaper in the City of Washington, D.C., and in The City of New York, N.Y. and shall be mailed to the holders of record of the outstanding shares of the 1966 Series; provided, however, that if within ten days after the completion of mailing of such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (ii) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted as such opening of business, and upon the publication and mailing of such additional notice, no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by publication and mail became required.

        (l) In case:

           (i)  the  Corporation  shall  declare   a  dividend  (or  any   other
       distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

           (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (iii) of any reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or

          (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then the Corporation shall cause to be mailed to the Transfer Agent or Agents for the 1966 Series and to the holders of record of the outstanding shares of the 1966 Series, at least twenty days (or ten days in any case specified in clause (i) or (ii) above) prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

        (m) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the shares of the 1966 Series, the full number of shares of Common Stock then deliverable upon the conversion of all shares of the 1966 Series then outstanding.

        (n) No fractional shares of Common Stock shall be issued upon conversion, but, instead of any fraction of a share which would otherwise be issuable, the Corporation shall, at its option, either

           (i) issue non-dividend bearing and non-voting scrip certificates for such fraction, such certificates to be in such form and to contain such terms and conditions as the Board of Directors shall at any time or from time to time in its discretion fix and determine, provided that the certificates shall be exchangeable, within such period (which shall end not less than two years following the date of issue thereof) as the Board of Directors shall determine, together with other scrip certificates issued upon conversion of shares of the 1966 Series, for stock certificates representing a full share or shares, and upon the expiration of such period shall be exchangeable for cash, as provided in the scrip certificates, within such further period (which shall end not less than six years following the date of issue of such certificates) as the Board of Directors shall determine; or

           (ii) pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors) at the close of business on the day of conversion.

        (o) The Corporation will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of the 1966 Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of the 1966 Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

        (p) For the purpose of this paragraph (IV), the term "Common Stock" shall include any stock of any class of the Corporation which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and which is not subject to redemption by the Corporation. However, shares issuable on conversion of shares of the 1966 Series shall include only shares of the class designated as Common Stock of
    the  Corporation as of                   , or shares of any class or classes
    resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which are not subject to redemption by the Corporation; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

    (d)  PREFERENCE STOCK.

        (i)  GENERALLY.

    (A) The Preference Stock shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Class A
Preferred Stock and Class B Preferred Stock have been provided for, yearly dividends, payable at such times and at such rates as hereinafter provided. The dividends on the Preference Stock shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart.

    (B) In the event of any liquidation or dissolution or winding up, whether voluntary or involuntary, of the Corporation, the holders of the Preference Stock shall be entitled to be paid in full, from any assets and funds of the Corporation remaining after payment to the holders of the Preferred Stock as provided in Article ELEVENTH, both the par amount of their shares and an amount equal to the unpaid dividends accrued thereon (whether earned or declared or not) adjusted to the date of such payment before any amount shall be paid to the holders of the Common Stock; and after the payment to the holders of the Preference Stock of its par value and an amount equal to the unpaid dividends accrued thereon, the remaining assets and funds shall be divided and paid to the holders of the Common Stock according to their respective shares.

    (C) The Preference Stock redeemed shall forthwith be canceled and retired but shall have the status of authorized but unissued Preference Stock of the Corporation.

    (D) The Board of Directors is hereby empowered from time to time to classify or reclassify all or any of the authorized but unissued Preference Stock into one or more series of the Preference Stock, which series may differ from each other and other series already outstanding in any or all of the following respects:

        (I) the rate or rates of the preferential dividends payable thereon, and, if applicable, the manner in which such dividends are determined,

       (II) whether or not, and if so on what terms and conditions, such series shall be convertible at the option of the holders into other stock, bonds or securities of the Corporation,

       (III) the prices and times, if any, of redemption thereof,

       (IV) the sinking fund provisions, if any, applicable thereto, and

        (V) the date(s), or the method of determining the date(s), on which such dividends are payable thereon.

Up to the fixed preferential dividends payable on each series, all series of Preference Stock shall participate at the same rate per cent per annum in any payments for, or including, any period (whether a dividend period or part of such a period) aggregating less than the full preferential dividends on all series of Preference Stock for such period; if for any period (whether a dividend period or part of such a period) full preferential dividends shall not have been paid on any series of Preference

Stock when payable, the deficiency shall be payable before any dividends for any subsequent dividend period or part of such a period, shall be paid upon or set apart for the Preference Stock. All of the Preference Stock having identical characteristics shall be given the same serial designation.

    (E) The right is hereby reserved to make from time to time amendments of the Articles of Incorporation of the Corporation to provide that one or more series of the authorized but unissued Preference Stock shall, and to what extent and on what terms and conditions, participate in dividends in excess of the fixed preferential dividends thereon, or in distribution of assets, upon liquidation, dissolution, or winding up, in excess of the fixed preferential distribution thereof to the holders of Preference Stock. Except in the event of a failure to pay full dividends on the Preference Stock, and the continuance of such failure for one year, and as provided in Article NINTH hereof, the Preference Stock shall have no voting power and the Common Stock and, to the extent provided in Article NINTH hereof, the Class B Preferred Stock shall have voting power with respect to any such proposed amendment of the Articles of Incorporation of the Corporation.

    (F) At no time shall any Preference Stock be issued unless at the time of such issuance the net earnings of the Corporation, over and above operating expenses (including allowance for depreciation and other reserves), fixed charges and any other deductions from or charges against income (including dividend requirements on stock ranking prior to Preference Stock) which rank prior to dividends on the Preference Stock, for a period of twelve successive calendar months ending within the three calendar months immediately preceding the month in which such Preference Stock is issued, shall have been at least twice a sum equal to full preferential dividends for one year on

        (I) all Preference Stock already outstanding at the time of such issuance, and

       (II) the Preference Stock so to be issued.

        (ii)  7.78% CUMULATIVE PREFERENCE STOCK, 1973 SERIES ($100 PAR VALUE).

    (A) The 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of seven and seventy-eight hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1974. The dividends on the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and seventy-eight hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), will accrue from November 28, 1973.

    (B) The 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be one hundred eight dollars ($108) per share at any time prior to December 1, 1978, then one hundred five dollars and fifty cents ($105.50) per share prior to December 1, 1983, then one hundred three dollars ($103) per share prior to December 1, 1988, and one hundred one dollars ($101) per share thereafter; PROVIDED, HOWEVER, that the Corporation will not, prior to December 1, 1978, redeem any shares of the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 7.78% Cumulative Preference Stock, 1973 Series ($100 par value), if such borrowed funds have an interest rate or cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Corporation (so calculated), less than the dividend rate per annum of the 7.78% Cumulative Preference Stock, 1973 Series ($100 par value). In case less than all of the

Preference Stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Preference Stock of this series, or shall be selected, in whole or in part, by lot. At least thirty days' written notice of the election of the Corporation to redeem the Preference Stock of this series, or any part thereof, and (in case less than all is to be redeemed) of the shares thereof so to be redeemed, shall be given to each holder of Preference Stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of Preference Stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

        (iii)  7.50% CUMULATIVE PREFERENCE STOCK, 1986 SERIES ($100 PAR VALUE).

    (A) The 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of 7.50 per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1987. The dividends on the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to 7.50 per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) will accrue from and including the date of issuance.

    (B) The 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be $107.50 per share at any time prior to October 1, 1991, then $105 per share prior to October 1, 1996, then $102.50 per share prior to October 1, 2001, and $100 per share thereafter; PROVIDED, HOWEVER, that prior to October 1, 1991, the Corporation will not redeem any shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), if such borrowed funds have an interest rate or cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Corporation (so calculated), less than the dividend rate per annum of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value). In case less than all of the Preference Stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Preference Stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the Corporation to redeem the Preference Stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the Preference Stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of Preference Stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

    (C) (I) On or before October 1 of each year commencing October 1, 1992 and continuing through October 1, 2025, there shall be provided and set apart by the Corporation a sum sufficient for the sinking fund redemption of 15,000 shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value). On October 1 of each year commencing October 1, 1992 and continuing through October 1, 2025, the Corporation shall make sinking fund redemptions of 15,000 shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the Corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the Corporation, the dividends on the shares of the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

    (II) The Corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 15,000 shares the number of shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) to be redeemed for the sinking fund, at such sinking fund redemption price, on any such sinking fund redemption date, together, in every case, with all accrued dividends; PROVIDED, HOWEVER, that the right to make such optional increases shall not be cumulative.

    (III) The Corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in paragraph (iii)(C)(I) above by crediting shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) acquired by purchase in the open market, by redemption (otherwise than by reason of the required sinking fund redemption provided for by such paragraph
(iii)(C)(I) or otherwise. Notwithstanding the foregoing provisions of this paragraph (iii)(C), the obligation to redeem shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) by reason of the sinking fund redemption (provided for in such paragraph (iii)(C)(i)) annually commencing on October 1, 1992 shall be cumulative, and unless full cumulative redemptions of shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the Corporation ranking junior to the 7.50% Cumulative Preference Stock, 1986 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this paragraph (iii)(C) shall apply so long as any shares of 7.50% Cumulative Preference Stock, 1986 Series ($100 par value) are outstanding.

        (iv)  6.75% CUMULATIVE PREFERENCE STOCK, 1987 SERIES ($100 PAR VALUE).

    (A) The 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of six and seventy five hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October of each year commencing April 1, 1987. The dividends on the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and seventy five hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on 6.75% Cumulative Preference Stock 1987 Series ($100 par value), will accrue from and include January 22, 1987.

    (B) The 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The redemption price shall be $106.75 per share at any time prior to April 1, 1992, then $104.50 per share prior to April 1, 1997, then

$102.25 per share prior to April 1, 2002, and $100 per share thereafter; PROVIDED, HOWEVER, that prior to April 1, 1992, the Corporation will not redeem any shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), if such redemption is a part of or in anticipation of any refunding operation involving the application, directly or indirectly, of borrowed funds or the proceeds of an issue of any stock ranking prior to or on a parity with 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), if such borrowed funds have an interest rate or cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Corporation (so calculated), less than the dividend rate per annum of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value). In case less than all of the Preference Stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of Preference Stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the Corporation to redeem the Preference Stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the Preference Stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of Preference Stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

    (C) (I) On or before April 1 of each year commencing April 1, 1993 and continuing through April 1, 2026, there shall be provided and set apart by the Corporation a sum sufficient for the sinking fund redemption of 15,000 shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value). Thereafter, on April 1 of each year commencing April 1, 1993 and continuing through April 1, 2026, the Corporation shall make sinking fund redemptions of 15,000 shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty
(30) days' written notice of the shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the Corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the Corporation, the dividends on the shares of the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

    (II) The Corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 15,000 shares the number of shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) to be redeemed for the sinking fund, at such sinking fund redemption priced on any such sinking fund redemption date, together, in every case, with all accrued dividends; PROVIDED, HOWEVER, that the right to make such optional increases shall not be cumulative.

    (III) The Corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in subsection (iv)(C)(I) above by crediting shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) acquired by purchase in the open market, by redemption (otherwise than by reason of the required sinking fund redemption provided for by such subsection
(iv)(C)(I)) or otherwise. Notwithstanding the foregoing provisions of this subsection (iv)(C), the obligation to redeem shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) by reason of the sinking fund redemption provided for in such subsection (iv)(C)(I), annually commencing on April 1, 1993 shall be cumulative, and unless full cumulative redemptions of shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the Corporation ranking junior to the 6.75% Cumulative Preference Stock, 1987 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this subsection
(iv)(C) shall apply so long as any shares of 6.75% Cumulative Preference Stock, 1987 Series ($100 par value) are outstanding.

        (v)  7.80% CUMULATIVE PREFERENCE STOCK, 1989 SERIES ($100 PAR VALUE).

    (A) The 7.80% Cumulative Preference Stock, 1989 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of seven and eighty hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1989. The dividends on the 7.80% Cumulative Preference Stock, 1989 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart so that, if in any year or years dividends amounting to seven and eighty hundredths per cent, shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on 7.80% Cumulative Preference Stock, 1989 Series ($100 par value) will accrue from and include June 22, 1989.

    (B) The 7.80% Cumulative Preference Stock, 1989 Series ($100 par value) shall be redeemed in whole on July 1, 1997 by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. At least thirty (30) days' written notice shall be given to each holder of the Preference Stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

        (vi)  8.25% CUMULATIVE PREFERENCE STOCK, 1989 SERIES ($100 PAR VALUE).

    (A) The 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of eight and twenty-five hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1990. The dividends on the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to eight and twenty-five hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) will accrue from and include November 21, 1989.

    (B) (I) On or before October 1 of each year commencing October 1, 1995 and continuing through October 1, 1999 (or such earlier October 1 on which there remain any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) outstanding), there shall be provided and set apart by the Corporation a sum sufficient for the sinking fund redemption of 100,000 shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value). Thereafter, on October 1 of each year commencing October 1, 1995 and continuing through October 1, 1999 (or such earlier October 1 on which there remain any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) outstanding), the Corporation shall make sinking fund redemptions of 100,000 shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days written notice of the shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the Corporation. When such notice shall have been so given and funds for the payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the Corporation, the dividends on the shares of the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

    (II) The Corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 100,000 shares the number of shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of One Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; PROVIDED, HOWEVER, that the right to make such optional increases shall not be cumulative.

    (III) The Corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in subsection (vi)(B)(I) above by crediting shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this subsection (vi)(B), the obligation to redeem shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) by reason of the sinking fund redemption (provided for in such subsection (vi)(B)(I)), annually commencing on October 1, 1995 shall be cumulative, and unless full cumulative redemptions of shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the Corporation ranking junior to the 8.25% Cumulative Preference Stock, 1989 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this subsection (vi)(B) shall apply so long as any shares of 8.25% Cumulative Preference Stock, 1989 Series ($100 par value) are outstanding.

        (vii)  8.625% CUMULATIVE PREFERENCE STOCK, 1990 SERIES ($100 PAR VALUE).

    (A) The 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of eight and six hundred and twenty-five thousandths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing July 1, 1990. The dividends on the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to eight and six hundred and twenty-five thousandths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) will accrue from and include June 7, 1990.

    (B) (I) On or before July 1 of each year commencing on July 1, 1996 and continuing through July 1, 2000, there shall be provided and set apart by the Corporation a sum sufficient for the sinking fund redemption of 130,000 shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value). Thereafter, on July 1 of each year commencing July 1, 1996 and continuing through July 1, 2000, the Corporation shall make sinking fund redemptions of 130,000 shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty
(30) days' written notice of the shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the Corporation. When such notice shall have been so given and funds for payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the Corporation, the dividends on the shares of the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

    (II) The Corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 130,000 shares the number of shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of One Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; PROVIDED, HOWEVER, that the right to make such optional increases shall not be cumulative.

    (III) The Corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in subsection (vii)(B)(I) above by crediting shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this subsection (vii)(B), the obligation to redeem shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) by reason of the sinking fund redemption provided for in such subsection
(vii)(B)(I), annually commencing on July 1, 1996 shall be cumulative, and unless full cumulative redemptions of shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the Corporation ranking junior to the 8.625% Cumulative Preference Stock, 1990 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this subsection (vii)(B) shall apply so long as any shares of 8.625% Cumulative Preference Stock, 1990 Series ($100 par value) are outstanding.

        (viii)  7.85% CUMULATIVE PREFERENCE STOCK, 1991 SERIES ($100 PAR VALUE).

    (A) The 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of seven and eighty-five hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing July 1, 1991. The dividends on the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) shall be cumulative and shall be payable before any dividend on the Common Stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and eighty-five hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the Common Stock. Dividends on the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) will accrue from and include May 1, 1991.

    (B) (I) On or before July 1 of each year commencing on July 1, 1997 and continuing through July 1, 2001, there shall be provided and set apart by the Corporation a sum sufficient for the sinking fund redemption of 70,000 shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value). Thereafter, on July 1 of each year commencing July 1, 1997 and continuing through July 1, 2001, the Corporation shall make sinking fund redemptions of 70,000 shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) by the payment to the holders thereof, in cash, of the sum of One Hundred Dollars and No Cents ($100.00) for each share thereof, together with all accrued dividends. Shares shall be selected for sinking fund redemption by lot. At least thirty (30) days' written notice of the shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) so to be redeemed shall be given to the respective holders thereof by mailing the same, postage prepaid, and addressed to such holder at the address as it appears upon the books of the Corporation. When such notice shall have been so given and funds for payment of the sinking fund redemption price, plus accrued dividends, shall have been provided and set apart by the Corporation, the dividends on the shares of the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) so called for sinking fund redemption and all other rights of the holders thereof, except the right to receive the sinking fund redemption price plus accrued dividends, shall cease.

    (II) The Corporation may, at its option, in connection with any sinking fund redemption, increase by not more than 70,000 shares the number of shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) to be redeemed for the sinking fund, at the sinking fund redemption price of One Hundred Dollars and No Cents ($100.00) for each share thereof, on any such sinking fund redemption date, together, in every case, with all accrued dividends; PROVIDED, HOWEVER, that the right to make such optional increases shall not be cumulative.

    (III) The Corporation may, at its option, satisfy its obligation to make sinking fund redemptions provided for in subsection (viii)(B)(I) above by crediting shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) acquired by purchase in the open market or otherwise. Notwithstanding the foregoing provisions of this subsection (viii)(B), the obligation to redeem shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) by reason of the sinking fund redemption provided for in subsection (viii)(B)(I) annually commencing on July 1, 1997 shall be cumulative, and unless full cumulative redemptions of shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) for the sinking fund required hereby have been made, no dividends shall be declared nor any distribution made on the Common Stock, except dividends paid in stock of the Corporation ranking junior to the 7.85% Cumulative Preference Stock, 1991 Series ($100 par value), nor shall any purchase or other acquisition for value of such Common Stock be made. The provisions of this subsection (viii)(B) shall apply so long as any shares of 7.85% Cumulative Preference Stock, 1991 Series ($100 par value) are outstanding.

        (ix)  7.125% CUMULATIVE PREFERENCE STOCK, 1993 SERIES ($100 PAR VALUE).

    (A) The 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of seven and one hundred twenty-five thousandths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1993. The dividends on the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to seven and one hundred twenty-five thousandths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include June 24, 1993.

    (B) The 7.125% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

REDEMPTION PRICE    TWELVE MONTH PERIOD
   PER SHARE         BEGINNING JULY 1,
----------------  -----------------------
   $   103.56              2003
       103.21              2004
       102.85              2005
       102.49              2006
       102.14              2007
       101.78              2008
       101.42              2009
       101.07              2010
       100.71              2011
       100.36              2012
       100.00       2013 and thereafter

PROVIDED, HOWEVER, that prior to July 1, 2003, the Corporation will not redeem any shares of the 7.125% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days written notice of the election of the Corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

        (x)  6.97% CUMULATIVE PREFERENCE STOCK, 1993 SERIES ($100 PAR VALUE).

    (A) The 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of six and ninety-seven hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1993. The dividends on the 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and ninety-seven hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include August 5, 1993.

    (B) The 6.97% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

REDEMPTION PRICE    TWELVE MONTH PERIOD
   PER SHARE       BEGINNING OCTOBER 1,
----------------  -----------------------
   $   103.49              2003
       103.14              2004
       102.79              2005
       102.44              2006
       102.09              2007
       101.74              2008
       101.39              2009
       101.05              2010
       100.70              2011
       100.35              2012
       100.00       2013 and thereafter

PROVIDED, HOWEVER, that prior to October 1, 2003, the Corporation will not redeem any shares of the 6.97% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the Corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

        (xi)  6.70% CUMULATIVE PREFERENCE STOCK, 1993 SERIES ($100 PAR VALUE).

    (A) The 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of six and seventy hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing January 1, 1994. The dividends on the 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and seventy hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), will accrue from and include October 14, 1993.

    (B) The 6.70% Cumulative Preference Stock, 1993 Series ($100 par value), or any portion thereof, may whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

  TWELVE MONTH PERIOD    REDEMPTION PRICE
 BEGINNING JANUARY 1,       PER SHARE
-----------------------  ----------------
         2004               $   103.35
         2005                   103.02
         2006                   102.68
         2007                   102.35
         2008                   102.01
         2009                   101.68
         2010                   101.34
         2011                   101.01
         2012                   100.67
         2013                   100.34
  2014 and thereafter           100.00

PROVIDED, HOWEVER, that prior to January 1, 2004, the Corporation will not redeem any shares of the 6.70% Cumulative Preference Stock, 1993 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the Corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of Preference Stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

        (xii)  6.99% CUMULATIVE PREFERENCE STOCK, 1995 SERIES ($100 PAR VALUE).

    (A) The 6.99% Cumulative Preference Stock, 1995 Series ($100 par value), shall entitle the holders thereof to receive, when and as declared, from the surplus or net profits of the Corporation remaining after the preferential dividend requirements for the outstanding Preferred Stock have been provided for, yearly dividends at the rate of six and ninety-nine hundredths per cent per annum and no more, payable quarterly on the first days of January, April, July, and October in each year commencing October 1, 1995. The dividends on the 6.99% Cumulative Preference Stock, 1995 Series ($100 par value), shall be cumulative and shall be payable before any dividend on the common stock shall be paid or set apart; so that, if in any year or years dividends amounting to six and ninety-nine hundredths per cent shall not have been paid thereon, the deficiency shall be payable before any dividends shall be paid upon or set apart for the common stock. Dividends on the 6.99% Cumulative Preference Stock, 1995 Series ($100 par value), will accrue from and include September 7, 1995.

    (B) The 6.99% Cumulative Preference Stock, 1995 Series ($100 par value), or any portion thereof, may, whenever the Board of Directors shall so determine, be redeemed by the payment to the holders thereof of the sum hereinafter specified as the redemption price at the time of redemption, in cash, for each share thereof, together with all accrued dividends. The applicable redemption prices shall be:

  TWELVE MONTH PERIOD    REDEMPTION PRICE
 BEGINNING OCTOBER 1,       PER SHARE
-----------------------  ----------------
         2005               $   103.50
         2006                   103.15
         2007                   102.80
         2008                   102.45
         2009                   102.10
         2010                   101.75
         2011                   101.40
         2012                   101.05
         2013                   100.70
         2014                   100.35
  2015 and thereafter           100.00

PROVIDED, HOWEVER, that prior to October 1, 2005, the Corporation will not redeem any shares of the 6.99% Cumulative Preference Stock, 1995 Series ($100 par value). In case less than all of the preference stock of this series at the time being outstanding is so redeemed, the shares to be redeemed shall be, as nearly as is reasonably practicable without creating fractional shares, a proportionate part of the holdings of each holder of preference stock of this series, or shall be selected, in whole or in part, by lot. At least thirty (30) days' written notice of the election of the Corporation to redeem the preference stock of this series (or any part thereof, in which case the notice shall specify the particular shares to be redeemed) shall be given to each holder of the preference stock of this series so to be redeemed by mailing the same, postage prepaid, and addressed to him at his address as it appears upon the books of the Corporation. When such notice shall have been so given and the funds for payment of the redemption price plus accrued dividends shall have been provided and set apart, the dividends on the shares of preference stock of this series so called for redemption and all other rights of the holders thereof, except the right to receive the redemption price plus accrued dividends, shall cease.

                                                                       EXHIBIT F

                                    BY-LAWS
                                       OF
                        CONSTELLATION ENERGY CORPORATION

                            ------------------------

                                   ARTICLE I.
                            OFFICES AND HEADQUARTERS

    Section  A.   NAME.   The name  of the  corporation is  Constellation Energy
Corporation (the "CORPORATION").

    Section B.  OFFICES.  The registered  office of the Corporation in State  of
Maryland  is [            ].  The registered  office of  the Corporation  in the
Commonwealth of Virginia is [         ].  The names of its registered agents  in
the  State of Maryland and the  Commonwealth of Virginia, respectively, at these
addresses are [         ]. The Corporation  may also have other offices at  such
other places, either within or without the State of Maryland and the Commonwealth of Virginia, as the Board of Directors of the Corporation (the "BOARD") may determine or as the activities of the Corporation may require.

                                  ARTICLE II.
                                  STOCKHOLDERS

    Section 1. PLACE OF MEETINGS. Meetings of stockholders of the Corporation shall be held at such places, either within or without the State of Maryland or the Commonwealth of Virginia, as may be fixed from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

    Section 2. ANNUAL MEETINGS. The annual meeting of the stockholders for the election of directors and for the transaction of general business shall be held on any date during the period April 6 through May 6, as determined year to year by the Board. The time and location of the meeting shall be determined by the Board. Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

    The Chief Executive Officer of the Corporation shall prepare, or cause to be prepared, an annual report containing a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted to the stockholders at the annual meeting.

    Section 3. SPECIAL MEETINGS. Special meetings of stockholders may be called only by (a) a majority of the Board, (b) the Chairman, (c) the Chief
Executive Officer, or (d) by the Secretary upon the written request of the holders of shares entitled to not less than twenty-five percent of all votes entitled to be cast at such meeting. Such request of the stockholders shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat and shall be delivered to the Secretary, who shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the Corporation of such costs the Secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to vote at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

    Section 4. NOTICE AND WAIVER; ORGANIZATION OF MEETING. Whenever stockholders are required or permitted to take any action at a meeting whether special or annual, written notice of the meeting shall be given to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting. The notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given, personally or by mail, not less than 10 or more than 60 days before the date of the meeting or as otherwise required by law to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed given when deposited with the United States Postal Service, postage prepaid, addressed to the stockholder at his address as it appears on the records of the Corporation or its registrar. The business at all special meetings shall be confined to that specifically named in the notice thereof.

    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless the adjournment is for more than 120 days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, in which circumstances a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

    Notice of any meeting of stockholders may be waived in writing by any stockholders entitled to vote at such meeting. Attendance at a meeting by any stockholder, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    All meetings of the stockholders shall be called to order by the Chairman of the Board, or in his absence by the Chief Executive Officer, or in his absence by the Vice-Chairman, or in his absence by the President, or in his absence by a Vice-President; or in the case of the absence of such officers, then by any stockholder, whereupon the meeting shall organize by electing a chairman. The Secretary of the Corporation, if present, shall act as Secretary of the meeting, unless some other person shall be elected at the meeting to act as Secretary. An accurate record of the meeting shall be kept by the Secretary thereof, and placed in the record books of the Corporation.

    Section 5. ORDER OF BUSINESS. (a) At any Annual Meeting, only such business shall be conducted as shall have been brought before the Annual Meeting
(i) by or at the direction of the Board, or (ii) by any stockholder who complies with the procedures set forth in this Section 5.

    (b) For nominations or other business to be brought properly before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 30 days or more than 60 days prior to the Annual Meeting; PROVIDED, HOWEVER, that in the event that less than 40 days' notice of the date of the Annual Meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed. To be in proper written form, a stockholder's notice to the Secretary shall set forth in writing as to each matter the stockholder proposes to bring before the Annual Meeting:

        (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and as to the stockholder giving the notice, the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination and the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder.

        (ii) as to any other business that the stockholder proposes to bring before the meeting:

           (A) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting;

           (B) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business;

           (C) the class and number of shares of stock of the Corporation which are beneficially owned by the stockholder; and

           (D) any material interest of the stockholder in such business.

    (c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 5 of Article II. The presiding officer of an Annual Meeting shall, if the facts warrant, determine and declare at the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 5 of Article II and, if he should so determine, he shall so declare at the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

    (d) Notwithstanding the foregoing provisions of this Section, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

    Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum for the transaction of any business.

    When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

    The stockholders present, although less than a quorum, may adjourn the meeting to another time or place; provided that notice of such adjourned meeting is given in accordance with the provisions of Section 4 of this Article I.

    Section 7. VOTING; PROXIES. Each holder of voting stock shall be entitled to vote in person or by proxy at each meeting and shall have one vote for each share of voting stock registered in his name, and when the Preferred or Preference Stock is entitled to vote, holders of such shares shall have the number of votes as provided in the Articles of Incorporation of the Corporation for each share of the Preferred and Preference Stock. However, no proxy shall be voted 11 months after the date thereof, unless the proxy provides for a longer period.

    Section 8. METHOD OF VOTING. The vote upon any question before the meeting need not be by ballot. All elections and all other questions shall be decided by a majority of the votes cast, at a meeting at which a quorum is present, except as expressly provided otherwise by the Stock Corporation Act of the Commonwealth of Virginia, the General Corporation Law of the State of Maryland or the Articles of Incorporation and except that directors shall be elected by a plurality of the votes cast.

    Section 9. OWNERSHIP OF ITS OWN STOCK. Shares of capital stock of the Corporation belonging either (i) to the Corporation or (ii) to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation (a "CONTROLLED CORPORATION"), shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 9 shall be construed as limiting the right of the Corporation or any Controlled Corporation to vote stock of the Corporation held by it in a fiduciary capacity.

    Section 10. FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not be more than 70 or less than ten days before the date of such meeting, or more than 60 days prior to any other action. If no record date is fixed by the Board, the record date shall be determined in accordance with the provisions of the General Corporation Law of the State of Maryland and the Stock Corporation Act of the Commonwealth of Virginia.

                                  ARTICLE III.
                                   DIRECTORS

    Section 1. NUMBER. The number of directors who will constitute the entire Board shall be sixteen (16). Each director shall own at least 300 shares of the Corporation's Common Stock.

    Section  2.  MANAGEMENT OF BUSINESS.   The business of the Corporation shall
be managed by the Board.

    Except as otherwise provided herein, the Board shall appoint the officers for the conduct of business of the Corporation, determine the duties and responsibilities and fix their compensation.

    Section 3. CLASSIFIED BOARD. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The initial Class I directors shall hold office for a term to expire at the 199 [INSERT YEAR OF THE FIRST ANNUAL MEETING OCCURRING AT LEAST ONE YEAR AFTER THE EFFECTIVE DATE] annual meeting of shareholders. The initial Class II directors shall hold office for a term to expire at the 199 [INSERT YEAR OF FIRST ANNUAL MEETING OCCURRING AT LEAST TWO YEARS AFTER THE EFFECTIVE DATE] annual meeting of shareholders. The initial Class III directors shall hold office for a term to expire at the 199 [INSERT YEAR OF FIRST ANNUAL MEETING OCCURRING AT LEAST THREE YEARS AFTER THE EFFECTIVE DATE] annual meeting of shareholders. At each succeeding annual meeting of shareholders beginning in 199 [INSERT YEAR OF FIRST ANNUAL MEETING AFTER THE EFFECTIVE DATE], successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any additional director of any class elected by shareholders to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, disqualification or removal from office.

    Section 4. ELECTION AND TERM. The directors shall be elected as provided herein and in the Articles of Incorporation of the Corporation, and each director shall be elected to hold office until his successor shall be elected and qualified, or until his earlier resignation or removal.

    Section 5. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the Corporation; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

    Section 6. VACANCIES. Any vacancies occurring in the Board from any cause other than by reason of a removal or an increase in the number of directors, may be filled by a majority of the remaining directors although such majority is less than a quorum or by a sole remaining director. Any vacancies occurring by reason of an increase in the number of directors may be filled by action of a majority of the directors. A director elected by other directors to fill a vacancy shall hold office until the next annual meeting of the stockholders and until his successor is elected and qualified.

    Notwithstanding the foregoing, whenever the holders of any class of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such directors so elected shall not be divided into classes unless expressly provided by such terms.

    Section 7. ANNUAL MEETING. The Board shall meet immediately following the adjournment of the annual meeting of stockholders each year at the same place, within or without the State of Maryland or the Commonwealth of Virginia, and no notice of such meeting shall be necessary.

    Section 8. REGULAR MEETINGS. Regular meetings of the Board may be held at such time and place, within or without the State of Maryland or the Commonwealth of Virginia, as shall from time to time be fixed by the Board and no notice thereof shall be necessary.

    Section 9. SPECIAL MEETINGS. Special meetings of the Board may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President or by resolution of the Board. Special meetings shall be held at such place, within or without the State of Maryland or the Commonwealth of Virginia, as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.

    Unless waived, notice of each special meeting of the directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board and waivers thereof need not state the purpose or purposes of the meeting. Attendance at a special meeting by any director shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

    Section 10. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if all members of the Board, or any such committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board, or any such committee, as the case may be.

    Section 11. TELEPHONE MEETINGS PERMITTED. At the Chairman's discretion, members of the Board, or any committee, may participate in a meeting thereof by means of conference telephone or similar communications equipment in which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

    Section 12. QUORUM. At all meetings of the Board a majority of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Articles of Incorporation or these By-Laws otherwise provide, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting.

    Section 13. EXECUTIVE COMMITTEE. The directors shall annually at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Executive Committee of five or more (but no more than nine), as the Board may determine. The Executive Committee may exercise, in the intervals between meetings of the Board, all of the powers of the Board regarding financing matters which are permitted by law.

    Section 14. AUDIT COMMITTEE. The directors shall annually, at their first meeting succeeding the stockholders' meeting at which they are elected, elect from among their number an Audit Committee which shall consist of at least three directors. Each member of the Audit Committee shall be independent of Management and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a Committee member, and provided further that no director who formerly was an officer of the Corporation shall be a member of said Audit Committee. One such member of the Committee shall be designated by the Board to be Chairman of the Audit Committee. The tenure of office of the members of the Audit Committee shall be one year or until their successors shall have been duly appointed or elected. Any vacancy shall be filled by the Board. A majority of the members of the Audit Committee shall constitute a quorum.

    In order to provide for direct communication between representatives of the Board and the Independent Auditors for the Corporation, the Audit Committee, in furtherance of this charge, shall have the following duties and responsibilities:

        (1) To recommend to the Board the public accounting firm to be engaged to conduct the annual financial audit of the Corporation.

        (2) To discuss with such Auditors the scope of their examination which shall be in accordance with generally accepted auditing standards with appropriate reports thereon to be submitted to the Board.

        (3) To review with the Auditors and appropriate financial officers and Management of the Corporation the annual financial statements and the Auditors' report thereon.

        (4) To invite comments and recommendations from the Auditors regarding the need for and/ or results of their reviews of those financial statements and other documents and data reviewed or certified by the public accounting firm thus engaged.

        (5) To invite comments and recommendations from the Auditors regarding the system of internal controls, accounting policies and practices, and any other related matters employed by the Corporation.

        (6) To meet with the Corporation's Internal Auditor in order to ensure, as a part of the system of internal controls, that an adequate program of internal auditing is being continuously carried out, to determine that the Corporation's Internal Audit Staff is adequate and to review the findings of such Staff's investigations.

        (7) To report periodically regarding its activities to the Board of the Corporation and to make such recommendations and findings concerning any audit or audit-related matter as the Audit Committee deems appropriate.

    Section 15. COMMITTEE ON MANAGEMENT. The directors shall annually, at their first meeting succeeding the stockholders meeting at which they are elected, elect from among their number a Committee on Management consisting of at least three members. One such member shall be designated by the Board to be the Chairman of the Committee on Management. The tenure of office of the members of the Committee on Management shall be one year or until their successors shall have been duly appointed or elected. Any vacancy shall be filled by the Board. A majority of the members shall constitute a quorum.

    The Committee on Management shall recommend to the Board nominees for election as directors and shall consider the performance of incumbent directors in determining whether to nominate them to stand for reelection; the Committee shall, among other things, consider any major changes in the organization of the Corporation; it shall recommend to the Board the remuneration arrangements for officers and directors of the Corporation. The Committee shall recommend to the Board nominees for officers of the Corporation. The Committee on Management shall have such additional powers to perform such duties as shall be prescribed by resolution of the Board.

    Section 16. OTHER COMMITTEES. The Board is authorized to appoint from among its members such other committees as it may, from time to time, deem advisable and to delegate to such committee or committees any of the powers of the Board which it may lawfully delegate. Each such committee shall consist of at least two directors.

    Section 17. COMPENSATION. The directors may be reimbursed for any expenses incurred by them in respect of their attendance at any meeting of the Board or of any of its committees. To the extent provided by resolution adopted by a majority of the entire Board, a director may be paid a stated fee as director and/or a fixed sum for attendance at each meeting or committee meeting at which he is present. No payments or reimbursements described herein shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                  ARTICLE IV.
                                    OFFICERS

    Section 1. ELECTION. The Board shall elect a Chairman of the Board, a Chief Executive Officer, a Vice-Chairman, a President and Chief Operating Officer, a Secretary and a Treasurer, and such other officers, if any, as the Board may from time to time determine. With the exception of the offices of President and Vice-President, any number of offices may be held by the same person; however, a person who holds more than one office may not act in more than one capacity to sign, acknowledge or verify an instrument required by law to be signed, acknowledged or verified by more than one officer.

    Section 2. TERMS OF OFFICE; VACANCIES. Each such officer shall hold office until his successor is elected and qualified or until his earlier removal or resignation. Any officer may resign at any time upon written notice to the Corporation. A vacancy occurring in any office may be filled by the Board.

    Section 3. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and the Board, and assist the Chief Executive Officer in seeing that all orders and resolutions of the Board are carried into effect. The Chairman of the Board shall perform such other duties and exercise such other powers as may be assigned to him by the Board or as are set forth in such officer's employment agreement with the Corporation, if any.

    Section 4. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have active responsibility for the executive management of the operations of the Corporation and responsibility for carrying out all orders and directions of the Board. The Chief Executive Officer shall also perform such other duties and exercise such other powers as may be assigned to him by the Board or as are set forth in such officer's employment agreement with the Corporation, if any.

    Section 5. VICE-CHAIRMAN. The Vice-Chairman shall serve as the Chairman of the Board of the Corporation's diversified subsidiaries, shall be responsible for business development and strategic planning, and shall have such powers and perform such duties as may be assigned to him by the Chief Executive Officer or the Board or as are set forth in such officer's employment agreement with the Corporation, if any.

    Section 6. PRESIDENT AND CHIEF OPERATING OFFICER. The President and Chief Operating Officer shall be responsible for utility operations, and shall have such powers and perform such duties as may be assigned to him by the Chief Executive Officer or the Board or as are set forth in such officer's employment agreement with the Corporation, if any.

    Section 7. SECRETARY. The Secretary shall keep true and complete records of the proceedings of the meetings of the stockholders, the Board and any committees of directors and shall file any written consents of the stockholders, the Board and any committees of directors with the records of the Corporation. It shall be the duty of the Secretary to be custodian of such records and of the seal of the Corporation. The Secretary shall also attend to the giving of all notices and shall perform such other duties as the Chief Executive Officer or the Board may assign.

    Section 8. TREASURER. The Treasurer shall act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board and shall keep this bank account in the name of the Corporation. The Treasurer shall perform such other duties and exercise such other powers as may be assigned to him by the Chief Financial Officer, the Chief Executive Officer or the Board.

    Section 9. OTHER OFFICERS. Such other officers as are appointed by the Board shall exercise such duties and have such powers as by custom and applicable law generally pertain to their respective offices as well as such duties and powers as the Board or the Chief Executive Officer may assign.

    Section 10. REMOVAL AND VACANCIES. Any officer may be removed by the Board whenever, in its judgement, the best interests of the Corporation will be served thereby. Removal shall be without prejudice to the contractual rights, if any, of the person so removed, but election of an officer shall not of itself create contractual rights.

    Any vacancy occurring in any office of the Corporation shall be filled by the Board and the officer so elected shall hold office for the unexpired term in respect of which the vacancy occurred or until his successor shall be duly elected and qualified.

    In any event of absence or temporary disability of any officer of the Corporation, the Board may authorize some other person to perform the duties of that office.

    Section 11. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the Chief Executive Officer, the Vice-Chairman, the President or any Vice-President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board may, by resolution, from time to time confer like powers upon any other person or persons.

                                   ARTICLE V.
                           SPECIFIC CORPORATE ACTIONS

    Section 1. CONTRACTS, CHECKS, NOTICES, ETC. All contracts and agreements and all bonds and notes shall, unless otherwise directed by the Board or unless otherwise required by law, be signed by any one of the Chairman, the Chief Executive Officer, the Vice-Chairman, the President or a Vice-President of the Corporation. The Treasurer, and any other officer or employee who the Board may by resolution designate, may in the name of the Corporation execute checks, drafts and orders for the payment of money on its behalf.

                                  ARTICLE VI.
                                INDEMNIFICATION

    Section 1. PROCEDURE. The Corporation shall indemnify all directors, officers and employees to the fullest extent permitted by law and shall provide indemnification expenses in advance to the extent permitted thereby. The Corporation will follow the procedures required by applicable law in determining persons eligible for indemnification and in making indemnification payments and advances.

    Section 2. EXCLUSIVITY, ETC. The indemnification and advance of expenses provided by the Articles of Incorporation and these By-Laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is consistent with law, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses under the Articles of Incorporation of the Corporation and hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this By-Law is in effect. Nothing herein shall prevent the amendment of this By-Law, PROVIDED that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this By-Law shall not in any way diminish any rights to indemnification or advance of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this By-Law or any provision hereof is in force.

    Section 3. SEVERABILITY; DEFINITIONS. The invalidity or unenforceability of any provision of this Article VI shall not affect the validity or enforceability of any other provision hereof. The phrase "this By-Law" in this
Article VI means this Article VI in its entirety.

                                  ARTICLE VII.
                                 MISCELLANEOUS

    Section 1. SEAL. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal Constellation Energy Corporation."

    Section 2.   FISCAL  YEAR.   The fiscal  year of  the Corporation  shall  be
determined by resolution of the Board.

    Section 3. AMENDMENT OF BY-LAWS. These By-Laws may be altered, amended or repealed by the Board.

    Section 4. SECTION HEADINGS AND STATUTORY REFERENCES. The headings of the Articles and Sections of these By-Laws, have been inserted for convenience of reference only and shall not be deemed to be a part of these By-Laws.

    Section 5. SUPERMAJORITY. Notwithstanding Section 3 of this Article VII or any other provision of these By-Laws, until [INSERT 2 YEARS FROM CLOSING DATE], a vote of 66 2/3% of the entire Board shall be required to (a) change the number of directors as set forth in Article III, Section 1 hereof; (b) approve a change in the Corporation's name; (c) relocate the Corporation's headquarters or its principal executive offices to an area other than the Annapolis, Maryland area;
(d) amend the employment agreements, dated as of September 22, 1995, between the Corporation and each of Edward F. Mitchell, Christian H. Poindexter, Edward A. Crooke, or John M. Derrick, Jr. or to otherwise change the titles or functions of such individuals from those set forth in the respective employment agreements; (e) change Committees of the Board as established by the Board pursuant to SECTION 7.12(C) of the Agreement and Plan of Merger, dated as of September 22, 1995, by and among Baltimore Gas and Electric Company, Potomac Electric Power Company and the Corporation; or (f) amend this Article VII,
Section 5 of  the By-Laws.  On [INSERT  TWO YEARS  FROM THE  CLOSING DATE]  this
Article VII, Section 5 shall become null and void.

                                                                      EXHIBIT G1

Sections 3-202 to 3-213 of the Maryland General Corporation Law

SECTION 3-202.  RIGHT TO FAIR VALUE OF STOCK

    (a) GENERAL RULE. -- Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

        (1) The corporation consolidates or merges with another corporation;

        (2) The stockholder's stock is to be acquired in a share exchange;

        (3) The corporation transfers its assets in a manner requiring corporate action under Section 3-105 of this title;

        (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

        (5) The transaction is governed by Section 3-602 of this title or exempted by Section 3-603 (b) of this title.

    (b) BASIS OF FAIR VALUE. --

        (1) Fair value is determined as of the close of business:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the day notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

        (2) Except as provided in paragraph  (3) of this subsection, fair  value
    may   not  include  any  appreciation  or  depreciation  which  directly  or indirectly results from the transaction objected to or from its proposal.

        (3) In any transaction governed by Section 3-602 of this title or exempted by Section 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of Section 3-603 (b) of this title.

    (c) WHEN RIGHT TO FAIR VALUE DOES NOT APPLY. -- Unless the transaction is governed by Section 3-602 of this title or is exempted by Section 3-603 (b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

        (1) The stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the date notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

        (2) The stock is that of the successor in a merger, unless:

           (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

                                      G1-1

           (ii) The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

        (3) The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

SECTION 3-203.  PROCEDURE BY STOCKHOLDER

    (a) SPECIFIC DUTIES. -- A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

        (1) Shall file with the corporation a written objection to the proposed transaction:

           (i) With respect to a merger under Section 3-106 of this title of a 90 percent or more owned subsidiary into its parent, within 30 days after notice is given or waived under Section 3-106; or

           (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

        (2) May not vote in favor of the transaction; and

        (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

    (b) FAILURE TO COMPLY WITH SECTION. -- A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

SECTION 3-204.  EFFECT OF DEMAND ON DIVIDEND AND OTHER RIGHTS

    A stockholder who demands payment for his stock under this subtitle:

        (1) Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle; and

        (2) Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

SECTION 3-205.  WITHDRAWAL OF DEMAND

    A demand for payment may be withdrawn only with the consent of the successor.

SECTION 3-206.  RESTORATION OF DIVIDEND AND OTHER RIGHTS

    (a) WHEN RIGHTS RESTORED. -- The rights of a stockholder who demands payment are restored in full, if:

        (1) The demand for payment is withdrawn;

        (2) A petition for an appraisal is not filed within the time required by this subtitle;

        (3)  A court determines that the  stockholder is not entitled to relief;
    or

        (4) The transaction objected to is abandoned or rescinded.

    (b) EFFECT OF RESTORATION. -- The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

                                      G1-2

SECTION 3-207.  NOTICE AND OFFER TO STOCKHOLDERS

    (a) DUTY OF SUCCESSOR. --

        (1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

        (2) The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

           (i) A balance sheet as of a date not more than six months before the date of the offer;

           (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

          (iii) Any other information the successor considers pertinent.

    (b) MANNER OF SENDING NOTICE. -- The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

SECTION 3-208. PETITION FOR APPRAISAL; CONSOLIDATION OF PROCEEDINGS; JOINDER OF OBJECTORS.

    (a) PETITION FOR APPRAISAL. -- Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

    (B) CONSOLIDATION OF SUITS; JOINDER OF OBJECTORS. -- (1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

    (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-209.  NOTATION ON STOCK CERTIFICATE.

    (A) SUBMISSION OF CERTIFICATE. -- At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

    (B) TRANSFER OF STOCK BEARING NOTATION. -- If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.),

SECTION 3-210.  APPRAISAL OF FAIR VALUE.

    (a) COURT TO APPOINT APPRAISERS. -- If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

                                      G1-3

    (b) REPORT OF APPRAISERS -- FILING. -- Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

    (C) SAME -- CONTENTS. -- The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

    (D) SAME -- SERVICE; OBJECTION. -- (1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

        (2) Within 15 days after the report is filed, any party may object to it and request a hearing. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
    Section 2.)

SECTION 3-211.  ACTION BY COURT ON APPRAISERS' REPORT.

    (a) ORDER OF COURT. -- The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

        (1) Confirms, modifies, or rejects it; and

        (2) If appropriate, sets the time for payment to the stockholder.

    (B) PROCEDURE AFTER ORDER. -- (1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

        (2) If the appraisers' report is rejected, the court may:

           (i) Determine the fair value of the stock and enter judgment for the stockholder; or

           (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

    (C) JUDGMENT INCLUDES INTEREST. -- (1) Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under Section 3-202 of this subtitle.

        (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) The price which the successor offered for the stock;

           (ii) The financial statements and other information furnished to the stockholder; and

          (iii) Any other circumstances it considers relevant.

    (D) COSTS OF PROCEEDINGS. -- (1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under Section 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

           (i) The price which the successor offered for the stock;

           (ii) The financial statements and other information furnished to the stockholder; and

          (iii) Any other circumstances it considers relevant.

                                      G1-4

    (2) Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

           (i) The successor did not make an offer for the stock under Section 3-207 of this subtitle; or

           (ii) The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

    (e) EFFECT OF JUDGMENT. -- The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2; 1976, ch. 567, Section 2.)

SECTION 3-212.  SURRENDER OF STOCK.

    The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

        (1) The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

        (2) Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished. (An. Code 1957, art. 23, Section 73; 1975, ch. 311, Section 2.)

SECTION 3-213.  RIGHTS OF SUCCESSOR WITH RESPECT TO STOCK.

    (A) GENERAL RULE. -- A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under Section 3-202 of this subtitle.

    (B) SUCCESSOR IN TRANSFER OF ASSETS. -- After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

    (C) SUCCESSOR IN CONSOLIDATION, MERGER, OR SHARE EXCHANGE. Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock. (An. Code 1957, art. 23, Section 73; 1975, ch. 311,
Section 2; 1976, ch. 567, Section 2.)

              SUBTITLE 3.  PARTIAL LIQUIDATION AND REORGANIZATION.

SECTION 3-301.  REORGANIZATION BY ORDER OF COURT.

    (A) RATIFICATION BY STOCKHOLDERS OR DIRECTORS NOT REQUIRED. -- If the final order of a court makes a plan of reorganization binding on the stockholders of a corporation, the board of directors, trustee, or receiver, as the case may be, may take any action necessary to carry out the plan without any other corporate approval.

    (B) CONTENTS OF CHARTER DOCUMENT. -- If a charter document is required to be filed with the Department to carry out a transaction under subsection (a) of this section, it shall state:

        (1) That the transaction was carried out under a plan of reorganization pursuant to a final order of a court having jurisdiction;

        (2) The name of the court and the caption and docket number of the proceedings; and

                                      G1-5

        (3) That the transaction was approved by the board of directors, trustee, or receiver, as the case may be.

    (C) EXECUTION OF DOCUMENT. -- If the action is taken by a trustee or receiver, he may sign and acknowledge the charter document for the corporation, and no other execution, acknowledgment, or affidavit on behalf of the corporation is required. (An. Code 1957, art. 23, Section 75; 1975, ch. 311,
Section 2; 1988, ch. 280, Section 2; ch. 281, Section 2.)

                                      G1-6

                                                                      EXHIBIT G2

        Sections 13.1-729 to 13.1-741 of the Virginia Stock Corporation Act

                                   ARTICLE 15
                               DISSENTERS' RIGHTS

    13.1-729 DEFINITIONS. -- In this article:

    "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

    "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 13.1-730 and who exercises that right when and in the manner required by Sections 13.1-732 through 13.1-739.

    "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

    "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

    "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

    "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

    "Shareholder" means the record shareholder or the beneficial shareholder.

    13.1-730 RIGHT TO DISSENT. -- A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        1.  Consummation of a plan of merger to which the corporation is a party
    (i) if shareholder approval is required for the merger by Section 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 13.1-719;

        2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                                      G2-1

    B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

    C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or (ii) held by at least 2,000 record shareholders, unless in either case:

        1. The articles of incorporation of the corporation issuing such shares provide otherwise;

        2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

           a.  Cash;

           b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

           c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or

        3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in Section 13.1-725.

    D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

        1.  The proposed corporate action is abandoned or rescinded;

        2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

        3. His demand for payment is withdrawn with the written consent of the corporation.

    13.1-731 DISSENT  BY  NOMINEES  AND  BENEFICIAL OWNERS.  --  A.    A  record
shareholder may assert dissenters rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

    B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

        1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

        2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

    13.1-732 NOTICE OF DISSENTERS' RIGHTS -- A. If proposed corporate action creating dissenters' rights under Section 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

                                      G2-2

    B. If corporate action creating dissenters' rights under Section 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters notice described in Section 13.1-734.

    13.1-733 NOTICE OF INTENT TO DEMAND PAYMENT. -- A. If proposed corporate action creating dissenters' rights under Section 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

    B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

    13.1-734 DISSENTERS' NOTICE. -- A. If proposed corporate action creating dissenters' rights under Section 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of Section 13.1-733.

    B.  The dissenters' notice shall:

        1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

        2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

        4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

        5.  Be accompanied by a copy of this article.

    13.1-735 DUTY TO DEMAND PAYMENT. -- A. A shareholder sent a dissenters' notice described in Section 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of Section 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

    B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

    C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

    13.1-736 SHARE  RESTRICTIONS.  --  A.   The  corporation  may  restrict  the
transfer of uncertificated shares from the date the demand for their payment is received.

    B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

                                      G2-3

    13.1-737 PAYMENT. -- A. Except as provided in Section 13.1-738, within thirty days after receipt of a payment demand made pursuant to Section 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

    B.  The payment shall be accompanied by:

        1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

        3. A statement of the dissenters' right to demand payment under Section 13.1-739; and

        4.  A copy of this article.

    13.1-738 AFTER-ACQUIRED SHARES. -- A. A corporation may elect to withhold payment required by Section 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

    B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under Section 13.1-739.

    13.1-739  PROCEDURE IF SHAREHOLDER DISSATISFIED  WITH "PAYMENT" OR OFFER. --
A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under Section 13.1-737), or reject the corporation's offer under Section 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under Section 13.1-737 or offered under Section 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

    B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

    13.1-740 COURT ACTION. -- A. If a demand for payment under Section 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

    B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the

                                      G2-4
corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

    D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

    E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

    F.  Each dissenter made  a party to the  proceeding is entitled to  judgment
(i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under Section 13.1-738.

    13.1-741 COURT COSTS AND COUNSEL FEES. -- A. The court in an appraisal proceeding commenced under Section 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under Section 13.1-739.

    B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

        1.  Against the corporation and in favor of any or all dissenters if the
    court   finds  the  corporation  did   not  substantially  comply  with  the
    requirements of Sections 13.1-732 through 13.1-739; or

        2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

    C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

    D. In a proceeding commenced under subsection A of Section 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

                                      G2-5

                                                                      EXHIBIT G3

    Section 29-373 of the District of Columbia Business Corporation Act

    29-373 SAME RIGHTS OF DISSENTING SHAREHOLDERS. -- (a) If a shareholder of a corporation which is a party to a merger or consolidation shall file with the corporation, prior to or at the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, a written objection to the plan of merger or consolidation, and shall not vote in favor of the plan, and the shareholder, within 20 days after the merger or consolidation is effected, shall make written demand on the surviving or new corporation for payment of the fair value of his or her shares as of the day prior to the date on which the vote was taken approving the merger or consolidation, the surviving or new corporation shall pay to the shareholder the fair value of the shares forthwith, in the case of holders of uncertificated shares, or upon the surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Such a demand shall state the number and class of the shares owned by the dissenting shareholder. Any shareholder failing to make demand within the 20-day period shall be bound by the terms of the merger or consolidation.

    (b) If within 30 days after the date on which the merger or consolidation was effected the value of the shares is agreed upon between the dissenting shareholder and the surviving or new corporation payment therefor shall be made within 90 days after the date on which the merger or consolidation was effected, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares, in the case of holders of shares represented by certificates. Upon payment of the agreed value, the dissenting shareholder shall cease to have any interest in the shares or the corporation.

    (c) If within the period of 30 days the shareholder and the surviving or new corporation do not agree, the dissenting shareholder may, within 60 days after the expiration of the 30-day period, file a petition in any court of competent jurisdiction within the District of Columbia asking for a finding and determination of the fair value of the shares, and shall be entitled to judgment against the surviving or new corporation for the amount of the fair value as of the day prior to the date on which the vote was taken approving the merger or consolidation, together with interest at the rate of 5% per annum to the date of judgment. The judgment shall be payable forthwith, in the case of holders of uncertificated shares, or upon surrender of the certificate or certificates representing the shares to the surviving or new corporation, in the case of holders of shares represented by certificates. Upon payment of the judgment, the dissenting shareholder shall cease to have any interest in the shares or in the surviving or new corporation. The shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file the petition within time herein limited, the shareholder and all persons claiming under him or her shall be bound by the terms of the merger or consolidation.

    (d) The right of a dissenting shareholder to be paid and the fair value of his or her shares as herein provided shall cease if and when the corporation shall abandon the merger consolidation.

                                      G3-1

                                                                       EXHIBIT H

           CONSTELLATION ENERGY CORPORATION LONG-TERM INCENTIVE PLAN

    1. OBJECTIVE. The objective of this Plan is to increase shareholder value by providing a long-term incentive to reward officers and key employees of the Company and its Subsidiaries, who are mainly responsible for the continued growth, development, and financial success of the Company and its Subsidiaries, for the profitable performance of the Company and its Subsidiaries. The Plan is also designed to permit the Company and its Subsidiaries to retain talented and motivated officers and key employees and to increase their ownership of Company common stock.

    2. DEFINITIONS. All singular terms defined in this Plan will include the plural and VICE VERSA. As used herein, the following terms will have the meaning specified below:

    "Award" means, individually or collectively, Restricted Stock, Options, Performance Units, Stock Appreciation Rights, or Dividend Equivalents granted under this Plan.

    "Board" means the Board of Directors of the Company.

    "Book Value" means the book value of a share of Stock determined in accordance with the Company's regular accounting practices as of the last business day of the month immediately preceding the month in which a Stock Appreciation Right is exercised as provided in Section 10.

    "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

    "Committee" means the Committee on Management of the Board, provided, however, that if such Committee fails to satisfy the disinterested administration provisions of Rule 16b-3 under the Exchange Act, "Committee" shall mean a committee of directors of the Company who satisfy the disinterested person requirements of such Rule.

    "Company" means Constellation Energy Corporation, a Maryland and a Virginia corporation, or its successor, including any "New Company" as provided in
    Section 14I.

    "Date of Grant" means the date on which the granting of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

    "Date of Retirement" means the date of Retirement or Early Retirement applicable to a Participant.

    "Disability" means the determination that a Participant is "disabled" under the Company disability plan in effect at that time.

    "Dividend Equivalent" means an award granted under Section 11.

    "Early Retirement" means retirement prior to the Normal Retirement Date.

    "Earned Performance Award" means an actual award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) which the Committee has determined have been earned and are payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) for a particular Performance Period.

    "Effective  Time"  means  the  Effective  Time  as  defined  in  the  Merger
    Agreement.

    "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis who satisfies all of the requirements of
    Section 5.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Exercise Period" means the period or periods during which a Stock Appreciation Right is exercisable as described in Section 10.

    "Fair  Market Value" means  the average of  the highest and  lowest price at
    which  the  Stock  was  sold  the   regular  way  on  the  New  York   Stock
    Exchange-Composite Transactions on a specified date.

    "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

    "Merger Agreement" means the Agreement and Plan of Merger by and among Baltimore Gas and Electric Company and Potomac Electric Power Company, dated as of September 22, 1995.

    "Normal Retirement Date" is the earliest date as described in the Pension Plan when a Participant is entitled to an unreduced retirement benefit under such plan.

    "Option" or "Stock Option" means either a nonqualified stock option or an incentive stock option granted under Section 8.

    "Option Period" or "Option Periods" means the period or periods during which an Option is exercisable as described in Section 8.

    "Participant" means an employee of the Company or a Subsidiary who has been granted an Award under this Plan.

    "Pension Plan" means the applicable qualified or nonqualified retirement or pension plan of the Company or its Subsidiaries as may be amended from time to time which covers the Participant.

    "Performance-Based" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof.

    "Performance Period" means a period of time, established by the Committee at the time an Award is granted, during which corporate and/or individual performance is measured.

    "Performance Unit" means a unit of measurement equivalent to such amount or measure as defined by the Committee which may include, but is not limited to, dollars, market value shares, or book value shares.

    "Plan" means the Constellation Energy Corporation Long-Term Incentive Plan as set forth herein.

    "Plan Administrator" means, as set forth in Section 4, the Committee.

    "Reporting Person" means a Participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act.

    "Restricted Stock" means an Award granted under Section 7.

    "Retirement" means retirement on or after the "Normal Retirement Date" (as such term is defined in the Pension Plan or a Subsidiary's retirement or pension plan).

    "Service-Based" means that in determining the amount of a Restricted Stock Award payout, the Committee will take into account only the period of time that the Participant performed services for the Company or its Subsidiaries since the Date of Grant.

    "Stock" means the common stock, without par value, of the Company.

    "Stock Appreciation Right" means an Award granted under Section 10.

    "Subsidiary(ies)" means any corporation of which 20% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

    "Target Performance Award" means a targeted award of a specified number of Performance Units (or shares of Restricted Stock, as the context requires) which may be earned and payable (or, in the case of Restricted Stock, earned and with respect to which restrictions will lapse) based upon the performance objectives for a particular Performance Period, all as determined by the Committee. The Target Performance Award will be a factor in the Committee's ultimate determination of the Earned Performance Award.

    "Termination" means resignation or discharge from employment with the Company or any of its Subsidiaries except in the event of death, Disability, Retirement or Early Retirement.

    3.  EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL.

    A. EFFECTIVE DATE AND STOCKHOLDER APPROVAL. Subject to the approval of the Plan by a majority of the outstanding shares of common stock of Baltimore Gas and Electric Company voted in person or by proxy at a meeting of its stockholders and a majority vote of the common stock of Potomac Electric Power Company voted in person or by proxy at a meeting of its stockholders and conditioned on the merger of Baltimore Gas and Electric Company and Potomac Electric Power Company as agreed to in the Merger Agreement, the Plan will be effective as of the Effective Time.

    B. PERIOD FOR GRANTS OF AWARDS. Awards may be made as provided herein for a period of 10 years after the Effective Time.

    C.   TERMINATION.   The  Plan  will continue  in  effect until  all  matters
relating to the payment of outstanding Awards and administration of the Plan have been settled.

    4. PLAN ADMINISTRATION. The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated objective. Such determinations shall be final and not subject to further appeal.

    5. ELIGIBILITY. Each officer or key employee of the Company and its Subsidiaries (including officers or employees who are members of the Board, but excluding directors who are not officers or employees) may be designated by the Committee as a Participant, from time to time, with respect to one or more Awards. No officer or employee of the Company or its Subsidiaries shall have any right to be granted an Award under this Plan.

    6. GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED. The Committee may, from time to time, grant Awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section 14H, the aggregate number of shares of Stock subject to Awards under this Plan may not exceed five million five hundred thousand (5,500,000) shares; (ii) to the extent that an Award lapses or the rights of the Participant to whom it was granted terminate, any shares of Stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized and unissued Stock, Stock held in the treasury of the Company, or Stock purchased on the open market (including private purchases) in accordance with applicable securities laws.

    7.  RESTRICTED STOCK AWARDS.

    A. GRANTS OF RESTRICTED SHARES. One or more shares of Restricted Stock may be granted to any Eligible Employee. The Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Restricted Stock until the expiration of the restriction period.

    The Committee may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate, and will designate the grant as either a Service-Based or Performance-Based Award.

    Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock, and subject to the Committee's discretion, to receive the cash dividends distributable with respect to such shares, with such dividends treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

    B.  SERVICE-BASED AWARD.

        i. RESTRICTION PERIOD. At the time a Service-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee.

        ii. FORFEITURE OR PAYOUT OF AWARD. In the event a Participant ceases employment during a restriction period, a Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination - the Restricted Stock Award is completely forfeited; (b)
    Retirement, Disability or death - payout of the Restricted Stock Award is prorated for service during the period; or (c) Early Retirement - if at the Participant's request, the payout or forfeiture of the Restricted Stock Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Restricted Stock Award is prorated for service during the period; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

    Any shares of Restricted Stock which are forfeited will be transferred to the Company.

    Upon completion of the restriction period, all Award restrictions will expire and new certificates representing the Award will be issued (the payout) without the restrictive legend described in Section 7A.

    C.  PERFORMANCE-BASED AWARD.

        i. RESTRICTION PERIOD. At the time a Performance-Based Restricted Stock Award is granted, the Committee will establish a restriction period applicable to such Award which will be not less than one year and not more than ten years. Each Restricted Stock Award may have a different restriction period, at the discretion of the Committee. The Committee will also establish a Performance Period.

        ii. PERFORMANCE OBJECTIVES. The Committee will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of shares of Restricted Stock for each Target Performance Award that will be issued on the Date of Grant. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance-Based Restricted Stock Awards for which different Performance Periods are prescribed.

        If, during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee, which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

        iii. FORFEITURE OR PAYOUT OF AWARD. As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

    As soon as practicable after the later of (i) the date the Committee makes the above determination, or (ii) the completion of the restriction period, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in forfeiture of all or some shares of Restricted Stock (if Target Performance Award performance objectives were not attained), or the issuance of additional shares of Stock (if Target Performance Award performance objectives were exceeded), and will be based upon such factors as the Committee determines at its sole discretion, but including the Target Performance Award performance objectives.

    In the event a Participant ceases employment during a restriction period, the Restricted Stock Award is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (a) Termination -- the Restricted Stock Award is completely forfeited; (b) Retirement, Disability or death -- payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period; and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement -- if at the Participant's request, the payout or forfeiture of the Restricted Stock Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Restricted Stock Award is prorated taking into account factors including, but not limited to, service during the period and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

    Any shares of Restricted Stock which are forfeited will be transferred to the Company.

    With respect to shares of Restricted Stock for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 7A. New certificates will also be issued for additional Stock, if any, awarded to the Participant because Target Performance Award performance objectives were exceeded.

    D. WAIVER OF SECTION 83(B) ELECTION. Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

    8.  STOCK OPTIONS.

    A. GRANTS OF OPTIONS. One or more Options may be granted to any Eligible Employee on the Date of Grant without the payment of consideration by the Participant.

    B. STOCK OPTION AGREEMENT. Each Option granted under the Plan will be evidenced by a "Stock Option Agreement" between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant; provided, however, that each Incentive Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable, either in total or in part, with a partial exercise not affecting the exerciseability of the balance of the Option; (ii) every share of Stock purchased through the exercise of an Option will be paid for in full at the time of the exercise; (iii) each Option will cease to be exercisable, as to any share of Stock, at the earliest of (a) the Participant's purchase of the Stock to which the Option relates, (b) the Participant's exercise of a related Stock Appreciation Right, or (c) the lapse of the Option; (iv) Options will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative; and (v) notwithstanding any other provision, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Option to be immediately exercisable.

    C. OPTION PRICE. The Option price per share of Stock will be set by the grant, but will be not less than 100% of the Fair Market Value at the Date of Grant.

    D. FORM OF PAYMENT. At the time of the exercise of the Option, the Option price will be payable in cash or in other shares of Stock or in a combination of cash and other shares of Stock, in a form and manner as required by the Committee in its sole discretion. When Stock is used in full or partial payment of the Option price, it will be valued at the Fair Market Value on the date the Option is exercised.

    E. OTHER TERMS AND CONDITIONS. The Option will become exercisable in such manner and within such Option Period or Periods, not to exceed 10 years from its Date of Grant, as set forth in the Stock Option Agreement upon payment in full. Except as otherwise provided in this Plan or in the Stock Option Agreement, any Option may be exercised in whole or in part at any time.

    F. LAPSE OF OPTION. An Option will lapse upon the earlier of: (i) 10 years from the Date of Grant, or (ii) at the expiration of the Option Period set by the grant. If the Participant ceases employment within the Option Period and prior to the lapse of the Option, the Option will lapse as follows: (a) Termination -- the Option will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability -- the Option will lapse at the expiration of the Option Period set by the grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Option Period and prior to the lapse of the Option, the Option will lapse at the expiration of the Option Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Option or dies intestate, by the person(s) entitled to receive the Option under the applicable laws of descent and distribution.

    G. INDIVIDUAL LIMITATION. In the case of an Incentive Stock Option, the aggregate Fair Market Value of the Stock for which Incentive Stock Options (whether under this Plan or another arrangement) in any calendar year are first exercisable will not exceed $100,000 with respect to such calendar year (or such other individual limit as may be in effect under the Code on the Date of Grant) plus any unused portion of such limit as the Code may permit to be carried over.

    9.  PERFORMANCE UNITS.

    A.  PERFORMANCE UNITS.   One or more Performance Units  may be earned by  an
Eligible Employee based on the achievement of preestablished performance objectives during a Performance Period.

    B. PERFORMANCE PERIOD AND PERFORMANCE OBJECTIVES. The Committee will determine a Performance Period and will determine, no later than 90 days after the beginning of each Performance Period, the performance objectives for each Participant's Target Performance Award and the number of Performance Units subject to each Target Performance Award. Performance objectives may vary from Participant to Participant and will be based upon such performance criteria or combination of factors as the Committee deems appropriate, which may include, but not be limited to, the performance of the Participant, the Company, one or more Subsidiaries, or any combination thereof. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Units for which different Performance Periods are prescribed.

    If during the course of a Performance Period significant events occur as determined in the sole discretion of the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objective.

    C. FORFEITURE OR PAYOUT OF AWARD. As soon as practicable after the end of each Performance Period, the Committee will determine whether the performance objectives and other material terms of the Award were satisfied. The Committee's determination of all such matters will be final and conclusive.

    As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Earned Performance Award for each Participant. Such determination may result in an increase or decrease in the number of Performance Units payable based upon such Participant's Target Performance Award, and will be based upon such factors as the Committee determines in its sole discretion, but including the Target Performance Award performance objectives.

    In the event a Participant ceases employment during a Performance Period, the Performance Unit Award is subject to forfeiture or payout as follows: (a) Termination -- the Performance Unit Award is completely forfeited; (b) Retirement, Disability or death -- payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; or (c) Early Retirement -- if at the Participant's request, the payout or forfeiture of the Performance Unit Award is determined at the discretion of the Committee, or if at the Company's request, payout of the Performance Unit Award is prorated taking into account factors including, but not limited to, service and the performance of the Participant during the portion of the Performance Period before employment ceased; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification.

    D. FORM AND TIMING OF PAYMENT. Each Performance Unit is payable in cash or shares of Stock or in a combination of cash and Stock, as determined by the Committee in its sole discretion. Such payment will be made as soon as practicable after the Earned Performance Award is determined.

    10.  STOCK APPRECIATION RIGHTS.

    A. GRANTS OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted under the Plan in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

    B. RIGHT TO EXERCISE; EXERCISE PERIOD. A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable; both such Stock Appreciation Right and the Option to which it relates will not be exercisable during the six months following their respective Dates of Grant except in the event of the Participant's Disability or death. A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant. Notwithstanding such terms and conditions, in the event of a public tender for all or any portion of the Stock or in the event that any proposal to merge or consolidate the Company with another company is submitted to the stockholders of the Company for a vote, the Committee, in its sole discretion, may declare any previously granted Stock Appreciation Right immediately exercisable.

    C.   FAILURE TO EXERCISE.   If on the last day  of the Option Period, in the
case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

    D. PAYMENT. An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of
Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Option price, times the number of shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered, or (2) the excess of the Book Value of one share of Stock at the date of exercise over the Book Value of one share of Stock at the Date of Grant of the related Option, times the number of shares called for by the Stock Appreciation Right. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Stock or a combination thereof as described below) equal to either of the following amounts, determined in the sole discretion of the Committee at the Date of
Grant: (1) the excess of the Fair Market Value of one share of Stock at the date of exercise over the Fair Market Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right, or (2) the excess of the Book Value of one share of Stock at the date of exercise of the Stock Appreciation Right over the Book Value of one share of Stock at the Date of Grant of the Stock Appreciation Right, times the number of shares called for by the Stock Appreciation Right.

    The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Stock or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right, provided that (i) the Committee must consent to or disapprove such election and (ii) unless the Committee directs otherwise, the election and the exercise must be made during the period beginning on the 3rd business day following the date of public release of quarterly or year-end earnings and ending on the 12th business day following the date of public release of quarterly or year-end earnings. The value of the Stock to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Stock on the trading day preceding the date on which the Stock Appreciation Right is exercised. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

    E. NONTRANSFERABLE. A Stock Appreciation Right will not be transferable by the Participant except by Will or the laws of descent and distribution and will be exercisable during the Participant's lifetime only by the Participant or by the Participant's guardian or legal representative.

    F. LAPSE OF A STOCK APPRECIATION RIGHT. A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. If the Participant ceases employment within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse as follows: (a) Termination -- the Stock Appreciation Right will lapse on the effective date of the Termination; or (b) Retirement, Early Retirement, or Disability -- the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant; provided, however, that the Committee may modify the above if it determines in its sole discretion that special circumstances warrant such modification. If the Participant dies within the Exercise Period and prior to the lapse of the Stock Appreciation Right, the Stock Appreciation Right will lapse at the expiration of the Exercise Period set by the grant unless it is exercised before such time by the Participant's legal representative(s) or by the person(s) entitled to do so under the Participant's Will or, if the Participant fails to make testamentary disposition of the Stock Appreciation Right or dies intestate, by the person(s) entitled to receive the Stock Appreciation Right under the applicable laws of descent and distribution.

    11.  DIVIDEND EQUIVALENTS.

    A. GRANTS OF DIVIDEND EQUIVALENTS. Dividend Equivalents may be granted under the Plan in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, without consideration by the Participant. Dividend Equivalents may also be granted under the Plan in conjunction with Performance Units, at any time during the Performance Period, without consideration by the Participant. Dividend Equivalents will be granted under a Performance-Based Restricted Stock Award in conjunction with additional shares of Stock issued if Target Performance Award performance objectives are exceeded.

    B. PAYMENT. Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a share of Stock on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 11D. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee.

    C. NONTRANSFERABLE. A Dividend Equivalent will not be transferable by the Participant.

    D. LAPSE OF A DIVIDEND EQUIVALENT. Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant ceases employment) of the related Performance Units or Performance-Based Restricted Stock Award; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

    12.  ACCELERATED AWARD PAYOUT/EXERCISE.

    A. CHANGE IN CONTROL. Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 12B) with respect to any previously granted Award, upon the happening of a change in control.

    A change in control for purposes of this Section 12 means (i) the purchase or acquisition by any person, entity or group of persons (within the meaning of section 13(d)  or  14(d)  of  the Exchange  Act,  or  any  comparable  successor
provisions),   of  beneficial  ownership  (within  the  meaning  of  Rule  13d-3 promulgated under the Exchange Act) of 20 percent or more of either the outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding shares of voting securities entitled to a vote generally, or (ii) the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated entity's then outstanding securities, or (iii) a liquidation or dissolution of the Company or the sale of substantially all of its assets, or (iv) a change of more than one-half of the members of the Board within a 90-day period for reasons other than the death, disability, or retirement of such members.

    B. AMOUNT OF AWARD SUBJECT TO ACCELERATED PAYOUT/OPTION PERIOD/ EXERCISE PERIOD. The amount of a Participant's previously granted Award that will be paid or exercisable upon the happening of a change in control will be determined as follows:

    RESTRICTED STOCK AWARDS. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Restricted Stock that were issued on the Date of Grant, prorated based on the number of months of the restriction period that have elapsed as of the payout date. Also, with respect to Performance-Based Restricted Stock Awards, in determining the amount of the payout, maximum performance achievement will be assumed.

    STOCK OPTION AWARDS AND STOCK APPRECIATION RIGHTS. Any previously granted Stock Option Awards or Stock Appreciation Rights will be immediately exercisable.

    PERFORMANCE UNITS. The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Performance Units subject to the Target Performance Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that maximum performance was achieved.

    C. TIMING OF ACCELERATED PAYOUT/OPTION PERIOD/EXERCISE PERIOD. The accelerated payout set forth in Section 12B will be made within 30 days after the date of the change in control. The accelerated Option Period/Exercise Period set forth in Section 12B will begin on the date of the change in control. If the original Award provided for a payout in Stock, any accelerated payout set forth in Section 12B will be made in Stock.

    13. AMENDMENT OF PLAN. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without stockholder approval which materially increases the benefits accruing to Participants pursuant to the Plan, materially increases the number of securities which may be issued pursuant to the Plan (except as provided in Section 14H), extends the period for granting Options under the Plan or materially modifies the requirements as to eligibility for participation in the Plan; and (ii) no such action may be taken without the consent of the Participant to whom any Award was previously granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Committee may amend the Plan as desirable at the discretion of the Committee to address any issues concerning (i) Section 162(m) of the Code, or (ii) maintaining an exemption under Rule 16b-3 of the Exchange Act.

    14.  MISCELLANEOUS PROVISIONS.

    A. NONTRANSFERABILITY. No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute, and (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding.

    B. NO EMPLOYMENT RIGHT. Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

    C. TAX WITHHOLDING. The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary. Subject to compliance with any requirements of applicable law, the Committee may permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Stock satisfied through the payment of cash by the Participant to the Company or a Subsidiary, the retention by the Company or a Subsidiary of shares of Stock, or delivery of previously owned shares of the Participant's Stock, having a Fair Market Value equal to the withholding amount. A Reporting Person may elect to have a sufficient number of shares of Stock withheld to fulfill such withholding obligation (the "Withholding Election") only if the election complies with the following requirements: the Withholding Election is made (A) during the period beginning on the third business day following the date of release for publication of the quarterly or annual summary statements of the earnings of the Company or a Subsidiary and ending on the twelfth business day following such date, (B) six months before the Award becomes taxable or (C) during any other period in which a Withholding Election may be made under the provisions of Rule 16b-3 promulgated pursuant to the Exchange Act. Any fractional share of Common Stock required to satisfy such withholding obligations shall be disregarded and the amount due shall be paid in cash by the Participant.

    D. FRACTIONAL SHARES. Any fractional shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

    E. GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of Awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of Stock issued, delivered or paid in settlement under the Plan. If Stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

    F. INDEMNIFICATION. Each person who is or at any time serves as a member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

    G. RELIANCE ON REPORTS. Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

    H. CHANGES IN CAPITAL STRUCTURE. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the Stock, then appropriate adjustments shall be made in the shares of Stock theretofore awarded to the Participants and in the aggregate number of shares of Stock which may be awarded pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of Stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of Stock to which they relate.

    I. COMPANY SUCCESSORS. In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Stock will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

    J.   GOVERNING LAW.   All matters relating to the  Plan or to Awards granted
hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

    K. RELATIONSHIP TO OTHER BENEFITS. Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program.

    L. EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

    M. TITLES AND HEADINGS. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Article Seventh of the Company Articles and Article VI of the Company By-laws will provide that to the fullest extent permitted by applicable statutory or decisional law, as amended or interpreted, no director or officer of the Company will be personally liable to the Company or its shareholders for monetary damages.

    Under Section 2-418 of the MGCL, a Maryland corporation may indemnify any director who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding") by reason of the fact that he is a present or former director of the corporation and any person who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan ("Director"). Under Section 2-418(b)(1)(i) - (iii), a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity, unless it is established that: (i) the act or omission of the director was material to the matter giving rise to the proceeding and (1) was committed in bad faith; or (2) was the result of active and deliberate dishonesty; (ii) the director actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

    A Maryland corporation may not indemnify any Director in connection with a Proceeding by or in the right of the corporation if the Director has been adjudged to be liable to the corporation. A Director or officer who has been successful in the defense of any Proceeding described above shall be indemnified against reasonable expenses incurred in connection with the Proceeding. The corporation may not indemnify a Director in respect of any Proceeding charging improper personal benefits to the Director in which the Director was adjudged to be liable on the basis that personal benefit was improperly received. Notwithstanding the above provisions, a court of appropriate jurisdiction, upon application of the Director or officer, may order indemnification if it determines that in view of all the relevant circumstances, the Director or officer is fairly and reasonably entitled to indemnification; however, indemnification with respect to any Proceeding by or in the right of the corporation or in which liability was adjudged on the basis that personal benefit was improperly received shall be limited to expenses. A corporation may advance reasonable expenses to a Director under certain circumstances, including a written undertaking by or on behalf of such Director to repay the amount if it shall ultimately be determined that the standard of conduct necessary for indemnification by the corporation has not been met. A corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify Directors under the statute. The indemnification and advancement of expenses provided or authorized by this statute may not be deemed exclusive of any other rights, by indemnification or otherwise, to which a Director or officer may be entitled under the charter, by-laws, a resolution of shareholders or directors, an agreement or otherwise.

    Under Section 13.1-697 of the VSCA, a Virginia corporation may indemnify a Director who was, is, or is threatened to be made a party to any Proceeding if the Director acted in good faith and (i) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a Director in connection with (i) a Proceeding by or in the right of the corporation in which the
Director was found liable to the corporation or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received. Indemnification permitted under this section of the VSCA in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the Proceeding.

    Under Section 13.1-698, unless limited by its Articles of Incorporation, a corporation must indemnify against reasonable expenses a Director who entirely prevails in the defense of any Proceeding to which he was a party because he is or was a Director of the corporation.

    Under Section 13.1-700.1, a court of appropriate jurisdiction, upon the application of a Director, may order a corporation to advance or reimburse expenses or provide indemnification if the court determines that the Director is so entitled. With respect to a Proceeding by or in the right of the corporation, a court may order indemnification of the Director to the extent of his reasonable expenses even though he was adjudged liable to the corporation.

    Under Section 13.1-699, a corporation may advance reasonable expenses to a Director made a party to a Proceeding under certain circumstances, including the furnishing by the Director of (i) a written statement of his good faith belief that he has met the standard of conduct necessary to obtain indemnification and
(ii) a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard. Under Section 13.1-702, a corporation may indemnify an officer, employee or agent of a corporation to the same extent as a Director. Under Section 13.1-704, a corporation may provide indemnification in addition to that provided by statute if authorized by its Articles of Incorporation, a bylaw made by the shareholders, or any resolution adopted by the shareholders, except indemnification against willful misconduct or a knowing violation of the criminal law.

    Pursuant to Section 7.5 of the Merger Agreement, the parties thereto have agreed that the Company will, to the fullest extent not prohibited by applicable law, indemnify, defend and hold harmless the present and former directors, officers and employees of each of the parties thereto and their respective subsidiaries against (i) all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, costs, liabilities, judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation (a) based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of such party or any subsidiary thereof, and (b) pertaining to any matter existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, and (ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby.

    Further, the parties to the Merger Agreement have also agreed that for a period of six years after the Effective Time, the Company will cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by BGE and PEPCO; PROVIDED that the Company may substitute therefor policies of at least the same coverage containing terms that are no less advantageous with respect to matters occurring prior to the Effective Time to the extent such liability insurance can be maintained annually at a cost to the Company not greater than 200% of the current aggregate annual premiums for the policies currently maintained by BGE and PEPCO for their directors' and officers' liability insurance; PROVIDED, FURTHER, that if such insurance cannot be so maintained or obtained at such cost, the Company will maintain or obtain as much of such insurance for each of BGE and PEPCO as can be so maintained or obtained at a cost equal to 200% of the respective current annual premiums of each of BGE and PEPCO for their directors' and officers' liability insurance.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    The following exhibits are filed with or incorporated by reference in this Registration Statement.


EXHIBIT
NUMBER
---------
(2)-1      Agreement and Plan of Merger by and among Baltimore Gas and Electric Company ("BGE"), Potomac Electric
            Power Company ("PEPCO") and Constellation Energy Corporation, formerly named RH Acquisition Corp. (the
            "Company"), dated as of September 22, 1995 (Exhibit A to the Joint Proxy Statement/Prospectus contained in this Registration Statement (the "Joint Proxy Statement/Prospectus")).*
(2)-2      BGE Stock Option Agreement by and between BGE and PEPCO, dated as of September 22, 1995 (Exhibit B1 to the Joint Proxy Statement/Prospectus).*
(2)-3      PEPCO Stock Option Agreement by and between BGE and PEPCO, dated as of September 22, 1995 (Exhibit B2 to the Joint Proxy Statement/Prospectus).*
(3)-1      Form of Amended and Restated Articles of Incorporation of the Company (Exhibit E to the Joint Proxy
            Statement/Prospectus).*
(3)-2      Form of By-laws of the Company (Exhibit F to the Joint Proxy Statement/Prospectus).*
(4)        Reference is made to Articles NINTH, TENTH and ELEVENTH of the Amended and Restated Articles of
            Incorporation of the Company (Exhibit E to the Joint Proxy Statement/Prospectus).*
(5)-1      Opinion of David A. Brune, General Counsel of BGE, as to the legality of the shares of Company Common
            Stock, Company Preferred Stock and Company Preference Stock being registered.++
(5)-2      Opinion of Piper & Marbury as to the legality of the shares of Company Common Stock, Company Preferred
            Stock and Company Preference Stock being registered.++
(8)-1      Opinion of Winthrop, Stimson, Putnam & Roberts as to tax matters.+
(8)-2      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to tax matters.+
(10)-1     Employment Agreement of Edward F. Mitchell (Exhibit C1 to the Joint Proxy Statement/ Prospectus,
            previously filed as Exhibit (10)-2 to the Registration Statement filed December 7, 1995).*
(10)-2     Employment Agreement of Christian H. Poindexter (Exhibit C2 to the Joint Proxy Statement/Prospectus,
            previously filed as Exhibit (10)-1 to the Registration Statement filed December 7, 1995).*
(10)-3     Employment Agreement of Edward A. Crooke (Exhibit C3 to the Joint Proxy Statement/ Prospectus,
            previously filed as Exhibit (10)-4 to the Registration Statement filed December 7, 1995).*
(10)-4     Employment Agreement of John M. Derrick, Jr. (Exhibit C4 to the Joint Proxy Statement/Prospectus,
            previously filed as Exhibit (10)-3 to the Registration Statement filed December 7, 1995).*
(10)-5     Company Long-Term Incentive Plan (Exhibit H to the Joint Proxy Statement/ Prospectus).*
(12)-1     BGE Statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred and preference stock dividends combined.++
(12)-2     PEPCO Statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends combined.++
(12)-3     Company Statement of computation of pro forma ratios of earnings to fixed charges and pro forma ratios of earnings to fixed charges and preferred and preference stock dividends combined.++
(15)       Letter re unaudited interim financial information.

(23)-1     Consent of Coopers & Lybrand, L.L.P., independent accountants for BGE (included in the Joint Proxy
            Statement/Prospectus contained in the Registration Statement).*
(23)-2     Consent of Price Waterhouse LLP, independent accountants for PEPCO.
(23)-3     Consent of David A. Brune, Esq. (contained in his opinion filed as Exhibit (5)-1).++
(23)-4     Consent of Piper & Marbury (contained in their opinion filed as Exhibit (5)-2).++
(23)-5     Consent of Winthrop, Stimson, Putnam & Roberts (contained in their opinion filed as Exhibit (8)-1).+
(23)-6     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in their opinion filed as Exhibit (8)-2).+
(99)-1     Form of proxy materials to be used in connection with the Special Meeting of Shareholders of BGE.++
(99)-2     Form of proxy materials to be used in connection with the Special Meeting of Shareholders of PEPCO.*
(99)-3     Consent of Edward F. Mitchell (previously filed as Exhibit (99)-4 to the Registration Statement filed
            December 7, 1995).*
(99)-4     Consent of Christian H. Poindexter (previously filed as Exhibit (99)-3 to the Registration Statement filed December 7, 1995).*
(99)-5     Consent of Edward A. Crooke (previously filed as Exhibit (99)-6 to the Registration Statement filed
            December 7, 1995).*
(99)-6     Consent of John M. Derrick, Jr. (previously filed as Exhibit (99)-5 to the Registration Statement filed
            December 7, 1995).*


------------------------
* Previously filed as an exhibit to the Registration Statement filed December 7, 1995

+ Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed January 26, 1996


++ Previously filed as an exhibit to Amendment No. 2 to the Registration Statement filed February 6, 1996


ITEM 22.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes as follows:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 20 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on February 9, 1996.


                                          CONSTELLATION ENERGY CORPORATION

                                          By: ______/s/ CHARLES W. SHIVERY______
                                              Charles W. Shivery,
                                             CHAIRMAN OF THE BOARD AND
                                               CHIEF EXECUTIVE OFFICER

                            ------------------------

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
registration statement has been signed by the following persons in the capacities and on the date indicated.*

                              SIGNATURE AND TITLE

________/s/ CHARLES W. SHIVERY________
Charles W. Shivery,
CHAIRMAN OF THE BOARD AND
  CHIEF EXECUTIVE OFFICER
  (DIRECTOR AND PRINCIPAL EXECUTIVE
OFFICER)

_________/s/ DENNIS R. WRAASE_________
Dennis R. Wraase,
PRESIDENT AND TREASURER
  (DIRECTOR AND PRINCIPAL FINANCIAL
  AND ACCOUNTING OFFICER)

__________/s/ DAVID A. BRUNE__________
David A. Brune,
DIRECTOR

------------------------

*Each of the above signatures is affixed as of February 9, 1996.

                        CONSTELLATION ENERGY CORPORATION
                                 EXHIBIT INDEX
                       REGISTRATION STATEMENT ON FORM S-4

    The following exhibits are filed with this Registration Statement.


EXHIBIT
NUMBER
---------
(2)-1      Agreement and Plan of Merger by and among Baltimore Gas and Electric Company ("BGE"), Potomac Electric
            Power Company ("PEPCO") and Constellation Energy Corporation, formerly named RH Acquisition Corp. (the
            "Company"), dated as of September 22, 1995 (Exhibit A to the Joint Proxy Statement/Prospectus contained in this Registration Statement (the "Joint Proxy Statement/Prospectus")).*

(2)-2      BGE Stock Option Agreement by and between BGE and PEPCO, dated as of September 22, 1995 (Exhibit B1 to the Joint Proxy Statement/Prospectus).*

(2)-3      PEPCO Stock Option Agreement by and between BGE and PEPCO, dated as of September 22, 1995 (Exhibit B2 to the Joint Proxy Statement/Prospectus).*

(3)-1      Form of Amended and Restated Articles of Incorporation of the Company (Exhibit E to the Joint Proxy
            Statement/Prospectus).*

(3)-2      Form of Bylaws of the Company (Exhibit F to the Joint Proxy Statement/Prospectus).*

(4)        Reference is made to Articles NINTH, TENTH and ELEVENTH of the Amended and Restated Articles of
            Incorporation of the Company (Exhibit E to the Joint Proxy Statement/Prospectus).*

(5)-1      Opinion of David A. Brune, General Counsel of BGE, as to the legality of the shares of Company Common
            Stock, Company Preferred Stock and Company Preference Stock being registered.++

(5)-2      Opinion of Piper & Marbury as to the legality of the shares of Company Common Stock, Company Preferred
            Stock and Company Preference Stock being registered.++

(8)-1      Opinion of Winthrop, Stimson, Putnam & Roberts as to tax matters.+

(8)-2      Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. as to tax matters.+

(10)-1     Employment Agreement of Edward F. Mitchell (Exhibit C1 to the Joint Proxy Statement/ Prospectus,
            previously filed as Exhibit (10)-2 to the Registration Statement filed December 7, 1995).*

(10)-2     Employment Agreement of Christian H. Poindexter (Exhibit C2 to the Joint Proxy Statement/Prospectus,
            previously filed as Exhibit (10)-1 to the Registration Statement filed December 7, 1995.*

(10)-3     Employment Agreement of Edward A. Crooke (Exhibit C3 to the Joint Proxy Statement/ Prospectus,
            previously filed as Exhibit (10)-4 to the Registration Statement filed December 7, 1995).*

(10)-4     Employment Agreement of John M. Derrick, Jr. (Exhibit C4 to the Joint Proxy Statement/Prospectus,
            previously filed as Exhibit (10)-3 to the Registration Statement filed December 7, 1995).*

(10)-5     Company Long-Term Incentive Plan (Exhibit H to the Joint Proxy Statement/ Prospectus).*

(12)-1     BGE Statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred and preference stock dividends combined.++

(12)-2     PEPCO Statement of computation of ratios of earnings to fixed charges and ratios of earnings to fixed charges and preferred stock dividends combined.++

(12)-3     Company Statement of computation of pro forma ratios of earnings to fixed charges and pro forma ratios of earnings to fixed charges and preferred and preference stock dividends combined.++

(15)       Letter re unaudited interim financial information.

(23)-1     Consent of Coopers & Lybrand, L.L.P., independent accountants for BGE (included in the Joint Proxy
            Statement/Prospectus contained in the Registration Statement).*

(23)-2     Consent of Price Waterhouse LLP, independent accountants for PEPCO.

(23)-3     Consent of David A. Brune, Esq. (contained in his opinion filed as Exhibit (5)-1).++

(23)-4     Consent of Piper & Marbury (contained in their opinion filed as Exhibit (5)-2).++

(23)-5     Consent of Winthrop, Stimson, Putnam & Roberts (contained in their opinion filed as Exhibit (8)-1).+

(23)-6     Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P. (contained in their opinion filed as Exhibit (8)-2).+

(99)-1     Form of proxy materials to be used in connection with the Special Meeting of Shareholders of BGE.++

(99)-2     Form of proxy materials to be used in connection with the Special Meeting of Shareholders of PEPCO.*

(99)-3     Consent of Edward F. Mitchell (previously filed as Exhibit (99)-4 to the Registration Statement filed
            December 7, 1995).*

(99)-4     Consent of Christian H. Poindexter (previously filed as Exhibit (99)-3 to the Registration Statement filed December 7, 1995).*

(99)-5     Consent of Edward A. Crooke (previously filed as Exhibit (99)-6 to the Registration Statement filed
            December 7, 1995).*

(99)-6     Consent of John M. Derrick, Jr. (previously filed as Exhibit (99)-5 to the Registration Statement filed
            December 7, 1995).*


------------------------
* Previously filed as an exhibit to the Registration Statement filed December 7, 1995

+ Previously filed as an exhibit to Amendment No. 1 to the Registration Statement filed January 26, 1996

++ Previously filed as an exhibit to Amendment No. 2 to the Registration Statement filed February 6, 1996